Exhibit 10.1

PURCHASE AND SALE AGREEMENT

AMONG

BOEING CAPITAL CORPORATION,

BCC EQUIPMENT LEASING CORPORATION,

MCDONNELL DOUGLAS OVERSEAS FINANCE CORPORATION,

BOEING CAPITAL LOAN CORPORATION

AND

GENERAL ELECTRIC CAPITAL CORPORATION

Dated as of May 24, 2004

TABLE OF CONTENTS

SECTION 1 PURCHASE AND SALE OF ASSETS

1.1	Purchase and Sale of Assets.

1.2	Assumption of Liabilities.

1.3	Purchase Price.

1.4	Allocation of Purchase Price.

1.5	Taxes.

1.6	Purchase Price Adjustment.

1.7	Post Closing Payments Received by Sellers

1.8	[Intentionally Omitted].

1.9	Additional Purchase Price Adjustment

1.10	Dispute Resolution — Applicable NAV, Losses/Gains, etc.

SECTION 2 CLOSING

2.1	Closing Date

2.2	Buyer’s Closing Date Deliveries.

2.3	Sellers’ Closing Date Deliveries.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1	General Representations and Warranties.

3.2	Representations and Warranties with Respect to Specified Portfolio Assets.

3.3	Representations and Warranties with respect to Equity Assets.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF BUYER

4.1	Organization of Buyer

4.2	Authority of Buyer

i

4.3	No Violation of Law and Agreements

4.4	No Litigation or Regulatory Action.

4.5	No Brokers

4.6	Financial Ability

4.7	Accredited Investor

SECTION 5 ACTION PRIOR TO EACH CLOSING DATE

5.1	Access to Information

5.2	Consents of Third Parties; Governmental Approvals.

5.3	Operations Prior to each Closing Date

5.4	[Intentionally Omitted]

5.5	Confidentiality

SECTION 6 ADDITIONAL AGREEMENTS

6.1	Use of Names.

6.2	Employees; Employee Benefits.

6.3	Insurance

6.4	Federal Mogul Schedule

6.5	Unapplied Cash

6.6	Insurance Matters

6.7	[Intentionally Omitted]

6.8	[Intentionally Omitted].

6.9	Sellers’ Covenant

6.10	Buyer’s Covenant

SECTION 7 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

7.1	Conditions to the Initial Closing

7.2	Conditions to each Subsequent Closing

7.3	Conditions to Transfer of each Asset

7.4	Conditions Relating to Material Adverse Effect.

SECTION 8 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

8.1	Conditions to the Initial Closing

8.2	Conditions to each Subsequent Closing

8.3	Conditions to Transfer of Each Asset

SECTION 9 INDEMNIFICATION

SECTION 10 SPECIAL WARRANTY

SECTION 11 TERMINATION

11.1	Termination.

SECTION 12 GENERAL PROVISIONS

12.1	Survival of Covenants, Representations and Warranties

12.2	No Public Announcement

12.3	Notices

12.4	Successors and Assigns

12.5	Records after Closing.

12.6	Entire Agreement

12.7	Interpretation.

12.8	Amendments and Waivers

12.9	No Agency, Joint Venture or Partnership

12.10	Expenses

12.11	Partial Invalidity

12.12	Execution in Counterparts; Facsimile

12.13	Governing Law

12.14	Jurisdiction

12.15	Attorneys’ Fees

12.16	Time of Essence

12.17	Disclaimer of Warranties

12.18	References to U.S. Dollars

12.19	Further Assurances.

12.20	No Rescission

12.21	Dispute Resolution — Generally

SECTION 13 DEFINITIONS

13.1	Definitions

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT, dated as of May 24, 2004, among Boeing Capital Corporation, a Delaware corporation (“Boeing Capital”) and each of the other sellers listed on Schedule 1.1 hereto (each a “Seller” and collectively, “Sellers”) and General Electric Capital Corporation, a Delaware corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Sellers are engaged in the commercial lending and leasing business (sometimes referred to as the CFS business) pursuant to which Sellers have provided various leases and secured and unsecured credit facilities, including loans, leases intended as security and other types of commercial finance facilities to various borrowers, lessees and other obligors in the form of the Portfolio Assets (the “Business”).  For the avoidance of doubt, the Business does not include the commercial aircraft financing business or the space and defense financing business of Boeing Capital or any of the other Sellers or their Affiliates; and

WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Assets (and excluding the Excluded Assets), and Buyer is willing to assume the Assumed Liabilities (each as hereinafter defined), all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, it is hereby agreed among Buyer and Sellers as follows (certain initially capitalized terms used herein are defined in Section 13):

SECTION 1

PURCHASE AND SALE OF ASSETS

1.1           Purchase and Sale of Assets.

(a)           Upon the terms and subject to the conditions of this Agreement, on the Closing Dates, Buyer shall purchase from Sellers, and Sellers shall irrevocably sell, convey, transfer, assign and deliver to Buyer, all right, title and interest of Sellers in and to all of the following (the “Assets”):

(i)            Subject to Section 5.2(d), the Specified Portfolio Assets;

(ii)           The tangible personal property located at the Facilities and set forth on Schedule 1.1(a)(ii) (the “Equipment”);

(iii)          All Contracts related solely to the Business set forth on Schedule 1.1(a)(iii) (the “Assigned Contracts”);

(iv)          All Tax refunds related to the Business that are not Excluded Assets;

(v)           All rights, claims, credits, causes of action or rights of set-off of Sellers against third parties relating to the Specified Portfolio Assets (subject to Section 5.2(d)), including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Sellers affecting any of the Specified Portfolio Assets (subject to Section 5.2(d)) (except, in any event, any such rights, claims, credits, or causes of action or rights of set-off relating to Excluded Liabilities);

(vi)          The assets set forth on Schedule 1.1(a)(vi) (the “Other Assets”);

(vii)         All Retention Agreements for the Transferred Employees; and

(viii)        All goodwill associated with the Business.

(b)           Notwithstanding anything to the contrary herein, Sellers shall not sell, contribute, convey, assign, or transfer to Buyer, and Buyer shall not acquire or have any rights to acquire, any assets (the “Excluded Assets”) other than those specifically set forth in Section 1.1(a).  Without limiting the generality of the foregoing, the following shall constitute Excluded Assets:

(i)            All cash, cash equivalents and securities (other than Equity Assets) owned by Sellers, including all utility, security and other deposits;

(ii)           All notes, drafts and accounts receivable or other obligations for the payment of money (other than Specified Financing and Lease Assets included as part of the Specified Portfolio Assets in Section 1.1(a)(i)), including the Excluded Financing and Lease Assets;

(iii)          All bank and other depository accounts and safe deposit boxes of Sellers;

(iv)          All refunds of (A) Income Taxes imposed on any Seller, (B) other Taxes relating to any period or portion thereof ending on or prior to the applicable Closing Date for which the lessee with respect to any Portfolio Asset does not have the responsibility on the applicable Closing Date to indemnify the applicable Seller, (C) Taxes that are not Assumed Liabilities and (D) sales, use, real estate transfer, transfer and similar Taxes imposed in connection with the transactions contemplated by this Agreement (and any such refunds received by Buyer shall be promptly paid over by Buyer to Sellers);

(v)           All insurance policies of Sellers relating to the Business (other than those which constitute Purchased Portfolio Assets), any refunds paid or payable in connection with the cancellation or discontinuance of any such insurance policies and any claims made with respect to such insurance policies;

(vi)          [intentionally omitted];

(vii)         Except with respect to the Equity Assets, all internal corporate books and records, personnel records (except with respect to the Transferred Employees so long as Buyer obtains an appropriate waiver), corporate charter, taxpayer and other identification numbers, records, seals, minute books, stock transfer books used, and all other assets solely used, in connection with the corporate functions of Sellers;

(viii)        All Portfolio Property related to the Excluded Financing and Lease Assets (other than to the extent any such Portfolio Property is subject to a Specified Financing and Lease Agreement (whether as On-Lease Equipment or Collateral));

(ix)           All rights of Sellers under this Agreement, the Seller Transaction Documents and the Purchase Price;

(x)            All assets of Sellers related to all Benefit Plans, except as set forth in Section 6.2(g);

(xi)           Any domain names used in the Business;

(xii)          The Marks;

(xiii)         All Governmental Permits;

(xiv)        All Real Estate Leases; and

(xv)         The assets set forth on Schedule 1.1(b)(xv).

(c)           In addition to the Excluded Assets described in subsection (b) above, for the avoidance of doubt, the Excluded Assets shall also include all assets of the commercial aircraft and space and defense financing businesses of Sellers and their Affiliates.

1.2           Assumption of Liabilities.

(a)           Upon the terms and subject to the conditions set forth herein, at the relevant Closing or when a Business employee becomes a Transferred Employee, Buyer shall assume from Sellers (and thereafter pay, perform, discharge or otherwise satisfy in accordance with their respective terms), and Sellers shall irrevocably convey, transfer and assign to Buyer, the Assumed Liabilities (as defined below) that correspond to Assets conveyed as of that date or to employees who become Transferred Employees as of that date.  Buyer shall not assume at the Initial Closing any of the Assumed Liabilities that relate to any of the Specified Portfolio Assets to be transferred at a Subsequent Closing, in which case Buyer shall assume such Assumed Liabilities from Sellers and thereafter pay, perform, discharge or otherwise satisfy in accordance with their respective terms, and Sellers shall irrevocably convey, transfer and assign to Buyer, the Assumed Liabilities that relate solely to the Purchased Portfolio Assets transferred at such Subsequent Closing, in each case as of the date of such Subsequent Closing.

(b)           For all purposes of and under this Agreement, the term “Assumed Liabilities” shall mean, refer to and include only the following Liabilities of Sellers and excluding the Excluded Liabilities:

(i)            Liabilities arising under (A) the Purchased Portfolio Assets and (B) the Specified Financing and Lease Assets and Equity Assets equitably assigned to Buyer pursuant to Section 5.2(d) after the applicable Closing Date on which a Purchased Portfolio Asset is transferred to Buyer or a Specified Financing and Lease Asset and Equity Asset is equitably assigned to Buyer (excluding Liabilities arising out of defaults or breaches occurring prior to the Closing Date on which any such Purchased Portfolio Asset is transferred to Buyer or any such Specified Financing and Lease Asset and Equity Asset is equitably assigned to Buyer);

(ii)           Liabilities relating to the Transferred Employees to the extent required by Section 6.2;

(iii)          Liabilities arising under the Retention Agreements for the Transferred Employees to the extent arising after the applicable Closing Date on which a Retention Agreement is transferred to Buyer (excluding Liabilities arising out of defaults or breaches occurring prior to the Closing Date on which any such Retention Agreement is transferred to Buyer);

(iv)          Liabilities arising under the Assigned Contracts to the extent arising after the applicable Closing Date on which an Assigned Contract is transferred to Buyer (excluding Liabilities arising out of Sellers’ defaults or breaches occurring prior to the Closing Date on which any such Assigned Contract is transferred to Buyer); and

(v)           Liabilities arising under any advance rents, deposits, maintenance reserves or other payments or deposits of any Obligor under (A) the Purchased Portfolio Assets and (B) the Specified Financing and Lease Assets and Equity Assets equitably assigned to Buyer pursuant to Section 5.2(d), as set forth on Schedule 1.2(b)(v) in the amounts set forth in the Final Closing Book Value of the Assets Statement.

(c)           Other than the Assumed Liabilities, Buyer shall not assume, and the term “Assumed Liabilities” shall not mean, refer to or include any other Liabilities of any Seller, including but not limited to the following:

(i)            Liabilities for Income Taxes of Sellers or any sales, use, real estate transfer, transfer or similar Tax imposed in connection with the transactions contemplated by this Agreement;

(ii)           Liabilities of Sellers in respect of transaction costs payable by it pursuant to Section 12.10 hereof;

(iii)          Liabilities of Sellers related to all Benefit Plans, except as set forth in Section 6.2;

(iv)          Liabilities of Sellers arising or occurring (or related to or arising out of events occurring) prior to an applicable Closing whether with respect to the Financing and Lease Assets or Business Agreements transferred at such Closing;

(v)           Liabilities of Sellers to an Affiliate of any Seller (other than in such Affiliate’s capacity as an Obligor); and

(vi)          Liabilities relating to the Excluded Assets, including any advance rents or other payments or deposits of any Obligor thereunder and any liabilities arising under or in respect of any such Excluded Assets.

1.3           Purchase Price.

(a)           Buyer shall pay Sellers, and Sellers shall accept, together with the assumption of the Assumed Liabilities provided in and pursuant to Section 1.2:

(x)            at the Initial Closing, an amount equal to the result of:

(a)           the aggregate of:

(i)            the Purchase Premium and

(ii)           the Estimated Adjusted Book Value of the Assets, minus

(b)           the aggregate of the 4/30/04 NAV of the Deferred Assets.

(y)           on each Subsequent Closing Date, including the Final Closing Date, the result of (without duplication for any amounts previously paid to Sellers by Buyer at the Initial Closing or any prior Subsequent Closing):

(a)           the aggregate of the Deferred Asset Transfer Price for each Deferred Asset transferred to Buyer at such Subsequent Closing, plus

(b)           an amount equal to the interest, at the Applicable Interest Rate, for the period extending from the Initial Closing Date until such Subsequent Closing Date, on the 4/30/04 NAV amount attributable to each such Deferred Asset being transferred and sold at such Subsequent Closing.

(b)           For purposes of the foregoing, a Specified Financing and Lease Asset or Equity Asset shall be deemed to be “transferred” on a Closing Date if such Specified Financing and Lease Asset or Equity Asset is equitably assigned to Buyer on such Closing Date pursuant to Section 5.2(d).  The Deferred Asset Premium Deposits paid to Sellers at the Initial Closing as part of the Purchase Premium shall be held by Sellers as deposits until such time as the applicable Deferred Asset is transferred to Buyer as provided below.  The Purchase Price is inclusive of, and out of the Purchase Price Sellers shall pay or hold Buyer harmless from and against, all sales, use, real estate transfer, documentary transfer and similar Taxes imposed solely by reason of the sale and purchase of Assets hereunder (and any refund thereof shall be for the benefit of Sellers and promptly paid over to Sellers by Buyer if received by Buyer).  The 4/30/04 NAV of each of the Specified Financing and Lease Assets and Equity Assets (other than those interests subject to the Option Agreement) designated on an IER-by-IER basis is set forth on Schedule 1.3 and the 4/30/04 NAV of the Assets Held for Sale or Lease is set forth on Schedule 1.1(a)(i).  All amounts payable hereunder shall be paid by means of a wire transfer of immediately available U.S. funds to one or more accounts designated by the recipient thereof in writing, to the payor.  The Deferred Asset Premium Deposit with respect to a transferred Deferred Asset shall be deemed released and paid to Sellers upon the date of transfer of the corresponding Deferred Assets.  Upon sale and transfer of any Deferred Asset at a Subsequent Closing, Sellers shall pay to Buyer at such Subsequent Closing all amounts received by Sellers since the Initial Closing Date with respect to the Deferred Assets being transferred at such Subsequent Closing, plus interest at the Applicable Interest Rate on such amounts from the date of receipt by Sellers through such Subsequent Closing.

1.4           Allocation of Purchase Price.

(a)           The Purchase Price, the Seller Section 467 Loan Balances and the amount of any Assumed Liabilities that are liabilities for Income Tax purposes, shall be allocated among the Purchased Portfolio Assets, any Lessee Section 467 Loan Balances and the assets purchased pursuant to Section 1.1(a)(ii)-(viii) as set forth on Schedule 1.4 (the “Allocation Schedule”) taking into account the requirements of Section 1.4(b) and consistent with the treatment by Sellers on their books and records of Purchased Portfolio Assets as true leases or as interests in partnerships for federal income tax purposes.  In addition, Schedule 1.4 shall provide in a manner which is consistent with the allocation set forth in the first sentence above (a) the portion of the Base Purchase Price allocable to each of the Specified Portfolio Assets plus (b) the portion, if any, of the Purchase Premium allocable to each such Specified Portfolio Asset.  The allocation on the Allocation Schedule shall be adjusted to reflect any adjustments to the Purchase Price.  Except as required by applicable Law, Buyer and Sellers shall prepare and file all federal, state, local and foreign Tax Returns in accordance with the Allocation Schedule (with appropriate changes, if necessary, in the case of Tax Returns other than United States federal income Tax Returns) and the treatment by Sellers on their books and records of Purchased Portfolio Assets as true leases or as interests in partnerships for federal income tax purposes.  Buyer and Sellers shall each timely file a Form 8594 (and any required amendments thereto) with the IRS in accordance with the requirements of Section 1060 of the Code.

(b)           Sellers and Buyer agree that, with respect to the Purchased Portfolio Assets, each will treat any Section 467 Loan Balance in the following manner for federal income tax and relevant state income tax purposes:

(i)            Sellers will be treated as having sold the Purchased Portfolio Assets and any Lessee Section 467 Loan Balances to Buyer for the Purchase Price and Buyer’s assumption of the Assumed Liabilities and any Seller Section 467 Loan Balances;

(ii)           Buyer will be entitled to Tax basis in any Lessee Section 467 Loan Balances in an amount equal to the amount of such Lessee Section 467 Loan Balances, and Buyer’s Tax basis in the related Purchased Portfolio Asset will be reduced by such amount; and

(iii)          Buyer will be entitled to additional Tax basis in the related Purchased Portfolio Asset to reflect its assumption of any Seller Section 467 Loan Balances.

(c)           Each of the parties covenants that it shall act, and shall cause any Affiliate to act, in a manner consistent with the express requirements of the foregoing provisions of this Section 1.4.

1.5           Taxes.

(a)           Ad Valorem Taxes.  All state, county and local ad valorem taxes on personal property, including the Portfolio Assets, shall be apportioned between Buyer and Sellers as of 11:59 p.m. on each Closing Date, computed on the basis of the fiscal year for which the same are levied, without taking into account any increases as a result of the transactions contemplated hereunder or post-Closing increases and payment of such Taxes shall be made as follows:

(i)            Sellers shall pay all state, county and local ad valorem taxes on personal property, including the Portfolio Assets, that are assessed to Sellers.  To the extent such Taxes are apportioned to Buyer under this Section 1.5(a) and are not permitted or required to be billed to the applicable lessee Obligor for reimbursement pursuant to the applicable Lease Contract, Buyer shall reimburse the applicable Seller therefor within 10 days after request by such Seller.  Sellers shall be permitted to bill the applicable lessee Obligor for reimbursement of any such Taxes assessed to Sellers if reimbursement is permitted or required pursuant to the applicable Lease Contract, whether or not the period of assessment ends before the applicable Closing Date.  Buyer shall cooperate with Sellers in effectuating such billings to any such lessee Obligor.  If such a lessee Obligor fails to pay any such Taxes apportioned to Buyer under this Section 1.5(a) within 90 days after such billing, Buyer shall reimburse the applicable Seller such Taxes so apportioned to Buyer within 10 days after request by such Seller.

(ii)           Buyer shall pay all state, county and local ad valorem taxes on personal property, including the Portfolio Assets, that are assessed to Buyer (and in this connection Buyer shall take commercially reasonable steps to notify the relevant state, county and local ad valorem tax authorities of the sale of Assets pursuant to this Agreement and arrange for assessments to be made to Buyer as soon as commercially reasonably possible after the applicable Closing Date).  To the extent such Taxes are apportioned to Seller under this Section 1.5(a) and are not permitted or required to be billed to the applicable lessee Obligor for reimbursement pursuant to the applicable Lease Contract, Sellers shall reimburse Buyer therefor within 10 days after request by Buyer.

(b)           Sales Taxes on Accrued But Unpaid Rent.  All state, county and local sales and use Taxes (other than sales and use taxes imposed solely by reason of the sale and purchase of Assets hereunder) shall be apportioned between Buyer and Sellers as of 11:59 p.m. on the applicable Closing Date, based on whether the sale or use giving rise to such sales or use Tax occurred before or after such time; provided, however, any such sales and use Taxes imposed on an amount included as an asset in the calculation of Closing Book Value of the Assets shall be paid by Buyer.

(c)           Cooperation on Certain Tax Matters.  Buyer and Sellers shall cooperate in minimizing Taxes and in preparing, executing and filing use, sales, real estate, transfer and similar Tax Returns relating to the purchase and sale of the Assets.  Such Tax Returns shall be prepared in a manner that is consistent with the Allocation Schedule.  Buyer agrees to furnish Sellers with such documents and certificates as Sellers may reasonably request in connection with any claims for exemption from the payment of any use, sales, real estate, transfer and similar Taxes.

(d)           To the extent Buyer or any Seller receive a refund of Taxes (A) related to periods on or prior to the applicable Closing Date and (B) related to Taxes for which a lessee Obligor has indemnified Buyer or any Seller, then the recipient of such refund shall return to the lessee Obligor the amount of such refund which is properly attributable to the Taxes indemnified by the lessee Obligor.

1.6           Purchase Price Adjustment.

(a)           Within sixty (60) calendar days after the Final Closing Date, Buyer shall prepare and deliver to Sellers a statement setting forth, as of 11:59 p.m. PDT on the Initial Closing Date, (i) the Applicable NAV Statement with respect to each of the Specified Financing and Lease Assets, Equity Assets and Assets Held for Sale or Lease, (ii) the calculation of the Adjusted Book Value of the Assets with respect to the Specified Financing and Lease Assets, Equity Assets, Assets Held for Sale or Lease and the Book Value of the Assumed Liabilities, in each case with respect to clauses (i) and (ii), only with respect to those assets that were transferred (including equitable assignment pursuant to Section 5.2(d)) to Buyer on or before the Final Closing Date and (iii) the amount of any cash that has not been reconciled or applied as of the date that the Draft Closing Book Value of the Assets Statement is delivered pursuant hereto (the “Unapplied Cash”) (such statement, the “Draft Closing Book Value of the Assets Statement”).  The Draft Closing Book Value of the Assets Statement shall also include a statement of the Applicable NAV as of 11:59 p.m.  PDT on the Initial Closing Date of the Opt-out Assets and those Equity Assets and other interests subject to the Option Agreement.  Sellers shall cooperate with Buyer in connection with, and shall furnish to Buyer all such information as Buyer may reasonably require, in the preparation of the Draft Closing Book Value of the Assets Statement.  The Draft Closing Book Value of the Assets Statement will be prepared using the Accounting Principles, and will not include any changes in assets or liabilities as a result of purchase accounting or other adjustments arising from or resulting as a consequence of the transactions contemplated hereby.

(b)           Each party shall provide the other party and its representatives with reasonable access to books and records and relevant personnel during the preparation of the Draft Closing Book Value of the Assets Statement and the resolution of any disputes that may arise under this Section 1.6.

(c)           Buyer and Seller shall jointly retain and engage McGladrey & Pullen LLP (“McGladrey”) to perform an audit and examination of the Draft Closing Book Value of the Assets Statement including the Applicable NAV of the Opt-out Assets and the Equity Assets and other interests subject to the Option Agreement.  McGladrey will perform the audit procedures set forth on Exhibit C in order to confirm that the Draft Closing Book Value of the Assets Statement was prepared in accordance with the Accounting Principles and the completeness and accuracy of the Draft Closing Book Value of the Assets Statement.  McGladrey will deliver to

Sellers and Buyer a detailed report (i) confirming that the Draft Closing Book Value of the Assets Statement was prepared in accordance with the standards set forth in the immediately preceding sentence; or (ii) setting forth any items on the Draft Closing Book Value of the Assets Statement that do not conform to the standard set forth in the immediately preceding sentence (the “McGladrey Findings”).  The fees, expenses and costs of McGladrey shall be borne equally by Buyer and Sellers. Based solely on the result of such audit and examination, if either Buyer disagrees or Sellers disagree with the McGladrey Findings, such party shall notify the other in writing of such disagreement within forty-five (45) calendar days after delivery of the McGladrey Findings, which notice shall be, to the extent practicable, based upon the documents and information of which the party giving such notice had possession and control or to which such party was afforded reasonable access by the other party during such forty-five (45) calendar day period, describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement (on an item-by-item basis and including such party’s alternative amount) and provide reasonable supporting documentation for each such disagreement.  During the forty-five (45) calendar day review period, Buyer and Sellers shall have reasonable access to any documents, schedules or work papers used in the preparation of the Draft Closing Book Value of the Assets Statement or the McGladrey Findings.

(d)           Buyer and Sellers agree to negotiate in good faith to resolve any disagreements regarding the Draft Closing Book Value of the Assets Statement or the McGladrey Findings.  If Buyer and Sellers are unable to resolve all disagreements within thirty (30) calendar days after delivery of written notice of such disagreement, then such disagreements shall be submitted for final and binding resolution to PricewaterhouseCoopers LLP, or if PricewaterhouseCoopers LLP is not available, to another nationally recognized accounting firm (PricewaterhouseCoopers LLP or any such other accounting firm, “PwC”), to resolve such disagreements.  PwC will only consider those items and amounts set forth in the Draft Closing Book Value of the Assets Statement or the McGladrey Findings as to which Buyer and Sellers have disagreed and must resolve the matter in accordance with the terms and provisions of this Agreement.  PwC shall prepare and deliver to Buyer and Sellers, as promptly as practicable and in any event within ninety (90) calendar days after its appointment, a written report setting forth the resolution of any such disagreement and a statement setting forth a revised Draft Closing Book Value of the Assets Statement and, if applicable, revisions to the McGladrey Findings, which shall reflect their resolution of any such disagreements.  PwC shall make its determination based on presentations and supporting material provided by the parties.  The determination of PwC shall be final and binding upon Buyer and Sellers.  The fees, expenses and costs of PwC shall be borne equally by Buyer and Sellers.  Other than such fees and expenses of PwC and McGladrey as provided herein, Buyer and Sellers shall each be responsible for their own costs and expenses incurred in connection with any actions taken pursuant to Section 1.6(c) or (d).

(e)           Promptly after PwC’s final determination of the resolution of any disagreement pursuant to Section 1.6(d), Buyer and Sellers shall cause McGladrey to revise the Draft Closing Book Value of the Assets Statement to reflect such final determination.  Any such revised Draft Closing Book Value of the Assets Statement or any Draft Closing Book Value of the Assets Statement which is not submitted to PwC pursuant to Section 1.6(d) is hereinafter referred to as the “Final Closing Book Value of the Assets Statement.”  The Adjusted Book Value of the Assets reflected on such statement is referred to as the “Closing Book Value of the

Assets.”  The Final Closing Book Value of the Assets Statement shall set forth the Applicable NAV for each Specified Financing and Lease Asset and each Equity Asset and Asset Held for Sale or Lease, in each case, that is assigned to Buyer as of the Initial Closing Date.

(f)            If Sellers pay any Assumed Liability on the Draft Closing Book Value of the Assets Statement before the Final Closing Book Value of the Assets Statement is prepared, Buyer and Sellers agree that such Assumed Liability shall not be reflected on the Final Closing Book Value of the Assets Statement.

(g)           If the Purchase Price is less than the sum of (i) the Base Purchase Price plus (ii) the Purchase Premium, Sellers shall pay to Buyer the amount of such difference, and if the Purchase Price is greater than the sum of (i) the Base Purchase Price plus (ii) the Purchase Premium, Buyer shall pay to Sellers the amount of such difference.  Any payments to be made pursuant to Section 1.6 shall be made by wire transfer of immediately available funds to an account designated by the party receiving payment within five (5) Business Days after the delivery of the Final Closing Book Value of the Assets Statement plus interest, on an Asset by Asset basis, at the Applicable Interest Rate on the amount of such reduction or increase from the respective dates of payment of the Base Purchase Price, on an Asset by Asset basis, to the date of payment of the amount of such reduction or increase.  Regardless of the changes that may occur pursuant to the foregoing, in no event shall there be any adjustment to the Purchase Premium other than as provided in Section 1.6(h) or Section 5.2.

(h)           The Purchase Premium shall be subject to the following adjustments (without duplication):

(i)            If the aggregate of (A) the Applicable NAV of the Specified Financing and Lease Assets, Equity Assets and Assets Held for Sale or Lease transferred (including equitable assignments pursuant to Section 5.2(d)) to Buyer on or before the Final Closing Date, plus (B) the Applicable NAV of the Specified Financing and Lease Assets and Equity Assets not transferred or otherwise equitably assigned to Buyer on or before the Final Closing Date pursuant to Section 5.2(d)(v) (collectively, the “Opt-out Assets”), plus (C) the Applicable NAV of those Equity Assets and other interests subject to the Option Agreement (the assets described in the foregoing clauses (A), (B) and (C) being collectively referred to herein as the “Total Subject Assets”), in each case computed as of the Initial Closing Date and as set forth in the Final Closing Book Value of the Assets Statement (in the case of clause (A)) or as otherwise determined pursuant to Sections 1.6(c) and (d) (in the case of clauses (B) and (C)), is less than $1,878,341,145 (the amount of such shortfall being referred to herein as the “NAV Shortfall”), Sellers shall pay to Buyer within ten (10) Business Days after the delivery of the Final Closing Book Value of the Assets Statement, by wire transfer of immediately available funds to an account designated by Buyer, an amount equal to the product of (x) the Purchase Premium and (y) the quotient of (1) the NAV Shortfall divided by (2) $1,878,341,145, plus interest on such product at the Applicable Interest Rate from the Initial Closing Date to the date of such payment; and

(ii)           In the event there are any Opt-out Assets, Sellers shall pay to Buyer within ten (10) Business Days after the delivery of Final Closing Book Value of

Assets Statement, by wire transfer of immediately available funds to an account designated by Buyer the Premium Reduction Payment plus interest at the Applicable Interest Rate on the Premium Reduction Payment from the Initial Closing Date to the date of payment.

(i)            Taxes apportioned or the responsibility for which is allocated pursuant to Section 1.5, as well as payment or liability for payment of such Taxes, and entitlement of Sellers to any reimbursement thereof by a lessee Obligor, shall not be taken into account as liabilities or assets in calculating Adjusted Book Value of the Assets or Applicable NAV.

1.7           Post Closing Payments Received by Sellers.  All amounts received by Sellers after any Closing Date with respect to any of the Purchased Portfolio Assets transferred at such a Closing shall be, except as otherwise provided in this Agreement, received as agent in trust for the account of Buyer and shall be forwarded by the applicable Seller to Buyer within a reasonable time period not to exceed ten (10) Business Days.  Upon each Closing, Sellers hereby irrevocably appoint Buyer and its authorized representatives as their attorneys-in-fact to endorse, without recourse, Sellers’ names upon any and all notes, checks, drafts or other instruments for the payment of money received by Buyer which are payable to Sellers in respect of the Purchased Portfolio Assets transferred at such Closing.

1.8           [Intentionally Omitted].

1.9           Additional Purchase Price Adjustment.  Buyer and Seller acknowledge their difference of opinion as to the value of the Assets purchased hereunder and therefore have agreed to a further, and contingent, Purchase Price adjustment in accordance with the provisions of this Section 1.9.  Buyer shall pay to Sellers in respect of each calendar quarter following the Initial Closing an amount necessary such that the aggregate amounts paid to Sellers pursuant to this Section 1.9 equal the product of eighty percent (80%) multiplied by the Cumulative Net Gain (if any) through the end of such calendar quarter (each such payment, an “Earn Out Payment”; and such product, an “Earn Out Amount”).  Buyer shall not be required to make an Earn Out payment until the first calendar quarter following the calendar quarter during which Sellers stop providing any services pursuant to the Transition Service Agreement.  The Earn Out Payment for any calendar quarter shall be determined and paid in accordance with the following procedures:

(a)           Gain/Loss Statement; Other Reporting.  Not later than thirty (30) days following the last day of each calendar quarter commencing with the end of the first calendar quarter following the calendar quarter during which Sellers stop providing any transition services pursuant to the Transition Services Agreement (each a “Determination Date”), Buyer shall prepare and deliver to Sellers the following, each in form and substance reasonably satisfactory to Sellers:

(i)            A written statement (including appropriate computations and supporting materials) (each, a “Gain/Loss Statement”) as of such Determination Date the form of Exhibit F (x) setting forth in reasonable detail, on an IER by IER basis (or, in the case of SPRA’s, on an SPRA by SPRA basis), and with respect to the CFS Portfolio for such calendar quarter, any and all (A) Realized Losses incurred by Buyer, (B) Deemed

Losses that shall have occurred, (C) Realized Gains received by Buyer, and (D) Deemed Gains that shall have occurred and (y) setting forth (1) the Cumulative Net Gain or Cumulative Net Loss and (2) the Quarterly Net Gain or Quarterly Net Loss.

(ii)           The Applicable NAV Statement as of such Determination Date.

(iii)          [Intentionally omitted.]

(iv)          As soon as practicable, and in any event within thirty (30) days after the end of each February, May, August and November, written reports in substantially the form of the existing reports prepared by Buyer as set forth on Schedule 1.9(a)(iv) as such may be modified in the ordinary course of business by Buyer, with Sellers consent, not to be unreasonably withheld.

(v)           As soon as practicable, and in any event within one hundred twenty (120) days after the end of each calendar year (commencing with the year ending December 31, 2004), a written report prepared by Sellers’ Accountants as part of their audit of Buyer’s annual financial statements, setting forth in reasonable detail the information (and corresponding calculations) described in the Specialized Audit Steps.  The fees, expenses and costs of Sellers’ Accountants in connection with such written report shall be borne equally by Buyer and Sellers.

(b)           Sellers’ Gain/Loss Statement Review Period; Settlement.  Sellers shall have a period of not less than thirty (30) days in which to review each Gain/Loss Statement.  On or before the end of such period, Sellers shall (i) deliver to Buyer a Notice of Disputed Amount (if any) and/or a Notice of Disputed Gain or Loss (if any) in accordance with Section 1.10(a) below and (ii) in the event that an Earn Out Payment is due from Buyer to Sellers, notify Buyer in writing to pay Sellers the Earn Out Payment in the amount set forth in such notice, such payment to be made within seven (7) Business Days after Buyer’s receipt of such notice.

(c)           Access.  Without in any way limiting the provisions of Section 6.10(f)(ii), each party shall provide the other party and its representatives with reasonable access to books and records and relevant personnel with respect to any applicable Gain/Loss Statement and any dispute that may arise under this Section 1.9

(d)           Sellers’ Redeployed Asset Review Period.  Buyer shall deliver to Sellers a Proposed Redeployed Asset Disclosure Package, and upon Sellers’ receipt thereof, Sellers shall have ten (10) calendar days during which Sellers shall be permitted to meet with (whether in person or telephonically) authorized (and appropriate) representatives of Buyer (and Buyer agrees to make such representatives available at a reasonable time (or times) during such ten (10) calendar days period) to discuss the particulars of any Proposed Redeployed Asset.  On or before the end of such ten (10) calendar days review period, Sellers shall deliver to Buyer a written notice specifying whether Sellers exercise their option to treat such Proposed Redeployed Asset as an SPRA, provided that if Sellers fail to deliver such notice within such period, then Sellers shall be deemed to have elected not to exercise such option.  In the event that Buyer changes or agrees to change materially any terms in the Proposed Redeployed Asset Disclosure Package, then Buyer shall provide Sellers with a new Proposed Redeployed Asset Disclosure Package for the Proposed Redeployed Asset in question, regardless of whether Sellers exercised their option to treat such Proposed Redeployed Asset as an SPRA or not, and Sellers shall then have a new ten (10) calendar days period (and reasonable access to Buyer representatives) in accordance with the terms of this Section 1.9(d) in which to decide whether to treat such Proposed Redeployed Asset as an SPRA.

(e)           Imputed Remarketing Cost.  In the calculation of Portfolio Gain or Portfolio Loss arising from Buyer’s Disposition of any Portfolio Property relating to any CFS Portfolio Financing and Lease Asset or Equity Asset, there shall be assumed to have been incurred a remarketing cost (the “Imputed Remarketing Cost”) equal to five percent (5%) (the “Imputed Remarketing Cost Percentage”) of the Net Disposition Proceeds arising from Buyer’s Disposition of any Portfolio Property relating to any CFS Portfolio Financing and Lease Asset or Equity Asset as and when such Net Disposition Proceeds are received by Buyer if (i) at the time of such Disposition, the Cumulative Net Loss exceeds $150,000,000 but is less than $275,000,000, and (ii) such Disposition is to a Person other than (A) the Obligor (or any Affiliate of the Obligor) under such CFS Portfolio Financing and Lease Asset or (B) Buyer (or any Affiliate of Buyer), and (iii) such CFS Portfolio Financing and Lease Asset or Equity Asset constituted a Defaulted Asset as of the date of such Disposition If the entire amount of Net Disposition Proceeds is not paid in a lump sum in cash (such as when such Disposition is pursuant to a lease, or a sale where a portion of the purchase price includes non-cash consideration), the Imputed Remarketing Cost shall equal the Imputed Remarketing Cost Percentage multiplied by each ensuing payment of Net Disposition Proceeds received by Buyer prior to any other disposition of such ensuing payment of Net Disposition Proceeds.

(f)            Adjustments for Changes in Cumulative Net Gain.  If as of the end of any one or more calendar quarters there shall have occurred both a Quarterly Net Gain and a Quarterly Net Loss, then the Earn Out Amount shall be recalculated as of the end of each such quarter, and Sellers shall within seven (7) Business Days refund to Buyer any excess of the aggregate amount of Earn Out Payments made to Sellers over the Earn Out Amount as so recalculated; provided, however, in no event shall the sum of all amounts so refunded by Sellers exceed the sum of all Earn Out Payments previously received by Sellers under this Section 1.9.

(g)           Additional Provisions Regarding Certain Assets.

(i)            Additional Provisions Regarding Sales of Financing and Lease Assets.  The following provisions shall apply to Buyer’s sale or transfer (or purported sale or transfer) of any CFS Portfolio Financing and Lease Asset that is not a Securitization and is not a Designated Energy Financing and Lease Asset, a Defaulted Asset or Redeployed Defaulted Asset that is Movable Equipment (i.e., a sale or transfer of “paper” (and Buyer’s interest in the Portfolio Property subject thereto) as opposed to a repossession and sale of Portfolio Property separate and apart from the sale of the applicable CFS Portfolio Financing and Lease Asset) (each, a “Paper Sale”):

(A)          Except for Paper Sales to Affiliates of Buyer, the consideration received by Buyer (or any Affiliate of Buyer) in connection with any Paper Sale for an amount greater than the then Applicable NAV of the subject CFS Portfolio Financing and Lease Asset shall consist solely of cash.

(B)           If a Paper Sale occurs (1) within the twenty-four (24) month period prior to the Scheduled Termination Date (or any time thereafter with respect to a First Amendment Lease) for any CFS Portfolio Financing and Lease Asset, that portion of Paper Sale Net Proceeds in excess of the then Applicable NAV for such asset shall be treated as a Realized Gain for the purposes of the calculation of Net Portfolio Gains or Net Portfolio Losses for the calendar quarter in which such Paper Sale occurs and (2) prior to such date (i.e., more than twenty-four (24) months prior to the Scheduled Termination Date) any Paper Sale Net Proceeds in excess of the then Applicable NAV for such asset shall be for the sole account of Buyer (and not included in the calculation of Net Portfolio Gains or Net Portfolio Losses for the calendar quarter in which such Paper Sale occurs), provided, however, that in the event of any Paper Sale by Buyer to an Affiliate of Buyer within the twenty-four month period prior to the Scheduled Termination Date (or any time thereafter with respect to a First Amendment Lease), a condition of such sale shall be that such Affiliate shall execute and deliver to Sellers on or before the closing date of any such Paper Sale, an agreement, in form and substance reasonably satisfactory to Sellers, pursuant to which such Affiliate agrees to be bound by, and perform in accordance with, the terms of this Agreement as if such Affiliate was an original “Buyer” party hereto with respect to the CFS Portfolio Financing and Lease Assets purchased by, or otherwise transferred to, such Affiliate.

(ii)           Additional Provisions Regarding Upgrades.  With respect to internal purposes only for any Upgrade, (A) such Upgrade shall be covered by a separate schedule (documented for internal purposes only in a manner substantially equivalent to Buyer’s normal documentation policies), with its own rental or loan payments separately identified, (B) if the applicable Obligor makes a partial payment with respect to such Portfolio Property, such payment shall be allocated pro rata to the original Portfolio Property and the Upgrade, (C) the original Portfolio Property and the investment in the Upgrade shall be amortized on a pari passu basis and (D) upon the redeployment or liquidation of such Upgrade, Buyer will first be entitled out of the Net Disposition Proceeds to reimbursement for the unamortized portion of the investment in the Upgrade (which shall be subject to verification by Sellers in any audit Sellers are entitled to conduct under the terms of this Agreement) prior to the calculation of any Deemed Gain, Deemed Loss, Realized Gain or Realized Loss arising out of such redeployment or liquidation.

(iii)          Additional Provisions Regarding Substitutions of Property.  In the event that Buyer and any Obligor agree to replace or substitute other property (of a material nature) for Portfolio Property relating to a CFS Portfolio Financing and Lease Asset and the fair market value of the replacement or substitute property at the time of such replacement or substitution does not have a fair market value substantially equal to the fair market value of the Portfolio Property replaced by the replacement or substitute property, then the replacement or substitute property will be treated as a Redeployed Asset with respect to which the particular Seller has not elected to treat as an SPRA pursuant to Section 1.9(d), provided that any gain or loss realized as a result of such replacement or substitution or that is realized at any time after such replacement or substitution with respect to the property subject to such replacement or substitution shall be disregarded in making any calculations of Portfolio Gain and Portfolio Loss for purposes of the application of the introductory paragraph Section 1.9(a) and Schedule 10.  In the event that Buyer and any Obligor agree to replace or substitute other property (of a material nature) for Portfolio Property relating to a CFS Portfolio Financing and Lease Asset and the fair market value of the replacement or substitute property at the time of such replacement or substitution is of substantially equal fair market value to the fair market value of the Portfolio Property replaced by the replacement or substitute property, then the replacement or substitute property will be treated as a Redeployed Asset with respect to which the particular Seller has elected to treat as an SPRA pursuant to Section 1.9(d).

(iv)          Additional Provisions Regarding Roll-Ups.  With respect to any Roll-up, the promissory note, credit agreement, lease or other similar document evidencing such Roll-up shall be treated as a Redeployed Asset with respect to which the particular Seller has not elected to treat as an SPRA pursuant to Section 1.9(d), provided that any gain or loss realized as a result of such Roll-up or realized at any time after such Roll-up with respect to the property subject to the roll-up shall be disregarded in making any calculations of any Portfolio Gain and Portfolio Loss for purposes of the application of the introductory paragraph of Section 1.9 and Schedule 10.

(h)           Additional Provision Regarding Early Buy-Outs.  In the event that an Obligor under a CFS Portfolio Financing and Lease Asset exercises its contractual right or option (as in effect on the Initial Closing Date) other than as a result of a casualty to purchase the Portfolio Property encumbered by or leased pursuant to such Asset prior to the Scheduled Termination Date of such Asset and, as of the date of such purchase, the net purchase price for such Portfolio Property exceeds the Applicable NAV of such Asset (the “EBO Gain”), then, as a further, and contingent, Purchase Price adjustment, in addition to the further, and contingent, Purchase Price adjustment provided for in the foregoing provisions of this Section 1.9, Buyer shall pay to Seller an amount equal to one-half of the EBO Gain within ten (10) days after the consummation of such purchase.  EBO Gains shall not be included in any calculation of Portfolio Gain.

1.10         Dispute Resolution — Applicable NAV, Losses/Gains, etc.

(a)           If Sellers disagree with the determination of (i) any amount shown (whether due and owing by Sellers to Buyer or due and owing by Buyer to Sellers) on any Applicable NAV Statement or any Gain/Loss Statement (but not with respect to Realized Gains and Realized Losses that are not Realized Losses pursuant to clause (d) of the definition of Realized Loss), (ii) any proposed Stipulated Value or any proposed Restated Residual Value, (iii) any other asset valuation of any kind submitted by Buyer to Sellers if no dispute resolution mechanism is provided with respect to such asset valuation in this Agreement (each, a “Disputed Amount”), (iv) any calculation by Buyer of a Deemed Gain or a Deemed Loss (which shall include a Deemed Loss that is treated as a Realized Loss pursuant to clause (d) of the definition of Realized Loss) (a “Disputed Gain or Loss”) or (v) any Tentative Portfolio Performance Warranty Payment or Tentative Portfolio Performance Warranty Payment Refund as set forth in Schedule 10, Sellers shall notify Buyer in writing of such disagreement within thirty (30) calendar days after receipt of the statement containing such Disputed Amount (a “Notice of Disputed Amount”) or Disputed Gain or Loss (a “Notice of Disputed Gain or Loss”), which

Notice shall to the extent commercially reasonably possible based upon the documents and information of which Sellers had possession and control or to which Sellers were afforded reasonable access by Buyer during such thirty (30) calendar day period, describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement and provide reasonable supporting documentation for each such disagreement.  During the thirty (30) calendar day period of their review, Sellers shall have reasonable access to any documents, schedules or work papers used in the preparation of any statement containing such Disputed Amount or Disputed Gain or Loss.  The amount of any undisputed Deemed Gain or Deemed Loss shall be paid in accordance with the terms of this Agreement.

(b)           Buyer and Sellers agree to negotiate in good faith to resolve any such disagreement.  If the dispute relates to valuation and if Buyer and Sellers are unable to resolve all disagreements properly identified by Sellers pursuant to clause (a) above and relating to a Disputed Amount within thirty (30) calendar days after delivery to Buyer of a Notice of Disputed Amount, then within ten (10) Business Days after such thirtieth (30th) day, Buyer and Sellers shall each deliver to the other with respect to every asset that is the subject of a Disputed Amount the name of an appraiser who is a nationally recognized independent appraiser experienced in valuing the type of asset (including the relevant Portfolio Property and, if applicable, any Portfolio Contracts relating thereto) that is the subject of the Disputed Amount (each, an “Independent Appraiser”).  In the event that Buyer and Sellers each select the same Independent Appraiser, such Independent Appraiser shall prepare the appraisal described below.  In the event that Buyer and Sellers select different Independent Appraisers, then the two Independent Appraisers shall select a third Independent Appraiser, who shall prepare the appraisal described below.  To the extent practicable and permitted by the applicable Financing and Lease Asset, the selected Independent Appraiser shall have the right to physically inspect the asset being appraised and to examine such books and records of Buyer and Sellers as it deems necessary, and shall then prepare a written appraisal of the value of the asset which is the subject of the Disputed Amount (which appraisal shall include, if requested by Sellers, a Stipulated Value and/or a Restated Residual Value for the asset being appraised and which appraisal shall be made using the appraisal conventions described in the definition of Stipulated Value), which value shall be final and binding.  Any payment required to be made by one party to the other based upon the result of the appraisal shall be made within ten (10) Business Days following the delivery of the appraisal to the parties, and such Disputed Amount shall be deemed resolved and no longer disputed for purposes of this Section 1.10.  The fees, expenses and costs of the Independent Appraiser shall be borne equally by Buyer and Sellers.

(c)           If the dispute relates to accounting and if Buyer and Sellers are unable to resolve all disagreements properly identified by Sellers pursuant to clause (a) above in a Notice of Disputed Gain or Loss within thirty (30) calendar days after delivery to Buyer of such Notice of Disputed Gain or Loss, and such disagreement cannot be resolved through the application of the mechanism provided for resolving disagreements relating to Disputed Amounts set forth in clause (b)(ii) above, then within ten (10) Business Days after such thirtieth (30th) day, such disagreement shall be submitted for final and binding resolution to PwC.  PwC shall have the right to review such books and records of Buyer and Sellers as it deems appropriate and shall deliver to Buyer and Sellers a written report setting forth its determination of the correct amount of Deemed Gain, Deemed Loss, Tentative Portfolio Performance Warranty Payment or Tentative

Portfolio Performance Warranty Payment Refund, and such Disputed Gain or Loss shall be deemed resolved and no longer disputed for purposes of this Section 1.10.  Any payment required to be made by one party to the other based upon the result of the PwC’s determination shall be made within ten (10) Business Days following the delivery of PwC’s report.

SECTION 2

CLOSING

2.1           Closing Date.  The Initial Closing shall actually take place at 10:00 a.m. EDT on June 1, 2004, or at such other time or date agreed upon by Buyer and Sellers in writing (such time and date, the “Initial Closing Date”); provided, however, that the Initial Closing shall not occur until after the conditions set forth in Sections 7.1 and 8.1 have been waived in writing or satisfied.  Notwithstanding the foregoing or anything to the contrary herein, the Initial Closing and the Initial Closing Date will be deemed to have occurred as of 11:59 p.m. PDT on May 31, 2004 for all purposes of this Agreement.  At the Initial Closing, Sellers, in their sole discretion, may defer until Subsequent Closings the sale of the Deferred Assets.  As a condition to the Initial Closing, the Specified Financing and Lease Assets, Equity Assets and Assets Held for Sale and Lease to be sold with a transfer of title, not to include equitable assignments pursuant to Section 5.2(d), shall have an Estimated Adjusted Book Value of the Assets of at least $1,080,000,000.  Each Subsequent Closing shall be consummated with respect to those Deferred Assets, and on the date, set forth in a written notice delivered by Sellers to Buyer at least two (2) Business Days prior to the date of such proposed Subsequent Closing, which written notice may be modified after delivery by written notice of Sellers, in Sellers’ sole discretion, to remove any Deferred Assets otherwise to be transferred. In no event shall the Final Closing Date be later than sixty (60) days after the Initial Closing.  All Deferred Assets not yet transferred and sold (including equitable assignments pursuant to Section 5.2(d)) shall be transferred and sold by Sellers to Buyers at the Final Closing, except to the extent a Required Consent for a Deferred Asset has not been obtained by such date.  Each Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by Buyer and Sellers.  The time and date on which a Closing is actually held or deemed to have occurred pursuant to this Section 2.1 is referred to herein as a “Closing Date.”  Without limiting the foregoing, the time and date on which the last Subsequent Closing is actually held is referred to herein as the “Final Closing Date”; provided, that if there are no Subsequent Closings, the Initial Closing Date shall be the Final Closing Date for purposes herein.

2.2           Buyer’s Closing Date Deliveries.

(a)           Subject to the waiver in writing or satisfaction of the conditions set forth in Section 7.1, at the Initial Closing Buyer shall deliver to Sellers all of the following:

(i)            The payment required by Section 1.3 to be made on the Initial Closing Date;

(ii)           Each of the Buyer Transaction Documents relating to the Assets transferred on the Initial Closing Date, executed by a duly authorized representative of Buyer; and

(iii)          The certificate contemplated by Section 8.1(a), executed by a duly authorized representative of Buyer.

(b)           Subject to the waiver in writing or satisfaction of the conditions set forth in Section 7.2, at each Subsequent Closing Buyer shall deliver to Sellers all of the following:

(i)            An amount in cash equal to the portion of the Base Purchase Price for the Assets transferred on the date of such Subsequent Closing, payable as provided in Section 1.3; and

(ii)           Each of the Buyer Transaction Documents relating to the Assets transferred on the date of such Subsequent Closing, executed by a duly authorized representative of Buyer, in form and substance satisfactory to Sellers.

2.3           Sellers’ Closing Date Deliveries.

(a)           Subject to the waiver in writing or satisfaction of the conditions set forth in Section 8.1, at the Initial Closing Sellers shall deliver to Buyer all of the following:

(i)            Each of the Seller Transaction Documents relating to the Assets transferred on the Initial Closing Date, executed by a duly authorized representative of the applicable Seller;

(ii)           Copies of all instruments, certificates, documents and other filings (if applicable) necessary to release the Assets from all Encumbrances other than Business Asset Permitted Encumbrances and Portfolio Asset Permitted Encumbrances;

(iii)          The certificate contemplated by Section 7.1(a), executed by a duly authorized representative of each Seller;

(iv)          Sellers’ binder of sales Tax exemption certificates as compiled on the Initial Closing Date and in accordance with Sellers’ historic practices for maintenance of Sellers’ books and records; and

(v)           A schedule (the “Schedule of Pending Non-Income Tax Contests”) that describes any governmental charges and assessments with respect to Taxes (other than Income Taxes) relating to the Purchased Portfolio Assets that on the Initial Closing Date are being contested in good faith.

(b)           Subject to the waiver in writing or satisfaction of the conditions set forth in Section 8.2, at each Subsequent Closing Sellers shall deliver to Buyer each of the Seller Transaction Documents relating to the Assets transferred on the date of such Subsequent Closing, executed by a duly authorized representative of the applicable Seller.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF SELLERS

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers hereby jointly and severally represent and warrant to Buyer as follows:

3.1           General Representations and Warranties.

(a)           Organization and Power and Authority of Sellers.  Each Seller (i) is duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation, (ii) is duly qualified or authorized to conduct business and is in good standing as a foreign corporation or other applicable entity in all jurisdictions in which the character or location of its properties owned or leased by it or the nature of the business conducted by it requires such qualification or authorization, except where the failure to be so qualified or authorized has not had and would not have a Material Adverse Effect, and (iii) has the power and authority to own, lease, service and administer the Assets and to carry on the Business conducted by them, in the manner that it was conducted immediately prior to the date of this Agreement.

(b)           Authority of Sellers; Conflicts.

(i)            Sellers have the power and authority to execute and deliver this Agreement and the Seller Transaction Documents and to perform their respective obligations thereunder.  The execution and delivery of this Agreement and the Seller Transaction Documents by Sellers and the performance of their respective Obligations thereunder have been duly authorized and approved by all necessary action on the part of Sellers.

(ii)           This Agreement has been duly authorized, executed and delivered by Sellers and (assuming the valid authorization, execution and delivery of this Agreement by Buyer) is the legal, valid and binding obligation of Sellers enforceable in accordance with its terms subject to Debtor Relief Laws; and each Seller Transaction Document has been duly authorized by Sellers and upon execution and delivery by Sellers will be (assuming the valid authorization, execution and delivery by each other party thereto) the legal, valid and binding obligation of Sellers enforceable in accordance with its terms, in each case subject to Debtor Relief Laws.

(iii)          Except as set forth in Schedule 3.1(b), the execution and delivery by Sellers of this Agreement and each Seller Transaction Document, and the performance by them of their obligations hereunder or thereunder, do not and will not:

(A)          Violate any provision of the Articles of Incorporation, Certificate of Incorporation, Operating Agreement, Certificate of Formation, Bylaws, Partnership Agreement or other organizational or formation documents of Sellers;

(B)           (1) violate any provision of applicable Law relating to the Business; (2) violate any provision of any order, arbitration award, judgment or decree to which Sellers are subject; or (3) require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority (except any documents required to be recorded or filed with the U.S. Coast Guard, the U.S. Federal Aviation Authority, the Surface Transportation Board or any comparable foreign Governmental Authorities with respect to any vessel, vehicle or aircraft that is subject to a Specified Financing and Lease Asset); or

(C)           (1) require a consent, approval or waiver from, or notice to, any party to a Business Agreement, which consent approval or waiver has not been obtained or (2) result in a breach of or cause a default under any provision of a Business Agreement, except in any case under this clause (C), any breach or default that would not have a Material Adverse Effect.

(c)           Financial Statements.  Schedule 3.1(c) sets forth, on a consolidated basis, (i) an unaudited balance sheet of the Business as of December 31, 2003 (the “Balance Sheet “), and (ii) an unaudited statement of income of the Business for the twelve month period ending December 31, 2003 (the “Income Statement” and together, with the Balance Sheet, the “Financial Statements”).  The Financial Statements were created specially by Sellers in connection with the transactions contemplated hereby from Sellers’ financial records.  The Financial Statements (i) are in accordance with the books and records of Sellers; (ii) present fairly, in all material respects, the financial position of the Business for the period then ended; and (iii) have been prepared in accordance with the Accounting Principles (except (A) for the absence of footnotes and other disclosures required by GAAP and (B) that the Financial Statements do not present the results of operation that would have occurred if the Business had been operated as a “stand-alone” entity).

(d)           Operations Since the Date of the Financial Statements.

(i)            Since the date of the Financial Statements, Sellers have conducted the Business in all material respects only in the ordinary course and there has not occurred any event which constituted or would reasonably be likely to constitute a Material Adverse Effect, except to the extent Sellers have not originated or sought to originate new business.

(ii)           Since the date of the Financial Statements, with respect to the Business, Sellers have not:

(A)          Sold, leased (as lessor or lessee), transferred or otherwise disposed of any assets except in the ordinary course of business consistent with past practice;

(B)           Undertaken or committed to undertake capital expenditures exceeding $500,000 in the aggregate per calendar quarter, other than capital expenditures to acquire On-Lease Equipment in the ordinary course of business consistent with past practice;

(C)           Instituted any material increases in any compensation of any employee other than salary or hourly increases in the ordinary course of business consistent with past practices or pursuant to employment or collective bargaining agreements, or instituted any material increase in any existing, or instituted any new, profit sharing, bonus, incentive, deferred compensation, severance, termination arrangement, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits, except for the Retention Agreements, as required to comply with applicable Requirements of Law or as may be provided in retention agreements with employees retained by any Seller during the period commencing after the Initial Closing Date (the “Additional Retention Agreements”);

(D)          To the Knowledge of Sellers, suffered any damage, destruction or casualty loss with respect to any property (whether or not covered by insurance) in excess of $250,000 in the case of any individual loss or $500,000 with respect to the aggregate of all such losses;

(E)           Waived any material rights with respect to any Business Assets;

(F)           Permitted any Encumbrances on any Business Assets other than Business Asset Permitted Encumbrances; or

(G)           Authorized, approved, agreed or committed to do any of the foregoing.

(e)           Taxes.

(i)            Sellers have filed or will have filed on a timely basis all material Tax Returns relating to the Business in connection with any federal, state or local Tax required to be filed by them, all such Tax Returns are true, correct and complete in all material respects and Sellers have or will have timely paid all such Taxes shown thereon to be due except as contested upon audit in good faith.

(ii)           None of the Assets is subject to any lien in favor of the United States pursuant to Section 6321 of the Code for nonpayment of federal Taxes, or any lien in favor of any state or locality pursuant to any comparable provision of state or local Law under which transferee liability might be imposed upon Buyer as a buyer of such Assets pursuant to Section 6323 of the Code or any comparable provision of state or local Law except in each case liens for Taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith.

(iii)          All of the Purchased Portfolio Assets that are treated as true leases for federal Income Tax purposes on the books and records of Sellers (excluding for purposes of this representation “motor vehicle operating leases” to which Section 7701(h) of the Code applies) are properly treated by Sellers on the date hereof, under applicable Law in effect on the date hereof, as leases for federal Income Tax purposes.  All of the assets of entities the interests in which are Purchased Portfolio Assets which assets are treated as true leases for federal Income Tax purposes on the books and records of such entities (excluding for purposes of this representation “motor vehicle operating leases” to which Section 7701(h) of the Code applies) are properly treated by such entities (and by Sellers in Sellers’ capacities as members of such entities) under applicable Law in effect on the date hereof, as leases for federal Income Tax purposes.  With respect to (a) the lease executed on April 18, 2004 with BCC Equipment Leasing Corporation, as lessor, and The Boeing Company, as lessee, of one Bombardier Challenger CL-600-2B16, Variant 604 Aircraft bearing manufacturer’s serial number 5571 (“MSN 5571”), and (b) the proposed lease with Boeing Capital Services Corporation, as lessor, and The Boeing Company, as lessee, of one Bombardier Challenger CL-600-2B16, Variant 604 Aircraft bearing manufacturer’s serial number 5573 (“MSN 5573”; and MSN 5571 and MSN together, the “TBC Equipment”), if, in each case the date of the sale of the relevant aircraft to Buyer is no more than three months following (A) April 27, 2004 in the case of MSN 5571 and (B) the “Acceptance Date” for such aircraft as set forth in such lease in the case of MSN 5573, but only if the lease for such aircraft is executed substantially in the form of, and with substantially the same economic terms and conditions as, the lease executed for MSN 5571; then: (1) the original use of the TBC Equipment will commence after September 10, 2001; (2) the TBC Equipment will have a recovery period of 20 years or less under law in effect on the date hereof; (3) the TBC Equipment will be acquired by the lessor after September 10, 2001; (4) the TBC Equipment will be placed in service before January 1, 2005; (5) no election will have been made by or on behalf of lessor pursuant to Section 168(k)(2)(C)(iii) of the Code with respect to the TBC Equipment; (6) the TBC Equipment will be originally be placed in service no earlier than 3 months prior to sale of the TBC Equipment to Buyer, and (7) neither the lessor nor the lessee was, prior to May 6, 2003, obligated under a binding contract to acquire MSN 5571 or MSN 5573.  With respect to the Wing Ventures lease listed on Schedule 5.3, Sellers warrant that such lease, as restructured, as of the applicable Closing Date, shall constitute a lease for federal income tax purposes and that the rental income under such lease will accrue for such purposes no sooner than as actually provided for in the rent schedule of such lease, as so amended.

(iv)          Except as disclosed by Sellers in writing to Buyer at or before the Final Closing, no Asset is a debt instrument (A) the interest on which is, or purports to be, excludable, in whole or in part, from gross income for federal Income Tax purposes, (B) that was issued with “original issue discount” as that term is defined in Section 1273(a) of the Code, (C) that is an “applicable high yield discount obligation” as defined in Section 163(i)(1) of the Code or (D) that constitutes a “registration-required obligation” as defined in Section 163(f)(2) of the Code and that is not in “registered form” as such term is defined in Temporary Treasury Regulation Section 5f.103-1(c) or Section 149(b)(3) of the Code.

(v)           Except as disclosed on Schedule 3.2(s), no borrower under a Portfolio Asset that is a debt obligation for federal income tax purposes is other than a “United States person” as such term is defined in Section 7701(a)(30) of the Code.  No Person for whom any of the Sellers acts as a paying agent for U.S. source interest payments or to whom any of the Sellers has transferred a partial participation in an Asset that is a debt obligation for U.S. federal income tax purposes giving rise to U.S. source interest payments is other than a “United States person” as such term is defined in Section 7701(a)(30) of the Code.

(vi)          None of the Assets directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code.

(vii)         As of the Initial Closing Date, to the knowledge of Roger J. Idnani (Director Tax Planning Boeing Capital Corporation), Sellers have not received official notice (i) from GATX Marine Investors Corporation or Deep Seas Investors L.L.C. that GATX Marine Investors Corporation has sold or transferred its interest in the Deep Seas Investors, L.L.C. or (ii) from The CIT Group/Equipment Financing, Inc. or Portland Tube Facility, L.L.C. that The CIT Group/Equipment Financing, Inc. has sold or transferred its interests in Portland Tube Facility, L.L.C., or (iii) from Mitsui Leasing (U.S.A.), Inc. or MDFC/Mitsui Leasing Partnership that Mitsui Leasing (U.S.A.) has sold or transferred their interests in MDFC/Mitsui Leasing Partnership.

(f)            Governmental Permits.  Set forth on Schedule 3.1(f) are all Permits owned, held or possessed by Sellers relating to the Business.  To the Knowledge of Sellers, Sellers have, and at all times have had, all Permits necessary to entitle Sellers to own or lease, operate and use the Assets and to carry on and conduct the Business (herein collectively called “Governmental Permits”).

(g)           Real Property.  Sellers do not own any real property used in the Business.

(h)           [Intentionally Omitted].

(i)            Software.  To the Knowledge of Sellers, except as set forth on Schedule 3.1(i), Sellers have the right and license to use the Software used in the conduct of the Business as presently conducted.

(j)            No Violation, Litigation or Regulatory Action.

(i)            To the Knowledge of Sellers (after Reasonable Inquiry), Sellers have complied with all applicable Requirements of Law relating to the Business;

(ii)           To the Knowledge of Sellers (after Reasonable Inquiry), none of Sellers, nor any of their directors, officers, employees, agents or representatives, nor any Person acting for or on behalf of any Seller, has violated the Foreign Corrupt Practices Act or the USA PATRIOT Act in connection with the Business, to the extent applicable. To the Knowledge of Sellers (after Reasonable Inquiry), all Sellers, and employees, agents, and representatives thereof, as well as all Persons acting for or on behalf of all Sellers, are in compliance with the Foreign Corrupt Practices Act and the USA PATRIOT Act in connection with the Business, to the extent applicable;

(iii)          To the Knowledge of Sellers (after Reasonable Inquiry), no Seller has, within the last five years, violated any Laws governing the export, re-export and licensing of goods, services and technology in connection with the Business and, to the Knowledge of Sellers (after Reasonable Inquiry), each Seller is in compliance in all material respects with all aforementioned Laws in connection with the Business;

(iv)          To the Knowledge of Sellers (after Reasonable Inquiry), no Seller has, within the last five years, violated any Laws prohibiting cooperation with unsanctioned foreign boycotts and requiring the reporting of certain requests to cooperate with such foreign boycotts in connection with the Business and, to the Knowledge of

Sellers (after Reasonable Inquiry),  each Seller is in compliance in all material respects with the aforementioned Laws prohibiting cooperation with unsanctioned foreign boycotts and requiring the reporting of certain requests to cooperate with such foreign boycotts in connection with the Business;

(v)           To the Knowledge of Sellers (after Reasonable Inquiry), no Seller has, in connection with the Business, within the last five years, violated any Laws administered by the U.S. Department of the Treasury, Office of Foreign Assets Control imposing economic sanctions and trade embargoes against designated countries, persons and entities and, to the Knowledge of Sellers (after Reasonable Inquiry),  each Seller, in connection with its operations with respect to the Business, is in compliance in all material respects with the foregoing Laws imposing economic sanctions and trade embargoes against designated countries, persons and entities;

(vi)          To the Knowledge of Sellers (after Reasonable Inquiry), no Seller in connection with the Business owns, in whole or in part, manages, operates, uses, or benefits from property in or from Cuba that was nationalized by the Cuban Governmental Authorities after January 1, 1959;

(vii)         Except as set forth on Schedule 3.1(j) or on the Schedule of Pending Non-Income Tax Contests, there are no lawsuits, claims, suits, proceedings or investigations relating to the Business pending or, to the Knowledge of Sellers, threatened against Sellers, with respect to which (i) if adversely determined against any Seller would reasonably be likely to result in Liabilities and Expenses in excess of $500,000, (ii) seek equitable or injunctive relief against one or more Seller, (iii) seek punitive, exemplary, special, incidental or consequential damages against a Seller or (iv) allege fraud or bad faith by one or more Seller, nor have Sellers received any written notice of violation of any Law relating to the Business from any Governmental Authority which if adversely determined against any Seller would reasonably be likely to result in Liabilities and Expenses in excess of $250,000; and

(viii)        There is no lawsuit, claim or proceeding pending or, to the Knowledge of Sellers, threatened, that questions the legality or propriety of the transactions contemplated by this Agreement or any of the Seller Transaction Documents.

(k)           Contracts.

(i)            Schedule 3.1(k) sets forth a list of each of the following (collectively, the “Business Agreements”):

(A)          any Contract (including purchase orders) involving the obligation of Sellers to purchase products or services pursuant to which the aggregate of payments to become due from Sellers is equal to or exceeds $500,000 other than loan and lease commitments made in the ordinary course of business;

(B)           any commitment of Sellers relating to the Business to make a capital expenditure or to purchase a capital asset, not contemplated by the capital expenditure budget of Sellers for the Business; and

(C)           any Assigned Contract containing any covenant or provision limiting the freedom of Sellers to engage in any line of business or compete with any Person in any geographic area.

(ii)           Except as set forth on Schedule 3.1(k), each Contract set forth on Schedule 3.1(k) is, with respect to Sellers, valid, binding and in full force and effect, and with respect to any other party, to the Knowledge of Sellers, valid, binding and in full force and effect.  Except as set forth on Schedule 3.1(k), Sellers have performed all material obligations required to be performed by them to date under each such Contract and are not in breach or default in any material respect thereunder and, to the Knowledge of Sellers, no other party to any of such Contracts is in breach or default in any material respect thereunder.

(l)            Status of Assigned Contracts.  Each of the Assigned Contracts is valid, binding and in full force and effect.  Sellers are not in, have not received written notice of, or, to the Knowledge of Sellers, alleged to be in, breach or default under any of the Assigned Contracts in any material respect and no event has occurred which, with notice and/or lapse of time, would constitute a default under any of the Assigned Contracts in any material respect.

(m)          No Brokers.  Except for Credit Suisse First Boston, whose fees shall be paid by Sellers, Sellers are not obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

(n)           ERISA.

(i)            Each material Benefit Plan is set forth on Schedule 3.1(n-(i)).

(ii)           With respect to each Benefit Plan set forth on Schedule 3.1(n-(i)):  (i) to the Knowledge of Sellers, each such plan has been maintained and operated in material compliance with the applicable requirements of the Code and ERISA and the regulations issued thereunder and (ii) no material litigation or asserted claims against Sellers exist with respect to any such plan other than claims for benefits in the normal course of business.

(iii)          Except as set forth on Schedule 3.1(n-(iii)), each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable currently effective determination letter that it is so qualified by the IRS, and, to the Knowledge of the Sellers, no event has occurred since the date of such determination letter that could reasonably be expected to result in the tax disqualification of such Benefit Plan.

(o)           Environmental Compliance.

(i)            To the Knowledge of Sellers (after Reasonable Inquiry), the Business is in compliance with all applicable Environmental Laws.

(ii)           Sellers have not received any written notice of violation, nor is any claim or action pending or to the Knowledge of Sellers, threatened, asserting actual or potential Liability under any Environmental Law in respect to the Business.

(iii)          Notwithstanding any other provisions of this Agreement, Buyer acknowledges and agrees that the representations and warranties contained in this Section 3.1(o) and Section 3.2(d) are the only representations and warranties given by Sellers with respect to environmental matters or compliance with Environmental Laws and Hazardous Substances and no other provisions of this Agreement shall be interpreted as containing any representation or warranty with respect thereto.

(p)           Employee Relations and Agreements.

(i)            There are not any collective bargaining agreements or other agreements with any labor union or other bargaining unit directly relating to the employees of the Business.

(ii)           Except as set forth on Schedule 3.1(p-(ii)) or for the Additional Retention Agreements, no employee of the Business is a party to any employment or other agreement that entitles him or her to compensation or other consideration upon the acquisition by any Person of control of the Business.

(iii)          Sellers have terminated no more than ten (10) employees of the Business within ninety (90) days prior to the Initial Closing Date.

(q)           No Undisclosed Liabilities.  The Business does not have any Liabilities or obligations of a nature required by GAAP to be reflected on or disclosed in the footnotes to a balance sheet of the Business except for (i) Liabilities disclosed, reflected or reserved against in the Financial Statements, (ii) Liabilities incurred after the date of the Financial Statements in the ordinary course of business, (iii) the matters disclosed in or arising out of matters set forth on Schedule 3.1(q) and the other Schedules to this Agreement or which are the subject of other representations and warranties set forth herein, (iv) Liabilities and obligations incurred in connection with this Agreement and the transactions contemplated hereby, and (v) Liabilities which constitute Excluded Liabilities.

(r)            Business Assets.  Sellers are the sole and lawful owners of the Business Assets.  Upon Closing hereunder, Buyer shall receive good and marketable title to the Business Assets transferred at such Closing free and clear of all Encumbrances other than Business Asset Permitted Encumbrances.

3.2           Representations and Warranties with Respect to Specified Portfolio Assets.

(a)           Sellers or the Investment Vehicles are the sole and lawful owners of the Specified Portfolio Assets (other than the Portfolio Property relating to any Specified Financing and Lease Asset) and are either the sole and lawful owners of the Portfolio Property or have a valid perfected first priority security interest in such Portfolio Property.  Upon each Closing hereunder, other than Portfolio Asset Permitted Encumbrances, Buyer shall receive (i) good and marketable title to the Specified Portfolio Assets intended to be transferred at such Closing (other than the Portfolio Property relating to any Specified Financing and Lease Asset) free and clear of all Encumbrances and (ii) good and marketable title or a valid perfected first priority security interest on the Portfolio Property transferred at such Closing free and clear of all Encumbrances.  To the extent this transaction constitutes a secured transaction, Sellers grant to Buyer a valid perfected first priority security interest in all of the Purchased Portfolio Assets and all proceeds of all of the foregoing to secure any and all obligations at any time owing by Sellers to Buyer.

(b)           (i) The Specified Portfolio Contracts are true, valid, genuine and complete in all material respects; (ii) Sellers or the Investment Vehicles have in their possession either (x) a fully executed original of any Lease Contract or note or certificate of title (and an executed original or a true and correct copy of all other documents) comprising each Specified Financing and Lease Asset, Credit Enhancement and all other Portfolio Contracts required by the applicable Seller’s or the Investment Vehicle’s credit or investment approval with respect to each Specified Financing and Lease Asset or (y) a true and correct electronic version of each document referred to in clause (x) above for which Sellers or the Investment Vehicles do not have either a fully executed original or an executed original or a true and correct copy, as called for in clause (x) above; (iii) the documents in Sellers’ or the Investment Vehicles’ possession pursuant to clause (ii) are sufficient to enforce the Obligor’s obligations under each Specified Financing and Lease Asset, Credit Enhancement and all other material Portfolio Contracts and (iv) Sellers or the Investment Vehicles have in their possession documentation sufficient to establish the original equipment cost of all On-Lease Equipment for purposes of determining personal property tax liability.

(c)           The Specified Financing and Lease Assets represent existing, valid, binding and enforceable obligations in accordance with their written terms, subject to any Debtor Relief Law, and constitute and arose out of bona fide business transactions entered into in the ordinary and usual course of business of the applicable Seller or Investment Vehicle, consistent with their respective past practices, but in the case of any Investment Vehicle, consistent with the applicable Seller’s past practices.

(d)           The Specified Financing and Lease Assets and the Asset Files relating thereto conform in all material respects with all applicable Laws.  To the Knowledge of Sellers (after Reasonable Inquiry), all Portfolio Property was in compliance with Environmental Laws when each applicable Obligor took delivery thereof.

(e)           Signatures, names, addresses, amounts, descriptions of Collateral and other statements and facts contained in the Specified Financing and Lease Assets and the Asset Files relating thereto are genuine, true and accurate in all material respects.

(f)            The computation of rents, interest, fees and other charges, if any, with respect to the Specified Financing and Lease Assets, have been accurately made and conform with all applicable Laws, in all material respects, and neither the billing and collection nor enforcement of any Specified Financing and Lease Asset or Credit Enhancement in accordance with the terms thereof has resulted or will result in the violation of any Laws in effect as of the date hereof or as of the applicable Closing Date.

(g)           (i) Other than as set forth on Schedule 3.2(g)(i), each Specified Financing and Lease Asset is not more than thirty (30) days past due with respect to its payments and no prepayments have been made thereunder; (ii) other than as set forth on Schedule 3.2(g)(ii), neither Sellers nor the Investment Vehicles have received any advance rents or other payments or deposits of any Obligor under any Specified Financing and Lease Asset; (iii) each such Specified

Financing and Lease Asset requires the Obligor thereunder (and not a Seller, Investment Vehicle or any other Person) to maintain insurance against loss or damage with respect to the On-Lease Equipment and tangible Collateral subject to or governed by such Specified Financing and Lease Asset in an amount in compliance with such Seller’s or Investment Vehicle’s credit policies as of the date of origination; (iv) such Specified Financing and Lease Asset requires the Obligor thereunder (and not a Seller, Investment Vehicle or any other Person) to maintain liability insurance naming the applicable Seller or Investment Vehicle, and its successors and assigns additional insureds with respect to such liability insurance; (v) other than as set forth on Schedule 3.2(g)(v), neither Sellers nor the Investment Vehicles have received any notice of cancellation, termination or non-renewal of such insurance which remains uncured, and based thereon, Sellers further jointly and severally represent and warrant to Buyer that all of the insurance required pursuant to such Specified Financing and Lease Asset is in full force and effect; and (vi) neither Sellers nor the Investment Vehicles have taken any action or omitted to take any action that has resulted or might result in (x) the Obligor under any Specified Financing and Lease Asset maintaining less insurance against loss or damage or liability insurance than is required under the terms of such Specified Financing and Lease Asset or (y) a reduction in the amount that would otherwise be payable as proceeds with respect to a claim under any such insurance policy.

(h)           Other than as set forth on Schedule 3.2(h), the Specified Portfolio Assets are in full force and effect, are not subject to any valid defenses, setoffs or counterclaims of any kind and no suit or any legal action or proceeding, administrative, judicial or otherwise has been brought or, to the Knowledge of Sellers, threatened to be brought by or against Sellers or the Investment Vehicles in connection therewith.

(i)            Other than as set forth on Schedule 3.2(i), the On-Lease Equipment subject to each relevant Specified Financing and Lease Asset has been delivered to the applicable lessee Obligor in accordance with the terms of the applicable Lease Contract and has been accepted by such Obligor and, to the Knowledge of Sellers, all such On-Lease Equipment is in the actual possession of and being used by such Obligor (or a duly authorized sublessee or other agent or designee appointed in accordance with the terms of the relevant Specified Financing and Lease Asset) in its business operations~~;~~ and no Obligor under any Specified Financing and Lease Asset has acquired any Portfolio Property, any interest in any Portfolio Property or the use of any Portfolio Property pursuant to such Specified Financing and Lease Asset for any purpose that is subject to the Truth in Lending Act and Regulation Z, as amended, or any State consumer credit Law.

(j)            Unless otherwise set forth on Schedule 3.2(j), to the Knowledge of Sellers, no Obligor under any Specified Portfolio Contract is the subject of any proceeding under any Debtor Relief Law.

(k)           The Asset Files and Records relating to the Specified Portfolio Assets are accurate in all material respects; and all information contained on the Schedules attached to this Agreement is accurate in all material respects.

(l)            Other than as set forth on Schedule 3.2(l), to the Knowledge of Sellers, no Portfolio Property relating to any of the Specified Portfolio Contracts has been repossessed, sold or substantially damaged without being repaired (whether or not covered by insurance) in excess of $250,000 in the case of any individual loss or $500,000 with respect to the aggregate of all such losses.

(m)          Neither Sellers nor the Investment Vehicles are in breach of or default under any Specified Financing and Lease Asset or any Credit Enhancement.

(n)           No Obligor under any Specified Financing and Lease Asset is required under any applicable Law to withhold from payment on any such Specified Financing and Lease Asset any interest or other withholdings for the payment of Taxes to any Governmental Authority, except to the extent that such Obligor is obligated to indemnify the applicable Seller for the amount withheld.

(o)           Other than as set forth on Schedule 3.2(o), (i) all payments pursuant to each Specified Financing and Lease Asset are made directly to Sellers or the Investment Vehicles; (ii) no Specified Financing and Lease Asset is subject to any debt subordination agreement, participation agreement (where the applicable Seller or Investment Vehicle has granted a participation interest to a third party), intercreditor agreement, owner trust agreement, collateral sharing agreement, residual sharing agreement, remarketing agreement or vendor recourse agreement and no Specified Financing and Lease Asset is subject to any disposition agreement; and (iii) none of the Specified Financing and Lease Assets will constitute a public sector financing contract.

(p)           Sellers or the Investment Vehicles have approved credit requests, credit proposals, letters of intent and similar documents and otherwise entered into commitments and Portfolio Contracts and documented the Specified Financing and Lease Assets in a manner consistent with Sellers’ credit policies, collateral eligibility standards, underwriting, origination and credit quality classifications in effect at the time such Specified Financing and Lease Assets were originated.

(q)           (i) no Person has an option to purchase any item of On-Lease Equipment for a fixed amount less than the Booked Residual Value thereof; (ii) the Booked Residual Value of any item of On-Lease Equipment is not less than the amount set forth on the Data Tape; (iii)  all documents required to be recorded or filed with the U.S. Coast Guard, the U.S. Federal Aviation Authority, the Surface Transportation Board or any comparable foreign Governmental Authorities with respect to any vessel, vehicle or aircraft that is subject to a Specified Financing and Lease Asset have been duly filed or recorded, and all filing fees and Taxes, if any, payable in connection with such filings have been paid in full; and (iv) each vehicle, vessel and aircraft that is subject to a Specified Financing and Lease Asset has been duly registered with the appropriate Governmental Authorities, and legal title to or the benefits of a valid first priority perfected mortgage with respect to each such vehicle, vessel or aircraft is vested in a Seller or Investment Vehicle.

(r)            Schedule 3.2(r) sets forth a list of each Credit Enhancement that is a letter of credit or certificate of deposit that has a maximum face amount in excess of $75,000, along with (i) the issuer thereof, (ii) the maximum amount drawable thereunder or principal amount thereof, (iii) the expiration or maturity date thereof, if applicable and (iv) the physical location thereof.

(s)           Other than as set forth on Schedule 3.2(s) each Specified Financing and Lease Asset and Credit Enhancement is expressly governed by the Laws of a State of the United States.  Other than as disclosed on Schedule 3.2(s) each Obligor under a Specified Financing and Lease Asset effects payments with respect to such Specified Financing and Lease Asset from a location in the United States.  Except as set forth on Schedule 3.2(g)(ii), none of the Obligors identified on Schedule 3.2(g)(ii) are located in the State of New York.

(t)            (i) No Specified Financing and Lease Asset that is in the form of a Lease Contract is terminable at the option of the Obligor thereunder except to the extent that such Obligor is required to pay to or on behalf of the applicable Seller a termination payment in an amount not less than the present value of all remaining scheduled payments, computed using a discount rate equal to the contract rate, if provided for, or otherwise the implicit rate for such Specified Financing and Lease Asset plus an amount not less than the present value of Booked Residual Value (as proportionately reduced for the interests subject to the Option Agreement) plus, to the extent required to be paid pursuant to the terms of such Lease Contract, any break funding, swap breakage or similar costs and (ii) no Specified Financing and Lease Asset that is in the form of a Finance Obligation is terminable at the option of the Obligor thereunder except to the extent that the Obligor is required to pay the applicable Seller or Investment Vehicle not less than the sum of the outstanding principal balance plus accrued and unpaid interest thereunder at the time of termination plus, to the extent required to be paid pursuant to the terms of such Finance Obligation, any break funding, swap breakage or similar costs.

(u)           All of the Portfolio Information set forth in the Data Tape is true, correct, complete and accurate in all respects as of April 30, 2004, subject to the following limitations and qualifications:

(i)            The Data Tape includes information in addition to the Portfolio Information.  No representation or warranty is made with respect to such additional information, except as otherwise indicated in footnote * on the Addendum to Exhibit L.

(ii)           The Data Tape includes information regarding certain Financing and Lease Assets and other Portfolio Assets that are not Specified Financing and Lease Assets, Equity Assets or Assets held for Sale or Lease.  No representation or warranty is made with respect to the information applicable to any such assets.

(iii)          The Data Tape includes projected cash flows with respect to certain Financing and Lease Assets that bear interest at a floating rate (or are Lease Contracts that have an imputed floating interest rate).  In projecting such cash flows, Sellers assumed a fixed rate of interest over the remaining life of such assets at a rate equal to the most recent applicable contractual index rate plus the current applicable contractual interest rate “spread” or “margin,” if any.

(iv)          The Data Tape includes contractual payment amounts, Booked Residual Values and projected cash flows with respect to Specified Financing and Lease

Assets owned by the Investment Vehicles or with respect to which the applicable Seller owns a beneficial interest.  Such payment amounts, Booked Residual Values and projected cash flows have not been bifurcated on the Data Tape into the applicable portions thereof to be transferred to Buyer (pursuant to Buyer’s acquisition of interests in the Investment Vehicles or a portion of such beneficial interest) from those portions thereof applicable to the interests retained by Sellers subject to the Option Agreement.

(v)           To the extent any of the Portfolio Information consists of projected cash flows (or similar types of information consisting of projected receipts with respect to the Specified Portfolio Assets), Sellers make no representation with respect to the collectability of such cash flows.

(vi)          The Portfolio Information and Sellers’ representations and warranties with respect thereto are further limited and/or qualified as set forth on the Addendum to Exhibit L.

(v)           Other than as set forth in Schedule 3.2(v) or any documents required to be recorded or filed with the U.S. Coast Guard, the U.S. Federal Aviation Authority, the Surface Transportation Board or any comparable foreign Governmental Authorities with respect to any vessel, vehicle or aircraft that is subject to a Specified Financing and Lease Asset, the execution and delivery by Sellers of this Agreement and each Seller Transaction Document, and the performance by them of their obligations hereunder or thereunder, do not and will not (i) require a consent, approval or waiver from, or notice to, any party to a Specified Portfolio Contract or other Specified Financing and Lease Asset, which consent approval or waiver has not been obtained, or (ii) result in a breach of or cause a default under any provision of a Specified Portfolio Contract or other Specified Financing and Lease Asset; except in any case under clauses (i) and (ii) above, any violation, breach, default or non-compliance that would not create a defense to enforcement or give rise to material damages.  The consents, approvals, waivers and notices set forth on Schedule 3.2(v) shall be referred to herein as the “Required Consents”.

(w)          As of April 30, 2004, the total amount of Applicable NAV of Portfolio Assets with respect to which any regularly scheduled installment of principal, interest or base rent (as the case may be) was more than thirty (30) days past due was not more than $75,000,000, with such delinquency determined on a separate IER-by-IER basis such that only the Applicable NAV of delinquent IERs shall be included in the computation of such amount.  For the avoidance of doubt, no such amount subject to forbearance, deferral or similar agreements shall be deemed to be past due for purposes of the foregoing.

(x)            Other than as set forth in Schedule 3.2(x), since the date of the Financial Statements, with respect to the Portfolio Assets, neither the Sellers nor the Investment Vehicles have:

(i)            Waived any material rights; or

(ii)           Except for the Portfolio Asset Permitted Encumbrances, consented to, or otherwise, to the Knowledge of Sellers with respect to Portfolio Property, permitted any Encumbrances on any Specified Portfolio Assets intended to be transferred at a Closing.

3.3           Representations and Warranties with respect to Equity Assets.

(a)           The Equity Assets are duly authorized, validly issued, outstanding, fully paid and nonassessable.

(b)           Schedule 3.3 accurately sets forth the names of the owners of the Equity Assets, the percentage ownership thereof, and whether such Equity Assets are certificated.

(c)           Each Seller listed on Schedule 3.3 owns the Equity Asset listed thereon beneficially and of record, free and clear of all Encumbrances.

(d)           To the extent that any Equity Asset is certificated, the delivery of a certificate or certificates at a Closing representing such Equity Asset in the manner set forth in Section 2.3 will transfer to Buyer valid title to the applicable Equity Asset, free and clear of all Encumbrances.  Upon each Closing, Buyer will be the beneficial owner of record of the Equity Assets transferred at that Closing, free and clear of all Encumbrances.

(e)           The Mitsui Partnership does not have any Liabilities and does not engage in any trade, business or other activity, other than the ownership of certain Specified Financing and Lease Assets, a portion of which are set forth on the Data Tape.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Sellers as follows:

4.1           Organization of Buyer.  Buyer (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (ii) is duly qualified or authorized to conduct business and is in good standing as a foreign corporation in all jurisdictions in which the character or location of its properties owned or leased by it or the nature of the business conducted by it requires such qualification or authorization, except where the failure to be so qualified or authorized has not had and would not have a material adverse effect on Buyer or Buyer’s ability to perform its obligations hereunder or under the Buyer Transaction Documents, and (iii) has the corporate power and corporate authority to own or lease and operate its assets and to carry on its business in the manner that they were conducted immediately prior to the date of this Agreement.

4.2           Authority of Buyer.  Buyer has the corporate power and corporate authority to execute and deliver this Agreement and each of the Buyer Transaction Documents and to perform its obligations thereunder.  The execution and delivery of this Agreement and the Buyer Transaction Documents by Buyer and the performance of its Obligations thereunder have been duly authorized and approved by all necessary corporate action and do not require any further authorization or consent of Buyer or its stockholders.  This Agreement has been duly authorized, executed and delivered by Buyer and (assuming the valid authorization, execution and delivery of this Agreement by Sellers) is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms subject to Debtor Relief Laws, and each of the Buyer Transaction Documents has been duly authorized by Buyer and upon execution and delivery by Buyer will be (assuming the valid authorization, execution and delivery by each other party thereto) the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, in each case subject to Debtor Relief Laws.

4.3           No Violation of Law and Agreements.  The execution and delivery by Buyer of this Agreement and each Buyer Transaction Document, and the performance by Buyer of its obligations hereunder or thereunder, does not and will not:

(a)           Violate any provision of the charter or bylaws of Buyer; or

(b)           (i) violate any provision of applicable Law, order, arbitration award, judgment or decree relating to Buyer or to which Buyer is subject; or (iii) require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority, except any violation that would not have a material adverse effect on Buyer’s ability to perform its obligations hereunder or under the Buyer Transaction Documents.

4.4           No Litigation or Regulatory Action.

(a)           There are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer which if determined adversely to Buyer would reasonably be expected to have a material adverse effect on Buyer’s ability to perform in a timely manner its obligations hereunder or under the Buyer Transaction Documents; and

(b)           There is no lawsuit, claim or proceeding pending or, to the knowledge of Buyer, threatened, that questions the legality or propriety of the transactions contemplated by this Agreement or any of the Buyer Transaction Documents.

4.5           No Brokers.  Buyer is not obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

4.6           Financial Ability.  Buyer has, and will have on each Closing Date, the financial ability to consummate the transactions contemplated by this Agreement and service and administer the Specified Portfolio Assets in accordance with the terms thereof.

4.7           Accredited Investor.  Buyer is an accredited investor as defined under the Securities Act of 1933, as amended, capable of evaluating the risks and merits relating to the purchase of the Specified Portfolio Assets and is capable of making an informed purchase in connection therewith.

SECTION 5

ACTION PRIOR TO EACH CLOSING DATE

Buyer and Sellers covenant and agree to take the following actions between the date hereof and each Closing Date:

5.1           Access to Information.  Subject to any and all applicable Laws and prior to the Final Closing, Sellers shall permit Buyer and its representatives to have reasonable access to the Assets and the Business, during regular business hours and upon reasonable advance notice, to the extent Buyer shall reasonably deem necessary or desirable; provided, however, that Sellers shall not be required to violate any obligation of confidentiality to which Sellers are subject in discharging their obligations pursuant to this Section 5.1 nor shall the foregoing require Sellers to permit any inspection, or to disclose any information, that would violate any attorney client privilege with respect to privileged communications of Sellers; provided, further, that Buyer and its representatives comply with the Confidentiality Agreement.  Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Sellers, and Buyer and its representatives shall not speak to any of the employees of Sellers other than those involved in the negotiation of the transactions contemplated by this Agreement without the prior written consent of Sellers.

5.2           Consents of Third Parties; Governmental Approvals.

(a)           Buyer and Sellers will act diligently and reasonably to secure, before the Final Closing Date, the Required Consents relating to the Assets to be transferred hereunder; provided, however, that Sellers shall not be required to incur (unless indemnified by Buyer) any financial or other obligation in connection therewith (other than normal and customary transaction costs and filing fees not otherwise required hereby to be incurred by Buyer).

(b)           During the period prior to each Closing Date, Buyer and Sellers shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Authority required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Sections 7 and 8.

(c)           Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause each Closing to occur (including the use of reasonable efforts to execute any documents reasonably requested by either party hereto and to satisfy such party’s conditions to Closing set forth herein); provided, however, that no party shall have any obligation to dispose of, hold separate or otherwise restrict its enjoyment of any of its assets or properties.

(d)

(i)            In the event that any Required Consent with respect to any Specified Financing and Lease Asset or Equity Asset (excluding interests subject to the Option Agreement), or any right or benefit arising thereunder or resulting therefrom, is obtained at any time following the Initial Closing Date (whether before or (unless Buyer or Sellers have elected as provided below to refuse equitable assignment) after the Final Closing Date), Sellers shall deliver to Buyer the related Seller Transaction Documents with regard to such Assets, and Buyer shall deliver to Sellers the related Buyer Transaction Documents with regard to the corresponding Assumed Liabilities.  In the event that any Required Consent with respect to any Specified Financing and Lease Asset or Equity Asset (other than the Deferred Assets and interests subject to the Option

Agreement), or any right or benefit arising thereunder or resulting therefrom, shall not have been obtained prior to the Final Closing Date, then as of the Final Closing, unless either of Sellers or Buyer elect in writing to refuse such equitable assignment of a particular Specified Financing and Lease Asset or Equity Asset, this Agreement shall and hereby does, to the extent permitted by Law, constitute full and equitable assignment by Sellers to Buyer of all of right, title and interest of Sellers in and to, and all Assumed Liabilities of Sellers under, each such Specified Financing and Lease Assets and Equity Asset, and Buyer shall be deemed Sellers’ agent with full power of attorney for purpose of completing, fulfilling and discharging all Assumed Liabilities thereunder from and after the Final Closing Date under any such Specified Financing and Lease Asset and Equity Asset.

(ii)           On the Final Closing Date, Sellers shall transfer to Buyer all amounts received by Sellers after the Initial Closing Date through the Final Closing Date with respect to any Specified Financing and Lease Asset or Equity Asset that is equitably assigned to Buyer plus interest at the Applicable Interest Rate on such amounts from the date of Seller’s receipt thereof until such Specified Financing and Lease Asset or Equity Asset is equitably assigned to Buyer.

(iii)          The parties shall take all necessary steps (including entry into subcontracts for the performance thereof as permitted) and actions to provide Buyer with all of the benefits of such Specified Financing and Lease Assets and Equity Assets, and to relieve Sellers of the obligations for all Assumed Liabilities thereunder to the same extent as if the desired assignment, transfer or novation had been effected.  Buyer agrees to pay, perform and discharge, and indemnify Sellers against and hold Sellers harmless from, all Assumed Liabilities thereunder relating to such performance (other than failure of Sellers to perform unless such failure to perform was at the written request of Buyer) under such Specified Financing and Lease Assets or Equity Assets.

(iv)          During the eighteen (18) month period extending from the Final Closing Date, Buyer may, but shall have no obligation to, unwind and terminate any equitable assignment of a Specified Financing and Lease Asset or Equity Asset by providing written notice to Sellers during such eighteen (18) month period (an “Unwind of Equitable Assignment”), but only to the extent the applicable Required Consent has not yet been obtained.  If Buyer elects to cause an Unwind of Equitable Assignment, (A) the parties shall take all necessary steps to provide Sellers with all of the benefits of such Asset, and to relieve Buyer of all Assumed Liabilities thereunder, from and after the date Buyer provides Sellers with written notice of its election to cause an Unwind of Equitable Assignment, and (B) within ten (10) Business Days following receipt of Buyer’s written notice to cause an Unwind of Equitable Assignment, Sellers shall pay to Buyer the then Applicable NAV of such Asset and applicable Premium Reduction Payment reduced to reflect the amortization pursuant to Buyer’s accounting policies with respect thereto in effect on the date Buyer provides Sellers with such notice.

(v)           In the event that either Sellers or Buyer elect in writing to refuse an equitable assignment of a particular Specified Financing and Lease Asset or Equity Asset on or prior to the Final Closing Date, Buyer shall have no obligation to purchase such

Specified Financing and Lease Asset or Equity Asset and such Specified Financing and Lease Asset or Equity Asset shall be deemed a Serviced Asset.

(e)           [Intentionally Omitted].

(f)            Except as otherwise provided herein, the obligations of the parties under this Section 5.2 shall not include any requirement of Sellers or Buyer to expend money (other than normal legal and professional fees or filing fees), commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

5.3           Operations Prior to each Closing Date.  During the period from the date hereof until the relevant Closing Date, except as required by Law or as required by this Agreement, Sellers shall:

(a)           Use commercially reasonable efforts to do the following:

(i)            operate and carry on the Business and service and administer the Specified Portfolio Assets that have not been transferred to Buyer at a previous Closing in the ordinary course of business consistent with past practice and in compliance with applicable Laws;

(ii)           preserve substantially intact the Assets, and preserve their present Business relationships, including with Obligors;

(iii)          service in all material respects the Specified Portfolio Assets and protect Sellers’ rights and interests therein in the ordinary course of business consistent with Sellers’ practices in effect on the date hereof, including billing, collection, administration and servicing policies, including policies relating to renewal of insurance;

(iv)          maintain the Asset Files in the ordinary course of business consistent with Sellers’ practices in effect on the date hereof and cause such Asset Files to be true and complete in all material respects; and

(v)           preserve and transfer to Buyer at the Initial Closing the backlog for the Business.

(b)           Without limiting the provisions of Section 5.3(a), except as set forth on Schedule 5.3, as expressly contemplated by this Agreement or with the written approval of Buyer, between the date hereof and the relevant Closing Date, Sellers shall not do any of the following:

(i)            Make any material change in the Business or its operations, except such changes as may be required to comply with any applicable Requirements of Law;

(ii)           Make any capital expenditure in relation to the Business or enter into any contract or commitment therefor in excess of $500,000 in the aggregate, except in the ordinary course of business;

(iii)          Sell, lease (as lessor), transfer or otherwise dispose of any Specified Portfolio Asset or Business Asset, mortgage or pledge or impose any Encumbrance (other than Portfolio Asset Permitted Encumbrances or Business Asset Permitted Encumbrances) on any of the Specified Portfolio Assets or Business Assets;

(iv)          Institute any material increase in any, or adopt any new, profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, severance, termination, welfare or other employee benefit plan with respect to employees of the Business, other than in the ordinary course of business as required on a non-discretionary basis by any such existing plan, or by any employment agreements or by Requirements of Law;

(v)           Make any material change in the compensation of employees of the Business, other than increases in salary or wages made in accordance with normal compensation practices and consistent with past practices of Sellers or non-discretionary increases required by employment agreements or by any Requirement of Law or as may be provided in the Additional Retention Agreements;

(vi)          With respect to the Business: acquire or purchase any properties or assets (other than in the ordinary course of business consistent with past practices including entering into Portfolio Contracts), merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire, any Person, or make any material investment in any Person;

(vii)         Modify any Specified Portfolio Asset from the form contained in the applicable Asset File in any respect nor cancel, sell, or subordinate in writing any Specified Portfolio Asset in whole or in part, nor release all or any portion of the Portfolio Property relating to any Specified Financing and Lease Asset from the lien in favor of the applicable Seller, except as required by the terms of the relevant documents contained in the applicable Asset File;

(viii)        Directly or indirectly in any way extend or otherwise restructure the payment schedule, payment terms or any other term or condition of any Specified Financing and Lease Asset or make any advance, extension, novation, modification or other accommodation to any Obligor;

(ix)           Solicit any Obligor in connection with any refunding or refinancing of any Specified Portfolio Asset;

(x)            Take any action (or omit to take any action) that would breach any of Sellers’ representations, warranties or covenants contained in this Agreement or that would reasonably be likely to cause any of the conditions in Section 7 to be materially delayed or fail to be satisfied;

(xi)           Except as set forth on Schedule 5.3, enter into any material transaction that would be treated as a lease for federal Income Tax purposes under which a Seller is a lessor and that, if entered into, would be a Portfolio Asset (for the avoidance of doubt, for this purpose “Portfolio Asset” shall not include any lease entered into in the course of the commercial aircraft financing business or the space and defense financing business of Boeing Capital or any of the other Sellers or their Affiliates); or

(xii)          Authorize, approve, agree or commit to do any of the foregoing.

5.4           [Intentionally Omitted]

5.5           Confidentiality.  The terms of the Confidentiality Agreement (including, without limitation, those relating to Taxes) are hereby incorporated by reference and shall continue in full force and effect until the Final Closing Date, at which time such Confidentiality Agreement and the obligations of Buyer under this Section 5.5 shall terminate.  If this Agreement is, for any reason, terminated prior to the Initial Closing Date, the Confidentiality Agreement shall continue in full force and effect in respect of such confidential information in accordance with its terms.  In addition to the obligations under the Confidentiality Agreement, Buyer and Sellers hereby agree that each of them will not disclose, nor will they permit any of their Affiliates to disclose, to any third party any confidential or proprietary information obtained from the other in connection with this Agreement (including without limitation any disclosure by Sellers or their Affiliates of any information relating to the Assets purchased by Buyer; it being acknowledged that, except for such confidential or proprietary information that is protected from disclosure by the attorney-client privilege or work product doctrine, such confidential or proprietary information does not include the (i) Tax structure or Tax treatment of the transactions contemplated by this Agreement), except as required by applicable Law, (ii) information which (A) is or becomes generally available to the public other than as a result of a disclosure by the party bound hereunder to keep such information confidential, (B) was or becomes available to the party bound hereunder on a non-confidential basis from a source other than the other party hereto (or its representatives), provided that, to the bound party’s knowledge, such source is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to other party, or (C) as required by applicable Law.

SECTION 6

ADDITIONAL AGREEMENTS

6.1           Use of Names.

(a)           Nothing herein shall be construed as granting Buyer a license in or to any trademarks, service marks or trade names belonging to Sellers or their respective Affiliates (collectively, the “Marks”).  Notwithstanding anything to the contrary in this Agreement, Buyer may not use the Marks, or any portion thereof, or any mark confusingly similar thereto, except as set forth in this Section 6.1.  If any Marks remain on Assets transferred to Buyer at any Closing, Buyer will have the limited permission to use such Marks for so long as they remain on such Assets; provided, however, Buyer will take commercially reasonable steps to promptly remove such Marks (to the extent removable, it being acknowledged that Marks are not removable from paper, documents or records) within three (3) months from the Initial Closing Date.

(b)           Buyer acknowledges Sellers’ (or their respective Affiliates’) rights in and title to the Marks and agrees that Buyer shall not acquire nor claim any title to the Marks adverse to Sellers (or their respective Affiliates) by virtue of this Agreement, the parties intending that all use of the Marks by Buyer permitted hereunder shall inure to the exclusive benefit of Sellers or their respective Affiliates.

(c)           In the event Buyer or any Affiliate of Buyer violates any of its obligations under this Section 6.1, Sellers may proceed against it in Law or in equity for such damages or other relief as a court may deem appropriate.  Buyer acknowledges that a violation of this Section 6.1 may cause Sellers irreparable harm which may not be adequately compensated for by money damages.  Buyer therefore agrees that in the event of any actual or threatened violation of this Section 6.1, Sellers shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any violations of this Section 6.1.

6.2           Employees; Employee Benefits.

(a)           Hiring of Employees.  Buyer shall use commercially reasonable efforts to hire as of the Initial Closing Date no less than eight (8) employees of the Business that perform asset management and collection functions, and may hire any other employees of the Business as Buyer deems necessary, all on at least the same base salary in effect immediately prior to the Initial Closing Date and with employee benefits and employee compensation programs that are substantially similar in the aggregate to those provided by Buyer to its similarly-situated employees. Buyer has delivered to Sellers a written description of such employee benefits and aggregate data on employee compensation programs.  With respect to each such Business employee who accepts Buyer’s offer of employment (a “Transferred Employee”), Buyer shall (i) maintain for twelve (12) months after the Initial Closing Date at least the same base salary as in effect immediately prior to the Initial Closing Date and employee benefits and employee compensation programs provided by Buyer to its similarly-situated employees (including severance benefits), and (ii) subject to the approval of the Buyer’s Pension Committee which approval shall not be unreasonably withheld (and Buyer hereby agrees to cause the Pension Committee to consider granting such approval at its next meeting and that, promptly after such meeting, Buyer shall notify Sellers whether such approval has been granted), credit the Transferred Employees’ entire periods of service prior to the Initial Closing for purposes of determining eligibility, vesting, and benefit entitlement (but not benefit accruals under any pension plan) under severance, vacation, pension benefits, retiree medical and life insurance benefits, and all other compensation and benefit plans, programs and policies maintained by Buyer for the benefit of such employees after the Initial Closing.  Notwithstanding the foregoing, Buyer shall not be prohibited by this Section 6.2(a) from terminating the employment of any Transferred Employee following the Initial Closing Date, subject, however to Buyer’s compliance with all applicable Requirements of Law or agreements to which Buyer is a party or by which it is bound.  Employees of the Business who are on approved leaves of absence at the time they accept an offer of employment from Buyer shall become Transferred Employees as of the date they return from such leave of absence and accept employment with Buyer.

(b)           Health Coverages; Workers’ Compensation.  Without limiting the scope of Section 6.2(a), Buyer shall cause each Transferred Employee (and his or her “eligible dependents”, as defined in the Benefit Plans) to be covered following the Initial Closing by a group health plan that provides health benefits (within the meaning of Section 5000(b)(1) of the Code) that (i) comply with the provisions of Section 6.2(a) with respect to Transferred

Employees, (ii) does not limit or exclude coverage on the basis of any pre-existing condition of such Transferred Employee or dependent (other than any limitation already in effect under Sellers’ group health plan), and (iii) provides each Transferred Employee full credit, for the year during which the Initial Closing occurs, for any deductible already incurred by the Transferred Employee under Sellers’ group health plan and for any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of Sellers’ or Buyer’s group health plan or medical plan.  In addition, Buyer shall assume responsibility for all amounts payable by reason of, or in connection with, any and all medical and dental claims incurred by any Transferred Employee or his or her eligible dependents after the Initial Closing, and shall assume responsibility for workers’ compensation claims (including medical, disability, permanency and expense claims) incurred by any Transferred Employee or his or her eligible dependents after the Initial Closing, and shall take all necessary and appropriate action to adopt or designate a workers’ compensation program to cover Transferred Employees at least comparable to the one currently provided by Sellers with respect to the Transferred Employees.  For purposes of the foregoing, a medical/dental claim shall be considered incurred when the medical services are rendered or medical supplies are provided, and not when the condition arose.

(c)           [Intentionally Omitted].

(d)           [Intentionally Omitted].

(e)           Accrued Vacation.  Sellers shall pay the Transferred Employees all accrued vacation upon such Transferred Employees’ terminations of employment with Sellers.

(f)            Savings Plan.  Without limiting the scope of Section 6.2(a), as of the Initial Closing, Buyer shall make available, and maintain for a period of a least twelve (12) months, a tax-qualified defined contribution plan with a cash or deferred feature (the “Buyer’s Savings Plan”) for the benefit of each Transferred Employee who was eligible to participate in a tax-qualified defined contribution plan maintained by Sellers with a cash or deferred feature (a “Sellers’ Savings Plan”).  As soon as practicable after the Initial Closing, Sellers’ Savings Plan shall make distributions available to Transferred Employees as permitted by Section 401(k)(2) of the Code, and Buyer’s Savings Plan shall accept any such distribution as a direct rollover distribution if so directed by the Transferred Employee.  Sellers shall make any contributions to Sellers’ Savings Plan that was due and payable by Sellers on or before the Initial Closing Date.

(g)           Flexible Spending Accounts.  Without limiting the scope of Section 6.2(a), effective as of the Initial Closing, Buyer shall establish flexible spending accounts for health and dependent care expenses, and Sellers shall spin-off and Buyer shall assume the health and dependent care account balances (and related assets and liabilities) under Sellers’ flexible benefits plan with respect to Transferred Employees to Buyer’s flexible benefit plan.  As soon as practicable after the Initial Closing, (i) Sellers shall pay to Buyer in cash the amount, if any, by which aggregate contributions made to accounts under Sellers’ flexible benefits plan exceeded the aggregate benefits provided as of the Initial Closing, or (ii) Buyer shall pay to Sellers in cash the amount, if any, by which aggregate benefits provided from accounts under Sellers’ flexible benefits plan exceeded the aggregate contributions made as of the Initial Closing Date.  Subject to applicable Law, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996, Sellers will make available to Buyer, not less than five (5) calendar days prior to the Initial Closing, a list of Transferred Employees who are participating in or have participated in the plans described in this subsection (g), together with the elections made prior to the Initial Closing with respect to such accounts through the Initial Closing.

(h)           Sick Leave.  Sellers shall pay Transferred Employees accrued sick leave in accordance with, and subject to, Sellers’ sick leave policy.

(i)            WARN Act.  Buyer agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”), and any similar state or other applicable law, and to otherwise comply with any such applicable law with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act) or group termination or similar event affecting employees of the Business (including as a result of the consummation of the transactions contemplated by this Agreement) and occurring after the Initial Closing Date.  Sellers shall provide any such notice with respect to any group termination or similar event occurring on or before the Initial Closing Date.

(j)            No Third Party Beneficiary.  Nothing herein is intended to, and shall not be construed to, create any third party beneficiary rights of any kind or nature, including the right of any Transferred Employee or other individual to seek to enforce any right to compensation, benefits, or any other right or privilege of employment with Sellers or Buyer.

6.3           Insurance.  Sellers will keep (or cause to be kept) insurance policies currently maintained by Sellers relating to the Assets and current or former employees, or suitable replacements therefor, in full force and effect through the Final Closing Date, except that Sellers may reduce, terminate, amend or otherwise modify such policies to reflect that certain Assets and Assumed Liabilities have been transferred at a Closing; provided, however, that with respect to insurance maintained by Obligors, Sellers shall not permit any reduction, termination, amendment or modification thereof except as required by any Specified Portfolio Contract.

6.4           Federal Mogul Schedule.  In the event of any default, nonpayment or raising of any defense to enforcement by the Obligor with respect to the Federal Mogul Schedule, Buyer shall have the option to require Sellers by written notice within thirty (30) days of such event to purchase the Federal Mogul Schedule for the Applicable NAV as of the date of the consummation of such purchase.

6.5           Unapplied Cash.  Sellers will use commercially reasonable efforts to reconcile and apply all cash that is reflected on the general ledger of any of them as of the Initial Closing Date.

6.6           Insurance Matters.  Sellers have disclosed on Schedule 3.2(g)(v) that certain Obligors are not in compliance with the insurance requirements of their respective Specified Financing and Lease Assets (the “Insurance Deficiencies”).  Sellers shall use commercially reasonable efforts to cause each of such Obligors to cure the Insurance Deficiencies prior to the time that Services are no longer being provided under the Transition Services Agreement.  With respect to each Insurance Deficiency, until Sellers certify to Buyer in writing that such Insurance Deficiency has been cured, Sellers shall indemnify and hold harmless each Buyer Group

Member against all Indemnifiable Losses arising out of such Insurance Deficiency without reference to any of the monetary limitations or time limitations set forth in Schedule 9.

6.7           [Intentionally Omitted]

6.8           [Intentionally Omitted].

6.9           Sellers’ Covenant.  Sellers covenant and agree with Buyer as follows, it being understood and agreed that each of the following covenants and agreements shall survive all Closings:

(a)           Notice to Obligors.  Sellers shall cooperate with Buyer in notifying the Obligors under the Purchased Portfolio Assets of the assignment of such Purchased Portfolio Assets from Sellers to Buyer, provided, however, that such notification shall not apply in those instances when a Required Consent is to be obtained prior to the sale of any Specified Portfolio Asset to Buyer.  Such notification shall be by letter in substantially the form attached hereto as Exhibit G or as may otherwise be mutually agreed upon by the applicable Seller and Buyer.

(b)           Closing Date Data Tape.  After the Initial Closing (but in no event later than July 31, 2004), Sellers shall deliver to Buyer the Closing Date Data Tape.  All of the Portfolio Information and other data to be set forth in the Closing Date Data Tape shall be true, correct, complete and accurate in all respects as of 11:59 p.m. PDT on May 31, 2004; provided, however, the parties acknowledge that the Closing Date Data Tape will include certain interests that are subject to the Option Agreement.

6.10         Buyer’s Covenant.  Buyer covenants and agrees with Sellers as follows, it being understood that each of the following covenants shall survive the Closing:

(a)           [Intentionally Omitted].

(b)           [Intentionally Omitted].

(c)           [Intentionally Omitted].

(d)           Separate Portfolio.  Buyer shall use commercially reasonable efforts to maintain its assets and liabilities in such a manner that it is not costly or difficult to ascertain or otherwise identify the CFS Portfolio and any and all liabilities associated with the CFS Portfolio from Buyer’s other assets and liabilities.  Buyer shall maintain separate CFS Portfolio Records with respect to the CFS Portfolio and such CFS Portfolio Records shall be used by Buyer in the preparation of the Applicable NAV Statements, the Gain/Loss Statements and the reports described in Schedule 1.9(a)(iv).

(e)           [Intentionally Omitted].

(f)            Audit and Access Rights.

(i)            Buyer acknowledges that, in addition to their rights (and the matters) described in Section 1.9(a)(v), Sellers shall have the right to perform periodic audits (not to exceed one (1) in any calendar year) and examinations with respect to the CFS Portfolio and the CFS Portfolio Records, for purposes of verifying compliance with the covenants made in Section 1.9 and Schedule 10, and Buyer agrees that in connection with such audits and examinations upon reasonable (but no less than five (5) Business Days’) prior notice to Buyer, any Seller or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the CFS Portfolio Records and any and all other information relating to the CFS Portfolio in the possession or under the control of Buyer and/or its Affiliates.  Buyer also shall make available to Sellers a knowledgeable financial, accounting and/or portfolio management officer, as reasonably requested by Sellers, for the purpose of answering questions in respect of the CFS Portfolio, or any applicable part thereof.  Sellers shall pay all out-of-pocket costs and expenses incurred by Sellers in connection with Sellers’ activities pursuant to this Section 6.10(f) (“Audit Costs”).

(ii)           Buyer further acknowledges and agrees that (A) Buyer shall reasonably cooperate with Sellers to enable Sellers to meet and confer with Buyer’s Accountants in connection with the report described in Section 1.9(a)(v) above, and (B) in connection with any such meeting, Buyer shall reasonably cooperate with Sellers to enable Sellers to be permitted to review Buyer’s Accountants’ work papers used to prepare the report identified in Section 1.9(a)(v)).

(g)           CFS Portfolio Administration; Modification of Assets.  Buyer shall administer, manage and otherwise conduct its operations with respect to the CFS Portfolio in substantially the same manner as Buyer administers, manages and conducts its operations with respect to similar assets (e.g., loans, leases and other similar types of financing assets (and the property encumbered thereby or subject thereto)) owned or serviced by Buyer that are not part of the CFS Portfolio.

(h)           Payments Received by Buyer – Excluded Assets.  All amounts received by Buyer with respect to any of the Excluded Assets (including with respect to the Zero Balance Financing and Lease Assets and related Portfolio Property), shall be forwarded by Buyer to Boeing Capital, on behalf of the applicable Seller, within a reasonable time, provided, however, that payments received by Buyer with respect to any Serviced Asset shall be handled in accordance with the terms of the Servicing Agreement.  All amounts received by Sellers with respect to any of the Assets on or after the Closing Date on which such Asset was sold to Buyer shall be forwarded by Sellers to Buyer within a reasonable time, provided, however, that payments received by Sellers with respect to any Asset subject to Transition Services Agreement pursuant to the Transition Services Agreement shall be handled in accordance therewith.

(i)            [Intentionally Omitted].

(j)            [Intentionally Omitted].

SECTION 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

7.1           Conditions to the Initial Closing.  The obligations of Buyer to consummate the Initial Closing shall, at the option of Buyer, be subject to the satisfaction or written waiver in whole or in part, on or prior to the Initial Closing Date, of the following conditions:

(a)           No Misrepresentation or Breach of Covenants and Warranties.  The representations and warranties of Sellers made in this Agreement and the Seller Transaction Documents shall be true and correct:  (i) in all material respects (other than such representations and warranties which are qualified by materiality, Material Adverse Effect or material adverse effect which shall be true and correct in all respects) as of the date hereof; and (ii) on and as of the Initial Closing Date, as though made on such date, (A) except for those representations and warranties which refer to facts existing at a specific date, and (B) except to the extent any breaches of such representations and warranties would not in the aggregate have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.  Sellers shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Sellers on or before the Initial Closing Date; there shall not have been any Material Adverse Effect from the date hereof to the Initial Closing Date; and Sellers shall have delivered to Buyer a certificate dated the Initial Closing Date and signed by an authorized representative of each Seller confirming each of the foregoing.

(b)           Necessary Governmental Approvals.  All approvals and actions of or by all Governmental Authorities which are necessary to consummate the transactions contemplated by the Initial Closing shall have been obtained or taken place (other than any such approvals and actions which are contemplated by Section 7.3(b) for less than all of the Assets to be transferred at the Initial Closing).

(c)           Deliveries by Sellers.  Sellers shall have delivered to Buyer at the Initial Closing all the items specified to be delivered by Sellers in Section 2.3(a).

(d)           No Injunction.  There shall not be in effect on the Initial Closing Date any Court Order restraining or enjoining the carrying out of this Agreement or the consummation of the transactions contemplated by the Initial Closing.

7.2           Conditions to each Subsequent Closing.  The obligations of Buyer to consummate each Subsequent Closing shall, at the option of Buyer, be subject to the satisfaction or written waiver in whole or in part, on or prior to such the date of such Subsequent Closing, of the following conditions:

(a)           No Misrepresentation or Breach of Certain Covenants and Warranties.  The representations and warranties of Sellers set forth in Sections 3.1(a), 3.1(b), 3.1(d), 3.1(e)(iii), 3.1(j), 3.1(m), 3.1(r), 3.2, 3.3(a), 3.3(b), 3.3(c), 3.3(d) and 3.3(e)shall be true and correct on and as of the date of such Subsequent Closing, as though made on such date, (i) except for those representations and warranties which refer to facts existing at a specific date, (ii) except to the extent any breaches of such representations and warranties would not in the aggregate have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby, (iii) except to the extent any such representations and warranties relate to or are made for any Assets not transferred on the date of such Subsequent Closing and (iv) except to the extent any such representations and warranties relate to or are made with respect to any Sellers not transferring Assets on the date of such Subsequent Closing.  Sellers shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Sellers on or before the date of such Subsequent Closing; there shall not have been any Material Adverse Effect from the date of the immediately prior Closing Date to the date of such Subsequent Closing; and Sellers shall have delivered to Buyer a certificate dated the date of such Subsequent Closing and signed by an authorized representative of each Seller confirming each of the foregoing.

(b)           Necessary Governmental Approvals.  All approvals and actions of or by all Governmental Authorities which are necessary to consummate the transactions contemplated by such Subsequent Closing shall have been obtained or taken place (other than any such approvals and actions which are contemplated by Section 7.3(b) for less than all of the Assets to be transferred at such Subsequent Closing).

(c)           Deliveries by Sellers.  Sellers shall have delivered to Buyer at such Subsequent Closing all the items specified to be delivered by Sellers in Section 2.3(b).

(d)           No Injunction.  There shall not be in effect on the Closing Date any Court Order restraining or enjoining the carrying out of this Agreement or the consummation of the transactions contemplated by such Subsequent Closing.

7.3           Conditions to Transfer of each Asset.  The obligations of Buyer to consummate the purchase of any particular Asset at any Closing shall, at the option of Buyer, be subject to the satisfaction or written waiver in whole or in part, on or prior to the date of such Closing, of the following conditions:

(a)           All Required Consents for that particular Asset shall have been obtained; and

(b)           All approvals and actions of or by all Governmental Authorities which are necessary for Buyer’s consummation of the purchase of that particular Asset shall have been obtained or taken place.

Notwithstanding the failure of any one or more of the foregoing conditions in this Section 7, Buyer may proceed with a Closing without satisfaction, in whole or in part, of any one or more of such conditions with written waiver of such conditions.

7.4           Conditions Relating to Material Adverse Effect.

(a)           To the extent that at or prior to any Closing Sellers deliver to Buyer a written notice (a “Post-Signing MAE Notice”) specifying in reasonable detail either (i) a Material Adverse Effect or (ii) breach of a representation or warranty of Sellers as of such Closing having a Material Adverse Effect or material adverse effect on the transactions contemplated hereby, and which Material Adverse Effect described in clause (i) or breach described in clause (ii) did not exist or occur on or before the date of this Agreement, and Buyer nevertheless proceeds with such Closing following receipt of such notice, Buyer shall be deemed to have waived for all purposes any rights or remedies it may have against Sellers (including any rights or remedies under Section 9.1) by reason of the occurrence of such events to the extent described in such Post-Signing MAE Notice.

(b)           To the extent that at or prior to any Closing Sellers deliver to Buyer a written notice specifying in reasonable detail either (i) a Material Adverse Effect or (ii) breach of a representation or warranty of Sellers as of such Closing having a Material Adverse Effect or material adverse effect on the transactions contemplated hereby, and which Material Adverse Effect described in clause (i) or breach described in clause (ii) existed or occurred on or before the date of this Agreement, Sellers shall have a period of ninety (90) days from delivery of such notice to cure such Material Adverse Effect or breach to the extent such Material Adverse Effect or breach is curable.  Notwithstanding anything to the contrary herein, during such 90-day cure period, Sellers shall have no obligation to enter into any Closing.

SECTION 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

8.1           Conditions to the Initial Closing.  The obligations of Sellers to consummate the Initial Closing shall, at the option of Sellers, be subject to the satisfaction or written waiver in whole or in part, on or prior to the Initial Closing Date, of the following conditions:

(a)           No Misrepresentation or Breach of Covenants and Warranties.  The representations and warranties of Buyer made in this Agreement and the Buyer Transaction Documents shall be true and correct:  (i) in all material respects (other than such representations and warranties which are qualified by materiality, Material Adverse Effect or material adverse effect which shall be true and correct in all respects) as of the date hereof; and (ii) on and as of the Initial Closing Date, as though made on such date, (A) except for those representations and warranties which refer to facts existing at a specific date and (C) except to the extent any breaches of such representations and warranties of Buyer would not in the aggregate have a material adverse effect on the transactions contemplated hereby.  Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer on or before the Initial Closing Date; and Buyer shall have delivered to Sellers a certificate dated the Initial Closing Date and signed by an authorized representative of Buyer confirming the foregoing.

(b)           Necessary Governmental Approvals.  All approvals and actions of or by all Governmental Authorities which are necessary to consummate the transactions contemplated by the Initial Closing shall have been obtained or taken place (other than any such approvals and actions which are contemplated by Section 8.3(b) for less than all of the Assets to be transferred at the Initial Closing).

(c)           Payment of Purchase Price.  Buyer shall have paid to Sellers the portion of the Base Purchase Price for the Assets to be transferred at the Initial Closing and the Purchase Premium, in each case, as required to be paid pursuant to Section 1.3.

(d)           Delivery by Buyer.  Buyer shall have delivered to Sellers at the Initial Closing all the items specified to be delivered by Buyer in Section 2.2(a).

(e)           No Injunction.  There shall not be in effect on the Initial Closing Date any Court Order restraining or enjoining the carrying out of this Agreement or the consummation of the transactions contemplated by this Agreement.

8.2           Conditions to each Subsequent Closing.  The obligations of Sellers to consummate each Subsequent Closing shall, at the option of Sellers, be subject to the satisfaction or written waiver in whole or in part, on or prior to such the date of such Subsequent Closing, of the following conditions:

(a)           No Misrepresentation or Breach of Certain Covenants and Warranties.  The representations and warranties of Buyer set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and  4.7 shall be true and correct on and as of the date of such Subsequent Closing, as though made on such date, (i) except for those representations and warranties which refer to facts existing at a specific date and (ii) except to the extent any breaches of such representations and warranties would not in the aggregate have a material adverse effect on the transactions contemplated hereby.  Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer on or before the date of such Subsequent Closing; and Buyer shall have delivered to Sellers a certificate dated the date of such Subsequent Closing and signed by an authorized representative of Buyer confirming the foregoing.

(b)           Necessary Governmental Approvals.  All approvals and actions of or by all Governmental Authorities which are necessary to consummate the transactions contemplated by such Subsequent Closing shall have been obtained or taken place (other than any such approvals and actions which are contemplated by Section 8.3(b) for less than all of the Assets to be transferred at such Subsequent Closing).

(c)           Payment of Purchase Price.  Buyer shall have paid to Sellers the portion of the Base Purchase Price for the Assets to be transferred at such Subsequent Closing that is required to be paid pursuant to Section 1.3.

(d)           Deliveries by Buyer.  Buyer shall have delivered to Buyer at such Subsequent Closing all the items specified to be delivered by Sellers in Section 2.2(b).

(e)           No Injunction.  There shall not be in effect on the date of such Subsequent Closing any Court Order restraining or enjoining the carrying out of this Agreement or the consummation of the transactions contemplated to occur at such Subsequent Closing.

8.3           Conditions to Transfer of Each Asset.  The obligations of Sellers to consummate the sale of any particular Asset at any Closing shall, at the option of Sellers, be subject to the satisfaction or written waiver in whole or in part, on or prior to the date of such Closing, of the following conditions:

(a)           All Required Consents for that particular Asset shall have been obtained.

(b)           All approvals and actions of or by all Governmental Authorities which are necessary for Sellers’ consummation of the sale of that particular Asset shall have been obtained or taken place.

SECTION 9

INDEMNIFICATION

Sellers and Buyer hereby agree to the covenants and agreements set forth on Schedule 9 hereto.  Reference in this Agreement or in any of the Schedules or Exhibits hereto to any of Sections 9.1 through 9.8 shall be deemed to be references to the corresponding Sections of Schedule 9 hereto.  Reference in this Agreement or in any of the Schedules or Exhibits hereto to Section 9 shall be deemed to be references to Schedule 9 hereto.

SECTION 10

SPECIAL WARRANTY

Sellers and Buyer hereby agree to the covenants and agreements set forth on Schedule 10 hereto.  Reference in this Agreement or in any of the Schedules or Exhibits hereto to any of Sections 10.1 through 10.4 shall be deemed to be references to the corresponding Sections of Schedule 10 hereto.  Reference in this Agreement or in any of the Schedules or Exhibits hereto to Section 10 shall be deemed to be references to Schedule 10 hereto.

SECTION 11

TERMINATION

11.1         Termination.

(a)           Notwithstanding anything contrary in this Agreement, this Agreement may be terminated at any time prior to the Initial Closing Date:

(i)            by Sellers, by giving notice to Buyer on or after ninety (90) days after the date of this Agreement, if any of the conditions set forth in Section 8.1 is not satisfied or waived by such date, unless such satisfaction has been frustrated or made impossible by any act or failure to act by Sellers;

(ii)           by Buyer, by giving notice to Sellers on or after ninety (90) days after the date of this Agreement, if any of the conditions set forth in Section 7.1 is not satisfied or waived by such date, unless such satisfaction has been frustrated or made impossible by any act or failure to act by Buyer;

(iii)          by Sellers by giving notice to Buyer at any time, if Buyer has breached any material representation, warranty, covenant or agreement contained in this Agreement (except to the extent any breaches of such representations and warranties would not in the aggregate have a Material Adverse Effect or a material adverse effect on Buyer’s ability to perform its obligations hereunder or under the Buyer Transaction Documents) and such breach has not been cured within thirty (30) calendar days after Sellers’ notice to Buyer of such breach (“Sellers’ Breach Notice”) or, if cure is not possible within thirty (30) calendar days, if cure has not been commenced and is not being diligently pursued within thirty (30) calendar days after Sellers’ Breach Notice;

(iv)          by Buyer, by giving notice to Sellers at any time, if Sellers have breached any material representation, warranty, covenant or agreement contained in this Agreement (except to the extent any breaches of such representations and warranties would not in the aggregate have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby) and such breach has not been cured within thirty (30) calendar days after Buyer’s notice to Sellers of such breach (“Buyer’s Breach Notice”) or, if cure is not possible within thirty (30) calendar days, if cure has not been commenced and is not being diligently pursued within thirty (30) calendar days after Buyer’s Breach Notice;

(v)           by Buyer, by giving notice to Sellers within ten (10) Business Days of receipt of a Post-Signing MAE Notice from Sellers; or

(vi)          by mutual written agreement of Sellers and Buyer.

(b)           In the event of termination of this Agreement pursuant to Section 11.1(a) above:

(i)            Each party shall return to the other party or destroy all documents concerning confidential information of the other party (and, upon request, certify as to the return or destruction thereof);

(ii)           No party shall have any liability or further obligation to the other party hereunder, except for obligations of confidentiality and non-use with respect to the other party’s confidential information, which shall survive the termination of this Agreement and no party shall be entitled to any monetary damages or injunctive relief (including specific performance) as a result of such termination, or any indemnification under Section 9 or 10, except as permitted in Section 11.1(b)(iv);

(iii)          The provisions of Sections 5.5, 11.1(b), 12.2, 12.3, 12.4, 12.6, 12.7, 12.10, 12.13, 12.14, 12.15 and 12.21 hereof shall remain in full force and effect; and

(iv)          In no event shall any termination of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has knowingly, willfully or intentionally breached any of the agreements or other provisions of this Agreement prior to termination thereof.

SECTION 12

GENERAL PROVISIONS

12.1         Survival of Covenants, Representations and Warranties.  No covenant or agreement contained herein to be performed prior to a Closing Date shall survive that Closing Date unless otherwise expressly agreed by the parties and any covenant and agreement to be performed after that Closing Date shall survive the Closing occurring on that Closing Date until the expiration of the applicable statute of limitations, except as otherwise provided herein.  Each representation and warranty contained herein and in the Seller Transaction Documents shall survive the Initial Closing until, and will expire and be of no force and effect, on the conclusion of the applicable time periods specified in, and otherwise in accordance with, Schedule 9.  THEREAFTER, THE PARTIES HERETO SHALL, BY VIRTUE HEREOF, BE RELEASED FROM ANY LIABILITY WHATSOEVER UNDER THIS AGREEMENT, INCLUDING ANY INDEMNIFICATION OBLIGATION UNDER SCHEDULE 9, WITH RESPECT TO ANY SUCH REPRESENTATION OR WARRANTY.

12.2         No Public Announcement.  From the date of this Agreement, neither Buyer nor Sellers shall, without the written approval of the other (such approval not to be unreasonably withheld or delayed), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by applicable Requirements of Law, in which case such party shall use reasonable efforts to coordinate with the other party with respect to the timing, form and content of such release or announcement and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or with respect to the reporting and list maintenance provisions of Temp. Treas. Reg. § 1.6011-4 and Treas. Reg. § 301.6112-1, any successor thereto and any comparable provision of state or local tax Law.

12.3         Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally against written receipt, (b) if sent by registered or certified mail, return receipt requested, postage prepaid, when received, (c) when received by facsimile transmission if confirmed by the other means described in clause (a), or (b), and (d) when delivered by a nationally recognized overnight courier service, prepaid, and shall be addressed as follows:

If to Sellers, to:

Boeing Capital Corporation

500 Naches Avenue SW

3rd Floor

Renton, WA 98055

Attention:  Chief Financial Officer

Facsimile:  (425) 393-1002

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, CA  90071

Attention:  Lawrence M. Braun, Esq.

Facsimile:  (213) 620-1398

If to Parent, to:

The Boeing Company

Corporate Headquarters

M/C 5003-1001

100 North Riverside

Chicago, IL  60606-1596

Attention:  Corporate Secretary

Facsimile:  (312) 544-2829

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, CA  90071

Attention:  Lawrence M. Braun, Esq.

Facsimile:  (213) 620-1398

If to Buyer, to:

GE Commercial Finance

260 Long Ridge Road

Stamford, CT  06927

Attention:  Senior Strategic Transactions Counsel

Facsimile:  (203) 602-9305

with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York  10166-0193

Attention:  Steven R. Shoemate, Esq.

Facsimile:  (212) 351-4035

or to such other address as such party may indicate by a written notice delivered to the other parties hereto.

12.4         Successors and Assigns.  The rights of a party under this Agreement shall not be assignable by such party without the written consent of the other parties hereto, provided that (i) Buyer may designate any one or more of its Affiliates to take title to and/or accept assignment or transfer of any one or more Specified Portfolio Assets from Sellers, (ii) Buyer may assign its rights hereunder to one or more of its Affiliates and (iii) Buyer may assign its rights hereunder to any Person in connection with any securitization or assignment of the Financing and Lease Assets.  Notwithstanding the foregoing, no assignment otherwise permitted hereunder shall, without the written consent of Sellers, relieve Buyer from any of its Liabilities hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the parties and successors and assigns permitted by this Section 12.4, and the Indemnified Parties under Schedule 9, any right, remedy or claim under or by reason of this Agreement.

12.5         Records after Closing.

(a)           Access.  During the period from the Initial Closing Date until three years following the last to occur of the Termination Date of the last remaining CFS Portfolio Financing and Lease Asset or the sale or disposition of the last remaining Equity Asset or the dissolution or expiration of the term (or similar event) of the entity in which the last remaining Equity Asset represented an ownership interest, Sellers and their representatives shall have reasonable access to all of the books and records of the Business (including the Asset Files), to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the operations of the Business prior to the Initial Closing Date, including Excluded Liabilities and/or Excluded Assets, the preparation of Sellers’ financial reports or Tax returns, any Tax audits, the defense or prosecution of litigation (including arbitration or mediation), and any other reasonable need of Sellers to consult such books and records.  Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours in a manner so as to not unreasonably interfere with the conduct of Buyer’s business.  Sellers shall be exclusively responsible for any costs or expenses incurred by it pursuant to this Section 12.5(a).  If any such books or records, Asset Files, or any other documents relating to the Business prior to the Initial Closing Date which Sellers have the right to have access to pursuant to this Section 12.5(a) are produced by Buyer to an actual or potentially adverse party (e.g., in litigation or in connection with a government investigation), Buyer shall endeavor to, as soon as commercially reasonable, make all such books, records, Asset Files, and/or documents produced available for inspection and copying by Sellers concurrently with the production of such books, records, Asset Files and/or documents.  In addition, if Buyer shall desire to dispose of any of such books or records prior to the expiration of the period specified in the first sentence of this Section 12.5(a), Buyer shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers’ expense, to segregate and remove such books, records and Asset Files as Sellers may select.  Buyer shall provide Sellers with reasonable assistance, at Sellers’ actual expense, by providing employees to act as witnesses and preparing documents, reports and other information reasonably requested by Sellers in support of the activities described in this Section 12.5(a).  In no event shall Buyer dispose of any such books, records or Asset Files pertaining to the Serviced Assets without the prior written consent of Sellers not to be unreasonably withheld.

(b)           Retention.  Buyer agrees that, subject to any confidentiality obligations applicable to Sellers, Sellers may retain (i) copies of all materials made available to Buyer in the course of its investigation of the Business, together with a copy of all documents referred to in such materials, (ii) all books and records prepared in connection with the transactions contemplated by this Agreement, including bids received from others and information relating to such bids, (iii) copies of any books and records which may be relevant in connection with the defense of (A) the matters referred to in Section 9 or (B) disputes or proceedings arising under the transactions contemplated by this Agreement, with Governmental Authorities or with other third Persons, (iv) all financial information and all other accounting books and records prepared or used in connection with the preparation of financial statements of Sellers, (v) copies of any Assigned Contracts or records, and (vi) originals of all Asset Files relating to the Serviced Assets.

(c)           Tax Audits.  Subject to the provisions of Section 9.4(c), Buyer and Sellers shall provide reasonable assistance to each other with any tax audits or other administrative or judicial proceedings involving the Business at no cost to the other.  Neither party shall, without the prior written consent of the other, unless required by applicable Law, initiate any contact or voluntarily enter into any agreement with, or volunteer any information to, any taxing authorities with regard to Tax Returns or declarations of the other party.  A change by either party in the method of tax reporting or the contents of Tax Returns shall not be considered a voluntary disclosure of information regarding Tax Returns or declarations of the other party.

(d)           Tax Return Information.  Buyer and Sellers shall furnish, at no cost to the other, such data in their possession and control relating to the Assets as the other party may reasonably require to prepare Tax Returns.  Such data shall be made available to support the Allocation Schedule; provided, however, that if additional data in their possession and control is reasonably required by Sellers or Buyer for preparation of Tax Returns or tax examinations, such additional information (including reproduction of tax assessments and records) shall be furnished, at no cost within a reasonable time after requested in writing.

12.6         Entire Agreement.  This Agreement, the Schedules and the Exhibits referred to herein and the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior agreements, understandings, term sheets, heads of terms or letters of intent between or among any of the parties hereto.  No provision contained in any conveyancing document delivered pursuant to this Agreement shall affect in any manner whatsoever any of the indemnification provisions contained herein.

12.7         Interpretation.

(a)           Titles and headings to sections and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(b)           The Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to vary the definition of “Material Adverse Effect” or to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement.  Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement.  Sellers shall, no later than two (2) Business Days prior to any Closing, by notice in accordance with the terms of this Agreement, supplement, amend or create any Schedule to Section 3, in order to add information or correct previously supplied information.  No such amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding Section are no longer true and correct in all material respects.  It is specifically agreed that such Schedules may be amended to add immaterial, as well as material, items thereto.  No such supplemental, amended or additional Schedule shall be deemed to cure any breach or affect the rights of any party with respect thereto for purposes of Sections 7.1, 7.2 or 9.1(a).

(c)           For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof”, “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement in its entirety and to all of the Schedules and not to any particular provision, unless otherwise stated, and (iii) the term “including” shall mean “including without limitation.”  Where the plural version of the word “Sellers” has been used in this Agreement, if an obligation under this Agreement is not applicable to a particular Seller, such Seller shall not be required to satisfy those obligations.

(d)           This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

12.8         Amendments and Waivers.  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance.  Any such waiver, including any waiver of this Section 12.8, shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

12.9         No Agency, Joint Venture or Partnership.  Buyer and Sellers each agree and confirm that (a) they do not intend to create any form of partnership or joint venture with the other party hereto with respect to any of the Assets, (b) they will not hold themselves out to the public as a partner with the other party hereto or any other person with respect to any of the Assets, (c) they do not have, or intend to form, a joint profit motive with the other party hereto or any other person with respect to any of the Assets, (d) they are not authorized to act as, or to hold themselves out as, the agent of or to otherwise bind the other party hereto with respect to any of the Assets, (e) unless otherwise required by the Internal Revenue Service or like governmental authority with jurisdiction over income tax matters, they will not file any partnership or other joint income tax return reflecting the other party as a partner or joint venturer with respect to items of income, loss, deduction, or credit attributable to any of the Assets, and (f) they will report all items of income, loss, deduction and credit attributable to Assets on their own tax returns in a manner consistent with the terms of this Agreement.  Sellers further agree and acknowledge that Buyer (w) intends to, and will, exercise its rights and carry out its obligations with respect to its interest in the Assets solely with a view to further its own best interests, (x) except as expressly provided herein, has not waived, and does not intend to waive, either (i) their right to encumber, alienate, mortgage, and otherwise control its interest in each of the Assets or (ii) its right to partition each of the Assets, (y) is not, and will not be deemed to be, under the control of the Sellers with respect to any of the Assets, and (z) will conduct any and all business with respect to the Assets in its own name and not in a joint name or in the name of the Sellers.

12.10       Expenses.  Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants, advisors and consultants.

12.11       Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable Law.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

12.12       Execution in Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts and via facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Sellers and Buyer.

12.13       Governing Law.  This Agreement and all Disputes or controversies arising hereunder or with respect to the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of New York (excluding principles of conflicts of law that would apply the law of another jurisdiction).

12.14       Jurisdiction.  The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Agreement shall be conducted only in New York, New York.  Without limiting Section 12.21, each party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the federal and state courts located in New York, New York and waives any claim as to such venue being an inconvenient forum.

12.15       Attorneys’ Fees.  If any action, suit, arbitration or other proceeding for the enforcement of this Agreement is brought, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that proceeding, in addition to any other relief to which it may be entitled.

12.16       Time of Essence.  Time is of the essence for each and every provision of this Agreement.

12.17       Disclaimer of Warranties.  Sellers make no representations or warranties with respect to any projections, forecasts or forward-looking information provided to Buyer.  There is no assurance that any projected or forecasted results will be achieved.  EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, DOCUMENTS, DELIVERIES OR CERTIFICATIONS REQUIRED TO BE DELIVERED HEREBY ON OR AFTER THE INITIAL CLOSING DATE AND THE SELLER TRANSACTION DOCUMENTS, SELLERS ARE SELLING THE ASSETS AND THE BUSINESS OF SELLERS AND ASSIGNING THE ASSUMED LIABILITIES ON AN “AS IS, WHERE IS” BASIS AND SELLERS DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED.  SELLERS MAKE NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER.  Without limiting the generality of the foregoing, Buyer agrees to take title to the Assets Held for Sale or Lease and the On-Lease Equipment “AS IS” “WHERE IS” in their current conditions and state of repair, subject to reasonable use, wear and tear and natural deterioration between the date hereof and the Closing Date on which such asset is purchased by Buyer.

12.18       References to U.S. Dollars.  All references in this Agreement to amounts of money expressed in dollars are references to United States dollars, unless otherwise indicated.

12.19       Further Assurances.

(a)           At and after each applicable Closing Date, and without further consideration therefore, (i) Sellers shall execute and deliver to Buyer such further instruments and certificates of conveyance and transfer as Buyer may reasonably request in order to more effectively convey and transfer the Assets purchased by Buyer on each Closing Date and to put Buyer in operational control of the Business, or for aiding, assisting, collecting and reducing to possession any of the Assets purchased by Buyer on each Closing Date and exercising Buyer’s rights with respect thereto, and (ii) Buyer shall execute, or shall arrange the execution of, and deliver to Sellers such further instruments and certificates of assumption, novation and release as Sellers may reasonably request in order to effectively make Buyer responsible for all Assumed Liabilities and release Sellers and its Affiliates therefrom to the fullest extent permitted under applicable Law.

(b)           In addition, Buyer and Sellers shall cooperate to ensure prompt conveyance by (i) Sellers to Buyer of any Asset not conveyed to Buyer at any applicable Closing, subject to the provisions of Section 5.2(d) and (ii) Buyer to Sellers of any asset conveyed to Buyer at any Closing that is not an Asset.

12.20       No Rescission.  Neither Buyer nor Sellers shall be entitled to rescind the purchase of the Business and the Assets by Buyer by virtue of any failure of any party’s representations and warranties herein to have been true or any failure by any party to perform its obligations hereunder.

12.21       Dispute Resolution — Generally.  Except with regard to disputes regarding the matters described in Sections 1.4, 1.6 and 1.10(a) and Tax Contests, which shall be resolved in accordance with the respective terms provided elsewhere in this Agreement, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, “Disputes”), shall be exclusively governed by and settled in accordance with the provisions of this Section 12.21; provided, however, that this Section 12.21 shall not preclude any party from seeking injunctive or other equitable relief in a court of competent jurisdiction.  The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration or otherwise.  The party asserting a Dispute shall deliver to the other party a written notice setting forth the basis for the issue in detail, and identifying the section of this Agreement (the “Dispute Notice”).  Within ten (10) Business Days of receipt of a Dispute Notice, the issue shall be elevated to a designated panel of four individuals, two representatives from each party (one who shall be a business representative, and the other who shall be a technical or accounting representative, as appropriate).  Such representatives shall be empowered and authorized to bind their respective companies with respect to the matter in dispute, and to settle the issue on behalf of their respective companies.  These representatives shall, within thirty (30) Business Days of receipt of the Dispute Notice, confer and in good faith make a reasonable effort to resolve the issue.  If any Dispute remains unsettled, a party hereto may commence proceedings hereunder by delivering a written notice from a Senior Vice President or comparable representative of such party (the “Demand”) to the other parties providing reasonable description of the Dispute to the others and expressly requesting arbitration hereunder.  Such Dispute shall be submitted to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns.  The arbitration shall be conducted by three neutral arbitrators acting by majority vote (the “Panel”) selected by agreement of the parties not later than ten (10) Business Days after delivery of the Demand or, failing such agreement, appointed from the New York statewide panel of full-time neutral arbitrators of the American Arbitration Association, and pursuant to the commercial arbitration rules of the American Arbitration Association (including the supplementary procedures for large complex disputes), as amended from time to time (the “AAA Rules”), applying the governing law as set forth in Section 12.13.  If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed.  The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties subject to such arbitration (each, a “Party”) may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules.  The Panel shall have case management authority and shall resolve the Dispute in final within one hundred eighty (180) days from the commencement of the arbitration.  Notwithstanding the foregoing:  (a) each Party shall have the right to audit the books and records of the other Party that are reasonably related to the Dispute; (b) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; (c) each Party shall be allowed to conduct reasonable discovery through written document requests and depositions, the nature and extent of which discovery shall be determined by the Parties; provided, that if the Parties cannot agree on the terms of such discovery, the nature and extent thereof shall be determined by the Panel which shall take into account the needs of the Parties and the purposes of arbitration to make discovery expeditious and cost effective; and (d) each Party shall be entitled to make an oral presentation to the Panel.  The award shall be in writing and shall specify the factual and legal basis for the award.  Under no circumstances shall the Panel be entitled to award special, exemplary, punitive or consequential damages (including the loss of profit or revenue) except to the extent that any such damages are asserted by a third Person against a party hereto.  The Panel shall apportion all costs and expenses of arbitration, including the Panel’s fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing Party as the Panel deems fair and reasonable.  The parties hereto agree that monetary damages may be inadequate and that any party by whom this Agreement is enforceable shall be entitled to seek specific performance of the arbitrators’ decision from a court of competent jurisdiction.  Any arbitration award shall be binding and enforceable against the parties hereto and judgment may be entered thereon in any court of competent jurisdiction.

SECTION 13

DEFINITIONS

13.1         Definitions.  In this Agreement, the following terms have the meanings specified or referred to in this Section 13.1 and shall be equally applicable to both the singular and plural forms.  Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

“4/30/04 NAV” means, with respect to each Specified Financing and Lease Asset and Equity Asset (other than interests subject to the Option Agreement), that amount set forth on Schedule 1.3 opposite such asset under the column entitled “4/30/04 NAV” and with respect to each Asset Held for Sale or Lease, that amount set forth with regard to such asset on Schedule 1.1(a)(i).

“AAA Rules” is defined in Section 12.21.

“Accounting Principles” means the accounting principles (including accounting methods, policies, practices and procedures) described in Exhibit A.

“Accrued Vacation” is defined in Section 6.2(e).

“Additional Retention Agreements” is defined in Section 3.1(d)(ii)(C).

“Adjusted Book Value of the Assets” means, as of any date, an amount equal to (x) the aggregate of, (i) the Applicable NAV of the Specified Financing and Lease Assets, including those equitably assigned to Buyer pursuant to Section 5.2(d), (ii) the Applicable NAV of the Equity Assets and (iii) the Applicable NAV of the Assets Held for Sale or Lease, minus (y) the aggregate Book Value of the Assumed Liabilities, in each case as determined in accordance with the Accounting Principles.  The Adjusted Book Value of the Assets shall not include the Excluded Assets and the Excluded Liabilities.

“Affected Portfolio Property” means, in the context of determining Insurance Gain or Insurance Loss, Portfolio Property which relates to a CFS Portfolio Financing and Lease Asset that has suffered a casualty (whether total or partial).

“Affiliate” means, with respect to any Person, any other Person, which directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreement” means this Purchase and Sale Agreement, as amended, modified or supplemented from time to time, together with the Schedules and Exhibits attached hereto.

“Allocation Schedule” is defined in Section 1.4.

“Applicable Interest Rate” means the per annum rate equal to the rate announced by Citibank, N.A. in the city of New York as its base rate in effect on the Initial Closing Date.

“Applicable NAV” means as of any date of determination:

(i)            with respect to any CFS Portfolio Financing and Lease Asset that qualifies on such date as a Finance Obligation the sum of the following amounts, as reflected on the general ledger as of such date:  (A) all unpaid scheduled contractual payments under such Finance Obligation (whether or not due); plus (B) the Booked Residual Value, if any, of any Portfolio Property that is subject to or governed by such Finance Obligation; plus (C) any other amounts due and owing under such Finance Obligation, any Taxes, any amounts owed by the Obligor thereunder in respect of any claims for any breach or default by such Obligor under such Finance Obligation or any unpaid late charges, out-of-pocket costs or expenses (including collection costs), in each case attributable to, or incurred in connection with, such Finance Obligation; plus (D) after the Initial Closing Date, any unamortized amounts incurred in connection with the origination or acquisition of such Finance Obligation, including commissions, incentive compensation, expenses or bonuses, but not including any portion of the Purchase Premium; minus (E) the unearned finance charges, interest or other charges in the nature of finance charges related to such Finance Obligation; minus (F) any funds held as collateral or security for the Obligor’s performance under such Finance Obligation; and

(ii)           with respect to any CFS Portfolio Financing and Lease Asset that qualifies on such date as an Operating Lease, the sum of the following amounts, as of such date:  (A) the applicable Seller’s original cost of the Portfolio Property, subject to or governed by such Operating Lease; plus (B) all billed and unpaid scheduled contractual payments under such Operating Lease as of such date; minus (C) the accumulated depreciation attributed to such Operating Lease and any related Portfolio Property, as of such date; plus (D) after the Initial Closing Date, any unamortized amounts incurred in connection with the original or acquisition of such Operating Lease, including commissions, incentive compensation, expenses or bonuses, but not including any portion of the Purchase Premium; plus (E) any other amounts due and owing under such Operating Lease as of such date, including, any Taxes, any amounts owed by the Obligor thereunder in respect of any claims for any breach or default by such Obligor under such Operating Lease or any unpaid late charges, out-of-pocket costs or expenses (including collection costs) in each case attributable to, or incurred in connection with, such Operating Lease; minus (F) any funds held as of such date as collateral or security for the Obligor’s performance under such Operating Lease.

“Applicable NAV Statement” means a statement in form and substance reasonably satisfactory to Sellers prepared by Buyer with respect to the CFS Portfolio Financing and Lease Assets, Assets Held for Sale or Lease and Equity Assets (other than interests subject to the Option Agreement) specifying (a) for each CFS Portfolio Financing and Lease Asset and Equity Asset (other than interests subject to the Option Agreement) its Applicable NAV as of the

relevant Determination Date and (b) for any applicable CFS Portfolio Financing and Lease, Assets Held for Sale or Lease or Equity Asset (other than interests subject to the Option Agreement) any change in its Applicable NAV from the date of Buyer’s previously delivered Applicable NAV Statement which change occurred as a result of Buyer reducing the Booked Residual Value of the Portfolio Property relating thereto.

“Assets” is defined in Section 1.1(a).

“Asset Files” means, collectively, all files in possession or control of Sellers (or as applicable under Section 3.2, the Investment Vehicles) or their Affiliates relating to the Portfolio Assets, including each of the Financing and Lease Assets and all Records with respect thereto, but in each case excluding any contents of such files that (i) contain proprietary or confidential information and originals of internal corporate records not related to the Business or (ii) are Tax Returns.

“Assets Held for Sale or Lease” means the Assets set forth on Schedule 1.1(a)(i).

“Assigned Contracts” is defined in Section 1.1(a)(iii).

“Assignment and Assumption Agreement” means a master assignment and assumption agreement substantially in the form of Exhibit B.

“Assumed Liabilities” is defined in Section 1.2(b).

“Audit Costs” is defined in Section 6.10(f).

“Balance Sheet “ is defined in Section 3.1(c).

“Base Purchase Price” means the aggregate of the payments made from Buyer to Sellers pursuant to Section 1.3 (including payments with respect to Deferred Assets) other than (i) the Purchase Premium and (ii) the interest being paid to the Sellers from Buyer pursuant to Section 1.3(a)(y)(b) thereof, provided that for avoidance of doubt interest payments received by Sellers shall not reduce the amount hereof.

“Benefit Plan” means each compensation or benefits plan, program or arrangement (including, but not limited to, those subject to ERISA, employment agreements, cash or equity-based bonus or incentive arrangements, severance arrangements and vacation policies) sponsored, maintained or contributed to or by Sellers for the benefit of any Business employee or former Business employee.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit D.

“Boeing Capital” is defined in the Preamble of this Agreement.

“Book Value of Assumed Liabilities” means the book value of the Assumed Liabilities determined in accordance with the Accounting Principles.

“Booked Residual Value” means, with respect to any item of Portfolio Property relating to any Specified Financing and Lease Asset or Equity Asset (other than interests subject to the Option Agreement), its estimated value upon the Scheduled Termination Date of such Financing and Lease Asset or Equity Asset (other than interests subject to the Option Agreement), in each case as established and reflected on the books and records of Sellers, or the applicable Investment Vehicle, at the inception of such Specified Financing and Lease Asset or Equity Asset (other than interests subject to the Option Agreement), as reduced for any write down or reductions by Sellers, or the applicable Investment Vehicle, on or prior to the Initial Closing Date.

“Business” is defined in the first “WHEREAS” clause of this Agreement.

“Business Agreements” is defined in Section 3.1(k).

“Business Asset Permitted Encumbrances” means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the continued use, operation or marketability of the property affected by such lien or imperfections, (d) liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements, (e) purchase money liens on personal property acquired in the ordinary course of business, (f) liens specifically identified in the Financial Statements, (g) liens securing executory obligations under any lease that constitutes a “capital lease” under GAAP, (h) any and all Requirements of Law including those affecting the Facilities relating to zoning and land use, (i) any utility company rights, easements and franchises, and (j) the other liens set forth on Schedule 13.1.

“Business Assets” means Assets other than the Specified Portfolio Assets.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Buyer” is defined in the preamble of this Agreement.

“Buyer Group Member” means Buyer, its Affiliates, and their respective directors, officers, employees, agents, attorneys and consultants and their successors and assigns.

“Buyer Transaction Documents” means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith, including each of the documents listed on Schedule 2.2 hereto.

“Buyer’s Accountants” means KPMG LLP or any public accounting firm with nationally recognized auditing experience (other than Sellers’ Accountants), selected by Buyer.

“Buyer’s Asset Restructuring Policy” means Buyer’s written asset restructuring policy attached as Exhibit E as in effect on the Initial Closing Date and as modified from time to time.

“Buyer’s Breach Notice” is defined in Section 11.1(a)(iv).

“Buyer’s Costs of Disposition” means, with respect to a Disposition, the aggregate (without duplication) of (a) any transfer, sales, lease or similar taxes payable as a result of such Disposition that are paid by Buyer and which are not reimbursable by the purchaser or lessee of such Portfolio Property, (b) reasonable professional fees and expenses, fees due to any Governmental Authority, broker’s commissions paid to third parties unaffiliated with Buyer or the applicable purchaser or lessee, and other reasonable out-of-pocket costs of sale or lease actually paid by Buyer (and not reimbursable by the applicable purchaser or lessee) attributable to such Disposition, (c) Imputed Remarketing Costs (if applicable), (d) Buyer’s Cost of Possession of the Portfolio Property and (e) reasonable costs of Refurbishment.

“Buyer’s Cost of Possession” means an amount calculated by multiplying (i) Buyer’s Possession Period Percentage associated with the Disposition of an item of Portfolio Property times (ii) an amount equal to the 3-month LIBOR rate on the first day of Buyer’s Possession Period as quoted by the British Bankers’ Association and appearing on the relevant Bloomberg quotation screen (or, if such a rate is not then quoted by the British Bankers’ Association, the similar rate quoted by Reuters) multiplied by the Applicable NAV for such item of Portfolio Property on the first day of Buyer’s Possession Period.

“Buyer’s Possession Period” means the period commencing on the date Buyer or its agent takes actual or constructive possession (whether by way of foreclosure by Buyer, surrender or delivery by the applicable Obligor or otherwise) of an item of Portfolio Property to be subject to Disposition, and ending on the date such item of Portfolio Property becomes either a Liquidated Asset or a Redeployed Asset, but in no event to exceed one hundred twenty (120) days.

“Buyer’s Possession Period Percentage” means a fraction, the numerator of which is the number of days in Buyer’s Possession Period and the denominator of which is three hundred sixty-five (365).

“Buyer’s Savings Plan” is defined in Section 6.2(f).

“CFS Portfolio” means, collectively, the Purchased Portfolio Assets and the Seller Postponed Redeployed Assets, in each case, as the same may be amended, modified, restated or extended from time to time, unless as a result of any such amendment, modification, restatement or extension, such asset becomes either a Liquidated Asset or a Redeployed Asset that is itself not a Seller Postponed Redeployed Asset.

“CFS Portfolio Financing and Lease Asset” means, as of any date, a Purchased Financing and Lease Asset or Seller Postponed Redeployed Asset that is on such date maintained in and as part of the CFS Portfolio.

“CFS Portfolio Records” means, as of any date following the Initial Closing Date, all Records of Buyer pertaining to the CFS Portfolio.

“Claim Notice” is defined in Section 9.3(a).

“Closing” means the Initial Closing and each Subsequent Closing.

“Closing Book Value of the Assets” is defined in Section 1.6(e).

“Closing Date” is defined in Section 2.1.

“Closing Date Data Tape” means the computer disk, computer tape or other computer format delivered to Buyer pursuant to Section 6.9(c) setting forth, as of 11:59 p.m. PDT May 31, 2004, the Portfolio Information for each Purchased Financing and Lease Asset and Equity Asset (other than interests subject to the Option Agreement).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property, whether tangible or intangible, in which a Seller (or, as applicable under Section 3.2, any Investment Vehicle) was granted a security interest for the purpose of securing the payment or performance of any Obligor under a Financing and Lease Asset, including any On-Lease Equipment under a Lease Contract intended as a secured transaction for purposes of the Uniform Commercial Code or similar purposes.

“Confidentiality Agreement” means the Confidentiality Agreement dated November 24, 2003 between GE Commercial Finance and Boeing Capital.

“Contract” means any written contract, agreement, license, lease, sales or purchase order or other commitment in the nature of a contract, pertaining solely to the Business, to which any Seller is a party or by which any of the Facilities are bound, but shall specifically exclude all Portfolio Contracts.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any ruling or award in any arbitration proceeding.

“Credit Enhancement” means, with respect to any CFS Portfolio Financing and Lease Asset, any certificate of deposit, letter of credit, guaranty or capital stock or other equity interest pledged, assigned, mortgaged, made or delivered as security or other credit support for the performance of any obligation under or with respect to such CFS Portfolio Financing and Lease Asset.

“Cumulative Net Gain” as of the relevant date means the amount (if any) by which Portfolio Gains exceed Portfolio Losses as determined on a cumulative basis for all periods from the Initial Closing through the end of the relevant date.

“Cumulative Net Loss” as of the relevant date means the amount (if any) by which Portfolio Losses exceed Portfolio Gains as determined on a cumulative basis for all periods from the Initial Closing through the end of the relevant date.

“Data Tape” means the following spreadsheets dated as of April 30, 2004:  (i) “CFS Port Data Tape Incl 1.3 and 1.4 Sch. - 4.30.04 Sent 5.21.04.xls” delivered by Sellers to Buyer via electronic mail by Terrence Johnson (of Boeing Capital) to Sergey Sherman (of Buyer) at 7:21 p.m. PDT on May 21, 2004; and (ii) “Adjusted Work Out 5.22.04.xls” delivered by Sellers to Buyer via electronic mail by Stephen N. Gray (of Boeing Capital) to Sergey Sherman (of Buyer) at 3:08 p.m. PDT on May 22, 2004.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, as amended from time to time, any similar Law of any foreign (i.e., non-U.S.) jurisdiction, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws or other Laws relating to general equity principles from time to time in effect affecting the rights of creditors generally.

“Deemed Gain” means:

(a)           with respect to a Redeployed Defaulted Asset that is not a SPRA, WHERE the result of

(i) the Stipulated Value for such asset minus

(ii) Buyer’s Costs of Disposition with respect to Buyer’s Disposition of the Portfolio Property giving rise to such Redeployed Defaulted Asset, plus any Insurance Loss (if any) not previously treated as a Deemed Loss applicable to the Affected Portfolio Property is greater than the amount equal to

(x) the Applicable NAV of the applicable Replaced Asset as of the First Default Date minus

(y) any and all Recoveries and Return Condition Payments received by Buyer in respect of such Replaced Asset from and after the First Default Date up to and including the date on which such Replaced Asset was converted into such Redeployed Asset (the “Redeployment Period”), minus

(z) to the extent not already deducted in the determination of such Applicable NAV, the aggregate amount of Deemed Losses theretofore attributable to such Replaced Asset,

the amount of such excess;

(b)           with respect to a Redeployed Non-Defaulted Asset that is not an SPRA, WHERE the result of

(i) the Stipulated Value for such asset minus

(ii) Buyer’s Costs of Disposition with respect to Buyer’s Disposition of the Portfolio Property giving rise to such Redeployed Non-Defaulted Asset, minus any Insurance Gain (if any) or plus any Insurance Loss (if any) that was not previously treated as a Deemed Gain (in the case of an Insurance Gain) or a Deemed Loss (in the case of an Insurance Loss) applicable to the Affected Portfolio Property is greater than the amount equal to

(x) the Applicable NAV of such Redeployed Non-Defaulted Asset as of the Termination Date therefor, minus

(y) any and all Return Condition Payments received by Buyer in respect of such Redeployed Non-Defaulted Asset,

the amount of such excess;

(c)           with respect to an Insurance Gain on Affected Portfolio Property not previously treated as a Deemed Gain and where the CFS Portfolio Financing and Lease Asset to which such Affected Portfolio Property relates remains in effect, the amount of such Insurance Gain; and

(d)           with respect to an Insurance Gain on Affected Portfolio Property not previously treated as a Deemed Gain and where the Replaced Asset to which such Affected Portfolio Property relates is replaced by a Redeployed Asset, the amount of such Insurance Gain.

“Deemed Loss” means:

(a)           with respect to a Redeployed Defaulted Asset WHERE the result of

(i) the Stipulated Value for such asset minus

(ii) Buyer’s Costs of Disposition with respect to Buyer’s Disposition of the Portfolio Property giving rise to such Redeployed Defaulted Asset, plus any Insurance Loss (if any) not previously treated as a Deemed Loss and applicable to the Affected Portfolio Property is less than the amount equal to

(x) the Applicable NAV of the applicable Replaced Asset as of the First Default Date minus

(y) any and all Recoveries and Return Condition Payments received by Buyer in respect of such Replaced Asset during the Redeployment Period, minus

(z) to the extent not already deducted in the determination of such Applicable NAV, the aggregate amount of Deemed Losses theretofore attributable to such Replaced Asset,

the amount of such shortfall;

(b)           with respect to a Redeployed Non-Defaulted Asset, WHERE the result of

(i) the Stipulated Value for such asset minus

(ii) Buyer’s Costs of Disposition with respect to Buyer’s Disposition of the Portfolio Property giving rise to such Redeployed Non-Defaulted Asset, minus any Insurance Gain (if any) or plus any Insurance Loss (if any) that was not previously treated as a Deemed Gain (in the case of an Insurance Gain) or a Deemed Loss (in the case of an Insurance Loss) applicable to the Affected Portfolio Property is less than the amount equal to

(x) the Applicable NAV of such Replaced Asset as of the Termination Date therefor, minus

(y) any Return Condition Payments received by Buyer in respect of such Replaced Asset,

the amount of such shortfall;

(c)           with respect to an Insurance Loss on Affected Portfolio Property not previously treated as a Deemed Loss and where the CFS Portfolio Financing and Lease Asset to which such Affected Portfolio Property relates remains in effect, the amount of such Insurance Loss;

(d)           with respect to an Insurance Loss on Affected Portfolio Property not previously treated as a Deemed Loss and where the Replaced Asset to which such Affected Portfolio Property relates is replaced by a Redeployed Asset, the amount of such Insurance Loss; and

(e)           for any Defaulted Asset with respect to which a Triggering Event has occurred, an amount equal to (i) in the case of an asset that is not an operating lease, either (x) the amount of the specific reserve established by Buyer or (y) the amount of Buyer’s write-down or write-off of the Applicable NAV of such asset in each case, as a result of such Triggering Event or (ii) in the case of an operating lease, the amount of Buyer’s write-down or write-off of the Applicable NAV of such lease as a result of such Triggering Event.

“Defaulted Asset” means a CFS Portfolio Financing and Lease Asset with respect to which (a) the Obligor thereunder shall have failed to pay any principal, interest, rental expense or other material monetary amount payable to Buyer when due and such failure remains uncured (or is not waived) for more than ninety (90) days or, in the event a notice of default is required under such CFS Portfolio Financing and Lease Asset, for more than ninety (90) days following delivery to Obligor of such notice of default, (b) the Obligor thereunder has become subject to any Debtor Relief Law, (c) Buyer has repossessed the related Portfolio Property (and any available redemption period has expired), (d) the Obligor thereunder shall have committed fraud in a manner detrimental to the holder of such Financing and Lease Asset, (e) the Obligor thereunder has ceased operations, (f) the Obligor thereunder has asserted a defense or claim with respect to its obligations under such Financing and Lease Asset, (g) in the event that a payment guaranty, letter of credit or similar Credit Enhancement is in place with respect to such Financing and Lease Asset, a written demand under any such guaranty, letter of credit or similar Credit Enhancement has been delivered to the applicable Obligor or issuer and such Obligor or issuer has failed to comply with its obligations under such demand for a period of thirty (30) days following such demand, or (h) an event of default (after giving effect to any applicable notice and cure periods) other than as set forth in clause (a) above has occurred under such Financing and Lease Asset and remains uncured (or is not waived) for more than ninety (90) days.

“Deferred Asset” means any Asset set forth on Schedule 2.1.

“Deferred Asset Premium Deposit” means an amount equal to the product of (x) the Purchase Premium and (y) the quotient of (i) the aggregate 4/30/04 NAV of the Deferred Assets divided by (ii) the Estimated Adjusted Book Value of the Assets.

“Deferred Asset Transfer Price” means with respect to each Deferred Asset, the 4/30/04 NAV of such Deferred Asset.

“Demand” is defined in Section 12.21.

“Designated Energy Financing and Lease Assets” means, collectively, the Specified Financing and Lease Assets described on Schedule 13.2.

“Destroyed Asset” means any Portfolio Property owned by Buyer for purposes of the Code for which the representations and warranties set forth in Section 3.2(g)(iii)-(vi) were true and correct on the Closing Date when title to such Portfolio Property (or the Specified Financing and Lease Asset for which such Portfolio Property served as On-Lease Equipment) was transferred to Buyer and that is sufficiently destroyed by a casualty event as to be rendered, in the judgment of the insurance company insuring such Portfolio Property against loss or damage, a total loss.

“Determination Date” is defined in Section 1.9(a).

“Disposition” means Buyer’s or any Investment Vehicle’s sale, lease, transfer or other disposition of any Portfolio Property encumbered by or leased pursuant to a CFS Portfolio Financing and Lease Asset.

“Dispute” is defined in Section 12.21.

“Dispute Notice” is defined in Section 12.21.

“Disputed Amount” is defined in Section 1.10(a).

“Disputed Gain or Loss” is defined in Section 1.10(a).

“Draft Closing Book Value of Assets Statement” is defined in Section 1.6(a).

“EBO Gain” is defined in Section 1.9(h).

“Earn Out Amount” is defined in Section 1.9.

“Earn Out Payment” is defined in Section 1.9.

“Encumbrance” means any lien, encumbrance, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or other restriction of a similar kind.

“Environmental Laws” means all federal, state, local or foreign Laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law, restrictions and licenses, which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees; or (b) impose liability with respect to any of the foregoing, including the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. § 6901 et seq.), Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201, 300f), Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), Clean Air Act (42 U.S.C. § 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other similar federal, state or local Law of similar effect, each as amended.

“Equipment” is defined in Section 1.1(a)(ii).

“Equity Assets” means each of the partnership interests, membership interests, shares or other equity owned by one or more Sellers in any Investment Vehicle.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Adjusted Book Value of the Assets” means (i) the aggregate of the 4/30/04 NAV of the Financing and Lease Assets, Equity Assets set forth on Schedule 1.3 and Assets Held for Sale or Lease set forth on Schedule 1.1(a)(i).

“Excluded Assets” is defined in Section 1.1(b).

“Excluded Financing and Lease Assets” means, collectively, the Serviced Assets and the Zero Balance Financing and Lease Assets.

“Excluded Liabilities” means any Liability (whether known or unknown, contingent or absolute, or arising before, on or after the Closing Date) of any Seller or any of their Affiliates other than the Assumed Liabilities, including, but not limited to, the Liabilities set forth in any of clauses (c)(i) through (c)(vii) of Section 1.2.

“Expenses” means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

“Facilities” means the Leasehold Property.

“Federal Mogul Schedule” shall mean that certain Other Asset labeled as “Federal Mogul – Unsigned Schedule 5” on Schedule 1.1(a)(vi).

“Final Closing Book Value of the Assets Statement” is defined in Section 1.6(e).

“Final Closing Date” is defined in Section 2.1.

“Final Closing” means the last occurring Subsequent Closing.

“Finance Lease” means any CFS Portfolio Financing and Lease Asset that, as a particular date, would be classified as a “finance lease” under Financial Standards Board Statement No. 13, as amended from time to time.

“Finance Obligation” means any CFS Portfolio Financing and Lease Asset that is a promissory note, loan or credit agreement, installment sale contract, financing agreement, Finance Lease or similar financing arrangement (which is not, in any event, an Operating Lease).

“Financial Statements” is defined in Section 3.1(c).

“Financing and Lease Assets” means, collectively, all Lease Contracts, loan agreements, promissory notes, financing agreements, security agreements, other Portfolio Contracts and chattel paper in the CFS Portfolio, together with all rights with respect thereto, including rights to receive payments and other receivables whether by installments, deferred payments, tax indemnification obligations of Obligors (except to the extent (i) relating to amounts actually incurred or paid by a Seller (or, as applicable under Section 3.2, any Investment Vehicle) at any time prior to the Initial Closing or (ii) of the rights of Sellers (or, as applicable under Section 3.2, any Investment Vehicle) to indemnification or reimbursement in accordance with an express provision of this Agreement, including Section 1.5), or otherwise, and including (a) any rights in Collateral, guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payments thereunder and (b) all property and assets of any Obligor in which any Seller (or, as applicable under Section 3.2, any Investment Vehicle) has or may have an ownership interest, or a security interest, lien, mortgage, encumbrance, claim or any other interest.

“First Amendment Lease” means a Lease Contract in existence as of the Initial Closing Date which, pursuant to its terms (i) provides the applicable lessee Obligor thereunder the right to purchase the On-Lease Equipment at either (a) a fixed purchase option price, or (b) a price equal to the greater of a stated price or the then applicable fair market value (but not both (a) and (b)), and (ii) provides that if the lessee Obligor does not exercise the purchase option described in (i) above the lease shall automatically extend for a term and rental stated in the lease.

“First Default Date” means, with respect to any Defaulted Asset, the first date on which such Asset became a Defaulted Asset.

“Fixed Asset” means any asset that is not Movable Equipment.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Gain/Loss Statement” is defined in Section 1.9(a).

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing.

“Governmental Permits” is defined in Section 3.1(f).

“Hazardous Substances” shall mean any quantity of asbestos in any form, urea formaldehyde, PCB’S, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

“IER” means an “individual equipment record” as customarily used by Sellers in connection with their documentation of Financing and Lease Assets.

“Imputed Remarketing Cost” is defined in Section 1.9(e).

“Imputed Remarketing Cost Percentage” is defined in Section 1.9(e).

“Income Statement” is defined in Section 3.1(c).

“Income Taxes” means Taxes imposed on or measured with respect to net income.

“Indemnifiable Losses” mean losses, expenses, costs, damages, fines, penalties, claims, obligations, judgments, equitable relief granted, settlements, awards, demands, offsets, defenses, counter-claims, actions, proceedings, interest and Expenses.

“Indemnified Party” is defined in Section 9.3(a).

“Indemnitor” is defined in Section 9.3(a).

“Independent Appraiser” is defined in Section 1.10(b).

“Initial Closing” means the initial consummation of the transactions contemplated by this Agreement.

“Initial Closing Date” is defined in Section 2.1.

“Insurance Benefits” is defined in Section 9.3(b).

“Insurance Deficiencies” is defined in Section 6.6.

“Insurance Gain” means the excess resulting from the insurance proceeds retained by Buyer (i.e., not released to, or for the benefit of, the Obligor) as a result of casualty damage to Portfolio Property owned by Buyer for which the representations and warranties set forth in Section 3.2(g)(iii)-(vi) were true and correct on the Closing Date when title to such Portfolio Property (or the Specified Financing and Lease Asset for which such Portfolio Property served as On-Lease Equipment) was transferred to Buyer being greater than Buyer’s out-of-pocket costs incurred to repair such Portfolio Property to the same condition it was in prior to such casualty damage; provided, however, that in the event that Buyer has taken any action or omitted to take any action that resulted in the Obligor under any Specified Financing and Lease Asset maintaining less insurance against loss or damage or liability insurance than is required under the terms of such Specified Financing and Lease Asset (the “Insurance Gap”), then the Insurance Gain shall be increased by the difference between (i) the amount of insurance proceeds that Buyer would have retained resulting from casualty damage to Portfolio Property owned by Buyer had there been no Insurance Gap with respect to such Portfolio Property, and (ii) the insurance proceeds, if any, actually retained by Buyer.

“Insurance Gap” is defined in the definition of “Insurance Gain.”

“Insurance Loss” means the shortfall resulting from the insurance proceeds retained by Buyer (i.e., not released to, or for the benefit of, the Obligor) resulting from casualty damage to Portfolio Property owned by Buyer for which the representations and warranties set forth in Section 3.2(g)(iii)-(vi) were true and correct on the Closing Date when title to such

Portfolio Property (or the Specified Financing and Lease Asset for which such Portfolio Property served as On-Lease Equipment) was transferred to Buyer being less than Buyer’s out-of-pocket costs incurred to repair such Portfolio Property to the same condition it was in prior to such casualty damage, provided, however, that in the event that Buyer has taken any action or omitted to take any action that resulted in an Insurance Gap, then the Insurance Loss shall be decreased by the difference between (i) the amount of insurance proceeds that Buyer would have retained resulting from casualty damage to Portfolio Property owned by Buyer had there been no Insurance Gap with respect to such Portfolio Property, and (ii) the insurance proceeds, if any, actually retained by Buyer.  In the event that the calculation set forth in the foregoing proviso results in a negative Insurance Loss, such negative amount shall be treated as zero.

“Insurance Proceeds” means (i) the proceeds paid by a casualty insurer to Buyer and retained by Buyer (i.e., not released to, or for the benefit of, the Obligor) with respect to the destruction of a Destroyed Asset for which the representations and warranties set forth in Section 3.2(g)(iii)-(vi) were true and correct on the Closing Date when title to such Portfolio Property (or the Specified Financing and Lease Asset for which such Portfolio Property served as On-Lease Equipment), provided, however, that in the event that Buyer has taken any action or omitted to take any action that resulted in an Insurance Gap, the Insurance Proceeds shall be increased by the difference between (i) the amount of insurance proceeds that Buyer would have retained resulting from the destruction of a Destroyed Asset had there been no Insurance Gap with respect to such Destroyed Asset, and (ii) the insurance proceeds, if any, actually retained by Buyer.

“Intellectual Property” consists of all items that are either (a) all computer software and databases (the “Software”) and all related documentation; (b) worldwide web pages and the contents thereof; or (c) Patents, trademarks, copyrights, trade secrets, know-how, processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, other confidential and proprietary information, manufacturing and production processes and techniques, molds, dies, casts and product configurations.

“Investment Vehicle” means each of the entities set forth in the first column on Schedule 3.3 hereto.

“IRS” means the United States Internal Revenue Service.

“Knowledge of Sellers” means, as to a particular matter, the actual current knowledge of Stephen N. Gray, James C. Hammersmith, Steven W. Vogeding, Steven D. Williamson, Joseph Corff, Doby Rose, Louis Seno and Ramon Seranio (without any duty of inquiry).

“Law” means any law, statute, treaty, rule, regulation, ordinance, order, decree, consent decree or similar instrument or determination or award of an arbitrator or a court or any other Governmental Authority.

“Lease Contract” means each lease contract, bareboat charter or document of similar nature together with all rights with respect thereto, including rights to receive payments, rents, penalties, late charges and extension fees and other receivables whether by installments, deferred payments, tax indemnification obligations of Obligors (except to the extent (i) relating to amounts actually incurred or paid by a Seller (or, as applicable under Section 3.2, any Investment Vehicle ) at any time prior to the time such Asset is transferred or equitably assigned or (ii) inconsistent with an express provision of this Agreement, including Section 1.5), or otherwise, and including any guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payments of any Lease Contract and all rights with respect to any agreements or arrangements with its vendors, dealers and manufacturers of the On-Lease Equipment to the extent specifically related to the Lease Contract.

“Lessee Section 467 Loan Balance” means (a) a Section 467 Loan balance owed to any Seller by any lessee Obligor as of any applicable Closing Date or (b) any rents that are owed in arrears to any Seller by any lessee Obligor for the rental period that includes such Closing Date.

“Liabilities” means all indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities), whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due, including any fines, penalties, judgments, awards or settlements respecting any judicial, administrative or arbitration proceedings or any damages, losses, claims or demands with respect to any Law.

“Liquidated Asset” means, as the context may require, a Liquidated Defaulted Asset, a Liquidated Non-Defaulted Asset or an Asset Held for Sale or Lease with respect to which a Disposition has occurred (and has not resulted in a SPRA).

“Liquidated Defaulted Asset” means a Defaulted Asset with respect to which (a) Buyer has repossessed the related Portfolio Property and (b) has sold, whether by foreclosure sale or otherwise, such related Portfolio Property.

“Liquidated Non-Defaulted Asset” means a CFS Portfolio Financing and Lease Asset with respect to which (a) the Obligor thereunder has returned such related Portfolio Property to Buyer and (b) Buyer has sold such related Portfolio Property.

“Liquidation Proceeds” means, with respect to a Liquidated Asset, all amounts (including all cash and non-cash consideration) received by Buyer with respect to the Disposition of such Liquidated Asset, including the purchase price paid for the applicable related Portfolio Property, and any and all fees, charges and other amounts paid by the purchaser of such related Portfolio Property (or by the applicable Obligor in connection with such Disposition) less any amounts so received that are required to be refunded to the Obligor or any other Person legally entitled thereto on such Liquidated Asset.  For purposes of determining the value of Liquidation Proceeds when all or a portion of such proceeds consists of non-cash consideration, Buyer and Sellers shall attempt to mutually agree on the present fair market value of such non-cash consideration, provided, however, that if Buyer and Sellers cannot mutually agree on such present fair market value, then such value shall be determined by an Independent Appraiser with experience in making such determination, such Independent Appraiser to be selected in a manner consistent with Section 1.10(a) and with such Independent Appraisers fees paid as set forth in Section 1.10(a).

“Marks” is defined in Section 6.1.

“Material Adverse Effect” means any change, circumstance or effect that has a material adverse effect on the Business, financial condition or results of operations of the Business or on the Purchased Portfolio Assets, provided, however, that Material Adverse Effect shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from (i) public or industry knowledge of the transactions contemplated by this Agreement (including but not limited to any action or inaction by the Business’ employees and vendors), (ii) general economic conditions or other conditions generally affecting the industry in which the Business competes (other than changes, effects, occurrences or developments specifically relating to or having a disproportionate effect on the Business taken as a whole) or (iii) the NAV Shortfall, if any.  Sellers may, however, at their option, include in the Schedules of this Agreement or elsewhere items that would not have a Material Adverse Effect within the meaning of the previous sentence in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an acknowledgement by Sellers that such items would have a Material Adverse Effect or further define the meaning of such term for the purposes of this Agreement.

“McGladrey” is defined in Section 1.6(c).

“McGladrey Findings” is defined in Section 1.6(c).

“Mitsui Partnership” means that certain partnership between the Sellers and Mitsui.

“Monetary Settlement” is defined in Section 9.4(b).

“Movable Equipment” means property that is (a) Movable Equipment by Valuation, (b) property title for which is registered with the United States Federal Aviation Authority or a comparable foreign civil aviation authority, (c) property title for which is registered with the United States Coast Guard or a comparable foreign ship registry authority, or (d)  property registered with the Surface Transportation Board or a comparable foreign registration authority, or (e) property title for which is registered with a state motor vehicle authority.

“Movable Equipment by Valuation” means property the value of which, based upon an open market sale between a willing seller and a willing buyer who will be required to pay for the cost of shipping the property to the location of its intended use and to pay for the cost of installation of the property, is equal to or greater than 85% of the value of the same property, based upon an open market sale between a willing seller and a willing buyer who will use the property in its then current location.

“NAV Shortfall” is defined in Section 1.6(h)(i).

“Net Disposition Proceeds” means the proceeds arising from Buyer’s Disposition of any Portfolio Property for which an Imputed Remarketing Cost applies, less Buyer’s Costs of Disposition (other than any Imputed Remarketing Cost included therein).  In the event that such proceeds are not payable in a lump sum in cash, Buyer’s Costs of Disposition will be allocated equally to every payment of proceeds anticipated to be received by Buyer at the time of such Disposition.

“Net Portfolio Gain” means the amount, either per Gain/Loss Statement or cumulatively, by which Undisputed Portfolio Gains exceeds Undisputed Portfolio Losses.

“Net Portfolio Loss” means the amount, either per Gain/Loss Statement or cumulatively, by which Undisputed Portfolio Losses exceeds Undisputed Portfolio Gains.

“Non-Assumable Claim” means any civil, criminal or administrative claim, action, suit, arbitration hearing, investigation, inquiry or proceeding by or before any Governmental Authority (a) in which one or more of the following legal theories have been asserted:  (i) violations of (1) any criminal Law, (2) RICO (the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. § § 1961-1968) or any state or federal Laws relating to securities, antitrust or competition (or any comparable foreign Laws), or (3) any Environmental Law or (ii) fraud by any Buyer Group Member other than allegations of fraud by an Obligor pursuant to a counterclaim against a Buyer Group Member in litigation arising out of the ordinary course of such Buyer Group Member’s business, (b) in which any Governmental Authority has instituted or asserted a claim against a Buyer Group Member, whether directly or indirectly (including by counterclaim, cross-claim, interpleader or otherwise) which could reasonably be expected to (i) interfere in any material respect with the operation of any Buyer Group Member’s business in the ordinary course, consistent with its past practices, (ii) result in any Indemnifiable Losses, forfeiture, fine, penalty or fee in excess of $200,000 or (iii) damage, in any material respect, the reputation or public image of any Buyer Group Member, or (c) in connection with which injunctive relief is sought; provided, however, that the term “Non-Assumable Claim” shall not include any such third Person Claim to the extent such third Person Claim (A) relates to breach of a warranty or representation set forth in Section 3.1(e) or Section 3.2(n), (B) relates to matters described in Section 9.1(a)(iii)(A)-(D), or (C) is governed by the provision of Section 9.4(c).

“Non-Assumable Claim Offer” is defined in Section 9.4(b).

“Notice of Disputed Amount” is defined in Section 1.10(a).

“Notice of Disputed Gain or Loss” is defined in Section 1.10(a).

“Obligor” means any borrower, lessee, buyer, debtor, guarantor or any other obligor with respect to obligations owed to any Seller (or, as applicable under Section 3.2, any Investment Vehicle) with respect to the Portfolio Assets.

“On-Lease Equipment” means all aircraft, vessels, equipment and other property leased to a lessee Obligor under a Lease Contract together with any replacement parts, additions and repairs thereto, any replacements thereof, and any accessories incorporated therein and/or affixed thereto.

“Operating Lease” means any Lease Contract that, as of a particular date, is classified as an “operating lease” under Financial Standards Board Statement No. 13, as amended from time to time.

“Option Agreement” means each of the certain Option Agreements between Buyer and certain Sellers in substantially the forms attached hereto as Exhibit K.

“Opt-out Assets” is defined in Section 1.6(h)(i).

“Other Assets” is defined in Section 1.1(a)(vii).

“Panel” is defined in Section 12.21.

“Paper Sale” is defined in Section 1.9(g).

“Paper Sale Net Proceeds” means, with respect to a Paper Sale, the cash consideration received by Buyer in connection with such Paper Sale less Buyer’s Costs of Disposition (not reimbursable by the purchaser in such Paper Sale).

“Parent” means The Boeing Company, a Delaware corporation.

“Party” is defined in Section 12.21.

“Patents” means issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importations/confirmation, certificates of invention and similar statutory rights.

“Permits” means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any Governmental Authority, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business and the servicing and administration of the Portfolio Assets.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Portfolio Asset Permitted Encumbrances” means, with respect to any Portfolio Property, (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith (and, if such contest involves Taxes other than Income Taxes that are being so contested as of the Initial Closing Date, which are described on the Schedule of Pending Non-Income Tax Contests), (b) any other Encumbrance on the related Obligor’s interest in such Portfolio Property that is specifically permitted in accordance with the terms of the related Financing and Lease Asset (or any applicable Portfolio Contract), (c) any Encumbrance created by any Law applicable to real property including rights of way, easements, sewer rights, zoning ordinances and other similar restrictions, (d) any other imperfections of title, licenses or encumbrances, if any, which do not materially impair the continued use, operation or marketability of such Portfolio Property, (e) liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith, (f) liens or reservations of title permitted under the related Financing and Lease Asset (or any applicable Portfolio Contract), and (g) the rights of the Obligors under the Financing and Lease Assets (or any applicable Portfolio Contracts).

“Portfolio Assets” means, collectively, (i) the Financing and Lease Assets, (ii) the Equity Assets, (iii) the Assets Held for Sale or Lease, and (iv) the Portfolio Property relating to the assets described in the foregoing clauses (i), (ii) and (iii), together with (a) all rentals, lease payments, installments of principal, interest, residual and renewal proceeds, penalties, late charges and extension fees or other payments due or to become due thereunder, (b) all rights and remedies of Sellers thereunder, (c) all insurance policies of Sellers relating specifically to the Portfolio Assets, any refunds paid or payable in connection with the cancellation or discontinuance of any such insurance policies and any claims made with respect to such insurance policies, (d) all rights, claims, credits, causes of action or rights of set-off of Sellers against third parties relating to the Portfolio Assets, including claims pursuant to all warranties, representations, indemnities and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Sellers affecting any of the Portfolio Assets, (e) supplier, vendor franchisor, manufacturer and contractor agreements, or other separate agreements with respect to the remarketing or disposition of Portfolio Property or Assets Held for Sale or Lease, and (f) all products and proceeds with respect to any of the foregoing in clauses (a) through (e).

“Portfolio Contract” means any written contract, agreement, license, lease, loan agreement, sales or purchase order or other legally binding commitment in the nature of a contract, or security for any of the Portfolio Assets, to which any Seller is a party or by which any of the On-Lease Equipment or Collateral is bound, including any owner trust agreement, intercreditor agreement, collateral sharing agreement, security agreement, assignment of rents, pledge agreement, guaranty, indemnification agreement, letter of credit agreement, letters of credit, other credit enhancements and instruments and documents of similar nature and import.

“Portfolio Gain” means a Deemed Gain or Realized Gain as the context may require.  Any gain realized by Buyer from an early termination by the Obligor pursuant to the contractual provisions of a CFS Portfolio Financing and Lease Asset shall not constitute a Portfolio Gain under this Agreement (although, if applicable, such gain may constitute an EBO Gain pursuant to Section 1.9(h)).  For the avoidance of doubt, any gain realized by Buyer (or otherwise deemed to occur) with respect to a CFS Portfolio Financing and Lease Asset in connection with (a) any early termination of such asset at the election of Buyer (i.e., Buyer consents to a non-contractual early termination of a CFS Portfolio Financing and Lease Asset prior to its Scheduled Termination Date) or (b) any property replacement or substitution or Roll-up described in Sections 1.9(g)(iii) and (iv) shall not constitute a Portfolio Gain under this Agreement.

“Portfolio Information” means that information set forth in Exhibit L.

“Portfolio Loss” means a Deemed Loss or a Realized Loss, as the context may require.  For the avoidance of doubt, any loss incurred by Buyer (or otherwise deemed to occur) with respect to a CFS Portfolio Financing and Lease Asset in connection with (a) any early termination of such asset at the election of Buyer (i.e., Buyer consents to a non-contractual early termination of a CFS Portfolio Financing and Lease Asset prior to its Scheduled Termination Date as such Scheduled Termination Date exists as of the Initial Closing Date (in the case of a Specified Financing and Lease Asset) or (b) any Roll-up or property replacement or substitution described in Section 1.9(g)(iv) shall not constitute a Portfolio Loss under this Agreement.

“Portfolio Performance Warranty” is defined in Section 10.1.

“Portfolio Property” means all On-Lease Equipment and Collateral.

“Post-Signing MAE Notice” is defined in Section 7.2.

“Premium Reduction Payment” means an amount equal to the Purchase Premium multiplied by the Retained Portfolio Asset Percentage.

“Proposed Redeployed Asset” means a proposed Finance Obligation or Operating Lease with respect to which Buyer, upon redeployment of such Asset, will be the lender (or equivalent) or lessor.

“Proposed Redeployed Asset Disclosure Package” means with respect to any Proposed Redeployed Asset, the following:  (a) copies of the proposed promissory note, loan or credit agreement, installment sale contract or other financing agreement or lease and all material financial terms of such proposed transaction (together with, in each case, to the extent available, all applicable exhibits, riders and annexes thereto and all ancillary documents, instruments and agreements pertaining thereto); (b) written information identifying (with supporting calculations and underlying data) Buyer’s proposed Stipulated Value, Restated Residual Value (if any) and, if applicable, the present fair market value of any non-cash consideration; (c) to the extent available, any appraisal or other property valuation report or study obtained (or prepared) by Buyer in connection with such Proposed Redeployed Asset (whether the value set forth in such appraisal or other report or study was used by Buyer as its proposed Stipulated Value or otherwise); and (d) any and all other existing documentation and information in Buyer’s possession pertaining to such Proposed Redeployed Asset as may be reasonably requested by Sellers.

“Purchase Premium” means One Hundred Forty Million Dollars ($140,000,000).

“Purchase Price” means an amount equal to the sum of:  (a) the Closing Book Value of the Assets as reflected on the Final Closing Book Value of the Assets Statement plus (b) the Purchase Premium (subject to adjustment pursuant to Section 1.6(h)) minus (c) the Unapplied Cash (in the amount set forth on the Final Closing Book Value of the Assets Statement).

“Purchased Financing and Lease Assets” means all Specified Financing and Lease Assets actually purchased by Buyer pursuant to this Agreement.

“Purchased Portfolio Assets” means all Specified Portfolio Assets actually purchased by Buyer pursuant to this Agreement.

“Purchased Portfolio Contracts” means all Specified Portfolio Contracts actually purchased by Buyer pursuant to this Agreement.

“PwC” is defined in Section 1.6(d).

“Quarterly Net Gain” for a particular calendar quarter means the amount (if any) by which Portfolio Gains exceed Portfolio Losses for such quarter.

“Quarterly Net Loss” for a particular calendar quarter means the amount (if any) by which Portfolio Losses exceed Portfolio Gains for such quarter.

“Real Estate Lease” is defined in Section 3.1(g)(i)(A).

“Realized Gain” means:

(a)           with respect to a Liquidated Defaulted Asset, WHERE the result of

(i) the Liquidation Proceeds received by Buyer in respect of such asset minus

(ii) Buyer’s Costs of Disposition with respect to Buyer’s liquidation of such asset, plus any Insurance Loss (if any) not previously treated as a Deemed Loss applicable to the Affected Portfolio Property is greater than the amount equal to

(x) the Applicable NAV of such asset as of the First Default Date minus

(y) any and all Recoveries and Return Condition Payments received by Buyer in respect of such asset from and after the First Default Date up to and including the date on which such asset was liquidated minus

(z) to the extent not already deducted in the determination of such Applicable NAV, the aggregate amount of Deemed Losses theretofore attributable to such Replaced Asset,

the amount of such excess;

(b)           with respect to a Liquidated Non-Defaulted Asset, WHERE the result of

(i) the Liquidation Proceeds received by Buyer in respect of such asset minus

(ii) Buyer’s Costs of Disposition with respect to Buyer’s liquidation of such asset, minus any Insurance Gain (if any) or plus any Insurance Loss (if any) that was not previously treated as a Deemed Gain (in the case of an Insurance Gain) or a Deemed Loss (in the case of an Insurance Loss) applicable to the Affected Portfolio Property exceeds the amount equal to

(x) the Applicable NAV of such asset as of the Termination Date therefor, minus

(y) any Return Condition Payments received by Buyer in respect of such asset from and after the Termination Date up to and including the date on which such asset was liquidated,

the amount of such excess;

(c)           with respect to an Asset Held for Sale or Lease that has become a Liquidated Asset WHERE

(i) the Liquidation Proceeds received by Buyer in connection with such sale exceed an amount equal to

(x) the Applicable NAV of such asset as of the date such asset was liquidated minus

(y) Buyer’s Costs of Disposition with respect to Buyer’s Disposition of such asset,

the amount of such excess;

(d) with respect to a Redeployed Asset for which there is a Deemed Gain and as to which Sellers have elected not to exercise their option to treat such asset as an SPRA pursuant to Section 1.9(d), an amount equal to the applicable Deemed Gain for such asset;

(e)           with respect to a Paper Sale occurring within the twenty-four (24) month period prior to the Scheduled Termination Date of the applicable CFS Portfolio Financing and Lease Asset (or at any time thereafter in the case of a First Amendment Lease), WHERE the Paper Sale Net Proceeds plus any Insurance Gain or minus any Insurance Loss not previously treated as Deemed Gain (in the case of Insurance Gain) or Deemed Loss (in the case of Insurance Loss) exceed the Applicable NAV of such asset as of the date of such sale, the amount of such excess; and

(f)            with respect to a Destroyed Asset, WHERE the Insurance Proceeds relating to such Destroyed Asset exceed the Applicable NAV for the Destroyed Asset at the time of destruction of the Destroyed Asset, the amount of such excess.

“Realized Loss” means:

(a)           with respect to a Liquidated Defaulted Asset WHERE the result of

(i) the Liquidation Proceeds received by Buyer in respect of such asset minus

(ii) Buyer’s Costs of Disposition with respect to Buyer’s liquidation of such asset plus any Insurance Loss (if any) not previously treated as a Deemed Loss applicable to the Affected Portfolio Property is less than the amount equal to

(x) the Applicable NAV of such asset as of the First Default Date minus

(y) any and all Recoveries and Return Condition Payments received by Buyer in respect of such asset from and after the First Default Date up to and including the date on which such asset was liquidated minus

(z) to the extent not already deducted in the determination of such Applicable NAV, the aggregate amount of Deemed Losses theretofore attributable to such asset,

the amount of such shortfall;

(b)           with respect to a Liquidated Non-Defaulted Asset WHERE the result of

(i) the Liquidation Proceeds received by Buyer in respect of such asset minus

(ii) Buyer’s Costs of Disposition with respect to Buyer’s liquidation of such asset, minus any Insurance Gain (if any) or plus any Insurance Loss (if any) that was not previously treated as a Deemed Gain (in the case of an Insurance Gain) or a Deemed Loss (in the case of an Insurance Loss) applicable to the Affected Portfolio Property is less than the amount equal to

(x) the Applicable NAV of such asset as of the Termination Date therefor, minus

(y) any and all Return Condition Payments received by Buyer in respect of such asset from and after the Termination Date up to and including the date on which such asset was liquidated,

the amount of such shortfall;

(c)           with respect to an Asset Held for Sale or Lease that has become a Liquidated Asset WHERE

(i) the Liquidation Proceeds received by Buyer in connection with such sale are less than an amount equal to

(x) the Applicable NAV of such asset as of the date such asset was liquidated minus

(y) Buyer’s Cost of Disposition with respect to Buyer’s Disposition of such asset,

the amount of such shortfall;

(d)           with respect to a Redeployed Asset for which there is a Deemed Loss and as to which Sellers have elected not to exercise their option to treat such Asset as an SPRA pursuant to Section 1.9(d), an amount equal to the applicable Deemed Loss for such asset;

(e)           with respect to a Destroyed Asset, WHERE the Insurance Proceeds relating to such Destroyed Asset are less than the Applicable NAV for the Destroyed Asset at the time of destruction of the Destroyed Asset, the amount of such shortfall; and

(f)            with respect to a Paper Sale of (i) any Designated Energy Financing and Lease Asset or (ii) any Defaulted Asset, or Redeployed Defaulted Asset that is a Fixed Asset, WHERE the Paper Sale Net Proceeds are less than the Applicable NAV of such asset as of the date of such sale, the amount of such shortfall.

For the avoidance of doubt, except as set forth above regarding losses on Paper Sales of the Designated Energy Financing and Lease Assets, Redeployed Defaulted Assets that are Fixed Assets and Defaulted Assets, Sellers shall have no obligation to reimburse Buyer or any of its successors, assignees or transferees for any loss on any Paper Sale.

“Reasonable Inquiry” means reasonable inquiry of Sellers’ employees who would reasonably be expected to have facts and information relating to the underlying question at issue.

“Records” means, with respect to the CFS Portfolio (or any applicable part thereof), all the ledgers, journals, bookkeeping memoranda, account cards, reports, computer listings, indexes, stored computer data cards, Obligor files, credit files, collateral records, an original or copy of all client lists and vendor (including suppliers, manufacturers, contractors, customers, borrowers and lenders) lists, if any, certificates of title (including vehicle titles, ownership certificates and the like) and all other correspondence, memoranda, books and records with respect to the CFS Portfolio or applicable part thereof (including with respect to Financing and Lease Assets, Collateral, Equity Assets, On-Lease Equipment, Assets Held for Sale or Lease and, from and after the Initial Closing Date, any Seller Participating Renegotiated Assets), of Sellers or of Buyer, as the context shall require.

“Recoveries” means, with respect to any Defaulted Asset, monies collected in respect thereof, from whatever source (including payments made under or collected in respect of

Credit Enhancements but excluding liability insurance or indemnities), net of any amounts required by Law to be remitted to the related Obligor or its Affiliates; provided that Recoveries with respect to any Defaulted Asset shall in no event be less than zero.  “Recoveries” shall not include Deemed Loss payments.

“Redeployed Asset” means a Redeployed Defaulted Asset or a Redeployed Non-Defaulted Asset, as applicable.

“Redeployed Defaulted Asset” means a promissory note, loan or credit agreement or other financing agreement or lease or similar rental or use arrangement with respect to which Buyer is the lender (or equivalent) or lessor, which note, agreement, lease or arrangement arose in connection with the Disposition of Portfolio Property theretofore subject to a Defaulted Asset at the time of such Disposition.

“Redeployed Non-Defaulted Asset” means a promissory note, loan or credit agreement or other financing agreement or lease or similar rental or use arrangement with respect to which Buyer is the lender (or equivalent) or lessor, which note, agreement, lease or arrangement arose in connection with the Disposition of Portfolio Property (a) theretofore subject to a CFS Portfolio Financing and Lease Asset that was not a Defaulted Asset at the time of such Disposition or (b) constituting an Asset Held for Sale or Lease.

“Redeployment Period” is defined in the definition of “Deemed Gain.”

“Refurbishment” means, with respect to any Portfolio Property subject to a CFS Portfolio Financing and Lease Asset, cleaning, painting or similar costs in connection with placing such Portfolio Property in a readily marketable condition or an improvement thereof, whether such improvement is accomplished by the incorporation of replacement components, parts or other property, by “adding-on” supplemental components or other property, or otherwise, which improvement is expensed by Buyer in accordance with Buyer’s normal and customary accounting policies in accordance with GAAP.

“Replaced Asset” means, with respect to any Redeployed Asset, the CFS Portfolio Financing and Lease Asset that, due to the termination thereof (for any reason) gave rise to Buyer’s Disposition of the related Portfolio Property and thereby resulted in the creation of such Redeployed Asset.

“Required Consents” is defined in Section 3.2(v).

“Requirements of Law” means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or any stock exchange or national market system.

“Restated Residual Value” means, with respect to any item of Portfolio Property relating to any Redeployed Asset, its estimated value upon the Scheduled Termination Date of such Redeployed Asset, in each case as determined in accordance with the provisions of Section 1.9(d).

“Retained Portfolio Asset Percentage” means an amount (expressed as a percentage) equal to (i) the aggregate Applicable NAV as of the Initial Closing Date of the Opt-out Assets divided by (ii) the aggregate Applicable NAV of the Total Subject Assets, in each case as the Applicable NAV for such assets is set forth in the Final Closing Book Value of Assets Statement.

“Retention Agreements” means the agreements set forth on Schedule 3.1(p-(ii)).

“Return Condition Payments” means payments received by Buyer from or on behalf of an Obligor in connection with such Obligor’s return to Buyer (or Buyer’s designee) of the Portfolio Property relating to a CFS Portfolio Financing and Lease Asset in the nature of amounts due and payable as a result of such Obligor’s failure to deliver such Portfolio Property in compliance with required return conditions (e.g., deferred maintenance liability).

“Roll-up” means, with respect to any Portfolio Property relating to an IER or SPRA (constituting, in either case, a CFS Portfolio Financing and Lease Asset), a transaction or series of related transactions as a result of which such IER or SPRA is terminated and immediately replaced with a new schedule or other similar document (of a similar nature to an IER or SPRA), which schedule or other document covers (whether as a lease or financing device) such Portfolio Property and other separately identifiable (i.e. non-integrated) property.

“Scheduled Termination Date” means, with respect to (a) any Finance Obligation (other than a Finance Lease) the date set forth therein as the scheduled maturity date for the obligations of the Obligor thereunder and (b) any Lease Contract, the date set forth therein as the scheduled lease termination date (whether referred to as the “maturity date,” “expiration date,” “termination date” or words of similar meaning, in each case without, however, giving effect to any option to extend (or automatic extension of) such scheduled lease termination date or any “early buy-out” (i.e, an optional equipment purchase) right).  For the avoidance of doubt, the Scheduled Termination Date of any First Amendment Lease shall be the first contractually scheduled termination date thereof.

“Section 467 Loan” has the meaning specified in Treas. Reg. 1.467-4 (without regard to 1.467-4(a)(2)).

“Section 467 Loan Balance” means a Lessee Section 467 Loan Balance or a Seller Section 467 Loan Balance.

“Securitization” means any sale or assignment by Buyer of the revenue stream attributable to a CFS Portfolio Financing and Lease Asset (but not the related Portfolio Property) in which the accounting for Applicable NAV and Booked Residual Value pursuant to this Agreement shall not be affected as a result of such sale or assignment.  For the avoidance of doubt, entering into a Securitization by Buyer shall not be considered to be a Disposition and shall not, as a result of such transaction, affect the calculation of Deemed Gain, Deemed Loss, Realized Gain or Realized Loss.

“Seller Group Member” means Sellers, their Affiliates and their respective directors, officers, employees, agents, attorneys and consultants and their successors and assigns.

“Seller Postponed Redeployed Asset” means a Redeployed Asset with respect to which the applicable Seller has elected to postpone the measurement of the Earn Out Amount pursuant to Section 1.9(d).

“Seller Section 467 Loan Balance” means (i) a Section 467 Loan balance owed by any Seller to any lessee Obligor as of any applicable Closing Date or (ii) any rents that are paid in advance to any Seller by any lessee Obligor for the rental period that includes such Closing Date.

“Seller Transaction Documents” means all agreements, instruments and documents being or to be executed and delivered by Sellers under this Agreement or in connection herewith, including each of the documents listed on Schedule 2.3 hereto, but specifically excluding the Portfolio Assets.

“Sellers” is defined in the preamble of this Agreement.

“Sellers’ Accountants” means Deloitte & Touche LLP or any public accounting firm with nationally recognized auditing expertise (other than Buyer’s Accountants), as selected by Sellers.

“Sellers’ Breach Notice” is defined in Section 11.1(a)(iii).

“Sellers’ Savings Plan” is defined in Section 6.2(f).

“Serviced Assets” mean, collectively, the Financing and Lease Assets (including those held by Investment Vehicles) subject to the Servicing Agreement from time to time.

“Servicing Agreement” means a servicing agreement between Buyer and Boeing Capital and any of the Sellers as indicated thereon substantially in the form of Exhibit H.

“Software” is defined in the definition of “Intellectual Property”.

“Specialized Audit Steps” means the annual audit steps to be taken by Buyer’s Accountants as more particularly described in Exhibit I.

“Specified Financing and Lease Assets” means the Financing and Lease Assets in existence as of the Initial Closing Date related to the IERs identified on Schedule 1.3 and, in addition, Federal Mogul Schedule.

“Specified Portfolio Assets” means (i) the Specified Financing and Lease Assets, (ii) the Equity Assets, (iii) the Assets Held for Sale or Lease and (iv) any and all Portfolio Assets relating to the assets described in the foregoing clauses (i), (ii) and (iii).

“Specified Portfolio Contracts” means the Portfolio Contracts relating to the Specified Financing and Lease Assets.

“SPRA” means Seller Postponed Redeployed Asset.

“Stipulated Value” means:

(a)           with respect to any SPRA, the net asset value for such SPRA as mutually agreed upon among Buyer and Sellers (pursuant to Sellers’ election to treat the applicable Redeployed Asset as a SPRA pursuant to Section 1.9(d)), which net asset value shall be recorded in Buyer’s Records as the Applicable NAV for such SPRA as of the date of its inception.

(b)           with respect to any Redeployed Asset that is not a SPRA where the property subject to such Redeployed Asset constitutes Movable Equipment, the fair market value of such property as may be mutually agreed upon among Buyer and Sellers, provided that if Buyer and Sellers are unable to agree upon a fair market value for such property within thirty (30) days of Buyer’s delivery of the applicable Proposed Redeployed Asset Disclosure Package therefor, then such fair market value shall be determined by the Independent Appraiser in accordance with Section 1.10(b).  In determining the fair market value for such property, the Independent Appraiser shall value the property based upon an open market sale between a willing buyer and willing seller, assuming the present condition of the property and that it will be sold in “as is” condition within 270 days.

(c)           with respect to any Redeployed Asset that is not a SPRA where the property subject to such Redeployed Asset constitutes a Fixed Asset or group of Fixed Assets, the orderly liquidation value of such property as may be mutually agreed upon among Buyer and Sellers, provided that if Buyer and Sellers are unable to agree upon a orderly liquidation value for such property within thirty (30) days of Buyer’s delivery of the Proposed Redeployed Asset Disclosure Package therefor, then such orderly liquidation value shall be determined by the Independent Appraiser in accordance with Section 1.10(b).  In determining the orderly liquidation value for such property, the Independent Appraiser shall value the property based on an open market sale between a willing buyer and willing seller from its present location on an “as is” condition, “where is” location basis in which the buyer assumes the cost to dismantle and remove the property and that the property is sold within 150 days.

“Subsequent Closings” means the date or dates of the consummation of the transactions contemplated by this Agreement with respect to all or some of the Portfolio Assets not sold, conveyed, transferred, assigned and delivered to Buyer at the Initial Closing.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules and related workpapers), including any information return, claim for refund, amended return or declaration of estimated Tax and any affiliated, consolidated, combined, unitary or similar return.

“Tentative Portfolio Performance Warranty Amount” is defined in Section 10.2(a).

“Tentative Portfolio Performance Warranty Payment” is defined in Section 10.1.

“Tentative Portfolio Performance Warranty Payment Refund” is defined in Section 10.2(b).

“Termination Date” means, with respect to any CFS Portfolio Financing and Lease Asset, the date upon which either (a) all of the applicable Obligor’s obligations thereunder shall have been discharged (or deemed by Buyer to have been discharged) in full or (b) such asset shall have become a Liquidated Asset or a Redeployed Asset.

“Total Subject Assets” is defined in Section 1.6(h)(i).

“Transferred Employee” is defined in Section 6.2(a).

“Transition Services Agreement” means a transition services agreement substantially in the form of Exhibit J.

“Triggering Event” means (a) with respect to a Defaulted Asset (i) if such asset is not an Operating Lease, Buyer’s (A) posting of a specific reserve on its books and records against the Applicable NAV of such asset or (B) ”writedown” or “write-off” of all or any part of the Applicable NAV of such asset and (ii) if such asset is an Operating Lease, Buyer’s “writedown” or “write-off” of all or any part of the Applicable NAV of such asset, and (b) with respect to any CFS Portfolio Financing and Lease Asset (whether a Defaulted Asset or otherwise), Buyer posts a specific reserve on its books against the Applicable NAV of such asset or to “writedown” or “write-off” all or any part of the Applicable NAV of such asset, in each case, to the extent any such specific reserve, “writedown” or “write-off” is posted or made as required or permitted by GAAP and consistent with Buyer’s accounting principles, as in effect from time to time.

“Undisputed Portfolio Gain” means any Portfolio Gain reflected on a Gain/Loss Statement with respect to which Sellers do not submit a Notice of Disputed Gain or Loss in accordance with Section 1.10(a).

“Undisputed Portfolio Loss” means any Portfolio Loss reflected on a Gain/Loss Statement with respect to which Sellers do not submit a Notice of Disputed Gain or Loss in accordance with Section 1.10(a).

“Upgrade” means, with respect to any Portfolio Property subject to a CFS Portfolio Financing and Lease Asset (including those held by any Investment Vehicle), an improvement thereof, whether such improvement is accomplished by the incorporation of replacement components, parts or other property, by “adding-on” supplemental components or other property, or otherwise, which improvement is capitalized by Buyer in accordance with Buyer’s normal and customary accounting policies in accordance with GAAP.

“Zero Balance Financing and Lease Assets” means, collectively, the Financing and Lease Assets described on Schedule 1.1(b)(ii), which, as of the date hereof, the applicable Sellers carry on their respective books of account as “written-off” assets (i.e., assets written-down to zero) together with any and all property encumbered by or leased pursuant to such Financing and Lease Assets.

[THIS SPACE INTENTIONALLY LEFT BLANK -
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed as of the day and year first above written.

BOEING CAPITAL CORPORATION

By:	/s/ Walter E. Skowronski
Name:	Walter E. Skowronski
Title:	President

BCC EQUIPMENT LEASING CORPORATION

By:	/s/ Walter E. Skowronski
Name:	Walter E. Skowronski
Title:	President

MCDONNELL DOUGLAS OVERSEAS FINANCE CORPORATION

By:	/s/ Walter E. Skowronski
Name:	Walter E. Skowronski
Title:	President

BOEING CAPITAL LOAN CORPORATION

By:	/s/ Walter E. Skowronski
Name:	Walter E. Skowronski
Title:	President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Mark H.S. Cohen
Name:	Mark H.S. Cohen
Title:	Vice President

1

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, The Boeing Company, a Delaware corporation (“Parent”), hereby irrevocably and unconditionally promises to pay each of the payment obligations of the Sellers (including those related to indemnity claims) set forth in this Agreement (each an “Obligation” and altogether the “Obligations”).

Parent will pay all Obligations hereunder upon any one or more of the following:

(a) Sellers shall have failed to satisfy their payment obligations pursuant to this Agreement for at least thirty (30) Business Days;

(b)  Boeing Capital dissolves or otherwise ceases to exist; or

(c) Boeing Capital institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit or creditors; or Boeing Capital applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Boeing Capital and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to Boeing Capital or to all or any part of its property is instituted without its consent and continues undismissed or unstayed for sixty (60) calendar days.

2

Buyer Group Members will provide notice to Parent of a claim hereunder by delivering to Parent a written notice stating (i) that the Buyer Group Member has delivered a claim for an Obligation to Sellers and attaching a copy thereof and (ii) the amount of the Obligation unpaid by Sellers with respect to such claim; provided, however, that following the occurrence of (b) or (c) above, all claims for Obligations may be delivered directly to Parent.

THE BOEING COMPANY

By:	/s/ Joseph T. Lower
Name:	Joseph T. Lower
Title:	Vice President – Corporate & Strategic Development

1

Schedules

1.1	Sellers
1.1(a)(i)	Assets Held for Sale or Lease (included in Specified Portfolio Assets)
1.1(a)(ii)	Equipment
1.1(a)(iii)	Assigned Contracts
1.1(a)(vi)	Other Assets
1.1(b)(ii)	Zero Balance Financing and Lease Assets
1.1(b)(xv)	Designated Excluded Assets
1.2(b)(v)	Advance Rents, Deposits, Maintenance, Reserves or Other Payments or Deposits
1.3	Specified Financing and Lease Assets and Equity Assets (including 4/30/04 NAV Table)
1.4	Allocation of Purchase Price
1.9(a)(iv)	Reports
2.1	Deferred Assets
2.2	Buyer Transaction Documents
2.3	Seller Transaction Documents
3.1(b)	Sellers’ Conflicts
3.1(c)	Financial Statements
3.1(f)	Governmental Permits
3.1(i)	Software Contracts
3.1(j)	Litigation – Seller
3.1(k)	Contracts
3.1(n-(i))	Benefit Plans
3.1(n-(iii))	Exceptions to Benefits
3.1(p-(ii))	Retention Agreements
3.1(q)	Undisclosed Liabilities
3.2(g)(i)	Late Payments/Prepayments
3.2(g)(ii)	Advance Rents, Other Payments or Deposits
3.2(g)(v)	Exceptions to Insurance Portfolio Property Coverage
3.2(h)	Claims/Proceedings
3.2(i)	Undelivered Specified Financing and Lease Assets; Undelivered Portfolio Property
3.2(j)	Obligor Bankruptcy
3.2(l)	On-Lease Equipment Casualty
3.2(o)	Non-Direct Payments; Other Agreements
3.2(r)	Designated Credit Enhancements
3.2(s)	Foreign Specified Financing and Lease Assets/Credit Enhancement/Foreign Obligors
3.2(v)	Required Consents
3.2(x)	Waiver of Material Rights
3.3	Equity Assets
5.3	Operations Prior to the Closing Date
9	Indemnification
9.1(a)(iii)(B)	Interests Treated as Partnerships

i

10	Special Warranty
13.1	Business Asset Permitted Encumbrances
13.2	Designated Energy Financing and Lease Assets

ii

Exhibits

Exhibit A	Accounting Principles

Exhibit B	Assignment and Assumption Agreement

Exhibit C	Agreed Audit Procedures

Exhibit D	Bill of Sale

Exhibit E	Buyer’s Asset Restructuring Policy

Exhibit F	Gain/Loss Statement

Exhibit G	Notice to Obligors

Exhibit H	Servicing Agreement

Exhibit I	Specialized Audit Steps

Exhibit J	Transition Services Agreement

Exhibit K	Option Agreement

Exhibit L	Portfolio Information

iii

Schedule 1.1

Sellers

Legal Name	Jurisdiction of Organization

BCC Equipment Leasing Corporation	Delaware

McDonnell Douglas Overseas Finance Corporation	Delaware

Boeing Capital Loan Corporation	Delaware

Schedule 1.1(a)(i)

Assets Held for Sale or Lease

ASSETS HELD FOR SALE OR LEASE

NAV as of 4/30/04

Customer Name	Lease Sched	Property Class Long	Equipment Desc Short	NAV as of 4/30/04
AMERICAN STANDARD INC.	0031203-025	MACHINE TOOLS MACHINING CENTER	MACHINE TOOLS	25,000.00
AMERICAN STANDARD INC.	0031203-045	MFG EQUIP OTHER	WELDING ROBOT	5,742.34
AMERICAN STANDARD INC.	0031203-047	MFG EQUIP OTHER	WELDING ROBOT	2,464.49
AMERICAN STANDARD INC.	0031203-125	MACHINE TOOLS MACHINING CENTER	MACHINE TOOLS	25,000.00
CARGILL, INC.	0030411-072	MATL HNDLG EQ FORKLIFT TRUCK	FORKLIFT	1.00
GALVPRO L.P.	0035259-005	MATL HNDLG EQ OTHER	CASTER TRAILOR	2,400.00
GLOBAL AIR CHARTER, INC	0042045-001	1982 LEARJET 35A S/N472	LEARJET 35A	2,847,295.51
GREAT DANE AIRLINE, INC.	0040541-001	1979 LEARJET 35A S/N237	LEARJET 35A	2,535,673.63
STONE CONTAINER CORP.	0030791-022	TRLRS SINGLE DRY VAN 48’ X102’	DRY VAN TRAILERS	6,510.00
STONE CONTAINER CORP.	0030791-095	1998 VOLVO WG42T 4X2 TRACTORS	TRACTORS	19,678.92
STONE CONTAINER CORP.	0030791-195	1998 VOLVO WG42T 4X2 TRACTORS	TRACTORS	19,678.92
STONE CONTAINER CORP.	0030791-295	1998 VOLVO WG42T 4X2 TRACTORS	TRACTORS	9,839.46
TRANSAMERICA EQUIPMENT LEASING	0027474-001	TRLRS PIGGYBACK 45’ X 102’	TRAILERS	139,724.38
UNC JOHNSON TECHNOLOGY, INC.	0033069-017	MACHINE TOOLS GRINDERS	MACHINE TOOLS	10,145.40
UNITED STATES STEEL CORP	0035204-106	WALDON 6000C FORKLIFT	FORKLIFT	5,500.00

TOTAL*				5,654,654.05

*Excludes “Excluded Asset” RAFIK KHALIFA with NAV of				36,691,096.50

Schedule 1.1(a)(ii)

Equipment

None.

Schedule 1.1(a)(iii)

Assigned Contracts

None.

Schedule 1.1(a)(vi)

Other Assets

Acct Description	Buyer
Property Tax Receivable	208,556

Sales Tax Rec - CLAS	156,481

Federal Mogul - Unsigned Schedule 5	103,772

Total	468,809

Schedule 1.1(b)(ii)

ZERO BALANCE FINANCING ASSETS

As of 4/30/04

Customer Name	Lease Sched	Property Class Long	Equipment Desc Short	NAV

CSU TRANSPORT INC.	0039171-013	TRACTORS PETERBILT OCNV/NONSLP	TRACTOR	—
CSU TRANSPORT INC.	0039171-020	TRACTORS PETERBILT OCNV/NONSLP	TRACTOR	—
CSU TRANSPORT INC.	0039171-022	CHEVROLET SERVICE TRUCK	TRUCK	—
CSU TRANSPORT INC.	0039171-023	TRACTORS PETERBILT OCNV/NONSLP	TRACTORS	—
PROFICIENT FOODS	0030387-016	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-017	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-018	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-019	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-029	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-030	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-031	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-032	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-033	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-034	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-035	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-036	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-044	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-045	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-046	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-047	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-048	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-050	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-051	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-052	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-053	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-054	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-056	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-058	TRLRS REEFER OTHER	REEFER TRAILERS	—
PROFICIENT FOODS	0030387-061	MATL HNDLG EQ WAREHOUSE EQUIP	RACKING	—
PROFICIENT FOODS	0030387-063	WHITE GMC COE 6X4 SLEEPER TRAC.	TRACTORS	—
PROFICIENT FOODS	0030387-068	TRLRS REEFER OTHER	REFRIGERATED TRAILER	—
PROFICIENT FOODS	0030387-070	TRLRS REEFER OTHER	REFRIGERATED TRAILER	—
PROFICIENT FOODS	0030387-071	TRLRS REEFER OTHER	REFRIGERATED TRAILER	—
PROFICIENT FOODS	0030387-072	TRLRS REEFER OTHER	REFRIGERATED TRAILER	—
PROFICIENT FOODS	0030387-073	TRLRS REEFER OTHER	REFRIGERATED TRAILER	—
PROFICIENT FOODS	0030387-074	TRLRS REEFER OTHER	REFRIGERATED TRAILER	—
PROFICIENT FOODS	0030387-075	TRLRS REEFER OTHER	REFRIGERATED TRAILER	—
PROFICIENT FOODS	0030387-076	TRLRS REEFER OTHER	REFRIGERATED TRAILER	—
PROFICIENT FOODS	0030387-085	TRACTORS WHITE GMC CONV/NONSLP	TRACTORS	—
PROFICIENT FOODS	0030387-183	TRACTORS NAVISTAR COE SLEEPER	TRACTORS	—
STONE CONTAINER CORP.	0030213-005	TRLRS SINGLE DRY VAN 48’ X102’	DRY VAN TRAILERS	—
STONE CONTAINER CORP.	0030213-009	TRACTORS KENWORTH CONV/NON-SLP	TRACTOR	—
STONE CONTAINER CORP.	0030213-012	TRLRS SINGLE DRY VAN 48’ X102’	DRY VAN TRAILERS	—
STONE CONTAINER CORP.	0030213-015	TRACTORS NAVISTAR CONV/NON-SLP	TRACTOR	—
STONE CONTAINER CORP.	0030791-061	TRACTORS NAVISTAR CONV/NON-SLP	TRACTOR	—
WEIRTON STEEL CORPORATION	0031484-019	MATL HNDLG EQ FORKLIFT TRUCK	MATERIAL HANDLING	—
WEIRTON STEEL CORPORATION	0031484-020	MATL HNDLG EQ OTHER	MATERIAL HANDLING	—

*Excludes “Excluded Asset” Guardian Savings and Loan

ACCOUNTS WITH POTENTIAL RECOVERIES OR WHERE PREFERENCE CLAIMS (P) ARE BEING DEFENDED AGAINST

As of 4/30/04

Customer Name	Lease Sched	NAV

ALLIED PRODUCTS	0036859	—
AMERICAN STANDARD	0031203	—
AMERISERVE	0035604	—
BALDWINS LEASING	0039728	—
BULK MATERIALS	0028860	—
FURR’S SUPERMARKET	0032524	—
GALVPRO	0035259	—
GLENIOT	0035559	—
GUARDIAN SAVINGS	0029058	—
JODA PARTNERSHIP	0035493	—
JOHNSTON INDUSTRIES (P)	0035048	—
LOS CIPRESES	0035726	—
NATIONAL PICTURE FRAME	0034496	—
NATIONAL STEEL (P)	0035204	—
NEUVANT	0035266	—
PROGRESSIVE DAIRIES	0034819	—
SHELDAHL EQUIPMENT	0031229	—
TRISM EQUIPMENT	0034129	—
TYLER JET	0034861	—
VALLEY MEDIA (P)	0034418	—
WELDED TUBE (LTV)	0036682	—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—
		—

As of April 30, 2004

Schedule 1.1(b)(xv)

Designated Excluded Assets

Customer Name	Lease Sched	Property Class Long	Equipment Desc Short	NAV as of 4/30/04
BNJ SALES COMPANY, LLC	1002511	AIRCRAFT JET UNSECURED	191QS	23,335,982
BOEING COMPANY, THE	0037137-001	AIRCRAFT JET	BBJ	43,129,552
BOEING COMPANY, THE	0037137-002	AIRCRAFT JET	BBJ	1,110,750
BOEING COMPANY, THE	0037459-001	AIRCRAFT JET	BBJ	26,226,387
BOEING COMPANY, THE	0037459-002	AIRCRAFT JET	BBJ	20,680,875
BOEING COMPANY, THE	0037459-003	AIRCRAFT JET	BBJ	3,889,464
BOEING SPACE AND	0040985-001	AIRCRAFT NON-PRODUCT HELICOPTE	EUROCOPTER	3,201,514
BOEING SPACE AND	0040985-002	AIRCRAFT NON-PRODUCT HELICOPTE	EUROCOPTER	3,195,212
CITRUS WORLD, INC.	0040774-001	FOOD PROCESSING EQUIPMENT	LAND AND EQUIPMENT	962,423
CITRUS WORLD, INC.	0040774-002	FOOD PROCESSING EQUIPMENT	LAND AND EQUIPMENT	459,581
CITRUS WORLD, INC.	0040774-003	FOOD PROCESSING EQUIPMENT	LAND AND EQUIPMENT	7,960,910
CITRUS WORLD, INC.	0040774-004	FOOD PROCESSING EQUIPMENT	LAND AND EQUIPMENT	8,478,197
CITRUS WORLD, INC.	0040774-005	FOOD PROCESSING EQUIPMENT	LAND AND EQUIPMENT	8,379,195
CITRUS WORLD, INC.	0040774-006	FOOD PROCESSING EQUIPMENT	LAND AND EQUIPMENT	16,121,203
WARREN DISTRIBUTION	0034529-001	MISCELLANEOUS	OIL STORAGE TANKS	43,087
GUARDIAN SAVINGS AND LOAN	1004811	NON-EQUIPMENT	MARKETABLE SECURITY	—
GOLDEN GEMS	1004511	FOOD PROCESSING EQUIPMENT	E TANK FARM	503,729
GOLDEN GEMS	1004512	FOOD PROCESSING EQUIPMENT	FOR GOLDEN GEM GROWERS	—
RAFIK A. KHALIFA	0041407-101	AIRCRAFT JET	BBJ	36,691,097

			Total NAV	204,369,157

Please note that the following interests are also excluded:

(1)  A 1% partnership interest in MDFC/Mitsui Leasing Partnership, a California general partnership.

(2)  A 1% membership interest in Portland Tube Facility, L.L.C., a Delaware limited liability company.

(3)  A 13% beneficial interest in Bethlehem Steel Corp 2000 Equipment Trust No. 1.

(4)  A 12.684% partnership interest in Cylinder Head Line Partnership, consisting of a portion of the “Seller’s Interest” as referenced in the Participation Agreement, dated as of August 26, 2002, by and between Transamerica Equipment Financial Services Corporation and BCC Equipment Leasing Corporation, a Delaware corporation, and the Participation Agreement, dated as of August 27, 2002, by and between UPS Capital Corporation, a Delaware corporation, and BCC Equipment Leasing Corporation, a Delaware corporation.

(5)  The Color Line and Gateway interests referenced on Exhibit A to the Servicing Agreement.

Schedule 1.2(b)(v)

Advance Rents, Deposits, Maintenance, Reserves or Other Payments or Deposits

See Schedule 3.2(g)(ii).

Schedule 1.3

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
ACCESS LEASING CORPORATION	1000111	1,842,067
ADELPHIA COMMUNICATIONS CORP.	0035171-001	245,148	63,581
ADELPHIA COMMUNICATIONS CORP.	0035171-002	3,089,255	801,921
ADELPHIA COMMUNICATIONS CORP.	0035171-003	561,220	135,124
AERO TOY STORE, INC.	1000311	8,615,783
AERO TOY STORE, INC.	1000312	5,951,131
AERO TOY STORE, INC.	1000313	13,719,832
AERO TOY STORE, INC.	1000316	2,040,110
AERO TOY STORE, INC.	1000317	13,920,779
AERO TOY STORE, INC.	1000318	4,522,377
AERODYNAMICS, INC	0043021-001	3,974,391	3,832,448
AEROSERVICIOS CORPORATIVOS	0039482-001	9,347,862	6,037,500
AEROSERVICIOS DINAMICOS, S.A.	0034185-001	5,761,920	—
AEROSERVICIOS VANGUARDIA, S.A.	1000211	6,364,515
AEROVITRO. S.A. DE C.V.	0038971-001	37,789,492	25,500,000
ALL ERECTION & CRANE RENTAL CO	1000912	178,356
ALL ERECTION & CRANE RENTAL CO	1000921	808,861
ALL ERECTION & CRANE RENTAL CO	1000922	241,694
ALL ERECTION & CRANE RENTAL CO	1000923	523,241
ALL ERECTION & CRANE RENTAL CO	1000924	452,439
ALL ERECTION & CRANE RENTAL CO	1000925	47,668
AMERICAN COLOR GRAPHICS	0032684-107	2,309,252	—
AMERICAN COLOR GRAPHICS	0032684-108	107,575	—
AMERICAN COLOR GRAPHICS	0033365-103	80,670	—
AMERICAN COLOR GRAPHICS	0033365-301	192,556	—
AMERICAN COLOR GRAPHICS	0033365-401	63,751	—
AMERICAN COLOR GRAPHICS	0033365-402	2,029,931	—
AMERICAN COLOR GRAPHICS	0033365-501	47,232	—
AMERICAN COLOR GRAPHICS	0033365-502	8,967	—
AMERICAN COLOR GRAPHICS	0033365-602	15,152	—
AMERICAN COLOR GRAPHICS	0033365-702	112,576	—
AMERICAN RAILCAR INDUSTRIES	1001211	6,896,017
AMERICAN RAILCAR INDUSTRIES	1001222	10,021,354
AMERICAN STANDARD INC.	0031203-009	66,541	50,278
AMERICAN STANDARD INC.	0031203-013	38,192	8,450
AMERICAN STANDARD INC.	0031203-027	39,104	24,525
AMERICAN STANDARD INC.	0031203-032	6,937	7,078
AMERICAN STANDARD INC.	0031203-035	27,497	23,946
AMERICAN STANDARD INC.	0031203-036	36,666	22,400
AMERICAN STANDARD INC.	0031203-038	106,444	112,582
AMERICAN STANDARD INC.	0031203-042	17,875	6,492
AMERICAN STANDARD INC.	0031203-046	6,256	6,384
AMERICAN STANDARD INC.	0031203-050	26,913	27,463
AMERICAN STANDARD INC.	0031203-051	55,506	35,861
AMERICAN STANDARD INC.	0031203-053	374,143	363,882
AMERICAN STANDARD INC.	0031203-054	93,092	88,433
AMERICAN STANDARD INC.	0031203-055	93,090	88,431
AMERICAN STANDARD INC.	0031203-056	53,024	50,370
AMERICAN STANDARD INC.	0031203-057	53,024	50,370
AMERICAN STANDARD INC.	0031203-058	125,263	116,077
AMERICAN STANDARD INC.	0031203-059	512,030	492,940
AMERICAN STANDARD INC.	0031203-060	31,889	28,000
AMERICAN STANDARD INC.	0031203-063	422,602	367,479
AMERICAN STANDARD INC.	0031203-064	139,562	116,060
AMERICAN STANDARD INC.	0031203-065	106,557	88,426
AMERICAN STANDARD INC.	0031203-066	59,193	50,493
AMERICAN STANDARD INC.	0031203-067	57,335	47,679
AMERICAN STANDARD INC.	0031203-068	183,341	153,125
AMERICAN STANDARD INC.	0031203-069	177,594	145,471
AMERICAN STANDARD INC.	0031203-070	59,773	47,687
AMERICAN STANDARD INC.	0031203-072	118,092	90,895
AMERICAN STANDARD INC.	0031203-073	210,487	161,875
AMERICAN STANDARD INC.	0031203-074	65,323	50,493
AMERICAN STANDARD INC.	0031203-075	51,657	39,200
AMERICAN STANDARD INC.	0031203-076	456,528	346,500
AMERICAN STANDARD INC.	0031203-077	27,678	5,005
AMERICAN STANDARD INC.	0031203-078	126,383	94,500
AMERICAN STANDARD INC.	0031203-079	845,672	684,424
AMERICAN STANDARD INC.	0031203-080	60,413	9,672
AMERICAN STANDARD INC.	0031203-081	880,892	686,834
AMERICAN STANDARD INC.	0031203-082	471,016	323,750
AMERICAN STANDARD INC.	0031203-105	(4,771)	1

1

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
AMERICAN STANDARD INC.	0031203-452	160,748	161,000
ASSOCIATED HYGIENIC PRODUCTS	0034085-101	1,175,456	—
ATOLL HOLDINGS LIMITED	0037304-001	2,219,793	2,339,956
AUTOCAM CORPORATION	1001811	3,355,085
AVPRO, INC.	1001911	1,265,005
BELLEVUE JET PARTNERS LLC	1002111	3,399,200
BENDER SHIPBUILDING & REPAIR	1002211	11,844,419
BENDER SHIPBUILDING & REPAIR	1002222	2,814,085
BETHLEHEM STEEL CORP.	0037515-001	10,363,395	3,843,000
BETTER MATERIALS CORPORATION	0039182-001	91,134	—
BETTER MATERIALS CORPORATION	0039182-002	91,134	—
BETTER MATERIALS CORPORATION	0039182-003	89,598	—
BETTER MATERIALS CORPORATION	0039182-004	89,598	—
BETTER MATERIALS CORPORATION	0039182-005	101,184	—
BETTER MATERIALS CORPORATION	0039182-006	188,513	—
BETTER MATERIALS CORPORATION	0039182-007	94,533	—
BETTER MATERIALS CORPORATION	0039182-008	226,116	—
BETTER MATERIALS CORPORATION	0039182-009	171,803	—
BETTER MATERIALS CORPORATION	0039182-010	298,887	—
BETTER MATERIALS CORPORATION	0039182-011	213,692	—
BISON AIR CORPORATION	0034942-001	3,263,522	2,950,000
BISON AIR CORPORATION	0034942-002	238,907	190,000
BISON AIR CORPORATION	0034942-003	274,870	203,572
BOEING COMPANY, THE	0038060-001	17,607,627	14,977,270
BOEING COMPANY, THE	0038060-002	4,966,078	4,150,725
BOEING COMPANY, THE	0038360-001	17,847,355	14,977,270
BOEING COMPANY, THE	0038360-002	4,771,328	3,949,286
BOEING COMPANY, THE	0043675-001	24,786,787	17,766,154
BONHAM C-P-D-J-E, INC.	0040296-001	443,200	443,200
BRASPETRO OIL SERVICES CO.	1011211	28,906,721
BRASPETRO OIL SERVICES CO.	0035659-001	37,220,178	27,869,410
BRASPETRO OIL SERVICES CO.	0035659-002	9,585,502	7,473,133
BUCYRUS INTERNATIONAL, INC.	0033729-001	512,063	284,270
BUCYRUS INTERNATIONAL, INC.	0039940-001	7,351,321	—
CAE USA, INC.	0032678-001	4,009,118	3,220,000
CAMROSE PIPE CORPORATION	0043143-001	11,548,120	4,133,704
CENTROBE, INC.	0033929-104	10,323	—
CERIDIAN INC.	0034485-003	10,309,698	9,195,240
CHI AVIATION	0042401-001	5,695,107	4,950,514
CHIQUITA PROCESSED FOODS, LLC	0034141-001	34,026	7,000
CHIQUITA PROCESSED FOODS, LLC	0034141-002	116,148	116,667
CHIQUITA PROCESSED FOODS, LLC	0034141-102	116,148	116,667
CHIQUITA PROCESSED FOODS, LLC	0034141-202	116,148	116,667
CITATION CORPORATION	1002811	4,778,197
COASTAL TOWING, INC.	1002913	1,723,775
COASTAL TOWING, INC.	1002914	5,067,109
COASTAL TOWING, INC.	1002915	643,131
COASTAL TOWING, INC.	1002916	1,507,506
COLEMAN CABLE ACQUISITION, INC	1003011	6,862,806

CONSOLIDATED CONTAINER CO.	0033985-001	3,922,418	—
CONTAINER APPLICATION INTL,INC	0032631-001	859,951	627,162
CONTAINER APPLICATION INTL,INC	0032631-002	862,772	580,309
CONTAINER APPLICATION INTL,INC	0032631-003	829,605	451,699
CONTAINER APPLICATION INTL,INC	0032631-004	209,754	115,367
CONTAINER APPLICATION INTL,INC	0032631-005	3,698,450	1,351,216
CONTAINER APPLICATION INTL,INC	0032631-006	1,938,869	683,377
CORPORATE JETS, INC.	0037360-001	583,174	350,000
CORPORATE JETS, INC.	0037360-002	583,174	350,000
CORPORATE JETS, INC.	0037360-003	1,104,828	715,000
CORPORATE JETS, INC.	0037360-004	3,143,314	1,811,143
CORPORATE JETS, INC.	0037360-005	538,683	323,750
CORPORATE JETS, INC.	0037360-006	1,062,234	687,500
CORPORATE JETS, INC.	0037360-007	2,608,414	1,665,400
CORPORATE JETS, INC.	0037360-008	2,713,157	1,711,446
CREATIVE GOLF MANAGEMENT, INC.	0037893-001	459,887	407,750
CREDENCE CAPITAL CORPORATION	1003311	627,201
CREDENCE CAPITAL CORPORATION	1003312	603,365
CREDENCE CAPITAL CORPORATION	1003313	577,193
CRONOS CONTAINER	0032591-001	1,358,741	1,072,614
CRONOS CONTAINER	0032591-005	496,114	280,325

2

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
CRONOS CONTAINER	0032591-006	468,944	295,417
CRONOS CONTAINER	0032591-007	1,658,910	1,134,231
CRONOS CONTAINER	0032591-008	794,610	507,259
CRONOS CONTAINER	0032591-009	1,753,070	891,470
CRONOS CONTAINER	0032591-010	2,072,395	1,078,528
CRONOS CONTAINER	0032591-011	1,055,752	671,617
CRONOS CONTAINER	0032591-012	2,936,301	1,863,905
CRONOS CONTAINER	0032591-013	528,849	267,998
CRONOS CONTAINER	0032591-014	423,921	214,825
CSU TRANSPORT INC.	1011711	118,144
CSU TRANSPORT INC.	0039171-001	16,332	—
CSU TRANSPORT INC.	0039171-002	19,851	—
CSU TRANSPORT INC.	0039171-003	142,584	—
CSU TRANSPORT INC.	0039171-004	32,194	—
CSU TRANSPORT INC.	0039171-005	4,194	—
CSU TRANSPORT INC.	0039171-006	66,059	—
CSU TRANSPORT INC.	0039171-007	79,764	—
CSU TRANSPORT INC.	0039171-008	46,062	—
CSU TRANSPORT INC.	0039171-009	74,108	—
CSU TRANSPORT INC.	0039171-010	69,726	—
CSU TRANSPORT INC.	0039171-011	17,214	—
CSU TRANSPORT INC.	0039171-012	9,927	—
CSU TRANSPORT INC.	0039171-014	9,926	—
CSU TRANSPORT INC.	0039171-015	80,232	—
CSU TRANSPORT INC.	0039171-018	4,964	—
CSU TRANSPORT INC.	0039171-019	19,855	—
CSU TRANSPORT INC.	0039171-021	87,016	—
CSU TRANSPORT INC.	0039171-024	67,748	—
CSU TRANSPORT INC.	0039171-025	16,444	—
CSU TRANSPORT INC.	0039171-026	8,010	—
DALLAS AIRMOTIVE, INC	0033907-001	3,343,524	2,776,043
DAN RIVER, INC.	0034752-001	1,160,554	995,904
DAN RIVER, INC.	0034752-002	653,605	534,911
DAN RIVER, INC.	0034752-003	1,140,754	933,660
DAN RIVER, INC.	0034752-004	66,851	45,838
DAN RIVER, INC.	0034752-005	132,986	104,975
DAN RIVER, INC.	0034752-006	396,888	313,300
DAN RIVER, INC.	0034752-007	382,092	301,860
DAN RIVER, INC.	0034752-008	263,512	201,240
DAN RIVER, INC.	0034918-001	4,030,860	3,835,250
DAYCO PRODUCTS, INC.	1003511	10,987,131
DEL MONTE FOODS CORP	0034096-001	42,092	42,092
DEL MONTE FOODS CORP	0034096-002	22,081	11,486
DEL MONTE FOODS CORP	0034096-003	8,056	3,560
DEL MONTE FOODS CORP	0034096-004	54,183	39,378
DEL MONTE FOODS CORP	0034096-006	30,789	16,700
DEL MONTE FOODS CORP	0034096-008	11,920	9
DEL MONTE FOODS CORP	0034096-009	63,287	17,467
DEL MONTE FOODS CORP	0034096-011	9,422	1,777
DEL MONTE FOODS CORP	0034096-012	45,837	38,619
DEL MONTE FOODS CORP	0034096-013	50,195	38,368
DEL MONTE FOODS CORP	0034096-014	92,615	52,522
DEL MONTE FOODS CORP	0034096-015	83,561	47,387
DEL MONTE FOODS CORP	0034096-016	60,316	21,352
DEL MONTE FOODS CORP	0034096-017	32,845	8,754
DELTA AIRLINES	0043408-001	14,854	2,900
DELTA AIRLINES	0043408-002	153,176	54,092
DELTA AIRLINES	0043408-003	439,423	144,066
DELTA AIRLINES	0043408-004	72,556	21,371
DELTA AIRLINES	0043408-005	33,265	5,956
DELTA AIRLINES	0043408-006	83,808	14,807
DELTA AIRLINES	0043408-007	138,623	23,318
DELTA AIRLINES	0043408-008	189,791	32,065
DELTA AIRLINES	0043408-009	1,064,383	170,831
DELTA AIRLINES	0043408-010	79,241	12,759
DELTA AIRLINES	0043408-011	127,098	27,092
DELTA AIRLINES	0043408-012	236,772	49,182
DELTA AIRLINES	0043408-013	52,787	10,895
DELTA AIRLINES	0043408-014	237,683	48,020
DELTA AIRLINES	0043408-015	55,071	10,942
DELTA AIRLINES	0043408-016	44,414	8,677
DELTA AIRLINES	0043408-017	11,209	840

3

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
DELTA AIRLINES	0043408-018	199,168	25,193
DELTA AIRLINES	0043408-019	25,534	4,572
DELTA AIRLINES	0043408-020	50,916	8,172
DELTA AIRLINES	0043408-021	19,457	3,133
DELTA AIRLINES	0043408-022	14,824	2,367
DELTA AIRLINES	0043408-023	25,219	3,803
DELTA AIRLINES	0043408-024	3,594	261
DELTA AIRLINES	0043408-025	5,025	359
DELTA AIRLINES	0043408-026	28,742	5,807
DELTA AIRLINES	0043408-027	59,912	10,123
DELTA AIRLINES	0043408-028	55,648	8,931
DELTA AIRLINES	0043408-029	18,056	2,896
DELTA AIRLINES	0043408-030	17,724	2,981
DELTA AIRLINES	0043408-031	50,916	8,172
DELTA AIRLINES	0043408-032	11,595	2,263
DELTA AIRLINES	0043408-033	108,033	17,339
DELTA AIRLINES	0043408-034	29,204	4,663
DELTA AIRLINES	0043408-035	30,964	6,152
DELTA AIRLINES	0043408-036	8,211	606
DELTA AIRLINES	0043408-037	118,677	13,030
DELTA AIRLINES	0043408-038	15,020	2,900
DELTA AIRLINES	0043408-039	102,124	20,291
DELTA AIRLINES	0043408-040	60,081	11,600
DELTA AIRLINES	0043408-041	62,430	11,629
DELTA AIRLINES	0043408-042	42,494	7,508
DELTA AIRLINES	0043408-043	29,178	5,797
DELTA AIRLINES	0043408-044	16,762	2,961
DELTA AIRLINES	0043408-045	40,681	6,862
DELTA AIRLINES	0043408-046	42,804	6,860
DELTA AIRLINES	0043408-047	64,122	10,286
DELTA AIRLINES	0043408-048	70,387	10,557
DELTA AIRLINES	0043408-049	46,923	9,480
DELTA AIRLINES	0043408-050	10,182	861
DELTA AIRLINES	0043408-051	10,404	868
DELTA AIRLINES	0043408-052	10,564	869
DELTA AIRLINES	0043408-053	21,761	1,740
DELTA AIRLINES	0043408-054	375,186	48,277
DELTA AIRLINES	0043408-055	189,084	24,320
DELTA AIRLINES	0043408-056	18,523	2,973
DELTA AIRLINES	0043408-057	28,742	5,807
DELTA AIRLINES	0043408-058	54,341	9,141
DELTA AIRLINES	0043408-059	59,912	10,123
DELTA AIRLINES	0043408-060	30,167	4,842
DELTA AIRLINES	0043408-061	33,150	6,476
DELTA AIRLINES	0043408-062	27,856	5,786
DELTA AIRLINES	0043408-063	54,810	16,144
DELTA AIRLINES	0043408-064	59,912	10,123
DELTA AIRLINES	0043408-065	74,092	11,892
DELTA AIRLINES	0043408-066	33,565	5,404
DELTA AIRLINES	0043408-067	58,357	11,595
DELTA AIRLINES	0043408-068	27,305	5,945
DELTA AIRLINES	0043408-069	16,785	2,966
DELTA AIRLINES	0043408-070	18,195	3,513
DELTA AIRLINES	0043408-071	95,677	16,166
DELTA AIRLINES	0043408-072	79,352	12,736
DELTA AIRLINES	0043408-073	49,296	7,937
DELTA AIRLINES	0043408-074	136,115	21,733
DELTA AIRLINES	0043408-075	64,402	12,796
DELTA AIRLINES	0043408-076	65,354	12,767
DELTA AIRLINES	0043408-077	33,152	6,401
DELTA AIRLINES	0043408-078	59,912	10,123
DELTA AIRLINES	0043408-079	58,357	11,595
DELTA AIRLINES	0043408-080	25,534	4,572
DELTA AIRLINES	0043408-081	30,040	5,800
DELTA AIRLINES	0043408-082	13,052	2,195
DELTA AIRLINES	0043408-083	2,575	199
DELTA AIRLINES	0043408-084	59,912	10,123
DELTA AIRLINES	0043408-085	38,914	6,266
DELTA AIRLINES	0043408-086	50,788	15,247
DELTA AIRLINES	0043408-087	18,773	2,107
DELTA AIRLINES	0043408-088	59,912	10,123
DELTA AIRLINES	0043408-089	16,294	2,973

4

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
DELTA AIRLINES	0043408-090	59,912	10,123
DESOTO JORDAN	0040241-001	521,613	423,500
DOANE PET CARE COMPANY	1003711	2,271,566
DOANE PET CARE COMPANY	1003712	2,406,179
DOANE PET CARE COMPANY	0034982-001	416,703	231,533
DOANE PET CARE COMPANY	0034982-002	406,553	225,173
DOANE PET CARE COMPANY	0034982-003	181,854	101,082
DOANE PET CARE COMPANY	0034982-004	153,747	85,464
DOANE PET CARE COMPANY	0034982-005	520,510	288,197
DOANE PET CARE COMPANY	0034982-006	280,390	153,783
DOANE PET CARE COMPANY	0034982-007	126,900	69,506
DOANE PET CARE COMPANY	0034982-008	101,217	54,726
DOANE PET CARE COMPANY	0034982-009	246,121	132,617
DOANE PET CARE COMPANY	0034982-010	134,924	71,604
DOANE PET CARE COMPANY	0034982-011	102,528	54,318
DOANE PET CARE COMPANY	0034982-012	4,179	2,882
DOANE PET CARE COMPANY	0034982-013	3,444	2,375
DOANE PET CARE COMPANY	0034982-014	8,159	5,628
DOANE PET CARE COMPANY	0034982-015	3,407	2,351
DOANE PET CARE COMPANY	0034982-016	8,387	5,785
DOANE PET CARE COMPANY	0034982-017	5,922	4,085
DOANE PET CARE COMPANY	0034982-018	4,110	2,835
DOANE PET CARE COMPANY	0034982-019	3,974	2,741
DOANE PET CARE COMPANY	0034982-020	11,820	8,153
DOANE PET CARE COMPANY	0034982-021	4,119	2,841
DOANE PET CARE COMPANY	0034982-022	11,811	8,147
DOANE PET CARE COMPANY	0034982-023	491,965	252,283
DOANE PET CARE COMPANY	0034982-024	8,751	5,225
DOANE PET CARE COMPANY	0034982-025	80,656	41,629
DOANE PET CARE COMPANY	0034982-102	296,813	157,341
EDWARDS BAKING COMPANY	0033752-003	23,847	18,491
EDWARDS BAKING COMPANY	0033752-005	284,783	220,825
EDWARDS BAKING COMPANY	0033752-006	316,195	245,182
EDWARDS BAKING COMPANY	0033752-007	21,514	16,682
EMBRY-RIDDLE AERONAUTICAL	0035407-001	125,816	111,932
EMBRY-RIDDLE AERONAUTICAL	0035407-003	41,625	41,237
EMBRY-RIDDLE AERONAUTICAL	0035407-006	721,474	723,856
EMBRY-RIDDLE AERONAUTICAL	0035407-009	46,718	44,992
EMBRY-RIDDLE AERONAUTICAL	0035407-012	178,444	225,987
EMBRY-RIDDLE AERONAUTICAL	0035407-013	43,513	44,980
EMBRY-RIDDLE AERONAUTICAL	0035407-014	350,801	362,158
EMBRY-RIDDLE AERONAUTICAL	0035407-015	180,683	127,630
EMBRY-RIDDLE AERONAUTICAL	0035407-016	255,288	243,083
EMBRY-RIDDLE AERONAUTICAL	0035407-017	180,421	171,043
EMBRY-RIDDLE AERONAUTICAL	0035407-018	553,245	513,130
EMBRY-RIDDLE AERONAUTICAL	0035407-019	351,499	235,875
EMBRY-RIDDLE AERONAUTICAL	0035407-020	856,833	631,748
EMBRY-RIDDLE AERONAUTICAL	0035407-021	108,209	78,968
EMBRY-RIDDLE AERONAUTICAL	0035407-022	432,938	315,874
EMBRY-RIDDLE AERONAUTICAL	0035407-023	757,642	552,779
EMBRY-RIDDLE AERONAUTICAL	0035407-024	651,382	440,434
EMBRY-RIDDLE AERONAUTICAL	0035407-025	184,163	121,774
EMBRY-RIDDLE AERONAUTICAL	0035407-026	368,279	243,547
EMBRY-RIDDLE AERONAUTICAL	0035407-027	197,595	127,849
EMBRY-RIDDLE AERONAUTICAL	0035407-028	1,071,494	670,000
EMBRY-RIDDLE AERONAUTICAL	0035407-029	896,042	549,456
EMBRY-RIDDLE AERONAUTICAL	0035407-030	604,402	366,304
EMBRY-RIDDLE AERONAUTICAL	0035407-031	601,203	366,304
EMBRY-RIDDLE AERONAUTICAL	0035407-032	1,226,109	747,065
EMBRY-RIDDLE AERONAUTICAL	0035407-033	901,688	549,456
EMBRY-RIDDLE AERONAUTICAL	0035407-034	1,482,712	894,229
EMBRY-RIDDLE AERONAUTICAL	0035407-035	696,890	444,906
EMBRY-RIDDLE AERONAUTICAL	0035407-036	707,201	451,506
EMBRY-RIDDLE AERONAUTICAL	0035407-037	238,403	150,502
EMBRY-RIDDLE AERONAUTICAL	0035407-038	238,773	150,736
EMBRY-RIDDLE AERONAUTICAL	0035407-039	238,412	150,502
EMBRY-RIDDLE AERONAUTICAL	0035407-040	2,546,482	1,025,101
EMBRY-RIDDLE AERONAUTICAL	0035407-041	1,596,442	642,657
EMBRY-RIDDLE AERONAUTICAL	0035407-042	1,258,851	501,417
EMBRY-RIDDLE AERONAUTICAL	0035407-043	240,447	150,502
EMBRY-RIDDLE AERONAUTICAL	0035407-044	370,431	226,454
EMBRY-RIDDLE AERONAUTICAL	0035407-045	247,446	150,970

5

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
EMBRY-RIDDLE AERONAUTICAL	0035407-046	249,527	150,970
EMBRY-RIDDLE AERONAUTICAL	0035407-047	125,596	75,485
EMBRY-RIDDLE AERONAUTICAL	0035407-048	311,083	185,102
EMBRY-RIDDLE AERONAUTICAL	0035407-049	155,536	92,551
EMBRY-RIDDLE AERONAUTICAL	0035407-050	479,657	203,929
EMBRY-RIDDLE AERONAUTICAL	0035407-051	156,804	92,551
EMBRY-RIDDLE AERONAUTICAL	0035407-052	316,153	185,102
EMBRY-RIDDLE AERONAUTICAL	0035407-053	316,161	185,102
EMBRY-RIDDLE AERONAUTICAL	0035407-054	316,161	185,102
EMBRY-RIDDLE AERONAUTICAL	0035407-055	3,711,285	1,374,616
EMBRY-RIDDLE AERONAUTICAL	0035407-056	2,561,313	125,618
EMBRY-RIDDLE AERONAUTICAL	0035407-101	7,538	3,320
EMBRY-RIDDLE AERONAUTICAL	0035407-112	52,338	39,001
EMBRY-RIDDLE AERONAUTICAL	0035407-115	12,564	1,107
EMBRY-RIDDLE AERONAUTICAL	0035407-128	72,163	—
EMBRY-RIDDLE AERONAUTICAL	0037559-001	2,993,732	2,929,921
EQUISTAR CHEMICALS	0042610-001	18,022,824	10,112,256
EQUISTAR CHEMICALS	0042610-002	19,482,470	9,531,414
ESSAR SHIPPING LTD	1003911	14,556,841
FANCIA INVESTMENTS	0037026-001	8,176,556	—
FANCIA INVESTMENTS	0037026-002	1,878,119	—
FANCIA INVESTMENTS	0037026-003	3,030,142	—
FANCIA INVESTMENTS	0037026-004	3,975,950	—
FANCIA INVESTMENTS	0037026-005	1,884,406	—
FANCIA INVESTMENTS	0037026-006	933,101	—
FEDERAL-MOGUL CORPORATION	0032079-004	15,871,661.00	11,237,500
FEDERAL-MOGUL CORPORATION	0034730-003	1,654,064	1,200,000
FORMICA CORPORATION	1004011	5,159,240
FORMICA CORPORATION	1004012	2,961,764
FORMICA CORPORATION	1004013	1,974,510
FORT WAYNE FOUNDRY CORP.	0033093-001	644,340	365,369
FORT WAYNE FOUNDRY CORP.	0033093-002	78,792	44,778
FORT WAYNE FOUNDRY CORP.	0033093-003	28,595	15,313
FORT WAYNE FOUNDRY CORP.	0033093-004	11,165	5,494
FORT WAYNE FOUNDRY CORP.	0033093-005	19,813	9,750
FORT WAYNE FOUNDRY CORP.	0033093-006	18,965	9,332
FORT WAYNE FOUNDRY CORP.	0033093-007	2,517	1,239
FORT WAYNE FOUNDRY CORP.	0033093-008	4,239	2,103
FORT WAYNE FOUNDRY CORP.	0033093-009	20,629	9,073
FORT WAYNE FOUNDRY CORP.	0033093-011	2,212,236	465,000
FRONT PORCH DEVELOPMENT CORP.	0037971-001	466,270	407,750
FULGHUM FIBRES, INC.	1004111	15,053,833
GATEWAY CONTAINER INTL., LTD.	0035326-001	3,252,696	1,104,132
GATEWAY CONTAINER INTL., LTD.	0035326-002	3,066,654	1,147,489
GATEWAY CONTAINER INTL., LTD.	0035326-003	3,854,103	2,443,331
GATEWAY CONTAINER INTL., LTD.	0035326-004	3,937,130	2,440,514

GAYLORD CONTAINER	0033918-002	7,703,449	3,610,383
GAYLORD CONTAINER	0033918-003	219,505	104,522
GAYLORD CONTAINER	0033918-004	46,645	22,211
GEMINI INDUSTRIES, INC.	1004311	2,849,227
GLENOIT CORPORATION	1004411	2,986,817
GLOBAL FITTNESS HOLDINGS	0041341-001	4,231,759	2,675,938
GRAYS HARBOR PAPER, L.P.	1004611	5,999,184
GREAT LAKES DREDGE & DOCK CO.	0034074-002	4,007,917	1,600,000
GREAT LAKES DREDGE & DOCK CO.	0034074-003	1,973,390	760,000
GREAT LAKES DREDGE & DOCK CO.	0034074-008	7,985,662	1,800,000
GREAT LAKES DREDGE & DOCK CO.	0034074-009	1,330,944	300,000
GREAT LAKES DREDGE & DOCK CO.	0034074-011	1,368,800	300,000
GREAT LAKES DREDGE & DOCK CO.	0034074-012	51,555,722	27,298,767
GREAT LAKES DREDGE & DOCK CO.	0034074-013	4,322,439	1,446,281
GREAT LAKES DREDGE & DOCK CO.	0034074-108	332,736	75,000
GREAT LAKES DREDGE & DOCK CO.	0034074-208	4,859,700	2,600,000
GREAT NORTHERN PAPER, INC.	1004711	9,596,610
GREYHOUND LINES INC	0040230-001	7,402,206	4,345,350
GREYHOUND LINES INC	0040230-002	16,227,974	9,559,770
GREYHOUND LINES INC	0040230-003	1,475,242	869,070
H.J. HEINZ COMPANY	0040918-001	19,982,362	19,380,000
HAINAN AIRLINES CO., LTD.	0039706-004	9,940,223	8,046,547
HAINAN AIRLINES CO., LTD.	0039706-005	10,484,160	8,487,882
HANSEN PRERO AVIATION, LLC	0042601-001	7,885,389	3,862,231

6

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
HAWAIIAN AIRLINES, INC.	0040141-001	542,110	276,774
HAWAIIAN AIRLINES, INC.	0040141-002	210,200	106,112
HAWAIIAN AIRLINES, INC.	0040141-003	103,490	52,243
HAWAIIAN AIRLINES, INC.	0040141-004	145,782	72,689
HAWAIIAN AIRLINES, INC.	0040141-005	106,268	52,987
HAWAIIAN AIRLINES, INC.	0040141-006	106,012	51,848
HAWAIIAN AIRLINES, INC.	0040141-007	133,977	66,179
HAWAIIAN AIRLINES, INC.	0040141-008	133,859	65,849
HAWAIIAN AIRLINES, INC.	0040141-009	135,315	66,179
HAWAIIAN AIRLINES, INC.	0040141-010	442,352	213,414
HAWAIIAN AIRLINES, INC.	0040141-011	65,171	31,003
HAWAIIAN AIRLINES, INC.	0040141-012	64,448	30,849
HAWAIIAN AIRLINES, INC.	0040141-013	206,530	96,898
HAWAIIAN AIRLINES, INC.	0040141-014	39,773	18,229
HAYES LEMMERZ INTL.	0034007-001	11,237,143	6,184,136
HAYES LEMMERZ INTL.	0035860-001	96,089	44,615
HAYNES INTERNATIONAL	0035593-001	124,703	—
HAYNES INTERNATIONAL	0035593-002	446,320	—
HAYNES INTERNATIONAL	0035593-003	744,765	—
HELIMED AERO TAXI LTDA	0043553-001	3,014,272	—
HOP-A-JET, INC.	1005311	1,095,144
HORIZON OFFSHORE CONTRACTOR,	1011011	32,624,439
INTERNATIONAL TRUCK AND ENGINE	0030940-003	4,739,679	3,914,400
INTERNATIONAL TRUCK AND ENGINE	0035872-001	15,671,985	11,208,750
INTERNATIONAL TRUCK AND ENGINE	0038304-001	54,058,366	12,628,624
INTERNATIONAL TRUCK AND ENGINE	0038304-002	4,114,683	980,800
INTERNATIONAL TRUCK AND ENGINE	0041018-001	46,103,030	29,824,089
INTERNATIONAL TRUCK AND ENGINE	0041018-002	2,416,679	1,454,854
INTERNATIONAL TRUCK AND ENGINE	0041029-001	46,645,186	30,174,810
INTERNATIONAL TRUCK AND ENGINE	0041029-002	2,445,098	1,471,962
INTERNATIONAL TRUCK AND ENGINE	0041030-001	16,793,748	14,688,090
J.L. FRENCH AUTOMOTIVE CASTING	0039740-001	3,234,310	1,367,494
JAMAICA ENERGY PARTNERS	1005611	5,856,773
JANUS EQUITIES LLC	1005711	17,495,778
JEFFERSON SMURFIT	0042743-001	2,967,115	488,250
JODA PARTNERSHIP (LLC)	1006111	2,500,412
JODA PARTNERSHIP (LLC)	1006112	7,233,475
JODA PARTNERSHIP (LLC)	1006113	2,479,103
JOHNSTON INDUSTRIES ALABAMA,IN	1011811	357,038
KASGRO LEASING LLC	0041218-001	7,236,726	3,459,338
LCI SHIPHOLDING, INC.	0039448-001	52,638,132	19,687,500
LIDER TAXI AEREO S.A.	1006411	876,851
LIDER TAXI AEREO S.A.	1006412	858,488
LIDER TAXI AEREO S.A.	1006413	933,253
LIDER TAXI AEREO S.A.	1006414	909,643
LIDER TAXI AEREO S.A.	1006415	1,022,446
LIDER TAXI AEREO S.A.	1006416	978,506
LIDER TAXI AEREO S.A.	0039494-001	1,857,234	—
LOS CIPRESES S.A.	1006511	650,638
LOWA CORP	1006611	38,170,582
L-S ELECTRO-GALVANIZING CO.	0035448-002	12,753,693	4,032,000
LUCENT TECHNOLOGIES, INC.	0039673-001	21,274,458	18,487,500
LUCENT TECHNOLOGIES, INC.	0039684-001	22,101,864	19,212,500
LUKE DAVID, LLC	0037660-001	574,734	506,250
MARITIME SHIPPING NV (IPC)	1006711	10,969,221
MARITIME SHIPPING NV (IPC)	1006721	8,080,495
MERRITT TOOL CO., INC.	0036837-002	95,672	—
MICHAEL MCCULLOUGH	0038260-002	492,942	423,500
MID-AMERICA PACKAGING, LLC	0033918-001	4,553,070	2,659,074
NEUVANT AEROSPACE CORPORATION	0032566-101	250,433	—
NEUVANT AEROSPACE CORPORATION	0032566-102	38,785	—
NEUVANT AEROSPACE CORPORATION	0032566-103	264,181	—
NEUVANT AEROSPACE CORPORATION	0032566-104	29,300	—
NEUVANT AEROSPACE CORPORATION	0032566-105	48,740	—
NEUVANT AEROSPACE CORPORATION	0032566-106	50,371	—
NEUVANT AEROSPACE CORPORATION	0032566-107	78,588	—
NORTH ATLANTIC REFINING, LTD.	1006911	2,975,873
OMNI FLYS,.S.A. DE C.V.	0039004-001	2,478,077	—
OMNI FLYS,.S.A. DE C.V.	0039015-001	37,037,068	—
PEABODY HOLDING COMPANY, INC.	0041567-003	12,578,150	1,626,875
PEABODY WESTERN COAL CO.	0034718-001	2,959,456	2,473,014
PEERLESS IMPORTERS, INC.	0039348-001	1,020,771	847,000

7

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
PERRY JUDD’S INC	0040263-001	8,968,087	2,069,126
POLICYD, S.A. DE C.V.	1007412	33,189,103
POPE & TALBOT, INC.	1007511	15,447,417
PRIDE AMETHYST LIMITED	0035459-001	19,581,564	14,986,500
QUEBECOR WORLD JOHNSON&HARDIN	0032796-001	2,876,464	1,727,623
QUEST II, LLC	0032717-004	3,522,935	3,421,250
QUEST II, LLC	0032717-005	13,697	—
RADIANT AVIATION SERVICES	1007612	4,269,212
REVERE COPPER PRODUCTS, INC.	0032820-007	199,406	111,375
REVERE COPPER PRODUCTS, INC.	0032820-008	109,691	83,875
REVERE COPPER PRODUCTS, INC.	0032820-009	379,741	204,469
RIGI, INC.	1007914	1,788,600
RMH TELESERVICES, INC.	0037215-001	2,115,007	1,939,920
RMH TELESERVICES, INC.	0037215-002	41,014	23,876
ROLLS ROYCE CANADA LTD.	0033126-001	1,495,482	1,375,000
RUSSELL-STANLEY CORP.	0033841-001	610,402	377,652
RUSSELL-STANLEY CORP.	0033841-002	77,749	29,671
RUSSELL-STANLEY CORP.	0033841-003	648,419	481,284
RX CHOICE, INC.	0037904-001	15,146,935	10,357,892
RX CHOICE, INC.	0037904-002	9,022,765	5,610,751
RX CHOICE, INC.	0037904-003	9,263,822	5,610,908
RX CHOICE, INC.	0037904-004	3,789,545	1,801,095
SARGEANT MARINE, INC	1008012	15,384,539
SCI TEXAS FUNERAL SERVICES	1008111	31,589,996
SCI TEXAS FUNERAL SERVICES	0037560-003	11,482,923	—
SERVICIOS INTEGRALES DE	0042654-001	10,719,761	7,010,767
SERVICIOS INTEGRALES DE	0042654-002	8,706,110	6,922,500
SEVENTH 7RANSPORT, INC.	0039962-001	71,736	—
SEVENTH 7RANSPORT, INC.	0039962-002	111,664	—
SKY KING, INC.	1008211	1,798,292
SKY KING, INC.	1008212	126,810
SKY KING, INC.	1008221	553,019
SKY KING, INC.	1008222	36,111
SKY KING, INC.	1008231	2,699,093
SKY KING, INC.	1008232	120,126
SKY KING, INC.	1008233	50,321
SKY KING, INC.	0039717-001	2,530,350	—
SKY KING, INC.	0039717-002	2,639,286	251,175
SOUTHERN BULK INDUSTRIES, INC.	1008311	4,370,542
SOUTHERN BULK INDUSTRIES, INC.	1008312	2,981,920
SOUTHERN BULK INDUSTRIES, INC.	1008314	801,550
SOUTHERN BULK INDUSTRIES, INC.	1008315	3,366,406
SOUTHERN BULK INDUSTRIES, INC.	1008316	245,043
SOUTHERN BULK INDUSTRIES, INC.	0034541-001	425,079	—
SOUTHERN BULK INDUSTRIES, INC.	0034541-002	89,027	—
SOUTHERN BULK INDUSTRIES, INC.	0034541-003	37,311	—
SOUTHERN COMPANY SERVICES, INC	0037960-001	919,574	798,000
SPRINGS INDUSTRIES, INC.	1008411	18,815,055
STAR LEASING COMPANY	0032384-001	45,394	37,694
STAR LEASING COMPANY	0032384-002	158,416	131,544
STAR LEASING COMPANY	0032384-003	33,992	28,226
STAR LEASING COMPANY	0032384-004	158,204	—
STAR LEASING COMPANY	0032384-005	120,817	—
STAR LEASING COMPANY	0032384-006	22,362	—
STAR LEASING COMPANY	0032384-007	44,723	—
STAR LEASING COMPANY	0032384-008	406,395	—
STAR LEASING COMPANY	0032384-009	137,658	—
STAR LEASING COMPANY	0032384-010	957,876	—
STONE CONTAINER CORP.	0030213-115	1,027	2,408
STONE CONTAINER CORP.	0030791-003	26,797	71,914
STONE CONTAINER CORP.	0030791-011	6,332	13,514
STONE CONTAINER CORP.	0030791-013	23,207	49,526
STONE CONTAINER CORP.	0030791-015	6,171	12,382
STONE CONTAINER CORP.	0030791-017	(383)	—
STONE CONTAINER CORP.	0030791-019	25,645	40,034
STONE CONTAINER CORP.	0030791-026	18,008	15,761
STONE CONTAINER CORP.	0030791-030	49,982	70,444
STONE CONTAINER CORP.	0030791-031	49,599	69,904
STONE CONTAINER CORP.	0030791-033	49,074	34,088
STONE CONTAINER CORP.	0030791-034	49,248	67,688
STONE CONTAINER CORP.	0030791-038	22,930	18,550
STONE CONTAINER CORP.	0030791-044	66,101	81,554

8

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
STONE CONTAINER CORP.	0030791-045	55,606	68,783
STONE CONTAINER CORP.	0030791-047	52,654	61,842
STONE CONTAINER CORP.	0030791-048	14,041	14,041
STONE CONTAINER CORP.	0030791-049	53,827	64,670
STONE CONTAINER CORP.	0030791-069	4,536	5,101
STONE CONTAINER CORP.	0030791-087	24,395	23,657
STONE CONTAINER CORP.	0030791-088	31,038	30,409
STONE CONTAINER CORP.	0030791-089	75,343	71,528
STONE CONTAINER CORP.	0030791-090	1,916,054	1,751,280
STONE CONTAINER CORP.	0030791-091	125,866	118,012
STONE CONTAINER CORP.	0030791-092	5,178	16,470
STONE CONTAINER CORP.	0030791-093	9,541	6,034
STONE CONTAINER CORP.	0030791-094	91,473	83,412
STONE CONTAINER CORP.	0030791-096	27,638	24,917
STONE CONTAINER CORP.	0030791-097	49,793	44,892
STONE CONTAINER CORP.	0030791-098	22,988	59,523
STONE CONTAINER CORP.	0030791-099	52,375	45,826
STONE CONTAINER CORP.	0030791-100	22,754	17,650
STONE CONTAINER CORP.	0030791-101	15,169	11,766
STONE CONTAINER CORP.	0030791-102	31,200	21,403
STONE CONTAINER CORP.	0030791-103	77,037	59,917
STONE CONTAINER CORP.	0030791-104	8,231	13,537
STONE CONTAINER CORP.	0030791-105	19,122	29,834
STONE CONTAINER CORP.	0030791-106	168,963	124,008
STONE CONTAINER CORP.	0030791-107	64,650	42,682
STONE CONTAINER CORP.	0030791-108	557,522	419,414
STONE CONTAINER CORP.	0030791-109	45,625	31,017
STONE CONTAINER CORP.	0030791-110	86,474	51,404
STONE CONTAINER CORP.	0030791-111	7,665	3,489
STONE CONTAINER CORP.	0030791-113	98,431	67,579
STONE CONTAINER CORP.	0030791-114	12,925	14,177
STONE CONTAINER CORP.	0030791-115	706,096	428,902
STONE CONTAINER CORP.	0030791-116	4,444,766	2,610,104
STONE CONTAINER CORP.	0030791-117	2,467,247	2,448,671
STONE CONTAINER CORP.	0030791-138	4,586	3,710
STONE CONTAINER CORP.	0030791-216	679,641	383,796
STONE CONTAINER CORP.	0030791-226	5,274	3,940
STONE CONTAINER CORP.	0030791-293	15,461	12,067
STONE CONTAINER CORP.	0030791-316	982,959	567,651
STONE CONTAINER CORP.	0030791-548	17,933	21,062
STONE CONTAINER CORP.	0030791-648	59,776	70,207
STONE CONTAINER CORP.	0030791-748	23,910	28,083
STONE CONTAINER CORP.	0030791-848	59,776	70,207
STOODY COMPANY	0033785-001	3,386	17,056
STOODY COMPANY	0033785-002	8,814	23,958
STOODY COMPANY	0033785-003	25,101	33,020
STOODY COMPANY	0033785-004	112,998	109,350
STOODY COMPANY	0033785-005	40,114	28,005
SUBIC AIR CHARTER INC.	1008511	4,549,629
SUNRISE ASSOCIATES, INC.	1008611	66,402
SYNTHETIC INDUSTRIES,INC	1008711	5,877,003
TCA NETWORK FUNDING, L.P.	1008811	12,166,837
THE BRIDGEPORT &PORT JEFFERSON	0038071-001	12,122,293	7,700,000
THE DOE RUN RESOURCES CORP.	1003811	52,384
THE LEHIGH PRESS, INC.	0034563-001	1,228,253	1,063,147
THERMAL DYNAMICS CORPORATION	0033774-003	27,024	7,385
TOWER AUTOMOTIVE, INC.	0043254-001	14,958,811	798,525
TOWER AUTOMOTIVE, INC.	0043254-101	2,170,458	115,863
TOWER AUTOMOTIVE, INC.	0043254-201	13,311,942	710,613
TRANS OCEAN LEASING CORP	0023374-021	1,666,278	1,138,666
TRANSOCEAN HOLDING INC.	0033192-001	7,167,716	4,253,750
TRANSOCEAN HOLDING INC.	0033192-002	359,336	212,688
TRANSOCEAN HOLDING INC.	0033192-003	610,633	351,686
TRANSOCEAN HOLDING INC.	0033192-004	316,116	181,876
TRANSOCEAN HOLDING INC.	0033192-005	1,618,210	833,052
TRANSOCEAN HOLDING INC.	0033192-006	907,681	439,758
TRANSOCEAN HOLDING INC.	0033192-007	518,730	248,771
TRANSOCEAN HOLDING INC.	0033192-008	638,356	272,240
TRANSOCEAN HOLDING INC.	0033192-009	426,651	251,176
TRAVELCENTERS OF AMERICA, INC.	1009211	3,528,209
TRIGEANT, L.P.	1009311	16,403,927
TRIGEANT, L.P.	1009312	1,485,410

9

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
TRUMP HOTELS & CASINO RESORTS	0033941-001	1,490,763	1,155,155
TUBE CITY, INC.	0033423-001	471,777	425,250
TUBE CITY, INC.	0033423-002	126,266	113,532
TUBE CITY, INC.	0033423-021	724,090	365,076
TUBE CITY, INC.	0033423-022	2,864	1,444
TUBE CITY, INC.	0033423-023	10,411	5,249
TUBE CITY, INC.	0033423-024	517,184	260,711
TUBE CITY, INC.	0033423-025	46,916	23,650
TUBE CITY, INC.	0033423-026	38,187	19,250
TUBE CITY, INC.	0033423-027	53,735	27,088
TUBE CITY, INC.	0033423-028	363,258	180,869
TUBE CITY, INC.	0033423-029	103,487	52,250
TUBE CITY, INC.	0033423-030	889,752	444,813
TUBE CITY, INC.	0033423-031	61,445	24,950
TUBE CITY, INC.	0033423-032	46,339	22,550
TUBE CITY, INC.	0033423-033	85,716	29,377
TUBE CITY, INC.	0033423-034	440,517	212,109
TUBE CITY, INC.	0033423-035	6,517	3,163
TUBE CITY, INC.	0033423-036	109,320	53,047
TUBE CITY, INC.	0033423-037	979,456	471,860
TUBE CITY, INC.	0033423-038	372,571	179,956
TUBE CITY, INC.	0033423-039	99,366	47,995
TUBE CITY, INC.	0033423-040	25,572	9,700
TUBE CITY, INC.	0033423-041	76,187	16,300
TUBE CITY, INC.	0033423-042	229,472	110,550
TUBE CITY, INC.	0033423-043	496,326	239,731
TUBE CITY, INC.	0033423-044	664,629	268,875
TUBE CITY, INC.	0033423-045	734,312	347,081
TUBE CITY, INC.	0033423-046	29,363	6,100
TUBE CITY, INC.	0033423-047	368,578	174,213
TUBE CITY, INC.	0033423-048	21,197	10,038
TUBE CITY, INC.	0033423-049	40,158	18,700
TUBE CITY, INC.	0033423-050	11,482	3,792
TUBE CITY, INC.	0033423-051	18,775	5,475
TUBE CITY, INC.	0033423-052	126,548	46,553
TUBE CITY, INC.	0033423-053	41,221	12,000
TUBE CITY, INC.	0033423-054	19,068	8,855
TUBE CITY, INC.	0033423-055	378,141	175,603
TUBE CITY, INC.	0033423-056	29,662	13,775
TUBE CITY, INC.	0033423-057	23,657	11,041
TUBE CITY, INC.	0033423-058	643,557	294,911
TUBE CITY, INC.	0033423-059	446,564	199,650
TUBE CITY, INC.	0033423-060	38,802	17,298
TUBE CITY, INC.	0033423-061	237,660	94,893
TUBE CITY, INC.	0033423-062	123,526	49,321
TUBE CITY, INC.	0033423-063	138,437	55,275
TUBE CITY, INC.	0033423-064	25,139	10,038
TUBE CITY, INC.	0033423-065	259,472	70,188
TUBE CITY, INC.	0033423-066	27,164	10,846
TUBE CITY, INC.	0033423-067	136,431	36,750
TUBE CITY, INC.	0033423-068	7,543	3,024
TUBE CITY, INC.	0033423-069	61,675	24,613
TUBE CITY, INC.	0033423-070	106,162	28,525
TUBE CITY, INC.	0033423-071	156,629	57,978
TUBE CITY, INC.	0033423-121	78,148	39,401
TUBE CITY, INC.	0033423-124	78,284	39,463
TUBE CITY, INC.	0033423-221	62,452	31,488
TUBE CITY, INC.	0033423-224	67,857	34,207
TUBE CITY, INC.	0033423-324	77,214	38,924
TUBE CITY, INC.	0033423-534	247,918	119,373
TUBE CITY, INC.	0033423-565	242,605	65,625
TUCKAHOE LLC	1009411	3,529,618
UNC JOHNSON TECHNOLOGY, INC.	0033069-012	19,419	15,005
UNC JOHNSON TECHNOLOGY, INC.	0033069-108	60,894	9,986
UNC JOHNSON TECHNOLOGY, INC.	0033069-110	60,894	9,986
UNC JOHNSON TECHNOLOGY, INC.	0033069-116	121,789	19,971
UNC JOHNSON TECHNOLOGY, INC.	0033069-117	240,468	70,211
UNC JOHNSON TECHNOLOGY, INC.	0033069-214	62,894	9,986
UNITED STATES STEEL CORP	0035204-003	40,968	110,616
UNITED STATES STEEL CORP	0035204-005	62,494	104,658
UNITED STATES STEEL CORP	0035204-016	86,284	95,266
UNITED STATES STEEL CORP	0035204-023	75,000	135,069

10

Customer Name	Lease Schedule (IER)	Adjusted NAV @ 4/30/04	Booked Residual
UNITED STATES STEEL CORP	0035204-024	31,755	42,701
UNITED STATES STEEL CORP	0035204-027	35,389	66,757
UNITED STATES STEEL CORP	0035204-028	39,806	60,057
UNITED STATES STEEL CORP	0035204-029	26,282	38,457
UNITED STATES STEEL CORP	0035204-030	25,283	36,630
UNITED STATES STEEL CORP	0035204-032	24,748	34,882
UNITED STATES STEEL CORP	0035204-034	60,943	74,931
UNITED STATES STEEL CORP	0035204-035	72,075	79,453
UNITED STATES STEEL CORP	0035204-039	153,779	125,716
UNITED STATES STEEL CORP	0035204-040	34,845	22,523
UNITED STATES STEEL CORP	0035204-041	46,034	35,955
UNITED STATES STEEL CORP	0035204-042	231,059	188,136
UNITED STATES STEEL CORP	0042754-001	8,222,669	4,406,396
VITESSE CORPORATION	0043132-001	4,733,318	3,152,737
VOUGHT AIRCRAFT INDUSTRIES,INC	1010011	3,948,615
VOUGHT AIRCRAFT INDUSTRIES,INC	1010012	6,542,798
WATERMAN STEAMSHIP CORP.	0039505-001	35,901,689	18,040,000
WEIRTON STEEL CORPORATION	0031484-021	51,669	51,879
WEIRTON STEEL CORPORATION	0031484-023	5,752	5,752
WEIRTON STEEL CORPORATION	0031484-024	145,196	145,196
WEIRTON STEEL CORPORATION	0031484-025	136,483	98,475
WEIRTON STEEL CORPORATION	0031484-026	155,154	98,475
WEIRTON STEEL CORPORATION	0031484-027	65,874	65,874
WEIRTON STEEL CORPORATION	0031484-028	201,208	157,592
WEIRTON STEEL CORPORATION	0031484-029	9,925	8,126
WEIRTON STEEL CORPORATION	0031484-030	33,062	26,542
WEIRTON STEEL CORPORATION	0031484-031	6,132	—
WEIRTON STEEL CORPORATION	0031484-033	32,681	18,584
WEIRTON STEEL CORPORATION	0031484-034	472,949	303,702
WEIRTON STEEL CORPORATION	0031484-035	13,044	9,680
WEIRTON STEEL CORPORATION	0031484-037	28,228	—
WEIRTON STEEL CORPORATION	0031484-136	78,802	—
WHITE SWAN, INC.	0032804-101	11,366	—
WINGS VENTURES LIMITED	0035859-001	16,767,797	14,738,231
WINGS VENTURES LIMITED	0035859-002	656,153	522,851
WINGS VENTURES LIMITED	0035859-003	650,539	249,749
WINGS VENTURES LIMITED	0035859-004	1,101,252	119,147
WORLD WIDE CONTAINER LEASING	0042523-001	4,578,370	—
WORLD WIDE CONTAINER LEASING	0042523-002	1,331,447	—
WORLD WIDE CONTAINER LEASING	0042523-003	1,089,708	—
WORLD WIDE CONTAINER LEASING	0042523-004	2,817,356	—
WORLD WIDE CONTAINER LEASING	0042523-005	3,225,978	—
WORLD WIDE CONTAINER LEASING	0042523-006	5,272,648	—
WORLD WIDE CONTAINER LEASING	0042523-007	1,240,637	—
WYMAN-GORDON TITANIUM CASTING	0033275-001	779,313	352,400
XEROX CORPORATION	1010111	1,136,863
XEROX CORPORATION	0039584-001	14,729,035	9,913,440
ASSETS IN INVENTORY-		—
AMERICAN STANDARD INC.	0031203-025	25,000	—
AMERICAN STANDARD INC.	0031203-045	5,742	—
AMERICAN STANDARD INC.	0031203-047	2,464	—
AMERICAN STANDARD INC.	0031203-125	25,000	—
CARGILL, INC.	0030411-072	1	2,829.00
GALVPRO L.P.	0035259-005	2,400	—
GLOBAL AIR CHARTER, INC	0042045-001	2,847,296	2,235,359.00
GREAT DANE AIRLINE, INC.	0040541-001	2,535,674	1,557,914.00
STONE CONTAINER CORP.	0030791-022	6,510	13,594.00
STONE CONTAINER CORP.	0030791-095	19,679	25,568.00
STONE CONTAINER CORP.	0030791-195	19,679	25,568.00
STONE CONTAINER CORP.	0030791-295	9,839	12,784.00
TRANSAMERICA EQUIPMENT LEASING	0027474-001	139,724	519,704.00
UNC JOHNSON TECHNOLOGY, INC.	0033069-017	10,145	79,061.00
UNITED STATES STEEL CORP	0035204-106	5,500	28,755.00
		1,873,901,461	705,743,067

			(22,117,711)

11

Schedule 1.4, Allocation Schedule

See Schedule 1.4 to Exhibit 10.2 to this Report on Form 8-K.

Schedule 1.9 (a) (iv)

Quarterly Portfolio Reports

1.             All GE generated delinquency reports for each portfolio asset showing 30 day, 60 day, and 90+ day delinquencies.

2.             All GE generated troubled account, close watch or other credit monitoring reports related to portfolio assets.

3.             All specific reserves as of quarter end and write-offs or write downs during the quarter for all portfolio assets.

4.             All details used in justifying reserves, write-off and write downs if not covered in other reports above for each affected portfolio asset.

5.             Such other reports or data as may reasonably be requested.

Schedule 2.1 Deferred Assets

LEASE SCHEDULE IER	CUSTOMER NAME	NAV as of 4/30/04
0039482-001	AEROSERVICIOS CORPORATIVOS	$9,347,862
0043021-001	AERODYNAMICS, INC	$3,974,391
0038971-001	AEROVITRO. S.A. DE C.V.	$37,789,492
0037304-001	ATOLL HOLDINGS LIMITED	$2,219,793
0034942-001	BISON AIR CORPORATION	$3,263,522
0034942-002	BISON AIR CORPORATION	$238,907
0034942-003	BISON AIR CORPORATION	$274,870
0038060-001	BOEING COMPANY, THE	$17,607,627
0038060-002	BOEING COMPANY, THE	$4,966,078
0038360-001	BOEING COMPANY, THE	$17,847,355
0038360-002	BOEING COMPANY, THE	$4,771,328
0034485-003	CERIDIAN INC.	$10,309,698
0042401-001	CHI AVIATION	$5,695,107
0037360-001	CORPORATE JETS, INC.	$583,174
0037360-002	CORPORATE JETS, INC.	$583,174
0037360-003	CORPORATE JETS, INC.	$1,104,828
0037360-004	CORPORATE JETS, INC.	$3,143,314
0037360-005	CORPORATE JETS, INC.	$538,683
0037360-006	CORPORATE JETS, INC.	$1,062,234
0037360-007	CORPORATE JETS, INC.	$2,608,414
0037360-008	CORPORATE JETS, INC.	$2,713,157
0033907-001	DALLAS AIRMOTIVE, INC	$3,343,524
0034918-001	DAN RIVER, INC.	$4,030,860
0034185-001	AEROSERVICIOS DINAMICOS, S.A.	$5,761,920
0035407-001	EMBRY-RIDDLE AERONAUTICAL	$125,816
0035407-003	EMBRY-RIDDLE AERONAUTICAL	$41,625
0035407-006	EMBRY-RIDDLE AERONAUTICAL	$721,474
0035407-009	EMBRY-RIDDLE AERONAUTICAL	$46,718
0035407-012	EMBRY-RIDDLE AERONAUTICAL	$178,444
0035407-013	EMBRY-RIDDLE AERONAUTICAL	$43,513
0035407-014	EMBRY-RIDDLE AERONAUTICAL	$350,801
0035407-015	EMBRY-RIDDLE AERONAUTICAL	$180,683
0035407-016	EMBRY-RIDDLE AERONAUTICAL	$255,288
0035407-017	EMBRY-RIDDLE AERONAUTICAL	$180,421
0035407-018	EMBRY-RIDDLE AERONAUTICAL	$553,245
0035407-020	EMBRY-RIDDLE AERONAUTICAL	$856,833
0035407-021	EMBRY-RIDDLE AERONAUTICAL	$108,209
0035407-022	EMBRY-RIDDLE AERONAUTICAL	$432,938
0035407-023	EMBRY-RIDDLE AERONAUTICAL	$757,642
0035407-024	EMBRY-RIDDLE AERONAUTICAL	$651,382
0035407-025	EMBRY-RIDDLE AERONAUTICAL	$184,163
0035407-026	EMBRY-RIDDLE AERONAUTICAL	$368,279
0035407-027	EMBRY-RIDDLE AERONAUTICAL	$197,595
0035407-028	EMBRY-RIDDLE AERONAUTICAL	$1,071,494
0035407-029	EMBRY-RIDDLE AERONAUTICAL	$896,042
0035407-030	EMBRY-RIDDLE AERONAUTICAL	$604,402
0035407-031	EMBRY-RIDDLE AERONAUTICAL	$601,203
0035407-032	EMBRY-RIDDLE AERONAUTICAL	$1,226,109
0035407-033	EMBRY-RIDDLE AERONAUTICAL	$901,688
0035407-034	EMBRY-RIDDLE AERONAUTICAL	$1,482,712
0035407-035	EMBRY-RIDDLE AERONAUTICAL	$696,890
0035407-036	EMBRY-RIDDLE AERONAUTICAL	$707,201
0035407-037	EMBRY-RIDDLE AERONAUTICAL	$238,403
0035407-038	EMBRY-RIDDLE AERONAUTICAL	$238,773
0035407-039	EMBRY-RIDDLE AERONAUTICAL	$238,412
0035407-043	EMBRY-RIDDLE AERONAUTICAL	$240,447
0035407-044	EMBRY-RIDDLE AERONAUTICAL	$370,431
0035407-045	EMBRY-RIDDLE AERONAUTICAL	$247,446
0035407-046	EMBRY-RIDDLE AERONAUTICAL	$249,527

1

LEASE SCHEDULE IER	CUSTOMER NAME	NAV as of 4/30/04
0035407-047	EMBRY-RIDDLE AERONAUTICAL	$125,596
0035407-048	EMBRY-RIDDLE AERONAUTICAL	$311,083
0035407-049	EMBRY-RIDDLE AERONAUTICAL	$155,536
0035407-051	EMBRY-RIDDLE AERONAUTICAL	$156,804
0035407-052	EMBRY-RIDDLE AERONAUTICAL	$316,153
0035407-053	EMBRY-RIDDLE AERONAUTICAL	$316,161
0035407-054	EMBRY-RIDDLE AERONAUTICAL	$316,161
0035407-101	EMBRY-RIDDLE AERONAUTICAL	$7,538
0035407-112	EMBRY-RIDDLE AERONAUTICAL	$52,338
0035407-115	EMBRY-RIDDLE AERONAUTICAL	$12,564
0035407-128	EMBRY-RIDDLE AERONAUTICAL	$72,163
0037559-001	EMBRY-RIDDLE AERONAUTICAL	$2,993,732
0032079-004	FEDERAL-MOGUL CORPORATION	$18,228,235
0034730-003	FEDERAL-MOGUL CORPORATION	$2,271,674
0040541-001	GREAT DANE AIRLINE, INC.	HFSOL
0042045-001	GLOBAL AIR CHARTER, INC	HFSOL
0041341-001	GLOBAL FITTNESS HOLDINGS	$4,231,759
0034074-002	GREAT LAKES DREDGE & DOCK CO.	$4,007,917
0034074-003	GREAT LAKES DREDGE & DOCK CO.	$1,973,390
0034074-008	GREAT LAKES DREDGE & DOCK CO.	$7,985,662
0034074-009	GREAT LAKES DREDGE & DOCK CO.	$1,330,944
0034074-011	GREAT LAKES DREDGE & DOCK CO.	$1,368,800
0034074-012	GREAT LAKES DREDGE & DOCK CO.	$51,555,722
0034074-013	GREAT LAKES DREDGE & DOCK CO.	$4,322,439
0034074-108	GREAT LAKES DREDGE & DOCK CO.	$332,736
0034074-208	GREAT LAKES DREDGE & DOCK CO.	$4,859,700
0040918-001	H.J. HEINZ COMPANY	$19,982,362
0039706-004	HAINAN AIRLINES CO., LTD.	$9,940,223
0039706-005	HAINAN AIRLINES CO., LTD.	$10,484,160
0042601-001	HANSEN PRERO AVIATION, LLC	$7,885,389
0043553-001	HELIMED AERO TAXI LTDA	$3,014,272
0039448-001	LCI SHIPHOLDING, INC.	$52,638,132
0039494-001	LIDER TAXI AEREO S.A.	$1,857,234
0039673-001	LUCENT TECHNOLOGIES, INC.	$21,274,458
0039684-001	LUCENT TECHNOLOGIES, INC.	$22,101,864
0039004-001	OMNI FLYS,.S.A. DE C.V.	$2,478,077
0039015-001	OMNI FLYS,.S.A. DE C.V.	$37,037,068
0034718-001	PEABODY WESTERN COAL CO.	$2,959,456
0032717-004	QUEST II, LLC	$3,522,935
0032717-005	QUEST II, LLC	$13,697
0037215-001	RMH TELESERVICES, INC.	$2,115,007
0037215-002	RMH TELESERVICES, INC.	$41,014
0033126-001	ROLLS ROYCE CANADA LTD.	$1,495,482
0037904-001	RX CHOICE, INC.	$15,146,935
0037904-002	RX CHOICE, INC.	$9,022,765
0037904-003	RX CHOICE, INC.	$9,263,822
0037904-004	RX CHOICE, INC.	$3,789,545
0037560-003	SCI TEXAS FUNERAL SERVICES	$11,482,923
0042654-001	SERVICIOS INTEGRALES DE	$10,719,761
0042654-002	SERVICIOS INTEGRALES DE	$8,706,110
0039717-001	SKY KING, INC.	$2,530,350
0039717-002	SKY KING, INC.	$2,639,286
0038071-001	THE BRIDGEPORT &PORT JEFFERSON	$12,122,293
0033941-001	TRUMP HOTELS & CASINO RESORTS	$1,490,763
0043132-001	VITESSE CORPORATION	$4,733,318
0039505-001	WATERMAN STEAMSHIP CORP.	$35,901,689
0035859-001	WINGS VENTURES LIMITED	$16,767,797
0035859-002	WINGS VENTURES LIMITED	$656,153
0035859-003	WINGS VENTURES LIMITED	$650,539
0035859-004	WINGS VENTURES LIMITED	$1,101,252
0039584-001	XEROX CORPORATION	$14,729,035

	Total	$652,412,324

2

SCHEDULE 2.2

BUYER TRANSACTION DOCUMENTS

A.            INITIAL CLOSING DATE DELIVERIES:

1.             Master Assignment and Assumption Agreement.

2.             Servicing Agreement.

3.             Transition Services Agreement.

4.             Option Agreement.

5.             Each agreement, instrument, certificate or other instrument as any Seller shall reasonably request for purposes of consummating the transactions contemplated by this Agreement, including, without limitation, any FAA document, assumption agreement, consent agreement, purchase agreement, quiet enjoyment agreement, non-disturbance agreement, limited power of attorney, title document or other similar documentation.

B.            SUBSEQUENT CLOSING DATE DELIVERIES:  With respect to the Deferred Assets, each agreement, instrument, certificate or other instrument as any Seller shall reasonably request for purposes of consummating the transactions contemplated by this Agreement, including, without limitation, any master assignment and assumption agreement, servicing agreement, transition services agreement, FAA document, assumption agreement, consent agreement, purchase agreement, quiet enjoyment agreement, non-disturbance agreement, limited power of attorney, title document or other similar documentation.

1.             Master Assignment and Assumption Agreement.

1

SCHEDULE 2.3

SELLER TRANSACTION DOCUMENTS

A.            INITIAL CLOSING DATE DELIVERIES:

1.             Master Assignment and Assumption Agreement.

2.             Bill of Sale.

3.             Servicing Agreement.

4.             Transition Services Agreement.

5.             Option Agreement.

6.             With respect to each Seller, each agreement, instrument, certificate or other instrument as Buyer shall reasonably request for purposes of consummating the transactions contemplated by this Agreement, including, without limitation, any allonge, stock power, FAA document, bill of sale, limited power of attorney, assumption agreement, consent agreement, purchase agreement, title document or other similar documentation.

B.            SUBSEQUENT CLOSING DATE DELIVERIES:  With respect to the Deferred Assets, each agreement, instrument, certificate or other instrument as any Seller shall reasonably request for purposes of consummating the transactions contemplated by this Agreement, including, without limitation, any master assignment and assumption agreement, bill of sale, allonge, stock power, servicing agreement, transition services agreement, FAA document, assumption agreement, consent agreement, purchase agreement, limited power of attorney, title document or other similar documentation.

1.             Master Assignment and Assumption Agreement.

2.             Bill of Sale.

2

Schedule 3.1(b)

Sellers’ Conflicts

1.     All aircraft and related title documents covered by the Agreement or by a Seller Transaction Document will need to be registered with the proper Governmental Authority.

2.     All vessels and related title documents covered by the Agreement or by a Seller Transaction Document will need to be registered with the proper Governmental Authority.

3.     All motor vehicles (including trucks and trailers) covered by the Agreement or by a Seller Transaction Document will need to be registered/titled with the proper Governmental Authority.

4.     All railroad rolling stock covered by the Agreement or by a Seller Transaction Document will need to be registered/titled with the proper Governmental Authority.

5.     Filing with the Brazilian Administrative Council for Economic Defense under the Brazilian Antitrust Law.

6.     Filing with the Mexican Federal Competition Commission under the Mexican Federal Law on Economic Competition.

7.     Filing with the Canadian Commissioner of Competition under the Canadian Competition Act, subject to further review.

Schedule 3.1(c)

Financial Statements – Income Statement

BOEING CAPITAL CORPORATION
COMMERCIAL FINANCIAL SERVICES SEGMENT
INCOME STATEMENT
31-Dec-03
(Dollars in Millions)

2003 YTD

REVENUE
Finance Lease Income	$63.8
Interest Income	54.0
Operating Lease Income	96.9
Gain (loss) on Disposal or Re-lease of Assets	8.9
Other	5.4
Total Revenue	229.0

DIRECT EXPENSES
Interest and Debt Expense	83.9
Depreciation Expense on Financing Assets	48.1

Spread	97.0
Provision for Credit Losses	18.4
Net Margin	78.6

G&A AND OTHER EXPENSES
Direct	9.4
Allocated	9.6
Asset Impairment Expenses	3.9
Other Expenses	4.5
Total G&A and Other Expenses	27.4

Income Before Tax	51.2
Provision for Income Tax	17.2

Net Income	$34.0

Schedule 3.1(c)

Financial Statements – Balance Sheet

BOEING CAPITAL CORPORATION
COMMERCIAL FINANCIAL SERVICES SEGMENT
BALANCE SHEET
AS OF December 31, 2003
(Dollars in Millions)

December 31, 2003

ASSETS
Cash and Cash Equivalents	$132.5

Financing Assets:
Direct Financing Leases	724.3
Notes Receivable	750.4
Leveraged Leases	—
Total Financing Assets	1,474.7
Reserve for Credit Losses	(48.4)
Total Financing Assets less Reserve for Credit Losses	1,426.3

Other Financial Assets:
Operating Leases	729.0
Investments	—
Equipment Held for Sale or Re-lease	46.0
Total Other Financial Assets	775.0

Other Assets	32.2
Notes and Accounts with Boeing	—
Total Assets	2,366.0

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities:
Notes and Accounts with Boeing	10.7
Accts Payable & Accrued Expense	8.8
Interest Payable	18.4
Other Liabilities	16.7
Deferred Tax	229.7
Debt	1,746.8
Total Liabilities	2,031.1

Shareholder’s Equity	334.9
Total Liabilities and Shareholder’s Equity	$2,366.0

Schedule 3.1(f)

Governmental Permits

No.	State	JURISDICTIONS REGISTERED FOR SALES TAX	Account	CO	Filing Frequency
1	AL	ALABAMA STATE DEPT. OF REV.	7668-00804	ELC	MONTHLY
2	AL	CITY OF HUNTSVILLE, ALABAMA	307788	ELC	MONTHLY
3	AR	ARKANSAS DEPT. OF FINANCE	0024753-76-001	ELC	MONTHLY
4	AZ	ARIZONA DEPT. OF REVENUE	07-096231-V	ELC	MONTHLY
5	AZ	CITY OF CHANDLER	E126	ELC	MONTHLY
6	AZ	CITY OF FLAGSTAFF	80221252-M	ELC	MONTHLY
7	AZ	CITY OF GLENDALE	100007473	ELC	QUARTERLY
8	AZ	CITY OF NOGALES	4889	ELC	ANNUAL
9	AZ	CITY OF PEORIA	5619	ELC	ANNUAL
10	AZ	CITY OF PRESCOTT	2-90801-10	ELC	ANNUAL
11	AZ	CITY OF SCOTTSDALE	103428	ELC	QUARTERLY
12	AZ	CITY OF TEMPE	9242	ELC	QUARTERLY
13	AZ	CITY OF TUCSON	0064335	ELC	ANNUAL
14	AZ	CITY TREASURER - PHOENIX	74021545S	ELC	MONTHLY
15	CA	CA. STATE BOARD OF EQUAL.	SR SAB 16-638381	ELC	MONTHLY
16	CO	COLORADO DEPT. OF REVENUE	80-20685	ELC	MONTHLY
17	CO	CITY OF ARVADA	1598100	ELC	QUARTERLY
18	CO	CITY OF BOULDER	0-30284-2	ELC	MONTHLY
19	CO	CITY OF BRECKENRIDGE	7454-1-30-00	ELC	MONTHLY
20	CO	CITY OF COMMERCE	6488	ELC	ANNUAL
21	CO	CITY OF DURANGO	920268	ELC	MONTHLY
22	CO	CITY OF ENGLEWOOD	10960-3	ELC	ANNUAL
23	CO	CITY OF FORT COLLINS	24032	ELC	QUARTERLY
24	CO	CITY OF FORT LUPTON		ELC	ANNUAL
25	CO	CITY OF GLENDALE	0343	ELC	QUARTERLY
26	CO	CITY OF GRAND JUNCTION	15775-1	ELC	MONTHLY
27	CO	CITY OF LAJUNTA	1266	ELC	ANNUAL
28	CO	CITY OF LAKEWOOD	12499	ELC	QUARTERLY
29	CO	CITY OF LITTLETON	2-03844	ELC	OCCASIONAL
30	CO	CITY OF LONGMONT	1-10755-0188	ELC	MONTHLY
31	CO	CITY OF LOUISVILLE	L0118	ELC	ANNUAL
32	CO	CITY OF MESA	21765	ELC	ANNUAL
33	CO	CITY OF WHEAT RIDGE	01440	ELC	ANNUAL
34	CO	CITY OF WOODLAND PARK	000446	ELC	ANNUAL
35	CO	CITY WESTMINISTER	1159701-03	ELC	ANNUAL
36	CO	CITY/COUNTY OF DENVER	0048502	ELC	MONTHLY
37	CO	TOWN OF WINTER PARK	6032	ELC	OCCASIONAL
38	CT	CONNECTICUT DEPT. OF REV.	0886721-000	ELC	ANNUAL
39	DC	D.C. TREASURER/SALES TAX	350000008707	ELC	ANNUAL
40	DE	DELAWARE DEPT. OF REVENUE	1-952801432	ELC	QUARTERLY
41	FL	FLORIDA DEPT. OF REVENUE	78-04-020442-61	ELC	MONTHLY

No.	State	JURISDICTIONS REGISTERED FOR SALES TAX	Account	CO	Filing Frequency
42	GA	GEORGIA DEPT. OF REVENUE	175-61-12108-3	ELC	MONTHLY
43	HI	HAWAII DEPT. OF TAXATION	10227370	ELC	MONTHLY
44	IA	IOWA DEPT. OF REVENUE	2-00-112120	ELC	QUARTERLY
45	ID	IDAHO TAX COMMISSION	000146884-S	ELC	MONTHLY
46	IL	ILLINOIS DEPT. OF REVENUE	0269-5316	ELC	MONTHLY
47	IL	CITY OF CHICAGO	213206	ELC	MONTHLY
48	IN	INDIANA DEPT. OF REVENUE	003684733-001-0	ELC	MONTHLY
49	KA	KANSAS DEPT. OF REVENUE	115-0777	ELC	MONTHLY
50	KY	COMMONWEALTH OF KENTUCKY	113415	ELC	ANNUAL
51	LA	LOUISIANA DEPT. OF REV.	0756155-001	ELC	MONTHLY
52	LA	ACADIA PARISH SCHOOL BOARD	610257	ELC	ANNUAL
53	LA	BEAUREGARD PSH SHERIFF’S DT.	00164140	ELC	OCCASIONAL
54	LA	BIENVILLE PARISH SALES & USE TAX	12-04237	ELC	MONTHLY
55	LA	BOGALUSA SCL & WASH PARISH	1762	ELC	OCCASIONAL
56	LA	BOSSIER PARISH SCH BRD	610208	ELC	MONTHLY
57	LA	CADDO SHREVEPORT TAX COMM.	11171	ELC	MONTHLY
58	LA	CALCASIEU PARISH SCH BRD	00014073	ELC	OCCASIONAL
59	LA	CITY OF ABBEVILLE	11175	ELC	OCCASIONAL
60	LA	CITY OF BATON ROUGE	4031290-1	ELC	OCCASIONAL
61	LA	CITY OF BOGALUSA	6877	ELC	OCCASIONAL
62	LA	CITY OF COVINGTON	4238	ELC	OCCASIONAL
63	LA	CITY OF DERIDDER	0164140	ELC	OCCASIONAL
64	LA	CITY OF MAMOU	11-889-711	ELC	OCCASIONAL
65	LA	CITY OF MANDEVILLE		ELC	OCCASIONAL
66	LA	CITY OF MINDEN	61051	ELC	OCCASIONAL
67	LA	CITY OF MONROE	472205	ELC	MONTHLY
68	LA	CITY OF THIBODAUX	292-099-02129	ELC	OCCASIONAL
69	LA	EAST CARROLL PARISH	5-000300-M	ELC	OCCASIONAL
70	LA	FRANKLIN PARISH SCHOOL BOARD		ELC	OCCASIONAL
71	LA	H. LEE PARISH OF JEFFERSON	50-05325-3	ELC	QUARTERLY
72	LA	IBERIA PARISH SCHOOL BOARD	0793	ELC	OCCASIONAL
73	LA	JACKSON PARISH	22-01403	ELC	MONTHLY
74	LA	LAYFAYETTE PARISH SCH BRD	650-00-61-12806	ELC	OCCASIONAL
75	LA	LIVINGSTON PARISH SCH BRD	650-13-06283	ELC	OCCASIONAL
76	LA	MADISON PARISH SCHOOL BOARD	09-00437	ELC	OCCASIONAL
77	LA	NEW ORLEANS DEPT. OF FIN.	101184471 34	ELC	MONTHLY
78	LA	PARISH OF ALLEN	37-00938	ELC	OCCASIONAL
79	LA	PARISH OF ASCENSION	00-0-7516	ELC	MONTHLY
80	LA	PARISH OF AVOYELLES	316-5874	ELC	OCCASIONAL
81	LA	PARISH OF EVANGELINE / MAMOU	0000214	ELC	OCCASIONAL
82	LA	PARISH OF JEFFERSON DAVIS	011-6479	ELC	OCCASIONAL
83	LA	PARISH OF RICHLAND	0909772	ELC	OCCASIONAL
84	LA	PARISH OF ST. MARY	73A 8900 08572	ELC	ANNUAL

No.	State	JURISDICTIONS REGISTERED FOR SALES TAX	Account	CO	Filing Frequency
85	LA	PARISH OF ST. TAMMANY / SLIDELL	48-03-0226	ELC	OCCASIONAL
86	LA	PARISH OF TANGIPAHOA	0004119	ELC	OCCASIONAL
87	LA	PARISH OF TENSAS	2-001195	ELC	OCCASIONAL
88	LA	PARISH OF TERREBONNE	650-05G61-08915 X	ELC	OCCASIONAL
89	LA	PLAQUEMINES PARISH GOVERNMENT	09514	ELC	MONTHLY
90	LA	RAPIDES PARISH	12253	ELC	MONTHLY
91	LA	SAINT JAMES	300-061-04199	ELC	OCCASIONAL
92	LA	SAINT LANDRY	cert#499-61-13196	ELC	ANNUAL
93	LA	ST. CHARLES PARISH SCH BD	86-06799	ELC	OCCASIONAL
94	LA	ST. JOHN THE BAPTIST PARISH	480-761-9697	ELC	MONTHLY
95	LA	VERMILION PARISH SCHOOL	008339	ELC	OCCASIONAL
96	LA	W. BATON ROUGE P’SH SCH BRD	3330	ELC	ANNUAL
97	LA	WASHINGTON P’SH/POLICE JURY	05-62000	ELC	MONTHLY
98	LA	WEBSTER PARISH SCHOOL BOARD	01728	ELC	OCCASIONAL
99	LA	WINN PARISH-CITY WINNFELD	11-02539	ELC	OCCASIONAL
100	MA	MASSACHUSETTS DEPT. OF REV.	952-801-432*09*	ELC	QUARTERLY
101	MD	MARYLAND COMPTR.OF TREASURY	02249849	ELC	QUARTERLY
102	ME	MAINE BUREAU OF TAXATION	F053063	ELC	QUARTERLY
103	MI	MICHIGAN DEPT. OF REVENUE	95-2801432	ELC	MONTHLY
104	MN	MINNESOTA DEPT. OF REVENUE	6401912	ELC	MONTHLY
105	MN	CITY OF DULUTH	53731000C	ELC	ANNUAL
106	MN	CITY OF MINNEAPOLIS	6401912	ELC	MONTHLY
107	MO	MISSOURI DEPT. OF REVENUE	11341874	ELC	MONTHLY
108	MO	MISSOURI MOTOR VEHICLE BUREAU	LR1012	ELC	ANNUAL
109	MS	MISSISSIPPI TAX COMMISSION	83-02264-0	ELC	MONTHLY
110	NC	NORTH CAROLINA DEPT. OF REV.	711 9 101 14635	ELC	MONTHLY
111	NC	NC-MECKLENBURG PUBLIC TRANSPORTATION	10114635	ELC	MONTHLY
112	NC	NC-MOTR VEHICLE LEASE & RENTAL TAX	10114635	ELC	QUARTERLY
113	ND	NORTH DAKOTA	117440 00	ELC	QUARTERLY
114	NE	NEBRASKA DEPT. OF REV.	2 2467739 1 000	ELC	ANNUAL
115	NE	NEBRASKA DEPT. OF REV. - FORM 94	-2467739	ELC	ANNUAL
116	NJ	NEW JERSEY SALES TAX	952-801-432 / 000	ELC	MONTHLY
117	NM	NEW MEXICO DEPT. OF REVENUE	01791279002	ELC	MONTHLY
118	NV	NEVADA DEPT. OF TAXATION - B/T	659182109	ELC	QUARTERLY
119	NV	NEVADA DEPT. OF TAXATION - S/T	480114432	ELC	MONTHLY
120	NY	NEW YORK DEPT. OF REVENUE	95-28014322	ELC	MONTHLY
121	OH	OHIO DEPT. OF REVENUE	99-006281(2)	ELC	MONTHLY
122	OK	OKLAHOMA TAX COMMISSION	222018	ELC	MONTHLY
123	PA	COMMONWEALTH OF PENNSYLVANIA	99-234572	ELC	MONTHLY

No.	State	JURISDICTIONS REGISTERED FOR SALES TAX	Account	CO	Filing Frequency
124	PA	PA DEPARTMENT OF REVENUE - MV	99-234572	ELC	QUARTERLY
125	RI	RHODE ISLAND DIV. OF TAX.	94666	ELC	QUARTERLY
126	SC	SOUTH CAROLINA TAX COMM.	1394226-000-9	ELC	MONTHLY
127	SD	SOUTH DAKOTA DEPT. OF REVENUE	73-010358-ST-4	ELC	Bi-ANNUAL
128	TN	TENNESSEE DEPT. OF REVENUE	101761999	ELC	MONTHLY
129	TX	TEXAS COMPTROLLER OF ACCTS	1-95-2801432-7	ELC	MONTHLY
130	TX	TEXAS SURCHARGE Heavy Duty Diesel	1-95-2801432-7	ELC	MONTHLY
131	UT	UTAH STATE TAX COMMISSION	C65298	ELC	QUARTERLY
132	VA	VIRGINIA DEPT. OF REVENUE	000070092-4	ELC	MONTHLY
133	VT	STATE OF VERMONT	14839	ELC	ANNUAL
134	WA	WASHINGTON DEPT. OF REVENUE	600 1490 918	ELC	MONTHLY
135	WI	WISCONSIN DEPT. OF REVENUE	UT04827	ELC	MONTHLY
136	WV	WEST VIRGINIA TAX COMM.	95-280-1432-001	ELC	ANNUAL
137	WV	WEST VIRGINIA DIV. OF MV	00096-001	ELC	MONTHLY
138	WY	STATE OF WYOMING	24-0-01998	ELC	QUARTERLY
REGISTRATIONS / AUTHORITY TO DO BUSINESS
139	AL			ELC / BCC
140	AZ			ELC
141	CA			ELC / BCC
142	DE			ELC / BCC
143	FL			ELC
144	IL			ELC / BCC
145	KS			BCC
146	MA			ELC
147	MD			ELC / BCC
148	MI			ELC
149	MO			ELC
150	NC			ELC / BCC
151	OH			ELC / BCC
152	OK			ELC
153	OR			LLC
154	PA			ELC
155	TX			ELC / BCC
156	WI			ELC
BUSINESS LICENSES / PERMITS
157	AL	MADISON COUNTY, ALABAMA	105726	ELC
158	AL	CITY OF HUNTSVILLE, ALABAMA	18801	ELC
159	AZ	CITY OF CHANDLER	100014126	ELC
160	CA	CITY OF LONG BEACH	BU94061740	MDOFC
161	CA	CITY OF LONG BEACH	BU20101140	ELC
162	CA	COUNTY OF ALAMEDA	5291	ELC
163	CO	CITY OF GLENDALE	9-0588	ELC
164	CO	CITY OF AURORA	6449	ELC
165	CO	COUNTY OF ALAMEDA	5291	ELC
166	CO	CITY OF WESTMINSTER	64	ELC

No.	State	JURISDICTIONS REGISTERED FOR SALES TAX	Account	CO	Filing Frequency
167	DE	STATE OF DELAWARE	1989040277	ELC
168	LA	LOUISIANA MOTOR VEHICLE COMMISSION	L-8-197	ELC
169	NV	STATE OF NEVADA	C-0088633	ELC
170	OH	MOTOR VEHICLE LEASING DEALER LICENSE	LD003737	ELC
171	OR	CITY OF PORTLAND BUSINESS LICENSE	659200	PORTLAND TUBE
172	WA	CITY OF BELLEVUE	17211	ELC
173	WA	CITY OF CENTRALIA	5304	ELC
174	WA	CITY OF SPOKANE	L0405835	ELC

Schedule 3.1(i)

Software Contracts

None.

Schedule 3.1(j)

Litigation – Seller

Donald Heavrin v. BCC, MDFC, et al.  Suit for “perjury”, fraud, filing false claims.  Dismissed with prejudice by the United States District Court For Western District of Kentucky.  Plaintiff is appealing to the 6th Circuit, virtually no chance of success.

Include by reference Schedule 3.2(h).

Schedule 3.1(k)

Contracts

None.

Schedule 3.1(n-(i))

Benefit Plans

1.                                       The Pension Value Plan for Employees of The Boeing Company

2.                                       The Boeing Company Voluntary Investment Plan

3.                                       The Boeing Company Employee Health and Welfare Plan

4.                                       The Boeing Company Disability, Life and Accident Plan

5.                                       The Boeing Company Executive Life Insurance Plan

6.                                       The Boeing Company Retiree Life Insurance Plan

7.                                       The Boeing Company Retiree Health and Welfare Plan

8.                                       The Boeing Company Cafeteria plan, Plan 576

9.                                       The Boeing Company Layoff Benefits Plan

10.                                 The Boeing Company Executive Layoff Benefits Plan

11.                                 Supplemental Benefits Plan for Employees of The Boeing Company

12.                                 Supplemental Executive Retirement Plan for Employees of The Boeing Company

13.                                 Deferred Compensation Plan for Employees of The Boeing Company

14.                                 Incentive Compensation Plan for Officers and Employees of The Boeing Company and Subsidiaries

15.                                 The Boeing Company 1997 Incentive Stock Plan

16.                                 The Boeing Company 1993 Incentive Stock Plan

17.                                 The Boeing Company 1988 Stock Option Plan

18.                                 Executive Compensation Program

19.                                 Cash Award Program

20.                                 Special Incentive Awards Program

21.                                 Commission Plan for CFS Marketing Employees

22.                                 Bonus Program for Non-Marketing/Non-Executive CFS Employees

23.                                 The Boeing Company ShareValue Plan

24.                                 Vacation Provisions for Salaried Employees (Procedure PRO-997)

25.                                 Sick Leave Provisions for Salaried Non-Union Employees (Procedure PRO-1004)

Holidays (Procedure PRO-1002)

Schedule 3.1(n-(iii))

Exceptions to Benefits

An application is pending with the Internal Revenue Service for an initial determination letter on the qualification of The Pension Value Plan for Employees of The Boeing Company.

Schedule 3.1(p-(ii))

Retention Agreements

1.                                       Retention Bonus Program offered by The Boeing Company to James C. Hammersmith, Sr. Dir – Documentation, retention date January 20, 2004.

2.                                       Retention Bonus Program offered by The Boeing Company to Ramon P. Seranio, Sr. Dir – Credit, retention date January 20, 2004.

3.                                       Retention Bonus Program offered by The Boeing Company to Doby A. Rose, Dir – Equipment Portfolio, retention date January 20, 2004.

4.                                       Retention Bonus Program offered by The Boeing Company to Gary A. Willett, Sr. Dir – Equipment, retention date January 20, 2004.

5.                                       Retention Bonus Program offered by The Boeing Company to Louis C. Seno, Jr., Sr. Dir – Business Aircraft, retention date January 20, 2004.

6.                                       Retention Bonus Program offered by The Boeing Company to Terrence S. Johnson, Dir – Quantitative Analysis, retention date January 20, 2004.

7.                                       Retention Bonus Program offered by The Boeing Company to Joseph F. Corff, Manager – Special Credits, retention date January 20, 2004.

Schedule 3.1(q)

Undisclosed Liabilities

Off Balance sheet arrangements disclosed in the March 31, 2004 10Q in Footnote 9

Asset guarantees to General Electric Capital Corporation

1                                          Equipment Lease Agreement 20686 dated June 10, 1990 between MDFC Equipment Leasing Corporation and HRB Systems, Inc. As Lessee

a. 1990 Beachcraft Kind Air B350 Serial Number FL-034

2                                          Equipment Lease Agreement 35893 dated December 30, 1999 between MDFC Equipment Leasing Corporation and Peabody Holding Company, Inc.

a. Corporate Jets Model BAE-125-1000a Serial number 259031

3                                          Equipment Lease Agreement 35893 dated December 30, 1999 between MDFC Equipment Leasing Corporation and Peabody Holding Company, Inc.

a. MK-V EGPWS with windshear and EFIS, Dual NZ-2000 with channel GPS and Primus 880 weather radar installed on Corporate Jets Model BAE-125-1000A Serial number 259031

Schedule 3.2(g)(i)

Late Payments

Boeing Capital Corporation

Accounts over 30 Days Past Due

As of 04/30/04

Unexpired Leases

Customer

Adelphia Communications

Centrobe, Inc.

CSU Transport

Dan River, Inc.

Edwards Baking Company

Embry Riddle

Quest II

Russell Stanley Corp.

Stone Container Corp.

United States Steel

Weirton Steel Corp.

World Wide Container Leasing

Xerox Corporation

Federal-Mogul Corporation

Neuvant Areospace Corporation

Sky King

Southern Bulk Industries, Inc.

LOANS

Customer

Aero Toy Store

Coleman Cable Acquistion

Doane Pet Care

Gemini Industries

Glenoit Corp

Golden Gems

Grays Harbor Paper

Joda Partnership

Lowa Corp.

Maritime Shipping

Policyd, S.A.DE C.V.

Sky King, Inc.

Southern Bulk Industries, Inc.

PREPAYMENTS 3.2 (g)(i)

MAY 2004 PAYMENTS RECEIVED IN APRIL		PREPAYMENTS 3.2 (g)(i)			RENT PREPAYMENTS REFLECTED IN NAV	SALES TAX/OTHER BAL.SHEET ITEMS
Customer	Invoice Nbr	Due Date	Lease	Fee Code Desc	Amount Applied	Amount Applied

American Standard Industries	298392	5/1/2004 0:00	31203	RENTS	2,447.37
American Standard Industries	298393	5/1/2004 0:00	31203	RENTS	1,698.02
American Standard Industries	298393	5/1/2004 0:00	31203	RENTS	5,175.63
American Standard Industries	298393	5/1/2004 0:00	31203	RENTS	4,916.91
American Standard Industries	298393	5/1/2004 0:00	31203	RENTS	1,723.99
American Standard Industries	298393	5/1/2004 0:00	31203	RENTS	1,337.28
American Standard Industries	298393	5/1/2004 0:00	31203	RENTS	1,660.40
American Standard Industries	298393	5/1/2004 0:00	31203	RENTS	3,169.80
American Standard Industries	298391	5/1/2004 0:00	31203	ACC & PREP RENT	18,787.43
American Standard Industries	298391	5/1/2004 0:00	31203	ACC & PREP RENT	18,750.56
American Standard Industries	298391	5/1/2004 0:00	31203	RENTS	10,545.00
American Standard Industries	298393	5/1/2004 0:00	31203	RENTS	5,437.20
American Standard Industries			31203		75,649.59
Bison Air Corporation	298402	5/1/2004 0:00	34942	ACC & PREP RENT	68,558.00
Bison Air Corporation	298402	5/1/2004 0:00	34942	TAX ON ACC/PRPD		1,513.76
Bison Air Corporation	298402	5/1/2004 0:00	34942	ACC & PREP RENT	6,279.50
Bison Air Corporation	298402	5/1/2004 0:00	34942	TAX ON ACC/PRPD		138.65
Bison Air Corporation	298403	5/1/2004 0:00	34942	ACC & PREP RENT	8,305.74
Bison Air Corporation	298403	5/1/2004 0:00	34942	TAX ON ACC/PRPD		183.39
Bison Air Corporation			34942		83,143.24	1,835.80
Boeing Company	298579	5/30/2004 0:00	38060	ACC & PREP RENT	166,808.70
Boeing Company	298579	5/30/2004 0:00	38060	TAX ON ACC/PRPD		15,464.83
Boeing Company	298579	5/30/2004 0:00	38060	ACC & PREP RENT	46,038.36
Boeing Company	298579	5/30/2004 0:00	38060	TAX ON ACC/PRPD		4,268.21
Boeing Company			38060		212,847.06	19,733.04
Boeing Company	298404	5/1/2004 0:00	38360	ACC & PREP RENT	44,815.36
Boeing Company	298404	5/1/2004 0:00	38360	TAX ON ACC/PRPD		4,154.83
Boeing Company	298580	5/31/2004 0:00	38360	ACC & PREP RENT	162,532.18
Boeing Company	298580	5/31/2004 0:00	38360	TAX ON ACC/PRPD		15,068.36
Boeing Company			38360		207,347.54	19,223.19
Camrose Pipe Corporation	298407	5/1/2004 0:00	43143	ACC & PREP RENT	82,197.50
Camrose Pipe Corporation			43143		82,197.50
Ceridian Inc	298409	5/1/2004 0:00	34485	ACC & PREP RENT	88,689.00
Ceridian Inc	298409	5/1/2004 0:00	34485	TAX ON ACC/PRPD		5,764.79
Ceridian Inc			34485		88,689.00	5,764.79
Chiquita Processed Foods	298585	5/16/2004 0:00	34141	RENTS	2,059.40
Chiquita Processed Foods			34141		2,059.40
Creative Golf Management	298413	5/1/2004 0:00	37893	ACC & PREP RENT	6,226.93
Creative Golf Management			37893		6,226.93
Del Monte Foods Corp	298417	5/7/2004 0:00	34096	ACC & PREP RENT	7,748.00
Del Monte Foods Corp	298417	5/7/2004 0:00	34096	ACC & PREP RENT	6,990.90
Del Monte Foods Corp	298597	5/18/2004 0:00	34096	ACC & PREP RENT	2,504.98
Del Monte Foods Corp	298600	5/25/2004 0:00	34096	RENTS	1,474.74
Del Monte Foods Corp	298602	5/29/2004 0:00	34096	RENTS	1,492.04
Del Monte Foods Corp			34096		20,210.66
Delta airlines	298419	5/1/2004 0:00	43408	ACC & PREP RENT	166.17
Delta airlines			43408		166.17
Equistar Chemicals	298628	5/16/2004 0:00	42610	ACC & PREP RENT	181,848.24
Equistar Chemicals	298628	5/16/2004 0:00	42610	ACC & PREP RENT	210,610.28
Equistar Chemicals			42610		392,458.52
Gaylord Container	298634	5/20/2004 0:00	33918	RENTAL TAX		288.24
Gaylord Container	298634	5/20/2004 0:00	33918	RENTS	3,145.74
Gaylord Container	298634	5/20/2004 0:00	33918	RENTAL TAX		61.25
Gaylord Container	298634	5/20/2004 0:00	33918	RENTS	668.48
Gaylord Container			33918		3,814.22	349.49
Hayes Lemmerz Int’l	298645	5/31/2004 0:00	34007	RENTS	102,301.05

MAY 2004 PAYMENTS RECEIVED IN APRIL		PREPAYMENTS 3.2 (g)(i)			RENT PREPAYMENTS REFLECTED IN NAV	SALES TAX/OTHER BAL.SHEET ITEMS
Customer	Invoice Nbr	Due Date	Lease	Fee Code Desc	Amount Applied	Amount Applied
Hayes Lemmerz Int’l			34007		102,301.05
Haynes International	298456	5/1/2004 0:00	35593	PRINCIPAL	10,649.62
Haynes International	298456	5/1/2004 0:00	35593	INTEREST	1,186.03
Haynes International			35593		11,835.65
Lehigh Press, Inc	298465	5/1/2004 0:00	34563	RENTS	32,665.20
Lehigh Press, Inc			34563		32,665.20
Lucent Technologies	298467	5/1/2004 0:00	39673	ACC & PREP RENT	690,569.23
Lucent Technologies			39673		690,569.23
Lucent Technologies	298468	5/1/2004 0:00	39684	ACC & PREP RENT	718,460.61
Lucent Technologies			39684		718,460.61
Luke David, LLC	298469	5/1/2004 0:00	37660	ACC & PREP RENT	8,107.50
Luke David, LLC			37660		8,107.50
Perry Judd’s Inc	298667	5/16/2004 0:00	40263	RENTS	117,681.56
Perry Judd’s Inc			40263		117,681.56
Revere Copper Production	298493	5/1/2004 0:00	32820	RENTS	4,471.30
Revere Copper Production			32820		4,471.30
Russell Stanley	298675	5/15/2004 0:00	33841	RENTS	1,023.25
Russell Stanley			33841		1,023.25
Servicios Integrales Aviacion	298502	5/23/2004 0:00	42654	LEGAL EXPENSES		45,742.03
Servicios Integrales Aviacion			42654			45,742.03
Star Leasing Corp	298677	5/30/2004 0:00	32384	RENTS	2,423.72
Star Leasing Corp	298677	5/30/2004 0:00	32384	RENTS	8,458.28
Star Leasing Corp	298677	5/30/2004 0:00	32384	RENTS	1,814.92
Star Leasing Corp	298677	5/30/2004 0:00	32384	PRINCIPAL	9,397.98
Star Leasing Corp	298677	5/30/2004 0:00	32384	INTEREST	8,375.76
Star Leasing Corp			32384		30,470.66
Stone Container Corp	298514	5/10/2004 0:00	30213	TX-ACC/PPD EXTN		28.89
Stone Container Corp	298514	5/10/2004 0:00	30213	EXT RENT-O/L	963.00
Stone Container Corp			30213		963.00	28.89
Stone Container Corp	298516	5/1/2004 0:00	30791	ACC & PREP RENT	930.62
Stone Container Corp	298516	5/1/2004 0:00	30791	TAX ON ACC/PRPD		67.47
Stone Container Corp	298538	5/1/2004 0:00	30791	ACC & PREP RENT	778.94
Stone Container Corp	298538	5/1/2004 0:00	30791	TAX ON ACC/PRPD		60.37
Stone Container Corp	298539	5/1/2004 0:00	30791	ACC & PREP RENT	519.29
Stone Container Corp	298539	5/1/2004 0:00	30791	TAX ON ACC/PRPD		42.84
Stone Container Corp	298531	5/1/2004 0:00	30791	ACC & PREP RENT	65,589.41
Stone Container Corp	298536	5/3/2004 0:00	30791	RENTAL TAX		188.12
Stone Container Corp	298536	5/3/2004 0:00	30791	RENTS	2,850.37
Stone Container Corp	298537	5/3/2004 0:00	30791	ACC & PREP RENT	1,078.09
Stone Container Corp	298537	5/3/2004 0:00	30791	TAX ON ACC/PRPD		78.17
Stone Container Corp	298537	5/3/2004 0:00	30791	ACC & PREP RENT	1,942.31
Stone Container Corp	298537	5/3/2004 0:00	30791	TAX ON ACC/PRPD		140.82
Stone Container Corp	298527	5/3/2004 0:00	30791	ACC & PREP RENT	1,190.68
Stone Container Corp	298527	5/3/2004 0:00	30791	TAX ON ACC/PRPD		107.16
Stone Container Corp	298526	5/3/2004 0:00	30791	ACC & PREP RENT	2,816.16
Stone Container Corp	298695	5/4/2004 0:00	30791	ACC & PREP RENT	5,604.00
Stone Container Corp	298695	5/4/2004 0:00	30791	TAX ON ACC/PRPD		406.29
Stone Container Corp	298523	5/5/2004 0:00	30791	TX-ACC/PPD EXTN		81.80
Stone Container Corp	298523	5/5/2004 0:00	30791	EXT RENT-O/L	884.22
Stone Container Corp	298520	5/6/2004 0:00	30791	ACC & PREP RENT	2,391.29
Stone Container Corp	298517	5/12/2004 0:00	30791	EXT RENT-O/L	1,596.90
Stone Container Corp	298517	5/12/2004 0:00	30791	EXT RENT-O/L	678.76
Stone Container Corp	298522	5/12/2004 0:00	30791	ACC & PREP RENT	596.00
Stone Container Corp	298522	5/12/2004 0:00	30791	TAX ON ACC/PRPD		55.13
Stone Container Corp	298534	5/12/2004 0:00	30791	ACC & PREP RENT	998.09
Stone Container Corp	298521	5/12/2004 0:00	30791	ACC & PREP RENT	149.00
Stone Container Corp	298521	5/12/2004 0:00	30791	TAX ON ACC/PRPD		12.30
Stone Container Corp	298530	5/14/2004 0:00	30791	RENTS	11,430.24
Stone Container Corp	298707	5/19/2004 0:00	30791	RENTS	4,076.34

MAY 2004 PAYMENTS RECEIVED IN APRIL		PREPAYMENTS 3.2 (g)(i)			RENT PREPAYMENTS REFLECTED IN NAV	SALES TAX/OTHER BAL.SHEET ITEMS
Customer	Invoice Nbr	Due Date	Lease	Fee Code Desc	Amount Applied	Amount Applied
Stone Container Corp	298702	5/22/2004 0:00	30791	ACC & PREP RENT	5,586.00
Stone Container Corp	298702	5/22/2004 0:00	30791	TAX ON ACC/PRPD		223.44
Stone Container Corp	298693	5/22/2004 0:00	30791	ACC & PREP RENT	668.00
Stone Container Corp	298693	5/22/2004 0:00	30791	TAX ON ACC/PRPD		46.76
Stone Container Corp	298689	5/22/2004 0:00	30791	ACC & PREP RENT	1,336.00
Stone Container Corp	298689	5/22/2004 0:00	30791	TAX ON ACC/PRPD		110.22
Stone Container Corp	298699	5/28/2004 0:00	30791	RENTS	74,953.39
Stone Container Corp	298705	5/30/2004 0:00	30791	TX-ACC/PPD EXTN		195.17
Stone Container Corp	298705	5/30/2004 0:00	30791	EXT RENT-O/L	2,409.40
Stone Container Corp			30791		191,053.50	1,816.06
US Steel Corporation	298552	5/1/2004 0:00	35204	ACC & PREP RENT	3,033.95
US Steel Corporation	298552	5/1/2004 0:00	35204	ACC & PREP RENT	4,204.26
US Steel Corporation	298552	5/1/2004 0:00	35204	ACC & PREP RENT	3,737.74
US Steel Corporation	298552	5/1/2004 0:00	35204	ACC & PREP RENT	9,501.25
US Steel Corporation			35204		20,477.20
Wings Venture Ltd	298796	5/22/2004 0:00	35859	ACC & PREP RENT	73,400.00
Wings Venture Ltd	298797	5/22/2004 0:00	35859	ACC & PREP RENT	3,520.00
Wings Venture Ltd	298798	5/22/2004 0:00	35859	ACC & PREP RENT	7,660.00
Wings Venture Ltd	298799	5/22/2004 0:00	35859	RENTS	15,420.00
Wings Venture Ltd			35859		100,000.00
Xerox Corporation	298563	5/1/2004 0:00	39584	ACC & PREP RENT	133,202.60
Xerox Corporation			39584		133,202.60

			Grand Total		3,338,092.14	94,493.29

Schedule 3.2(g)(ii)

Advance Rents, Other Payments and Deposits

See attached.

Schedule 3.2(g)(ii)

Security Deposits, Maintenance Reserves and Other Liabilities

Advance Rents – None

Security Deposits

Customer Name	Amount	Description/Comment	New York connection
Aeroservicio Dinamicos	2,291,707.57		Lease Agreement governed by NY law
Aero Toy Store	2,000,000.00
Gaylord Containers	1,500,567.94
Global Aviation	60,000.00
Helimed	300,000.00		Lease Agreement governed by NY Law
Jefferson Smurfit	350,000.00
Maritime Shipping	362,191.48		Loan Agreement governed by NY law
McCullough, Michael	60,500.00		Lease Agreement governed by NY law
Shafer, Harold	188,000.00	In connection with Joda restructure
Servicio Integral (SIASA)	160,000.00
Wings Venture	600,334.00

Total Security Deposits	7,873,300.99

Maintenance Reserves

Customer Name	Amount	Description/Comment
Heinz, HJ	778,914.56

Other Liabilities

Description	Amount	Description/Comment
Fancia Payable	89,670.00	Broker fee payable. Paid each quarter from rentals
Estimated Property Taxes Payable	88,422.00	Amt Col from Customers for Estimated Taxes
Jamaica Insurance Payable	78,867.89
Accrued Sales Tax Payable	177,192.64
Sales Tax Payable	1,659.81

Total Other Liabilities	435,812.34

*Taxes subject to Section 1.5 are governed thereby.  See Section 1.6(j)

Schedule 3.2(g)(v)

Exceptions to Insurance Portfolio Property Coverage

Customer	Lease / Loan No.	System	Status
Aeroservicos Dinamicos, S.A.	01-34185	CLAS	Customer has informed BCC that their broker is processing the new certificate and that it will be received shortly.
Weirton Steel Corporation	03-31484	CLAS	Weirton has been acquired by ISG and ISG has not issued insurance certificates at this point.
Coleman Cable	10030-1-1	NOVA Term Loan	No current insurance certificate on file. Agent Bank is responsible for providing all loan participants with insurance covearge.
Dayco Products	10035-1-1	NOVA Term Loan	No current insurance certificate on file. Agent Bank is responsible for providing all loan participants with insurance covearge.
The Doe Run Resources Corp.	10038-1-1	NOVA Term Loan	No current insurance certificate on file. Agent Bank is responsible for providing all loan participants with insurance covearge.
Formica Corporation	10040-1-1	NOVA Term Loan	No current insurance certificate on file. Agent Bank is responsible for providing all loan participants with insurance covearge.
Gemini Industries, Inc.	10043-1-1	NOVA Term Loan	No current insurance certificate on file. Agent Bank is responsible for providing all loan participants with insurance covearge.
Synthetic Ind. (SI Corp.)	10087-1-1	NOVA Term Loan	No current insurance certificate on file. Agent Bank is responsible for providing all loan participants with insurance covearge.
Travel Centers of America	10092-1-1	NOVA Term Loan	No current insurance certificate on file. Agent Bank is responsible for providing all loan participants with insurance covearge.

Schedule 3.2 (h)

ACCOUNTS WITH ATTORNEYS	3/29/2004

Account	$ Outstanding	Date Filed	Type	Attorney	Tele #	Comments
BANKRUPTCIES
Adelphia	$4,322	6/21/2002	Ch 11	Jeff Fine/Hughes&Luce	214 939-5567	On Going
Allied Products	—			Alex Terras/Piper Rudnick	312 368-4046	Small Unsecured Claim remains
Baldwins Leasing	—	8/26/2002	Ch 11	Jeff Fine	214 939-5567	Unsecured claim remains
Bethlehem Steel	$15,530	10/15/2001	Ch 11	Tom Quirk/Lathem & Watkins	312 876-6550	Lease assumed by ISG
Dan River Inc	$8,284	3/31/2004	Ch 11			Rejecting All BCC Leases
Formica	$10,060	3/5/2002	Ch 11	Term B Paricipation		Restructure Approved by Ct.
Furr’s	—		Ch 11	Jeff Fine	214 939-5567	Clean Up Work
Galvpro	—	8/10/2001	Ch 11	Jeff Fine	214 939-5567	Small Unsecured Claim remains
Glenoit	$3,139	Aug-00	Ch 11	Kramer Levin	212 715-7651	Restructured Secured Creditors Own Co.
Golden Gem	$474		?	Alex Terras	312 368-4046	Small portion of DIP in process of collection
The Grand Union	—		Ch 11	Cory Freidman	212 879-9751	Closed
Great Northern	$10,283	1/9/2003	Ch 11	Alex Terras	312 368-4046	DIP loan in process of collection
Hawaiian Airlines	$2,435			AFS		Anticipated lease assumption
Hayes Lemmerz	$11,320	12/5/2001	Ch 11	Cory Friedman	212 879-9751	Lease Restructured and assumed
Haynes International	$1,411	3/29/2004	Ch 11			Eq. Critical
Johnston Industries	$516	1/31/2003	Ch 11	Alex Terras/Jason Kaplan	312-368-3437	Restructured through 363 Sale / Adm Claim Remains
Kevco, Inc.	$119	2/5/2001	Ch 11	n/a		Closed
LTV Steel	—	12/29/2000	Ch 11	n/a		Closed
Morton Custom Plastics	—	11/1/2002	Ch 11	Alex Terras	312 368-4046	Paid in Full
Mulberry Phosphates	—		Ch 7	Roger Schwenke	813 223-7000	Charge Off / No Further collection potential
National Steel	—	3/6/2002	Ch 11	Tod Burgess	602 229-5169	Defend Preference Claim
Progressive Dairies	—	11/13/2000	Ch 7	Paul Ratelle	612 338-0115	Closed Received Last distribtion from Trustee 2/12/04
Sheldahl, Inc.	—	5/1/2002	Ch 11	Jeff Grell	612 335-1929	Small Unsecured Claim remains
Stoody	$214	11/19/2001	Ch 11	Jeff Fine	214 939-5567	Paying per term
Trism	—		Ch 11	Jeff Fine	214 939-5567	Paying per term
Tyler Jet	—	2/27/2002	Ch 11	Jeff Fine	214 939-5567	Converted from Involuntary to Ch 12 / Little likelyhood of further recovery
Valley Media	—		Ch 11	Marshall Goldberg/Glass & Goldberg	818 715-7000	Small Unsecured Claim remains / Defend Preference Claim
Weirton Steel	$1,474	5/19/2003	Ch 11	Alex Terras	312 368-4046	On Going
Welded Tube	—	12/29/2000	Ch 11	Tom Quirk	312 876-6550	Closed

OTHER LITIGATION / LEGAL MATTERS
				Tony Davis/Baker Botts	713 229-1547	Restructured, Collateral Releases Ongoing
Coastal Towing	$9,049			David Heller	312 876-7670	Completed
Columbus Coatings	—			Alex Terras	312 368-4046	Suit filed against BCC
D. Heavrin vs BCC	n/a			David Singer/Piper Rudnic	312 368-3497	Completed
Gateway Container	$22,412			Karen Patrick/BCC	541 929-9370	Restrructure
Grays Harbor Paper	$5,999
JODA (2 a/c)	$12,213		Workouts	Gregory Grossman	305-372-8282	Hop a Jet and Jackson Restructures
Mainko LLC (1 a/c)			Workouts	Richard Jefferies	402-346-6000	Potential Suit under personal guaranty/Sale of a/c
L-S Electro	$13,218			David Heller	312 876-7670	Completed
Northwesten Aircraft	—		Gty Suit	Justine Suhr/Piper Rudnic	310 595-3017	Completed - Filed No Asset Bkrptcy
Policyd / Cydsa	$33,046			Jeff Smith / Daniel Kuri	860-240-2759/52-55-5294-5930	Workout issues
Radiant Aviation Ser	$4,322			Karen Patrick/BCC	541 250-7422	Restructure & Settlement
Sky King	$10,666			Alex Terras	312 368-4046	Completed
Southern Bulk et al	$12,356			Brian Cohen, PiperRud & Kevin Snyder/Parker, Hudson	312 368-8865&404 420-5557	Forbearance
Uniminas	—			Rita Godoy	55 11 3291-1155	Completed

Schedule 3.2(i)

Undelivered Specified Financing and Leasing Assets; Undelivered Portfolio Property

None.

Schedule 3.2(j)

Obligor Bankruptcy

BANKRUPTCIES

Account	$ Outstanding	Date Filed	Type	Comments

Adelphia	$3,896	6/21/2002	Ch 11	On Going
Allied Products	—			Small Unsecured Claim remains
Baldwins Leasing	—	8/26/2002	Ch 11	Unsecured claim remains
Bethlehem Steel	$15,009	10/15/2001	Ch 11	Lease assumed by ISG
Dan River Inc	$8,228	3/31/2004	Ch 11	Rejecting All BCC Leases
Federal Mogul	$20,592		Ch 11	Paying per agreed to reduction, but have not signed doc
Formica	$10,095	3/5/2002	Ch 11	Restructure Approved by Ct.
Furr’s	—		Ch 11	Clean Up Work
Galvpro	—	8/10/2001	Ch 11	Small Unsecured Claim remains
Glenoit	$2,987	Aug-00	Ch 11	Restructured Secured Creditors Own Co.
Golden Gem	$504		?	Small portion of DIP in process of collection
The Grand Union	—		Ch 11	Closed
Great Northern	$9,597	5/1/2003	Ch 7	DIP loan in process of collection
Hawaiian Airlines	$2,435			Anticipated lease assumption
Hayes Lemmerz	$11,333	12/5/2001	Ch 11	Lease Restructured and assumed
Haynes International	$1,316	3/29/2004	Ch 11	Eq. Critical
Johnston Industries	$107	1/31/2003	Ch 11	Restructured through 363 Sale / Adm Claim Remains
Kevco, Inc.	—	2/5/2001	Ch 11	Closed
LTV Steel	—	12/29/2000	Ch 11	Closed
Morton Custom Plastics	—	11/1/2002	Ch 11	Paid in Full
Mulberry Phosphates	—		Ch 7	Charge Off / No Further collection potential
National Steel	—	3/6/2002	Ch 11	Defend Preference Claim
Progressive Dairies	—	11/13/2000	Ch 7	Closed Received Last distribtion from Trustee 2/12/04
Sheldahl, Inc.	—	5/1/2002	Ch 11	Small Unsecured Claim remains
Stoody	$190	11/19/2001	Ch 11	Paying per term
Trism	—		Ch 11	Paying per term
Tyler Jet	—	2/27/2002	Ch 11	$2,466,808 Unsecured Claim
Valley Media	—		Ch 11	Small Unsecured Claim remains / Defend Preference Claim
Weirton Steel	$1,436	5/19/2003	Ch 11	On Going
Welded Tube	—	12/29/2000	Ch 11	Closed

Schedule 3.2(l)

On-Lease Equipment Casualty

Repossessed equipment is listed on Schedule 1.1(a)(i)

The only Specified Portfolio Property known to have been damaged and not fully repaired is the vessel Asphalt Victory which secures a loan to Sargeant Marine, Inc.  Reportedly the repair work has been completed.  The insurance company has released progress payments.  The final payment is being negotiated at this point and should be released shortly.

Schedule 3.2(o)

Non-Direct Payments

Non-Direct Payments

None

Third Party Ageements

Name	Customer Name	Document Type Name	Category

cco.trag.0601.0039337.001	Access Leasing Corp.	Trust Agreement	Primary

cco.clob.1001.0039482.001.b	Aeroservicios Corp.,SA de CV(aka Gard)	Engine Maintenance Agreement	Ancillary

cco.subk.0998.0035260	American Railcar Industries, Inc.	Subordination agreement	Ancillary

cco.part.0395.0031203.a	American Standard, Inc.	Partnership Agreement	Primary

cco.intr.06020.0035704.001	Anthony Crane Rental, L.P.	Intercreditor Agreement	Primary
cco.intr.0798.0035704.001	Anthony Crane Rental, L.P.	Intercreditor Agreement	Primary

cco.subk.0603.0042512.001	Astilleros Bender S. de R.L.	Subordination agreement	Ancillary

cco.ema.0700.0037304.001	Atoll Holdings, Ltd.	Equipment Maintenance agreement	Primary

cco.1101.rmkt.0039728	Baldwins Leasing, L.P.	Remarketing agreement	Primary

cco.ema.0301.0038282.001	Bellevue Jet Partners, L.L.C.	Equipment Maintenance agreement	IER

cco.pa.0900.0037515.001	Bethlehem Steel Corp.	Participation agreement	Primary
cco.trag.0499.0037515.001	Bethlehem Steel Corp.	Trust Agreement	Primary

cco.pa.1201.0040296.001	Bonham C-P-D-J-E	Participation Agreement	Primary
cco.rmkt.0900.0040296.001	Bonham C-P-D-J-E	Remarketing agreement	Primary

cco.clob.1102.10112.1.1	Braspetro Oil Services, Co.	Trust Agreement	Ancillary
cco.pa.0799.0035659	Braspetro Oil Services, Co.	Participation agreement	Primary
cco.pa.0799.0035659	Braspetro Oil Services, Co.	Participation agreement	Primary
cco pa.1102.10112.1.1	Braspetro Oil Services, Co.	Participation agreement	Primary
cco.pa.0703.10112.1.1	Braspetro Oil Services, Co.	Participation agreement	Primary
cco.trag.0799.0035659	Braspetro Oil Services, Co.	Trust Agreement	Primary
cco.trag.1102.10112.1.1. P15	Braspetro Oil Services, Co.	Trust Agreement	Primary
cco.trag.1102.10112.1.1.P32	Braspetro Oil Services, Co.	Trust Agreement	Primary

cco.lica.1294.0032678.001	CAE USA, Inc (fka Reflectone Training)	License Agreement	Primary

cco.loca.0903.0043143.001	Camrose Pipe Corporation	Letter of Credit Agreement	Primary
cco.lica.0903.0043143.001	Camrose Pipe Corporation	License Agreement	Primary
cco.fdlo.0303.0043143.001	Camrose Pipe Corporation	Formation documents (lessor)	Ancillary

Name		Customer Name	Document Type Name	Category
cco.esta.0902.0033963-101.102	10029-103.104.105.106	Coastal Towing, Inc.	Escrow Trust Agreement	Ancillary
cco.intr.1002.0033963-101.102	10029-103.104.105.106.b	Coastal Towing, Inc.	Intercreditor Agreement	Primary
cco.intr.1002.0033963-101.102	10029-103.104.105.106.a	Coastal Towing, Inc.	Intercreditor Agreement	Primary
cco.subk.1002.0033963-101.102	10029-103.104.105.106	Coastal Towing, Inc.	Subordination agreement	Ancillary

cco.subk.0493.0032631		Container Applications International, Inc.	Subordination agreement	Ancillary

cco.pa.1200.0037893.001		Creative Golf Management, Inc.	Participation agreement	Primary
cco.rmkt.0900.0037893.001		Creative Golf Management, Inc.	Remarketing agreement	Primary

cco.pa.0901.0040241.001		DeSoto Jordan	Participation agreement	Primary
cco.rmkt.0900.0040241.001		DeSoto Jordan	Remarketing agreement	Primary

cco.ema.0401.0032079.004		Federal-Mogul Corp.	Equipment Maintenance agreement	IER

cco.pa.1200.0037971.001		Front Porch Development Corp.	Participation agreement	Primary
cco.rmkt.0900.0037971.001		Front Porch Development Corp.	Remarketing agreement	Primary

cco.esta.1099.0035771.001		Fulghum Fibres, Inc.(W.Monroe Fibre Proc. Co.)	Escrow Trust Agreement	Ancillary

cco.intr.0301.0035326		Gateway Container International, Ltd	Intercreditor Agreement	Primary
cco.intr.1203.0035326		Gateway Container International, Ltd	Intercreditor Agreement	Primary

cco.intr.1002.0035559.101		Glenoit LLC	Intercreditor Agreement	Primary
cco.pa.1002.0035559.101		Glenoit LLC	Participation agreement	Primary
cco.subk.1002.0035559.101		Glenoit LLC	Subordination agreement	Ancillary

cco.intr.0998.0035182.001		Grays Harbor Paper, L.P.	Intercreditor Agreement	Primary
cco.subk.0998.0035182.001.a		Grays Harbor Paper, L.P.	Subordination agreement	Ancillary
cco.subk.0998.0035182.001		Grays Harbor Paper, L.P.	Subordination agreement	Ancillary

cco.pa.0702.0034074.013		Great Lakes Dredge & Dock Company	Participation agreement	Primary
cco.pa.0797.0034074.003		Great Lakes Dredge & Dock Company	Participation agreement	Primary
cco.pa.1199.0034074.012		Great Lakes Dredge & Dock Company	Participation agreement	Primary
cco.pa.1298.0034074		Great Lakes Dredge & Dock Company	Participation agreement	Primary
cco.pa.1296.0034074		Great Lakes Dredge & Dock Company	Participation agreement	Primary
cco.pa.0297.0034074.002		Great Lakes Dredge & Dock Company	Participation agreement	Primary

cco.intr.0302.0040707.001		Great Northern Paper, Inc.	Intercreditor Agreement	Primary
cco.subk.0302.0040707.001		Great Northern Paper, Inc.	Subordination agreement	Ancillary

cco.trag.1291.0040918		H.J. Heinz Co.	Trust Agreement	Primary

cco.esta.1003.0043553.001		Helimed Aero Taxi Ltda.	Escrow Trust Agreement	Ancillary

cco.agam.1299.0035872.001		International Truck and Engine	Agency Agreement	Primary
cco.intr.1203.0041018.001		International Truck and Engine	Intercreditor Agreement	Primary

Name	Customer Name	Document Type Name	Category
cco.pa.0301.0038304	International Truck and Engine	Participation agreement	Primary
cco.pa.0602.0041018.001	International Truck and Engine	Participation agreement	Primary
cco.pa.0602.0041030.001	International Truck and Engine	Participation agreement	Primary
cco.pa.0802.0041030.001.a	International Truck and Engine	Participation agreement	Primary
cco.pa.0802.0041030.001	International Truck and Engine	Participation agreement	Primary
cco.pa.0602.0041029.001	International Truck and Engine	Participation agreement	Primary
cco.pa.1299.0035872.001	International Truck and Engine	Participation agreement	Primary
cco.fdlo.0502.0041018.001	International Truck and Engine	Formation documents (lessor)	Ancillary
cco.fdlo.0502.0041029.001	International Truck and Engine	Formation documents (lessor)	Ancillary
cco.fdlr.0598.0041030.001	International Truck and Engine	Formation documents (lender)	Ancillary

cco.fdlr.0503.110115.101	ISG Columbus Coatings Inc.	Formation documents (lender)	Ancillary

cco.clob.1296.0034018..001.e	Jamaica Energy Partners	Power Purchase Agreement	Ancillary
cco.clob.1296.0034018.001.a	Jamaica Energy Partners	Investment Agreement	Ancillary
cco.clob.1296.0034018.001.b	Jamaica Energy Partners	Subordination agreement	Ancillary
cco.subk.0897.0034018.001	Jamaica Energy Partners	Subordination agreement	Ancillary
cco.subk.1296.0034018.001.a	Jamaica Energy Partners	Subordination agreement	Ancillary
cco.subk.1296.0034018.001.b	Jamaica Energy Partners	Subordination agreement	Ancillary
cco.subk.1296.0034018.001	Jamaica Energy Partners	Subordination agreement	Ancillary
cco.subk.1296.0034018.001c	Jamaica Energy Partners	Subordination agreement	Ancillary
cco.trag.1296.0034018.001	Jamaica Energy Partners	Trust Agreement	Primary

cco.subk.0902.0041218.001	Kasgro	Subordination agreement	Ancillary

cco.pa.0201.0039494.001.a	Lider Taxi Aereo, S.A.	Purchase Agreement	IER
cco.pa.0201.0039494.001.b	Lider Taxi Aereo, S.A.	Purchase Agreement	IER
cco.pa.0201.0039494.001.c	Lider Taxi Aereo, S.A.	Purchase Agreement	IER

cco.trag.1201.0040252	Lowa Corp.	Trust Agreement	Primary
cco.trag.0902.0040252.004	Lowa Corp.	Trust Agreement	Primary

cco.fllr.0399.0035448.002	L-S Electro-Galvanizing Co.	Formation documents (lessor)	Ancillary

cco.pa.1100.0037660.001	Luke David, L.L.C	Participation agreement	Primary
cco.rmkt.0900.0037660.001	Luke David, L.L.C	Remarketing agreement	Primary

cco.clob.1002.0037371.002	Maritime Shipping NV (IPC)	Subordination agreement	Ancillary
cco.intr.1002.0037371.002	Maritime Shipping NV (IPC)	Intercreditor Agreement	Primary
cco.subk.0800.0037371.001	Maritime Shipping NV (IPC)	Subordination agreement	Ancillary

cco.pa.0301.0038260.002	Michael McCullough	Participation agreement	Primary
cco.rmkt.0900.0038260.002	Michael McCullough	Remarketing agreement	Primary

cco.subk.0994.0032566	Neuvant Aerospace Corp.	Subordination Agreement	Ancillary

cco.clob.0598.0034926.001	New Piper Aircraft, Inc., The	Subordination Agreement	Ancillary
cco.intr.0598.0034926.001	New Piper Aircraft, Inc., The	Intercreditor Agreement	Primary

cco.comk.0501.0039015.001	Omni Flys, S.A. de C.V.	Completion contract	Ancillary

Name	Customer Name	Document Type Name	Category

cco.ema.0801.0041567.003	Peabody Holding Co., Inc.	Equipment Maintenance agreement	IER

cco.pa.0901.0039348.001	Peerless Importers, Inc.	Participation agreement	Primary
cco.rmkt.0900.003938.001	Peerless Importers, Inc.	Remarketing agreement	Primary

cco.trag.0600.0036771.001.b	PolicyD, S.A. de C.V.	Trust Agreement	Primary
cco.trag.0600.0036771.001.a	PolicyD, S.A. de C.V.	Trust Agreement	Primary

cco.ema.1201.0040330.001	Pope and Talbot, Inc.	Equipment Maintenance agreement	Primary
cco.intr.1201.0040330.001	Pope and Talbot, Inc.	Intercreditor Agreement	Primary
cco.pa.1201.0040330.001.a	Pope and Talbot, Inc.	Participation agreement	Primary
cco.pa.1201.0040330.001.b	Pope and Talbot, Inc.	Participation agreement	Primary
cco.part.1201.0040330.001	Pope and Talbot, Inc.	Partnership Agreement	Primary
cco.trag.1201.0040330.001	Pope and Talbot, Inc.	Trust Agreement	Primary

cco.pa.0299.0035459.001.	Pride Amethyst, Ltd	Participation agreement	Primary
cco.trag.0299.0035459.001.	Pride Amethyst, Ltd	Trust Agreement	Primary

cco.intr.0602.0035671.003	Radiant Aviation Services	Intercreditor Agreement	Primary
cco.lica.0701.0035671.003	Radiant Aviation Services	License Agreement	Primary

cco.intr.1297.0034429.a	Ravenna Aluminum, Inc.	Intercreditor Agreement	Primary
cco.intr.1297.0034429.b	Ravenna Aluminum, Inc.	Intercreditor Agreement	Primary

cco.intr.0995.0032820	Revere Copper Products, Inc.	Intercreditor Agreement	Primary

cco.subk.0999.0035737	Rigi, Inc.	Subordination agreement	Ancillary

cco.ema.1003.0037904.002	RX Choice, Inc.	Equipment Maintenance agreement	IER
cco.ema.0803.0037904.003	RX Choice, Inc.	Equipment Maintenance agreement	IER
cco.ema.0600.0037904.004	RX Choice, Inc.	Equipment Maintenance agreement	IER
cco.esta.0601.0037904	RX Choice, Inc.	Escrow Trust Agreement	Ancillary
cco.loca.0101.0037904.001.a	RX Choice, Inc.	Letter of Credit Agreement	Primary
cco.loca.0101.0037904.b	RX Choice, Inc.	Letter of Credit Agreement	Primary
cco.wary.0701.0037904.001	RX Choice, Inc.	Warranty	Ancillary
cco.wary.0701.0037904.001	RX Choice, Inc.	Warranty	Ancillary

cco.clob.0703.0042654.001.a	Servicios Integrales de Avaicion, SA de CV (SIASA)	Subordination Agreement	Ancillary

cco.esta.0399.0035471	Southern Bulk Industries, Inc.	Escrow Trust Agreement	Ancillary
cco.intr.0901.0035471.34541.a	Southern Bulk Industries, Inc.	Intercreditor Agreement	Primary
cco.intr.0901.0035471.34541.b	Southern Bulk Industries, Inc.	Intercreditor Agreement	Primary
cco.subk.0399.0035471.b	Southern Bulk Industries, Inc.	Subordination agreement	Ancillary
cco.subk.0399.0035471.a	Southern Bulk Industries, Inc.	Subordination agreement	Ancillary
cco.subk.0702.0035471.34541.a	Southern Bulk Industries, Inc.	Subordination agreement	Ancillary
cco.subk.0702.0035471.34541.b	Southern Bulk Industries, Inc.	Subordination agreement	Ancillary
cco.subk.0702.0035471.34541.c	Southern Bulk Industries, Inc.	Subordination agreement	Ancillary

cco.pa.0101.0037960.001	Southern Company Services, Inc.	Participation agreement	Primary

Name	Customer Name	Document Type Name	Category
cco.rmkt.0900.0037960.001	Southern Company Services, Inc.	Remarketing agreement	Primary

cco.esta.0901.0039595.001	Springs Industries, Inc.	Escrow Trust Agreement	Ancillary

cco.pa.0999.0035293.002	TCA Network Funding, Limited Partnership	Participation agreement	Primary

cco.esta.1003.0043254.001.101.201	Tower Automotive Madison, LLC	Escrow Trust Agreement	Ancillary
cco.loca.1003.0043254.001.101.201	Tower Automotive Madison, LLC	Letter of Credit Agreement	Primary
cco.pa.1003.0043254.001.101.201	Tower Automotive Madison, LLC	Participation Agreement	Primary
cco.subk.1003.0043254.001.101.201	Tower Automotive Madison, LLC	Subordination agreement	Ancillary
cco.subk.1003.0043254.001.101.201A	Tower Automotive Madison, LLC	Subordination agreement	Ancillary

cco.agam.0798.0033192	Transocean Holdings, Inc.	Agency Agreement	Primary
cco.agam.0797.0033192	Transocean Holdings, Inc.	Agency Agreement	Primary
cco.esta.1195.0033192	Transocean Holdings, Inc.	Escrow Trust Agreement	Ancillary
cco.trag.1195.0033192	Transocean Holdings, Inc.	Trust Agreement	Primary

cco.subk.1196.0033069	UNC Johnson Technology, Inc.	Subordination Agreement	Ancillary

cco.trag.0701.0039505.001	Waterman Steamship Corp.	Trust Agreement	Primary

Schedule 3.2(r)

Designated Credit Enhancements

Issuing Bank	Dollar Amount	Reduction Date	Reduction Code	Renewal Date	Renewal Code	Expiration Date	Lease Term Date	Letter of Credit No.	Customer	Lease Number	LOC Number
			(Y/N)		(Y/N)
		LOC'S NOT AUTOMATICALLY RENEWED
FLEET BANK	8,608,320.00	N/A	Yes*	N/A	N	09/30/04	02/01/09	ASL-3011624-130ISH	L-S ELECTRO-GALVANIZING CO.	0035448	002
WELLS FARGO	1,800,000.00	N/A	N	N/A	N	10/31/04	08/05/04	NZS472122*	JETCRAFT (JETCOAST 6042 LLC	10058	001
WELLS FARGO	1.00	N/A	N	N/A	N	10/31/04	08/05/04	NZS472122*	JETCRAFT (JETCOAST 6043 LLC)	10059	001
JPMORGAN CHASE BANK	1,500,000.00	N/A	N	N/A	N	06/30/05	03/29/17	P-241628	CAMROSE PIPE CORPORATION	0043143	001
GMAC	930,000.00	05/01/04	Yes	N/A	N	04/30/07	06/01/07	0422021047	FORT WAYNE FOUNDRY CORP.	0033093	001
	12,838,321.00
		LOC'S WITH AUTOMATIC RENEWALS
CITIBANK, N.A.	1,600,000.00	N/A	N	06/27/04	Y	06/27/11	07/01/11	NY-02169-30030220	RX CHOICE, INC.	0037904	003
CITIBANK, N.A.	1,550,000.00	N/A	N	06/27/04	Y	06/27/11	07/01/11	NY-02169-30030221	RX CHOICE, INC.	0037904	002
CITIBANK, N.A.	911,946.00	N/A	N	06/27/04	Y	06/27/11	07/01/11	NY-02169-30030222	RX CHOICE, INC.	0037904	004
BANK OF AMERICA	650,389.55	N/A	N	06/30/04	Y	None stated	06/15/07	3058413*	AMERICAN COLOR GRAPHICS	0032684	001
BANK OF AMERICA	1.00	N/A	N	06/30/04	Y	None stated	06/15/07	3058413*	AMERICAN COLOR GRAPHICS	0033365	001
JP MORGAN CHASE BANK	1,000,000.00	N/A	N	09/02/04	Y	09/02/05	08/01/05	3940/IR011699STO	BISON AIR CORPORATION	0034942	001
BANK ONE	2,660,000.00	N/A	N	09/24/04	Y	None stated	11/16/07	CLS344020	TUBE CITY, INC.	0033423	001
COMERICA BANK	6,500,000.00	N/A	N	10/31/04	Y	None stated	11/03/09	587030-05	TOWER AUTOMOTIVE INC.	0043254	001
WELLS FARGO	5,205,570.00	07/15/04	Yes	12/27/04	Y	12/27/xx	01/16/09	NZS425403	GREYHOUND LINES INC	0040230	001
CITIBANK, N.A.	1,700,000.00	N/A	N	12/31/04	Y	03/15/11	08/01/11	NY-_____-30029059	RX CHOICE, INC.	0037904	001
JP MORGAN CHASE BANK	683,747.00	N/A	N	03/15/05	Y	05/20/07	04/01/07	P-223136	J.L. FRENCH AUTOMOTIVE CASTING	0039740	001
	22,461,653.55

	35,299,974.55

No Certificates of Deposit

NOTE: All LOC’s located at 3780 Kilroy Airport Way, Long Beach, CA 90806

Schedule 3.2(s)

Foreign Specified Financing and Lease Assets/ Credit Enhancement/ Foreign Obligors

Customer	Lease/Loan Number	Foreign	Foreign Customer Location	Foreign Equipment Location	Payment From Foreign Source	Billing Address	Comments

AEROSERVICIOS CORPORATIVOS Total	39482	Y	Mexican	Mexico	Y	Mexico
AEROSERVICIOS DINAMICOS, S.A. Total	34185	Y	Mexican	Mexico	Y	Mexico
AEROSERVICIOS VANGUARDIA, S.A. (AEROSER) Total	10002	Y	Mexican	Mexico	Y	Mexico
AEROVITRO. S.A. DE C.V. Total	38971	Y	Mexican	Mexico	Y	Mexico
ATOLL HOLDINGS LIMITED Total	37304	Y	Jersey, Channel Islands	Switzerland	Y	Greece	a/c registered in US
BRASPETRO OIL SERVICES CO. (BRASPET) Total	10112 35659	Y Y	Brazil Brazil	Brazil Brazil	N Y	New York Brazil	Two vessels. Registered in Panama
BUCYRUS INTERNATIONAL, INC. Total	33729, 39940	Y	US	Bahama	N	Wisconsin	33729 in US. 39940 in Bahama
CCA FINANCIAL SERVICES INC. (CCAFINA) Total	10027	Y	US	Brazil	N	Florida	We have a loan secured by 2 helicopters. Our customer leases the exuipment to a company in Brazil. We have a security interest in the lease and the helicopters
CONTAINER APPLICATION INTL,INC Total	32631	Y	US	International	N	California	Shipping containers used in international trade
CREDENCE CAPITAL CORPORATION (CREDENC) Total	10033	Y	US	Korea	N	California	We have a loan to a US company that leases equipment to a US company, who in turn subleases the equipment to their Korean sub. We have a security interest in the equipment, the lease and the sublease.
CRONOS CONTAINER Total	32591	Y	US	International	N	California	Shipping containers used in international trade
DEL MONTE FOODS CORP Total		Y	US	US Samoa	N
ESSAR SHIPPING LTD (ESSARSH) Total	10039	Y	India	International	Y	India	Loan secured by vessels registered and based in India
FANCIA INVESTMENTS Total	37026	Y	Panama	International	Y	Denmark	Shipping containers used in international trade. Guarantor is Swiss
GATEWAY CONTAINER INTL., LTD. Total	35326, 37715	Y	Bermuda	International	N	California	Shipping containers used in international trade
HAINAN AIRLINES CO., LTD. Total	39706	Y	China	China	Y	China
HAYNES INTERNATIONAL Total	35593	Y	US	US/Mexico	N	Indiana	Equipment under Lease 35593 is located in Mexico. NAV of $99K
HELIMED AERO TAXI	43553	Y	Brazil	Brazil	Y	Brazil
HORIZON OFFSHORE CONTRACTOR, (HORIZO1) Total	10110	Y	Cayman	International	N	Texas	Vessel used internationally and registered in Vanuatu. US Guarantor
JAMAICA ENERGY PARTNERS (JAMAICA) Total	10056	Y	Jamaica	Jamaica	Y	Jamaica
LCI SHIPHOLDING, INC. Total	39448	Y	Liberia	International	N	Louisiana	Lease of a vessel used internationally and registered in Panama
LIDER TAXI AEREO S.A. Total	10064, 39494	Y	Brazil	Brazil	Y	Brazil
LOS CIPRESES S.A. (LOSCIPR) Total	10065	Y	Marshall Islands/ Uruguay	Unsecured	Y	Uruguay	Co-borrowers on an unsecured loan as part of a workout
LOWA CORP (LOWACOR) Total	10066	Y	Cayman Island	International	Y	UK (London)	Aircraft registered in Burmuda
MARITIME SHIPPING NV (IPC) (MARITIM) Total	10067	Y	Cayman Island	Mexico	Y	Mexico	Loan secured by vessel registered in Panama
NORTH ATLANTIC REFINING, LTD. (NORTHAT) Total	10069	Y	Canada	Canada	Y	Canada
OMNI FLYS,.S.A. DE C.V. Total		Y	Mexican	Mexico	Y	Mexico
PARKER DRILLING OFFSHORE INTERNATIONAL (PARKER D)	10072	Y	Cayman Islands	Nigeria	Y	Texas	Loan secured by Panamanian flagged vessel. US Guarantor.
POLICYD, S.A. DE C.V. (POLICYD) Total	10074	Y	Mexican	Mexico	Y	Mexico
PRIDE AMETHYST LIMITED Total	35459	Y	British Virgin Islands	Brazil	N	Texas	Vessel registered in Netherland Antiles. Vessel subleased to Petrobras. Transaction guarantied by US parent
ROLLS ROYCE CANADA LTD. Total	33126	Y	Canada	Canada	Y	Canada
SARGEANT MARINE, INC (SARGENT) Total	10080	Y	US/Cayman	International	N	Florida	2 vessels. Commander is US registered and Victory is Cayman registered.
SEAFALCON LTD TOTAL	38093	Y	Bermuda	Switzerland	Y	Monte Carlo	Aircraft used internationally and registered in Switzerland
SERVICIOS INTEGRALES DE Total	42654	Y	Mexican	Mexico	Y	Mexico	Aircraft used internationally and registered in Mexico
STONE CONTAINER CORP. Total	30213	Y	US	Canada / US	N	US Several Locations	One piece of equipment moved to Canada. NAV of $720K

SUBIC AIR CHARTER INC. (SUBICAI) Total	10085	Y	Philippines	Philippines	Y	Philippines	Loan secured by aircraft used internationally (predominately in Philippines) and registered in Philippines.
TRANS OCEAN LEASING CORP Total	23374	Y	US	International	N	New York	Shipping containers used in international trade
TRANS OCEAN HOLDING	33192	Y	N	Y	N	Louisiana	Serviced by GATX
WATERMAN STEAMSHIP CORP. Total	39505	Y		International	N	Louisiana	Vessel used internationally and registered in US
WORLD WIDE CONTAINER LEASING Total	42523	Y	Panama	International	Y	Switzerland	Shipping contatiners used in international trade. Transaction guarantied by Guernsey company and Swiss company

Schedule 3.2(v)

Required Notices and Consents

Advance Notice Required:

OBLIGOR	BOEING ENTITY
American Railcar Industries, Inc.	Boeing Capital Corporation
Asphalt International and Victory Marine (master list Sargeant Marine)	Boeing Capital Corporation
Braspetro Oil Services, Co. (Petrobras XXXIV Trust LLT)	Boeing Capital Corporation
Camrose Pipe Corporation	SPV – Portland Tube Facility LLC (Boeing member – BCC Equipment Leasing Corporation)
Coastal Towing, Inc.	Boeing Capital Loan Corporation
Coastal Towing, Inc.	Boeing Capital Corporation
Container Applications International Inc.	Boeing Capital Leasing Corporation
Essar Shipping Limited	Boeing Capital Corporation
Gateway Container International Limited	BCC Equipment Leasing Corporation
Glenoit LLC	Boeing Capital Corporation
Horizon Vessels International Ltd. (master list Horizon Offshore Contractor)	Boeing Capital Corporation
Jefferson Smurfit Corporation	BCC Equipment Leasing Corporation
Los Cipreses S.A.	Boeing Capital Corporation
Maritime Shipping Ltd., Cayman Islands	Boeing Capital Corporation
Russell-Stanley Corp.	BCC Equipment Leasing Corporation
The Bridgeport and Port Jefferson Steamboat Company	BCC Equipment Leasing Corporation
U.S. Food Service, Inc.	BCC Equipment Leasing Corporation
World Wide Container Leasing, S.A.	BCC Equipment Leasing Corporation

Prior Consent Required:

OBLIGOR	BOEING ENTITY
Access Facilities Corporation	Boeing Capital Corporation
American Standard, Inc.	BCC Equipment Leasing Corporation
Autocam Corporation and Autocam France	Boeing Capital Corporation

1

OBLIGOR	BOEING ENTITY
Access Facilities Corporation	Boeing Capital Corporation
Bethlehem Steel Corporation	BCC Equipment Leasing Corporation
Boeing Company, The	BCC Equipment Leasing Corporation
Boeing Space and Communications	BCC Equipment Leasing Corporation
Citation Corporation	Boeing Capital Corporation
Coleman Cable Acquisition, Inc.	Boeing Capital Corporation
Dayco Products LLC, MIV Acquisition Corporation, MIV Holdings SA, Mark IV Industries Inc., Dayco Europe SRL and Lombardini SRL (master list Dayco Products)	Boeing Capital Corporation
Doane Pet Care Company	Boeing Capital Corporation
Edwards Baking Company	Boeing Capital Corporation
Formica Corporation, Formica Limited, Formica Holdco (UK) Limited, Formica Canada Inc., Formica S.A. and Formica Espanola S.A. (master list Formica Corp.)	Boeing Capital Corporation
Great Lakes Dredge & Dock Co.	McDonnell Douglas Overseas Finance Corporation
Greyhound Lines, Inc.	BCC Equipment Leasing Corporation
Great Lakes Dredge & Dock Co.	BCC Equipment Leasing Corporation;
H.J. Heinz Company	BCC Equipment Leasing Corporation
Helimed Aero Taxi Ltda (Brazil) LLC	Boeing Capital Corporation
Ispat Sidbec Inc.	Boeing Capital Corporation
Janus Equities, LLC (assignment from AE Reverse Co.)	Boeing Capital Corporation
Lider Taxi Aero S.A. Air Brazil	Boeing Capital Corporation
LCI Shipholdings	BCC Equipment Leasing Corporation
L-S Electro-Galvanizing Company	SPV – Cleveland Steel Facility, LLC (Boeing member – BCC Equipment Leasing Corporation)
Lucent Technologies, Inc.	BCC Equipment Leasing Corporation
National Steel Corporation (master list United States Steel Corporation)	BCC Equipment Leasing Corporation
North Atlantic Refining Limited	Boeing Capital Corporation
Pride Amethyst Ltd.	BCC Equipment Leasing Corporation
R & B Falcon Drilling Co. fka Reading & Bates Drilling Co. (master list Transocean Holdings)	SPV – Deep Sea Investors LLC (Boeing member – BCC Equipment Leasing Corporation)
Revere Cooper Products, Inc.	BCC Equipment Leasing Corporation

2

OBLIGOR	BOEING ENTITY
Access Facilities Corporation	Boeing Capital Corporation
Springs Industries Inc.	Boeing Capital Corporation
Stoody Company	BCC Equipment Leasing Corporation
Synthetic Industries, Inc.	Boeing Capital Corporation
TCA Network Funding, Limited Partnership	Boeing Credit Corporation
The Boeing Company	BCC Equipment Leasing Corporation
Trans Ocean Leasing Corporation	BCC Equipment Leasing Corporation
Travelcenters of America, Inc.	Boeing Capital Corporation
Vought Aircraft Industries, Inc.	Boeing Capital Corporation
Waterman Steamship Corporation	BCC Equipment Leasing Corporation
Wyman-Gordon Titanium Castings, LLC (assignee from Wyman-Gordon Investment Castings)	BCC Equipment Leasing Corporation

Equity Asset Notice or Consent:

BOEING ENTITY	EQUITY ASSET	REQUIRED CONSENT OR NOTICE

BCC Equipment Leasing Corporation	Portland Tube Facility, L.L.C.	Heller Financial Leasing, Inc. – to sale/option
BCC Equipment Leasing Corporation	MDFC/Mitsui Leasing Partnership	Mitsui Leasing (U.S.A.) Inc. – to sale/option

*  Required transfer or assignment fees are not indicated on this schedule.

**  In the case of syndicated transactions, some Assets may be removed from this schedule if Buyer is already a member of the syndicate.

3

Schedule 3.2(x)

Waiver of Material Rights

As part of the terms of the Forbearance Agreement entered into with Sky King, Inc. the applicable Seller’s right to proceed against the guarantor’s portion of his jointly owned residence is waived at the 91st day after perfection of the additional collateral pledged under the Forbearance Agreement.  Part of the additional collateral consists of an assignment of the guarantor’s portion of the excess cash flow in his Walgreens Store (jointly owned with his wife who is not a guarantor).  The Forbearance Agreement further provides that this assignment will be released at the 2nd anniversary of the Forbearance Agreement if no defaults have occurred.

Schedule 3.3

List of Partnership/LLC Affiliations

A sale of 50% or more of the total interest in partnership capital and profits within a 12-month period shall terminate the partnership for tax purposes.
May require Consent from the other Partners

Percent to be
		ACRO-	PARTNERS							Sold as an
	FEIN	NYM	(* Tax Matter Partner)						TOTAL	Equity Asset	TOTAL NAV	BCC NAV
MDFC/Mitsui Leasing Partnership			BCC-ELC	Mitsui								as of 4/30/04
3780 Kilroy Airport Way, Suite 750, Long Beach, CA 90806			*
(American Standard - non aircraft) - Equipment Leasing	33-0695795	MCE	50.0%	50.00%					100%	49%	8,395,944.00	4,197,972.00
Joint ownership of manufacturing eqpt	General Partnership Agreement effective as of March 31, 1995 by BCC-ELC and Mitsui Leasing.
Contact: Maria Santiago (212) 883-3023, Fax (212) 490-1684
Contract #31203-027 to 078 and 452

Deep Sea Investors, L.L.C.			BCC-ELC	GATX	Heller
Four Embarcadero Center, Suite 2200			*
San Francisco, CA 94111	13-3860286	R&B	34.03%	44.70%	21.27%				100%		36,918,686.00	12,563,429.00
(Readings and Bates) - Leasing Industrial Equipment	Amended and Restated Limited Liability Company Agreement dated as of July 1, 1998.
34.03% owned by BCC-ELC - Joint ownership in Drilling Rig
(Return Prepared by Colleen Cheong (415) 955-3317)
11/08/1995 Date of Incorp.
Contract #33192-001 to 009

Corporate Aircraft 1997- 1, LLC			BCC-ELC	GECC
3780 Kilroy Airport Way, Suite 750, Long Beach, CA 90806			*
(GECC - private aircraft) - Equipment Leasing	06-1499111	GE2	95.0%	5.00%					100%		16,700,945.26	15,865,898.00
95% owned by BCC-ELC - Joint ownership of private aircraft	Limited Liability Company Agreement effective December 1, 1997 between BCC-ELC and GECC of Tennessee										Xerox Aircraft and Note
12/1/97 Date of Incorp. (Delaware)
Contact #39584-001 and 002

Cleveland Steel Facility, LLC			BCC-ELC	Heller	Transam.
3780 Kilroy Airport Way, Suite 750, Long Beach, CA 90806			*
Leasing equipment	33-0838502	LTV	40.0%	40.00%	20.0%				100%		31,884,232.50	12,753,693.00
1/25/99 Date of Incorp. (Delaware)	Amended and Restated Limited Liability Company Agreement dated as of January 25, 1999 as amended and restated, March 5, 1999
Sold BCC share (40%) to Heller Financial on 3/5/99
Sold portion of ELC share (20%) to Transamerica Eqpt 4/99
Cotract #35448-002

Petrobras XXXIV Trust LLT			BCC-ELC	FPSO	CIT Group	GECC	Transam.
120 Long Ridge Rd., Stamford, CT 06927						*
Leasing equipment	52-7017915	PET	37.82100%	18.91%	11.34630%	22.46700%	9.45520		100%		123,755,797.00	46,805,680.00
GECC is the TMP
Partnership Return prepared by Donald R. Sklar & Assoc	PETROBRAS XXXIV Trust LLT Agreement dated as of July 28, 1999 among the above partners as Owner Participants and State Street Bank as Owner Trustee.
Contact - Donald Sklar Ph 404-832-0886 Fax 404-525-1120
Contract #35659-001 and 002

				(GECC)	The
Portland Tube Facility, LLC			BCC-ELC	Heller	CIT Group
3780 Kilroy Airport Way, Suite 750, Long Beach, CA 90806			*
Leasing equipment (Welded Tube)	95-4801301	WTC	50.0%	23.00%	27.0%				100%	49%	23,567,592.00	11,783,796.00
3/30/00 Date of Incorp.	Limited Liability Company as of March 30, 2000
Contact: Tom Kramer (312) 441-7462
Contract #43143-001

							General	Trans-

Cylinder Head Line (Title owned by BCC-ELC)			BCC-ELC	UPS	Transamerica
3780 Kilroy Airport Way, Suite 750			*
Long Beach, CA 90806	61-1431776	CYL	47.68%	38.05%	14.27%				100.0%	34.999	47,987,619.55	22,880,497.00
Leasing Manufacturing Equipment	Participation Agreement dated August 26, 2002 between Transamerica Equipment Financial Services Corp and BCC-ELC.
Formed: 8/26/2002 (Delaware)	Participation Agreement dated August 27, 2002 between UPS Capital Corporation and BCC-ELC.
Contract # 41030-001

BCC-ELC owns 100% membership interests in the following LLCs. Since these are single member LLCs they are disregarded for income tax purposes:

Assembly and Test Line, LLC	ATL	100.00%		48,519,709.00	48,519,709.00
Crankcase Finishing End Line, LLC	CFL	100.00%		49,090,284.00	49,090,284.00
Contract #10112

		BCC	Other Lenders
BCC has a 10% interest in a $300 million Petrobras Loan secured by oil drilling platforms evidenced by a trust certificate in the following Special Lender Participants entities PB Platforms 2001-P8, PB Platforms 2001-P16, PB Platforms 2001-P32		10.00%	90.00%	289,067,210.00	28,906,721.00

* None of these assets are certificated

Schedule 5.3

Operations Prior to the Closing Date

Customer	Date	Action
Backlog Related
Aero Toy Store	19-May	Expect payoff of $2M loan secured by Security Deposit and funding of $1.5M loan secured by 2 helicopters
The Boeing Corporation	24-May	Intend to fund $24,710,000 lease of a Challenger 604
Rigi	26-May	Expect to fund $2.6M loan secured by Pilatus a/c

Other Actions
Autocam		Customer is attempting to refinance this Term B loan. Loan docs give them this right. We would be paid in full.
Citation Corporation	-	Approved Sale at 90%of Principal or Higher
Dan River		Transferred to HFLOS
Formica	30-Jun	Bankruptcy Reorg. Approved calling for 60-65% cash pay down and remainder amortized over 6 yrs.
Gemini	30-Jun	Potential sale of company in process

Grays Harbor	31-May	Deferral of 5 payments approved in process of documentation Sale and financing of GIII (Mainko) approved (closing subject to final negotiations with JODA. Completion of restructure of Hop-
JODA	31-May	A-Jet in process.
Kasgro Leasing	31-May	Anticipate Declining of proposal to amend lease terms
Los Cipreses (Buquebus)	30-Jun	Extension of Forbearance Agreement for additional year Customer is attempting to refinance this Term B loan. Loan docs give them this right. We would be paid in full.
Mark IV Policyd S.A. (Cydsa)	30-Jun	Anticipate restructuring with principal payments reduced
Aeroservicio (Cydsa)	30-Jun	Anticipate request to terminate lease and return airplane under existing terms of documents
RMH Teleservices	31-May	Respond to request to Terminate Lease and accept a reduced amount under the documents.
Sky King	-	Respond to requests required under Forbearance Agreement requiring 2 working day turnaround.
Southern Bulk	7-Jun	Per Forbearance Agreement either it will be automatically extended to 9/30 or sale of collateral will commence.

Trigeant, Ltd.	31-May	Decision to pursue remedies, restructure or forbear pending meeting of May 18.

Wings Venture	20-May	Expect to restructure lease to increase rent from $100,000 per month to $150,000 per month and extend term

Great Dane Airlines 0040541-001	28-May	Expect to lease Lear 35A S/N 237 to Hansen Perero Aviation, LLC.Rent $14,000 monthly advance, 48 month term, FMV purchase/ renewal or return at end of term. Current NAV $2,535,674

Global Air Charter 0042045-001	28-May	$131,000 Will be payable for contracted upgrade work for Lear 35A S/N 472. Current NAV $2,590.333.

Transamerica 0027474-001	28-May	Agreement in place to sell the 113 trailers remaining in inventory. Net sale proceeds of $90,720 is slightly in excess of NAV

Dan River Textile Equipment 0034752-001-008	28-May

Conducting sealed bid sale of textile equipment being rejected in Bankruptcy. Current NAV $4.2 Million less specific reserve of $3.0 Million = $1.2 Million exposure Bids in excess of $1.2 Million are anticipated.

US Steel 0035204-003	28-May	Selling Cat D7R Tractor, NAV $40,968. Net sale price $58,500 plus deferred maintenance of approx. $16,000.

American Standard (Trane) 0031203-046	28-May	Selling (1) Haas HS-1RP Hor. Machining Center, NAV $6,384.02. Net sale price $16,500. This schedule is in partnership with Mitsui Leasing (50% each). These figures represent BCC’s 50% portion.

CSU Transport 0039171-003	28-May	May sell 2 Spectec tipper trailers. Anticipated net sale proceeds $20,000. Total NAV $13,297

CSU Transport 0039171-023	28-May	May sell 1995 Peterbilt tractor. Anticipated net sale price $10,000. Current NAV 0.

Embry Riddle Aeronautical 0037559-001		Upgrades to aircraft for re-lease to customer $31,250. Cost to be capitalized into the NAV.

Quest II 0032717-004		Upgrades to aircraft for re-lease to customer $195,000. Cost to be capitalized into the NAV.

Worldwide Containers - All IERs	28-May	Customer indicated intent to prepay in accordance with lease due to our plan to sell the portfolio.

Fancia Investments - All IERs	28-May	Sister company of Worldwide. Has asked permission to prepay on same basis for same reason.

SCHEDULE 9

INDEMNIFICATION

9.1           Indemnification by Sellers.

(a)           After the Initial Closing Date, and subject to the limitations set forth herein, Sellers jointly and severally agree to indemnify, defend and hold harmless each Buyer Group Member from and against any and all Indemnifiable Losses incurred by such Buyer Group Member in connection with or arising from:  (i) any breach of any warranty or the inaccuracy of any representation of Sellers contained in this Agreement (other than a warranty or representation in Section 3.1(e)(iii) or Section 3.1(e)(vii)), the Seller Transaction Documents or any certificate delivered by or on behalf of Sellers pursuant hereto, (ii) any breach by Sellers of, or failure by Sellers to perform, any of its covenants or obligations contained in this Agreement other than under Section 9.1(a)(iii)) or any Seller Transaction Document, including the failure to pay any Excluded Liability, and (iii) (A) a breach of the representation of Sellers set forth in Section 3.1(e)(iii), (B) any determination that, for U.S. federal Income Tax purposes, a portion of any of the federal Income Tax attributes of ownership of a Asset must be allocated to any of the Sellers for any period or portion of a period beginning on or after the applicable Closing Date with respect to such Asset as a result of a determination by the IRS that Buyer and Sellers have formed a partnership for federal Income Tax purposes as a result of this Agreement or the transactions effected hereby (provided, however, this clause (B) of this Section 9.1(a)(iii) shall not impose any obligation as a result of any entity identified on Schedule 9.1(a)(iii)(B) being treated as a partnership), (C) any liability for sales, use or other similar Taxes assessed in respect of any Purchased Portfolio Asset after the Closing Date to the extent such Taxes were erroneously paid at the inception of such Purchased Portfolio Asset, (D) any and all sales, use or other similar Taxes required to be collected by Buyer in respect of any Purchased Portfolio Asset during the first six (6) months following the applicable Closing Date if (1) Taxes of such type were not being collected before the applicable Closing by any Seller with respect to such Purchased Portfolio Asset, (2) exemption from collection of Taxes of such type was dependent upon receipt by a Seller of a properly executed exemption certificate, and (3) such exemption is not in fact available as of the applicable Closing Date by reason of the failure of a Seller to have received such a properly executed exemption certificate, (E) any Business Asset Permitted Encumbrance, (F) any Portfolio Asset Permitted Encumbrance which resulted from (1) any act (or omission to act) of, or any claim against, any Seller or (2) any Tax owed by any Seller, except for any Tax required to be paid by any applicable Obligor under the CFS Portfolio Financing and Lease Asset to which such Portfolio Asset Permitted Encumbrance pertains, and (G) any breach or inaccuracy of the representations and warranties of Sellers set forth in Section 3.2(s).  For purposes of clause (i) of this Section 9.1(a), a breach of such representation or warranty shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect, knowledge or Knowledge of Sellers in any such representation or warranty, it being the intention of the parties hereto that the Buyer Group Members shall be indemnified and held harmless from and against any and all Indemnifiable Losses incurred by any of them in connection with or arising from the failure of any such representation or warranty to be true, correct and complete in any respect, determined in each

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case without regard to any qualification as to materiality, Material Adverse Effect, knowledge or Knowledge of Sellers in any such representation or warranty.

(b)           Each Buyer Group Member entitled to indemnification for any Indemnifiable Losses suffered or incurred by such Buyer Group Member in connection with or arising from a breach of any representation or warranty in Sections 3.1(b)(i), 3.1(b)(ii), 3.1(b)(iii)(A), 3.1(e), 3.1(o) and 3.3(e) shall be entitled to such indemnification for the full amount of such Indemnifiable Losses regardless of the amount of such Indemnifiable Losses.  The indemnification provided for in Section 9.1(a)(i) in connection with or arising from a breach of any representation or warranty in Sections 3.1(b)(i), 3.1(b)(ii), 3.1(b)(iii)(A), 3.1(e), 3.1(o) and 3.3(e)  shall survive until ninety (90) days after expiration of the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof (and no claims shall be made by any Buyer Group Member under Section 9.1(a)(i) thereafter for any such breach).

(c)           Sellers shall be liable pursuant to Section 9.1(a)(i) with respect to breaches of Sellers’ representations or warranties set forth in Section 3.2(a) only to the extent that (i) the aggregate amount of Indemnifiable Losses suffered by Buyer Group Members related to each individual claim or series of related individual claims exceeds $20,000, of which the full amount shall then be indemnifiable hereunder (subject to the immediately succeeding clause (ii)) and shall be recorded against the $1,500,000 amount specified in the immediately succeeding clause (ii), and (ii) the aggregate amount of such Indemnifiable Losses suffered by Buyer Group Members exceeds $1,500,000, and then Sellers shall be liable with respect to all such claims in excess of such $1,500,000; provided, however, that the aggregate amount required to be paid with respect to such breaches of Sellers’ representations or warranties set forth in Section 3.2(a) shall not exceed $750,000,000.  The indemnification provided for in Section 9.1(a)(i) in connection with or arising from a breach of any representation or warranty in Section 3.2(a)  shall survive until five (5) yearsafter the Final Closing Date (and no claims shall be made by any Buyer Group Member under Section 9.1(a)(i) thereafter for any such breach).

(d)           Sellers shall be liable pursuant to Section 9.1(a)(i) with respect to breaches of Sellers’ representations or warranties set forth in Sections 3.2 (other than 3.2(a) and 3.2(p)) and 3.3 (other than 3.3(e)) only to the extent that (i) the aggregate amount of Indemnifiable Losses suffered by Buyer Group Members related to each individual claim or series of related individual claims exceeds $20,000, of which the full amount shall then be indemnifiable hereunder (subject to the immediately succeeding clause (ii)) and shall be recorded against the $4,000,000 amount specified in the immediately succeeding clause (ii), and (ii) the aggregate amount of such Indemnifiable Losses suffered by Buyer Group Members exceeds $4,000,000, and then with respect to all such claims in excess of such $4,000,000; provided, however, that the aggregate amount required to be paid with respect to such breaches of Sellers’ representations or warranties set forth in Section 3.2 (other than 3.2(a) and 3.2(p) and 3.3 (other than 3.3(e)) in the aggregate with all other breaches of Sellers’ representations or warranties referenced in Sections 9.1(e) and (f), shall not exceed $350,000,000.  The indemnification provided for in Section 9.1(a)(i) in connection with or arising from a breach of any representation or warranty in Sections 3.2 (other than 3.2(a) and 3.2(p)) and 3.3 (other than 3.3(e)) shall survive until five (5) years after the Final Closing Date (and no claims shall be made by any Buyer Group Member under Section 9.1(a)(i) thereafter for any such breach).

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(e)           Sellers shall be liable pursuant to Section 9.1(a)(i) with respect to breaches of Sellers’ representations or warranties set forth in Sections 3.1(b)(iii)(B) and 3.1(j)(i)-(vi) only to the extent that (i) the aggregate amount of Indemnifiable Losses suffered by Buyer Group Members related to each individual claim or series of related individual claims exceeds $20,000, of which the full amount shall then be indemnifiable hereunder (subject to the immediately succeeding clause (ii)) and shall be recorded against the $12,000,000 amount specified in the immediately succeeding clause (ii), and (ii) the aggregate amount of all Indemnifiable Losses suffered by Buyer Group Members and referenced in this Section 9.1(e) or in Sections 9.1(b), (c), (d) or (f)) exceeds $12,000,000, and then with respect to all such claims in excess of such $12,000,000; provided, however, that the aggregate amount required to be paid by Sellers pursuant to Section 9.1(a)(i) with respect to breaches of Sellers’ representations or warranties set forth in Sections 3.1(b)(iii)(B) and 3.1(j)(i)-(vi), in the aggregate with all other Indemnifiable Losses referenced in Section 9.1(d) and (f) for which amounts are required to be paid under Section 9.1(a)(i), shall not exceed $350,000,000.  The indemnification provided for in Section 9.1(a)(i) in connection with or arising from a breach of any representation or warranty in Sections 3.1(b)(iii)(B) and 3.1(j)(i)-(vi) shall survive until five (5) years after the Final Closing Date (and no claims shall be made by any Buyer Group Member under Section 9.1(a)(i) thereafter for any such breach).

(f)            Sellers shall be liable pursuant to Section 9.1(a)(i) with respect to breaches of Sellers’ representations or warranties set forth in Section 3.2(p) and Sellers’ representations and warranties not otherwise referenced in Sections 9.1(b) through (e) only to the extent that (i) the aggregate amount of Indemnifiable Losses suffered by Buyer Group Members related to each individual claim or series of related individual claims exceeds $20,000, of which the full amount shall be indemnifiable hereunder (subject to the immediately succeeding clause (ii)) and shall be recorded against the $12,000,000 amount specified in the immediately succeeding clause (ii), and (ii) the aggregate amount of all Indemnifiable Losses suffered by Buyer Group Members and referenced in this Section 9.1(f) or in Sections 9.1 (b), (c), (d) or (e)) exceeds $12,000,000, and then with respect to all such claims in excess of such $12,000,000; provided, however, that the aggregate amount required to be paid by Sellers pursuant to Section 9.1(a)(i) with respect to breaches of Sellers’ representations or warranties set forth in Section 3.2(p) and Sellers’ representations and warranties not otherwise referenced in Sections 9.1(b) through (e), in the aggregate with all other Indemnifiable Losses referenced in Sections 9.1(d) and (e) for which amounts are required to be paid under Section 9.1(a)(i), shall not exceed $350,000,000.  The indemnification provided for in Section 9.1(a)(i) in connection with or arising from a breach of any representation or warranty in Section 3.2(p) shall survive until three (3) yearsafter the Final Closing Date (and no claims shall be made by any Buyer Group Member under Section 9.1(a)(i) thereafter for any such breach).  The indemnification provided for in Section 9.1(a)(i) in connection with or arising from a breach of any representation or warranty not otherwise referenced in Sections 9.1(b) through (e) (other than Section 3.2(p)) shall survive until eighteen (18) months after the Final Closing Date (and no claims shall be made by any Buyer Group Member under Section 9.1(a)(i) thereafter for any such breach).

(g)           Notwithstanding the provisions of Sections 9.1(a)-(f) above, if Buyer does not elect to refuse an equitable assignment or to cause an Unwind of Equitable Assignment as provided in Section 5.2(d), then no Buyer Group Member shall be entitled to indemnification for

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any Indemnifiable Losses arising under or relating to any claim by an Obligor with respect to a lack of a Required Consent to such equitable assignment.

9.2           Indemnification by Buyer.

(a)           After the Initial Closing Date, and subject to the limitations set forth herein, Buyer agrees to indemnify, defend and hold harmless each Sellers Group Member from and against any and all Indemnifiable Losses incurred by such Sellers Group Member in connection with or arising from:  (i) any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement, the Buyer Transaction Documents or in any certificate delivered by or on behalf of Buyer pursuant hereto, (ii) any breach by Buyer of, or failure by Buyer to perform, any of its covenants and obligations contained in this Agreement or any Buyer Transaction Document, and (iii) Buyer’s agreement to assume and satisfy the Assumed Liabilities under Section 1.2 of this Agreement.  For purposes of clause (i) of this Section 9.2(a), a breach of such representation or warranty shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, material adverse effect or knowledge in any such representation or warranty, it being the intention of the parties hereto that the Sellers Group Members shall be indemnified and held harmless from and against any and all Indemnifiable Losses incurred by any of them in connection with or arising from the failure of any such representation or warranty to be true, correct and complete in any respect, determined in each case without regard to any qualification as to materiality, material adverse effect or knowledge of Sellers in any such representation or warranty.

(b)           The indemnification provided for in Section 9.2(a)(i) shall terminate eighteen (18) months after the FinalClosing Date (and no claims shall be made by any Sellers Group Member under Section 9.2(a)(i) thereafter).

9.3           Notice of Claims.

(a)           Any Buyer Group Member or Sellers Group Member seeking indemnification hereunder (the “Indemnified Party”) shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that the failure of any Indemnified Party to give the Claim Notice promptly as required by this Section 9.3(a) shall not affect such Indemnified Party’s rights under this Section 9 except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.  The delivery of a Claim Notice within the time limitations set forth in Schedule 9 shall cause the claims subject to such Claim Notice to survive the expiration of the applicable survival periods.

(b)           In calculating any Indemnifiable Losses (i) there shall be deducted any insurance benefits and proceeds actually received net of any amount that must be reimbursed,

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charged back, or that otherwise is not permanently received for the benefit of the Indemnified Party as a result of any self-insurance, retention, deductible or otherwise (collectively, “Insurance Benefits”) in respect thereof (and no right of subrogation shall accrue hereunder to any insurer); (ii) there shall be deducted any indemnification, contribution or other similar payment actually recovered by the Indemnified Party from any third party (including a lessee) with respect thereto; and (iii) other than in connection with a Tax Claim, any Tax benefit (including, without limitation, any benefit attributable to a decrease in income, increase in deduction or credit, increase in basis, or refund) or Tax cost actually realized by the Indemnified Party as a result of such Indemnifiable Losses or the receipt of indemnity payments hereunder shall not be taken into account in calculating the amount of any indemnification required of the Sellers hereunder.  Except for Expenses incurred by the Indemnified Party in connection with an Income Tax audit and in connection with a Tax Contest conducted in accordance with Section 9.4(c) hereof, indemnification required with respect to a Tax Claim shall be limited by the following provisions of this Section 9.3(b).

(1)           Indemnification pursuant to Section 9.1(a)(iii)(A) shall be limited to the net increase in Income Tax liability actually incurred by the Buyer by reason of the loss of depreciation, cost recovery or amortization allowances or the change in the accrual of income, in each case resulting from the breach of Section 3.1(e)(iii) with respect to which indemnification pursuant to Section 9.1(a)(iii)(A) is so required.  Such net increase in Income Tax liability shall be determined for each relevant taxable year taking into account correlative adjustments for such year and will be payable periodically only if, as and when such net increase is actually incurred.  The indemnification so required shall be reduced by any reduction in such net increase in Income Tax liability if, as and when incurred by the Buyer as so determined, either by reduction of payments in respect of such indemnification requirement otherwise due from Sellers or, if no such payment is due, by way of reimbursement to Sellers.

(2)           Indemnification required pursuant to Section 9.1(a)(iii)(B) shall be limited to the net decrease in actual Income Tax liability realized by the Sellers, taken as a whole, by reason of allocations to Sellers of tax items as a result of a determination described in Section 9.1(a)(iii)(B).  Such net decrease in Income Tax liability shall be determined for each relevant taxable year taking into account correlative adjustments for such year and will be payable periodically only if, as and when such net reduction is actually realized by the Sellers.  The indemnification required pursuant to Section 9.1(a)(iii)(B) shall be reduced by any reduction in such net decrease in Income Tax liability if, as and when realized by the Sellers as so determined, either by reduction of payments in respect of such indemnification otherwise due from Sellers or, if no such payment is due, by way of reimbursement to Sellers.

(3)           For purposes of determining the amount of any indemnification pursuant to a Tax Claim, (i) for purposes of indemnification pursuant to Section 9.1(a)(iii)(A), the actual Income Tax liability incurred by the Buyer for each relevant taxable year shall be compared with the Income Tax liability that the Buyer would have incurred determined by assuming the breach of Section 3.1(e)(iii) had not taken place; (ii) for purposes of indemnification pursuant to Section 9.1(a)(iii)(B), the actual Income Tax liability incurred by the Sellers for each relevant taxable year and shall be compared with the Income Tax liability that the Sellers would have incurred determined by assuming the allocations required pursuant to a determination described in Section 9.1(a)(iii)(B) were not made; (iii) the Buyer or the Sellers, as

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the case may be, shall be deemed to have “actually incurred” or “actually realized” an increase or decrease in Income Tax liability to the extent that, and at such time or times as, the amount of Income Taxes payable by such Person or Persons are increased or decreased or reduced (including in connection with the resolution of an Income Tax audit, examination or contest); (iv) determination of the amount of any such increase or decrease in Income Tax liability shall be based on the Tax Returns filed by the Buyer or the Sellers, as the case may be, subject to any subsequent adjustments to those Tax Returns (provided that nothing herein shall give any Person the right to obtain or review such Tax Returns, and provided further that Buyer and each Seller agree to provide as part of any Tax Claim or determination of any limitation of a Tax Claim pursuant to Section 9.1(a)(iii), a worksheet summary of the relevant information from such Tax Returns, certified by an authorized officer as correctly reflecting such Tax Returns); (v) upon written request of the Sellers or the Buyer, respectively, the other shall provide appropriate support for its calculation of an increase, decrease, net increase, or net decrease in Income Tax liability or reduction thereof in accordance herewith; (vi) the Buyer or the Sellers, as the case may be, may, at its or their sole cost and expense and at its or their discretion require the other to provide support for its or their calculation of its or their increase, decrease, net increase or net decrease in Income Tax liability or reduction thereof in the form of a certificate of a nationally recognized accounting firm attesting to the accuracy of the calculation (which accounting firm shall be selected by the party that so bears the cost and expense of obtaining such a certificate and be reasonably acceptable to the other party, who shall be entitled to object on the ground that the selected firm is either party’s auditor); (vii) the tax liability of Sellers and Buyer shall be determined by reference to the affiliated group of corporations of which each of the Seller and Buyer, respectively is or shall become a member if consolidated returns shall be filed for such affiliated group for U.S. federal income tax purposes; and (viii) the state and local income tax consequences to Buyer and Sellers of the event giving rise to a Tax Claim pursuant to Section 9.1(a)(iii)(A) and (B) shall be determined by assuming that such consequences are identical to the U.S. federal income tax consequences for such Person, but with a state and local income tax rate (before giving effect to the U.S. federal income tax consequences of the payment of such taxes, which shall be deemed for purposes of calculations pursuant to this Section 9.3(b) to have been made) for Sellers of 2.0 percent and for Buyer of 7.0 percent.

(4)           In the event that (i) Buyer makes a Tax Claim for indemnification pursuant to Section 9.1(a)(iii)(B), or (ii) Buyer notifies the Sellers that the IRS has given written notice to Buyer that it has made the determination described in Section 9.1(a)(iii)(B), or (iii) the IRS gives written notice to any of the Sellers that it has made the determination described in Section 9.1(a)(iii)(B) (in which case Sellers will promptly notify Buyers in writing within a reasonable time period), then at the request of Buyer, Sellers promptly will take reasonable actions to claim any federal income Tax benefits reasonably available to Sellers as a consequence of such determination, provided, unless the IRS has issued a final partnership administrative adjustment that is binding upon Sellers, that Sellers shall have received an opinion reasonably acceptable to Sellers of tax counsel reasonably acceptable to Seller selected by Buyer to the effect that there is a reasonable basis for claiming such Income Tax benefits (and in the case of an appeal from an adverse determination, an opinion from such counsel to the effect that there is substantial authority for believing such adverse determination will be reversed or substantially modified upon appeal in a manner that would allow the Sellers to obtain such Income Tax benefits) and the Sellers shall seek such Income Tax benefits in the forum and in the manner of Sellers’ choosing considering, however, in good faith such request as the Buyer shall

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make concerning the most appropriate forum in which to proceed and as to other matters related to such claim for Income Tax benefits.  Notwithstanding anything hereunder to the contrary, but subject to Sellers’ obligation set forth in the following sentence to treat certain foregone Income Tax benefits and detriments as actually realized by Sellers, Sellers shall have full control over any such action and shall determine, in their sole discretion, the nature of all actions to be taken in connection with any claim for such Income Tax benefits, including whether to pursue or forego any administrative proceedings, provided, however, that the Sellers’ counsel shall consult in good faith with the Buyer’s counsel in the action seeking such Income Tax benefits and shall keep counsel reasonably informed regarding such proceedings.  Nothing contained herein shall require the Sellers to take any position on their Tax Returns or filings or to take any other action or continue any such actions or proceedings in order to obtain any Income Tax benefits, and Sellers may cease to seek any such Income Tax benefits that it would otherwise be required to seek hereunder had this and the preceding sentence not been included in this Agreement, if, in each case, the Sellers treat any such foregone Income Tax benefits (as reduced by any correlative Income Tax detriments) that would have resulted from claiming such Income Tax benefits for all purposes of this Section 9.3(b) as an amount that was obtained by Sellers.  Sellers shall not be required to pursue any appeal to the United States Supreme Court.

9.4           Third Person Claims.

(a)           In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must notify the Indemnitor in writing, and in reasonable detail, of the third Person claim promptly after receipt by such Indemnified Party of written notice of the third Person claim.  Thereafter, the Indemnified Party shall deliver to the Indemnitor, within five (5) calendar days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim.  Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within five (5) calendar days after receipt thereof and shall deliver to the Indemnitor within five (5) calendar days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim (or in each case such earlier time as may be necessary to enable the Indemnitor to respond to the court proceedings on a timely basis).  The failure of any Indemnified Party to give notice or copies as required by this Section 9.4(a) shall not affect such Indemnified Party’s rights under this Section 9 except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnitor.

(b)           Subject to Section 9.4(d)(i) in the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the sole and absolute right after the receipt of notice and written acknowledgement to the Indemnified Party of the Indemnitor’s obligations to indemnify, defend and hold harmless the Indemnified Party pursuant to Section 9.1(a) with respect to any and all Indemnifiable Losses incurred by the Indemnified Party arising from any such proceeding, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in

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any such proceeding with counsel of its choice and at its expense.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.  Such cooperation shall include the retention and the provision of records and information which is reasonably relevant to such third Person claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding.  Neither the Indemnitor nor the Indemnified Party may settle any such proceeding if such settlement obligates the other party to pay money, to perform obligations or to admit liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnitor agrees in writing to pay any amounts payable pursuant to such settlement and such settlement includes an unconditional release of the Indemnified Party.

(c)           Notwithstanding anything in this Agreement to the contrary, the following provisions shall control the conduct of any contest relating to a Tax Claim (a “Tax Contest”).  If an adjustment shall be proposed by the IRS in a notice of proposed adjustment that, if sustained, would result in a Tax Claim for which the Sellers could be required to indemnify the Buyer under this Agreement, the Buyer agrees promptly to notify the Sellers in writing of such proposed adjustment; provided, however, that the failure of Buyer to give the notice promptly as required by this Section 9.4(c) shall not affect the Buyer’s rights under this Section 9 except to the extent such failure is actually prejudicial to the rights and obligations of the Sellers.  If, (i) within 30 days after receipt of such notice the Sellers shall request that the Buyer contest such proposed adjustment and (ii) the Sellers shall have received at their cost an opinion reasonably acceptable to the Buyer of tax counsel reasonably acceptable to the Buyer, to the effect that there is a reasonable basis for contesting the proposed adjustment (and, in the case of an appeal from an adverse determination, an opinion from such counsel, to the effect that there is substantial authority for believing that such adverse determination will be reversed or substantially modified upon appeal in a manner favorable to the taxpayer) the Buyer shall contest such proposed adjustment in the forum of the Buyer’s choosing, considering, however, in good faith such requests as the Sellers shall make concerning the most appropriate forum in which to proceed and other matters related to such contest.  Notwithstanding anything herein to the contrary:

(1)           The Buyer shall have full control over any Tax Contest and shall determine in its sole discretion the nature of all actions to be taken in connection with any such Tax Contest, including the right to pursue or forego any administrative proceedings; provided, however, that, the Buyer’s counsel shall consult in good faith with the Sellers’ counsel in the contest of any claim and shall keep such counsel reasonably informed regarding such Tax Contest.

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(2)           The Buyer shall not be required to pursue any Tax Contest not involving a Tax Claim under clause (B) of Section 9.1(a)(iii) unless (x) the Sellers shall have agreed in writing to pay and shall pay the Buyer on demand all reasonable costs and expenses that the Buyer shall incur in connection with contesting such proposed adjustment, including, without limitation, reasonable attorneys’, accountants’ and investigatory fees and disbursements (but only until such time, if any, that the Buyer receives a written request from the Sellers to discontinue the Tax Contest of such proposed adjustment), (y) the proposed adjustment could result in a payment by the Sellers, taking into account the amount of all similar and logically related adjustments with respect to the transactions contemplated by this Agreement that could be raised in an audit of any other taxable year of the Buyer (including any future taxable year) not barred by the statute of limitations under section 6501(a) of the Code, plus any interest, penalties and additions to tax that could be imposed with respect to all such adjustments, of at least $125,000, and (z) if the Buyer shall determine to pay the tax proposed and sue for a refund, the Sellers shall advance to the Buyer on an interest free basis and with no additional net after-tax cost to the Buyer sufficient funds to pay the tax and interest, penalties and additions to tax payable with respect thereto.  Nothing contained in this subsection (ii) shall require (i) the Buyer to contest a proposed adjustment that it would otherwise be required to contest if the Buyer (A) waives the payment by the Sellers of any amount that might otherwise be payable by the Sellers under this Agreement by way of indemnity in respect of such proposed adjustment and (B) pays to the Sellers any amount of taxes, interest, penalties and additions to tax previously paid or advanced by the Sellers pursuant to this Agreement with respect to such proposed adjustment, or (ii) the Buyer to pursue any appeal to the United States Supreme Court.

(d)

(i)            (Notwithstanding anything in this Agreement to the contrary, Buyer shall have the sole right, with counsel reasonably acceptable to Sellers, to defend any claim that is a Non-Assumable Claim and that is indemnifiable pursuant to Section 9.1, and Sellers shall not be entitled to assume the defense thereof.  With respect to any Non-Assumable Claim that Buyer is defending, Sellers shall be permitted to participate at their own expense in the defense of such Non-Assumable Claim but shall not be entitled to assume the defense thereof.  Except as otherwise provided in Section 9.4(d)(iii), Sellers, on the one hand, and Buyer, on the other hand, shall each bear fifty percent (50%) of the Expenses incurred by Buyer in defending any Non-Assumable Claim.

(ii)           Buyer shall conduct the defense of all Non-Assumable Claims diligently and in good faith, shall keep Sellers timely apprised of the status of all Non-Assumable Claims, and shall notify Sellers promptly of any material developments relating to any Non-Assumable Claim.  Without limiting the foregoing, no more frequently than once a fiscal quarter, Buyer shall provide Sellers with a written report

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summarizing in reasonable detail the status of any pending Non-Assumable Claims (including a summary of any material settlement discussions).

(iii)          Buyer shall consult with Sellers prior to proffering any offer of compromise to a third party claimant in respect of a Non-Assumable Claim for which Sellers have acknowledged sole liability to Buyer.  Notwithstanding the foregoing, in the event (A) Buyer proffers any offer of compromise to a third Person claimant in respect of a Non-Assumable Claim for which Sellers have acknowledged sole liability to Buyer and Sellers have not approved such offer in writing, or (B) Buyer settles or compromises a Non-Assumable Claim for which Sellers have acknowledged sole liability to Buyer and Sellers have not approved such settlement or compromise in writing, Sellers shall not be bound, in each case, by any prior acknowledgement of liability to Buyer in respect of such Non-Assumable Claim or the amount of the resultant Indemnifiable Loss, and Sellers shall be deemed to have reserved all of their rights to contest their liability with respect to such Non-Assumable Claim (including the reasonableness of any such settlement).

(iv)          Upon the receipt by Buyer of a written offer of compromise relating to a Non-Assumable Claim that includes an unconditional release of each Buyer Group Member and requires only (A) the payment of money for which Sellers have sole liability (a “Monetary Settlement”) or (B) a Monetary Settlement and (1) action by Sellers or any of their Affiliates or (2) action by Buyer that, in Buyer’s judgment, does not adversely impact the ongoing business of Buyer or any of its Affiliates and does not require any admission of liability or wrongdoing on the part of Buyer or its Affiliates (collectively, a “Non-Assumable Claim Offer”), Buyer shall promptly inform Sellers of such Non-Assumable Claim Offer, together with a description of the material terms thereof.  Sellers shall have the right to terminate their liability for all Indemnifiable Losses in respect of any Non-Assumable Claim that is the subject of such a Non-Assumable Claim Offer upon Sellers’ irrevocable agreement to pay the amount contained in such Non-Assumable Claim Offer and to take any action require to be taken by Sellers or any of their Affiliates by the terms of such Non-Assumable Claim Offer.  Upon receipt by Buyer of (x) the amount contained in such Non-Assumable Claim Offer and payment by Sellers of all other Indemnifiable Losses suffered or incurred by any Buyer Group Member in respect of such Non-Assumable Claim, and (y) an executed agreement of Sellers and the third Person claimant agreeing to the non-cash terms of such Non-Assumable Claim Offer including an unconditional release of each Buyer Group Member, Sellers shall have no further liability to any Buyer Group Member in respect of such Non-Assumable Claim.

(v)           At any time during the defense by Buyer of a Non- Assumable Claim, Sellers shall have the right to require Buyer (A) to proffer to any third Person claimant under such Non-Assumable Claim a Non-Assumable Claim Offer, and (B) if such Non-Assumable Claim Offer is accepted by such third Person claimant, to settle such Non-Assumable Claim on the terms of such Non-Assumable Claim Offer and in accordance with the last sentence of clause (iv) above.

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9.5           Limitations.

(a)           Any indemnity payment hereunder shall be treated for Tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper or permissible under relevant Tax Law, including court decisions, statutes, regulations and administrative promulgations.  Buyer shall prepare any amended Form 8594 that is required as a result of such treatment and shall deliver a copy of such form to Sellers no later than thirty (30) days before the due date of their Tax Returns for the relevant taxable years.

(b)           Except for remedies that cannot be waived as a matter of Law and injunctive and provisional relief, and claims for Indemnifiable Losses or contribution arising under any Environmental Law, if the Initial Closing occurs, this Section 9 (and the provisions of Sections 6.1 and 6.2 with respect to the matters covered therein) shall be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Assets contemplated hereby.

(c)           No party hereto shall have any liability for any incidental, special, exemplary, multiple, punitive or consequential damages (including loss of profit or revenue) or any equitable equivalent thereof or substitute therefore suffered or incurred by any Buyer Group Member or Sellers Group Member, as the case may be; provided, however, that all such damages asserted by a third Person against an Indemnified Party shall be Liabilities subject to indemnification by the Indemnitor hereunder.

9.6           Mitigation.  Each of the parties agrees to take all reasonable steps to mitigate their respective Indemnifiable Losses in accordance with applicable Law.

9.7           Subrogation.  Upon making any payment to the Indemnified Party for any indemnification claim pursuant to this Section 9, the Indemnitor shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any third-parties with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall assign any such rights to the Indemnitor; provided, that the Indemnitor shall not be subrogated as to rights against an Obligor unless the Obligor has satisfied all of its obligations under its applicable Portfolio Assets.

9.8           No Offset.  The obligations hereunder of Sellers, on the one hand, and Buyer, on the other hand, are independent of the obligations of the other hereunder and shall not be subject to any right of offset, counterclaim or deduction.

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SCHEDULE 9.1(a)(iii)(B)

List of Entities treated as Partnerships for federal Income Tax purposes

	FEIN	ACRO- NYM	PARTNERS (Tax Matters Partner)					TOTAL
MDFC/Mitsui Leasing Partnership			BCC-ELC	Mitsui

	33-0695795	MCE	50.0%	50.00%				100%

Deep Sea Investors, L.L.C.			BCC-ELC	GATN	Heller

	13-3860286	R&B	34.03%	44.70%	21.27%			100%

Corporate Aircraft 1997- 1, LLC			BCC-ELC	GECC

	06-1499111	GE2	95.0%	5.00%				100%

Cleveland Steel Facility, LLC			BCC-ELC	Heller	Transam.

	33-0838502	LTV	40.0%	40.00%	20.0%			100%

Petrobras XXXIV Trust LLT			BCC-ELC	FPSO	CIT Group	GECC	Transam.

	52-7017915	PET	37.82100%	18.91%	11.34630%	22.46700%	9.45520%	100%

Portland Tube Facility, LLC			BCC-ELC	(GECC) Heller	The CIT Group

	95-4801301	WTC	50.0%	23.00%	27.0%			100%

Cylinder Head Line (Title owned by BCC-ELC)			BCC-ELC	UPS	Transamerica

	61-1431776	CYL	47.68%	38.05%	14.27%			100.0%

BCC-ELC owns 100% membership interests in the following LLCs, Since these are single member LLCs they are disregarded for income tax purposes:

Assembly and Test Line, LLC	ATL	100.00%
Crankcase Finishing End Line, LLC	CFL	100.00%

SCHEDULE 10

SPECIAL WARRANTY

10.1         CFS Portfolio Loss Warranty.  Sellers acknowledge that a material inducement in Buyer’s decision to enter into this Agreement and to purchase the Assets from Sellers is Sellers’ agreement to provide the special warranty provided for in this Schedule 10.  In furtherance of the foregoing, Sellers hereby jointly and severally agree to make payments in accordance with this Section 10 in the event of a Cumulative Net Loss (the “Portfolio Performance Warranty”), such payments to commence starting with the first calendar quarter following the calendar quarter during which Sellers stop providing any services pursuant to the Transition Services Agreement.  As the sole and exclusive remedy for Sellers’ breach of the Portfolio Performance Warranty, Sellers shall pay to Buyer for each calendar quarter an amount necessary (the “Tentative Portfolio Performance Warranty Payment”) to cause the aggregate amount of all Tentative Portfolio Performance Warranty Payments to equal the Tentative Portfolio Performance Warranty Amount.

10.2         Tentative Portfolio Performance Warranty Amount; Payment Procedures.

(a)           “Tentative Portfolio Performance Warranty Amount” shall mean an amount equal to the sum of: (i) Eighty percent (80%) of any Quarterly Net Loss to the extent that such Quarterly Net Loss results in or increases the Cumulative Net Loss, but does not cause the Cumulative Net Loss to exceed $150,000,000; plus (ii) One hundred percent (100%) of any Quarterly Net Loss to the extent such Quarterly Net Loss causes the Cumulative Net Loss to increase above $150,000,000, but not above $275,000,000.  Notwithstanding any provision contained in this Agreement to the contrary, none of Sellers will be required to pay any Tentative Portfolio Performance Warranty Amount attributable to Cumulative Net Loss in excess of $275,000,000.

(b)           If as of the end of any one or more calendar quarters there shall have occurred both a Quarterly Net Loss and a Quarterly Net Gain, then the Tentative Portfolio Performance Warranty Amount shall be recalculated as of the end of each such quarter, and Buyer shall promptly refund (the “Tentative Portfolio Performance Warranty Payment Refund”) to Sellers any excess of the aggregate amount of Tentative Portfolio Performance Warranty Payments made by Sellers over the Tentative Portfolio Performance Warranty Amount as so recalculated; provided, however, in no event shall the sum of all amounts so refunded by Buyer exceed the sum of all Tentative Portfolio Performance Warranty Payments previously received by Buyer under this Section 10.

(c)           Payment of the Tentative Portfolio Performance Warranty Payment by Sellers and the Tentative Portfolio Performance Warranty Payment Refund by Buyer shall be based upon the information provided to Sellers in the Gain/Loss Statement provided pursuant to Section 1.9, and Sellers shall have the same review period and opportunity to provide a Notice of Disputed Amount (if any) and a Notice of Disputed Gain or Loss (if any) as provided in Section 1.9.  Sellers or Buyer (as the case may be) shall pay all amounts not pertaining to any Disputed Amount or Disputed Gain or Loss within seven (7) Business Days following the thirty (30) day review period.  To the extent that there are Disputed Amounts or Disputed Gain or

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Loss, the resolution of such disputes shall be resolved using the procedures set forth in Section 1.9.

10.3         Final Calculation and Payment.  The final calculation of Tentative Portfolio Performance Warranty Amount (if any) and Tentative Portfolio Performance Warranty Amount Refund (if any) and payment, if any, in connection therewith shall be made for the calendar quarter following the calendar quarter in which the last Specified Portfolio Asset is disposed of.

10.4         No Duplicative Warranty Payments.  Notwithstanding any provisions in this Agreement to the contrary, no Tentative Portfolio Performance Warranty Payment made by Sellers pursuant to this Schedule 10 shall be duplicative of any indemnification payments made by Sellers pursuant to the provisions of Schedule 9.

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Schedule 13.1

Business Asset Permitted Encumbrances

None.

Schedule 13.2

Designated Energy Financing and Lease Assets

Lease Schedule	Customer	NAV ($) 4/30/2004
10112001001	BRASPETRO OIL SERVICES CO.	$28,906,721
0035659-001	BRASPETRO OIL SERVICES CO.	37,220,178
0035659-002	BRASPETRO OIL SERVICES CO.	9,585,502
0035459-001	PRIDE AMETHYST LIMITED	19,581,564
	Total	95,293,964

EXHIBIT A

ACCOUNTING PRINCIPLES

The following accounting principles (including accounting methods, practices and procedures) shall be used for purposes of preparing the Adjusted Book Value of the Assets, the Draft Closing Book Value of the Assets Statement and the Final Closing Book Value of the Assets Statement.

If the accounting principles (including accounting methods, practices and procedures) set forth herein do not specifically address a particular matter necessary to prepare Adjusted Book Value of the Assets, the Draft Closing Book Value of the Assets Statements or the Final Closing Book Value of the Assets Statement, then they shall be supplemented in accordance with GAAP, applied consistently with the past practices and procedures of Boeing Capital as set forth in the Financial Statements.

The Final Closing Book Value of the Assets Statement shall (i) reflect all Assumed Liabilities assumed by Buyer and all Specified Financing and Lease Assets, Equity Assets, Assets Held For Sale or Lease transferred to Buyer and the existence of which are known on the date the McGladrey Findings are delivered to Sellers and Buyer pursuant to Section 1.6(c) and, in each case, which, as of the Effective Time (defined as of 5:00 p.m., May 31, 2004) were assets or liabilities, as the case may be, of a type properly to have been reflected on the Final Closing Book Value of the Assets Statement, irrespective of whether such asset or liability is deemed not to be material (ii) remove any goodwill associated with the Business and any other asset or liability which should not have been reflected on the Final Closing Book Value of the Assets Statement including any such assets or liabilities that were, in fact, reflected on the Draft Closing Book Value of the Assets Statement (including any Excluded Assets or Excluded Liabilities), irrespective of whether any such asset or liability is deemed not to be material and (iii) with respect to the Equity Assets transferred to Buyer, shall only reflect the actual ownership interests transferred to Buyer on or prior to the Final Closing Date and shall not reflect any interest in such Equity Assets that are subject to the Option Agreement.

Applicable NAV of Equity Assets shall not include any value in excess of the Applicable NAV related to the underlying Specified Finance and Lease Asset (without duplication).

Direct Finance Leases.  At lease commencement, Sellers (the “BCC Group”) records the aggregate future minimum lease payments, estimated residual value of the leased equipment, deferred initial direct costs and unearned income (“net investment”).  Income is recognized over the life of the lease to approximate a level rate of return on the net investment.  Residual values, which are reviewed periodically, represent the estimated amount to be received at lease termination from the disposition of leased equipment. Actual residual values realized could differ from these estimates.

Notes and Other Receivables.  At note commencement, the BCC Group records the note receivable and any unamortized discounts. Interest income is accrued and related discounts are amortized at a constant rate over the related term of the note.  Impaired notes are notes on which the BCC Group estimates it may not be able to collect all amounts due under the contractual terms, excluding insignificant delays and shortfalls.  A specific impairment

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allowance is recorded for collateral dependent notes and other receivables based on the difference between the estimated net fair value of the collateral and the carrying value of the note and other receivables.

Equipment Under Operating Leases, Net of Accumulated Depreciation.  Equipment leased under operating leases is recorded at cost and depreciated over the lease term to an estimated residual or salvage value, on a straight-line basis.  Revenue from rentals is recorded to income on a straight-line basis over the term of the lease.

Equity Assets.  Partnership and joint venture interests in which the BCC Group does not have a controlling interest or a majority ownership are recorded as the BCC Group’s proportionate share of the interests held by such partnerships or joint ventures in their underlying loans or leases.

Equipment Held for Sale or Re-lease, Net of Accumulated Depreciation.  When collateral is repossessed or returned in satisfaction of a receivable, the carrying value of the receivable, if greater than the estimated fair value of the asset, is written down against the allowance for losses to the estimated fair value of the asset, less costs to sell, and is transferred to equipment held for sale or re-lease.  Equipment held for sale is subsequently carried at the lower of cost or estimated fair value less costs to sell.  Equipment held for re-lease is depreciated over the remaining useful life of the equipment to an estimated residual or salvage value, on a straight-line basis.  Fair value for equipment held for sale is determined by using both internal and external equipment valuations, including information developed from the sale of similar equipment in the secondary market.

Asset Valuation.  The BCC Group periodically assesses the fair value of assets that it owns, including equipment under operating leases and assets held for sale or re-lease, and collateral on receivables to determine if the fair value is less than the carrying value. Differences between carrying value and fair value are considered in determining the allowance for losses on receivables and, in certain circumstances, recorded as impairment for owned assets.

The BCC Group uses the average published fair value from multiple sources based on the type and age of the aircraft to determine the fair value of aircraft. Under certain circumstances, the BCC Group’s judgment is based on the attributes of the specific aircraft or equipment to determine fair value, usually when the features or use of the aircraft varies significantly from the more generic aircraft attributes covered by outside publications.

Impairment Review for Equipment Under Operating Leases, Held for Sale or Re-lease.  The BCC Group reviews its equipment under operating leases, held for sale or re-lease for impairment when events or circumstances indicate, and no less than annually, that the carrying amount of these assets may not be recoverable. An asset held for sale is considered impaired if the carrying value exceeds the fair value less costs to sell. An asset under operating lease or held for re-lease is considered impaired when the expected undiscounted cash flows over the remaining useful life is less than the carrying value.

The BCC Group uses various assumptions when determining the expected undiscounted cash flow of these assets. These assumptions include:

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•    lease rates,

•    lease term(s),

•    periods in which the asset may be held in preparation for a follow-on lease,

•    maintenance costs,

•    remarketing costs, and

•    the remaining useful life of the asset.

The determination of expected lease rates is generally based on outside publications.  The BCC Group uses historical information and current economic trends to determine the remaining assumptions.  When the BCC Group determines that an asset is impaired, the amount of impairment loss recorded is the excess of carrying value over fair value.

Allowance for Losses on Receivables.  The allowance for losses on receivables is a valuation account used to provide for potential impairment of receivables in the BCC Group portfolio.  The balance is an accounting estimate of probable but unconfirmed losses in the receivables portfolio.  The allowance for losses on receivables relates to two components of receivables:  (a) specifically identified receivables that are evaluated individually for impairment and (b) pools of receivables that are evaluated for impairment.

The BCC Group reviews a receivable for impairment when, based on current information and events, it is probable that the BCC Group will be unable to collect amounts due according to the original contractual terms of the receivable agreement, without regard to any subsequent restructurings.  Factors considered in assessing uncollectibility include a customer’s extended delinquency, requests for restructuring and filings for bankruptcy.  The BCC Group determines a specific impairment allowance based on the difference between the carrying value of the receivable and the estimated fair value of the related collateral.

The BCC Group reviews the adequacy of the general allowance attributable to the remaining pool of receivables by assessing both the collateral exposure and the applicable default rate.  Collateral exposure for a particular receivable is the excess of the carrying value over the applicable fair value of the related collateral.  A receivable with an estimated fair value in excess of the carrying value is considered to have no collateral exposure.  The applicable default rate is determined using two components:  customer credit ratings and weighted-average remaining contract term. Credit ratings are identified for each customer in the portfolio.  Customer credit ratings are updated based on current rating agency information or our internal credit reviews.

For each credit rating category, the collateral exposure is multiplied by an applicable historical default rate, yielding a credit-adjusted collateral exposure.  Historical default rates are those published by Standard & Poor’s reflecting both the customer credit rating and the weighted-average remaining contract term.  The sum of the credit-adjusted collateral exposures generates an initial estimate of the general allowance.  In recognition of the uncertainty of the ultimate loss experience and relatively long duration of the portfolio, a range

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of reasonably possible outcomes of the portfolio’s credit-adjusted collateral exposure is calculated by varying the applicable default rate by approximately plus or minus 15%.  The allowance recorded represents the best estimate within the resulting range of credit-adjusted collateral exposure, factoring in considerations of risk of individual credits, current and projected economic and political conditions and prior loss experience.

Lease Residual Values.  Equipment under operating lease is carried at original equipment cost less accumulated depreciation and is depreciated to estimated residual value of the equipment at the end of lease term using the straight-line method over the lease term.  Financing leases are recorded at the aggregated future minimum lease payments plus estimated residual values of the equipment at the end of lease term less unearned finance income. The BCC Group performs periodic reviews of the estimated residual values and, for financing leases, recognizes other than temporary impairments in the current period.

Nonaccrual Receivables.  Income recognition on an accrual basis is generally suspended for leases and notes and other receivables at the earlier of when a full recovery of income and principal becomes doubtful or when such account becomes 90 days delinquent.  Income recognition is resumed when the lease or notes and other receivables become contractually current and performance is demonstrated to be resumed.  To the extent that income is accruable under contractual terms, any cash received in the interim is recorded to income.

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EXHIBIT B

MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT

This MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made by and among Boeing Capital Corporation, BCC Equipment Leasing Corporation, McDonnell Douglas Overseas Finance Corporation and Boeing Capital Loan Corporation (collectively, “Seller”), and General Electric Capital Corporation, AVN Air, LLC, Heller Financial Leasing, Inc., CEF 2002 Aircraft, LLC and CEF 2002, LLC (collectively, “Purchaser”), as of [[                   , 2004]].  All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Purchase and Sale Agreement, dated as of May     , 2004, by and among Seller and General Electric Capital Corporation (the “Purchase and Sale Agreement”).  This Assignment is made with reference to the following facts:

RECITALS

(a)           Pursuant to the terms of the Purchase and Sale Agreement, each Purchaser (pursuant to the exercise by General Electric Capital Corporation of its rights pursuant to Section 12.4 thereunder) has agreed to (i) purchase from Seller, all of Seller’s right, title and interest in and to each of the Specified Portfolio Assets listed on the attached Schedule A set forth opposite each such Purchaser’s name (collectively, the “Transferred Assets”) and (ii) assume from Seller, all of Seller’s obligations under each of the Transferred Assets, in each case on the terms and for the consideration set forth in the Purchase and Sale Agreement.

(b)           Pursuant to the Purchase and Sale Agreement, Seller desires to sell, transfer, assign and set over to Purchaser (i) all of Seller’s right, title and interest in and to, and (ii) all of Seller’s obligations under, the Transferred Assets.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller hereby sells, transfers, assigns and sets over to Purchaser, and Purchaser expressly purchases and assumes from Seller, subject to the terms of the Purchase and Sale Agreement and with only such representations and warranties as are expressly stated in the Purchase and Sale Agreement, all of Seller’s right, title and interest in and to, and each and every obligation under, the Transferred Assets.  The terms of this Assignment shall not supersede the terms of the Purchase and Sale Agreement.

[This space intentionally left blank ]

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Each of Purchaser and Seller hereby agree that it shall execute each agreement, instrument, certificate or other instrument as the other party shall from time to time reasonably request for purposes of consummating the transactions contemplated by this Assignment and the Purchase and Sale Agreement, including, without limitation, any master assignment and assumption agreement, bill of sale, individual bill of sale for any one or more Transferred Assets, allonge, stock power, servicing agreement, transition services agreement, FAA document, assumption agreement, consent agreement, purchase agreement, title document, quiet enjoyment agreement, non-disturbance agreement,  powers of attorney or other similar documentation.

BOEING CAPITAL CORPORATION

By:
Name:
Title:

BCC EQUIPMENT LEASING CORPORATION

By:
Name:
Title:

MCDONNELL DOUGLAS OVERSEAS FINANCE CORPORATION

By:
Name:
Title:

BOEING CAPITAL LOAN CORPORATION

By:
Name:
Title:

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GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

AVN AIR, LLC

By:
Name:
Title:

HELLER FINANCIAL LEASING, INC.

By:
Name:
Title:

CEF 2002 AIRCRAFT, LLC

By:
Name:
Title:

CEF 2002, LLC

By:
Name:
Title:

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SCHEDULE A

[SPECIFIED PORTFOLIO ASSETS – TO BE LISTED ON A TRANSACTION BY
TRANSACTION BASIS BY OBLIGOR]

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EXHIBIT C

Agreed Audit Procedures

Loans

•       Select a sample of loans and perform the following*:

•        Trace the following information from the data tape or operating system (where applicable) to the original loan documentation file.

•        Borrower’s name

•        Original loan balance (Funding Amount)

•        Interest rate (Index and Spread)

•        Loan term

•        Periodic payment amount

•        Due date

•        Equipment type and model & year

•        Loan start date

•        Balloon Payment

•        Equipment Location (state, city & county)

•        Confirm terms including remaining payments, outstanding balance and other pertinent information.

•        Recalculate the unearned income amount from the last payment received and agree to the data tape.

•

•        Validate property tax filing and payment for most recent year.

•        Reconcile all data tape ending balances to the general ledger.

Financing Leases

•       Select a sample of direct finance leases and perform the following*:

•        Trace the following information from the data tape or operating system (where applicable) to the original lease documentation file.

•        Lessee’s name

•        Capitalized costs

•        Interest rate (for quasi lease only)

•        Lease term

•        Monthly payment amount

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•        Monthly due date

•        Equipment type and model & year

•        Security Deposit

•        Lease start date

•        Residual value

•        End of lease purchase option or Early Buyout Option (EBO)

•      If lease has EBO, determine if EBO is greater than NAV at the EBO date

•        Equipment location (state, city & county)

•        ID tax rate being used and recalculate monthly/quarterly use tax

•        Validate property tax reporting base amount

•        If non-taxable for sales tax, inspect sales/use tax exemption certificate

•        If non-taxable for property tax, inspect property tax exemption certificate

•        Determine how the sales/use tax is computed: Upfront, or rental stream

•        If paid upfront, inspect proof of payment (e.g. invoice, title)

•        Confirm terms including remaining payments, outstanding balance and other pertinent information.

•        Recalculate the unearned income amount from the last payment received and agree to the data tape.

•        Recalculate lease classification under SFAS No. 13, as amended.

•        Reconcile all data tape ending balances to the general ledger.

Operating Leases

•       Select a sample of operating leases and perform the following*:

•        Trace the following information from the data tape or operating system (where applicable) to the original lease documentation file.

•        Lessee’s name

•        Original equipment cost including capitalized costs

•        Lease term

•        End of lease purchase option or Early Buyout Option (EBO)

•      If lease has EBO, determine if EBO is greater than NAV at the EBO date

•        Monthly payment amount

•        Monthly due date

•        Security Deposit

•        Equipment type and model & year

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•        Lease start date

•        ID tax rate being used and recalculate monthly/quarterly use tax

•        If non taxable for sales tax, inspect the sales/use tax exemption certificate

•        If non-taxable for property tax, inspect property tax exemption certificate

•        Residual value

•        Equipment Location (State, City & County)

•        Confirm terms including remaining payments and other pertinent information.

•        Trace the last payment received for each lease from the check, lockbox report or cash report to the data tape.

•        Recalculate the monthly depreciation amount and the accumulated depreciation balance from the data tape.

•        Recalculate any accrued and earned rents in accordance with the underlying lease contract.

•        Recalculate lease classification under SFAS No. 13, as amended.

•        Determine how the sales/use tax is computed: Upfront or rental stream.

•        If paid upfront, inspect proof of payment (e.g. invoice, title)

•        Confirm who is responsible for reporting and paying property tax (e.g. lessor or lessee).

•        Validate property tax filing and payment for most recent year.

•        Validate property tax reporting base amount.

•        Reconcile all data tape ending balances to the general ledger.

Security Deposits

•       Compare the amounts in the data tape to the original file documentation.

•       Reconcile to the general ledger

•       Determine state location for each security deposit.

Other

•        For any suspense or unapplied cash balances

•      Obtain account analysis and reconcile to General Ledger

•      Identify suspense and unapplied cash to specific customer accounts

•        Obtain schedules of other assets purchased and liabilities assumed

•        Reconcile to the general ledger.

•        Test the accounting principles, as discussed in the APA, for consistent application.

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* The number of loans and leases to be tested will be selected using a nonstatistical sample and will approximate 60 in total.

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EXHIBIT D

BILL OF SALE

BILL OF SALE, dated              , 200    , from Boeing Capital Corporation, BCC Equipment Leasing Corporation, McDonnell Douglas Overseas Finance Corporation and Boeing Capital Loan Corporation (collectively, the “Seller”) to General Electric Capital Corporation, AVN Air, LLC, Heller Financial Leasing, Inc., CEF 2002 Aircraft, LLC and CEF 2002, LLC (collectively, the “Purchaser”).  All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Purchase and Sale Agreement, dated as of May       , 2004, by and among Seller and General Electric Capital Corporation (the “Purchase and Sale Agreement”).

WHEREAS, pursuant to the Purchase and Sale Agreement, Seller agreed to sell, assign, and deliver to Purchaser, among other things, all of the Specified Portfolio Assets owned by Seller and listed on Schedule I hereto (the “Transferred Assets”).

NOW, THEREFORE, in consideration of payment by Purchaser to Seller on or prior to the date hereof of the amounts set forth in the Purchase and Sale Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby sell, assign, and set over to Purchaser, all of the Seller’s right, title and interest in and to each of the Transferred Assets set forth opposite each Purchaser’s name on Schedule I hereto.

To Have and to Hold the same unto Purchaser, its successors and assignors forever, absolutely and unconditionally, and Seller hereby warrants, covenants and agrees that it will defend the title of the Transferred Assets conveyed by this Bill of Sale against all persons making any claim thereto in accordance with and subject to the terms of the Purchase and Sale Agreement.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the date first written above.

BOEING CAPITAL CORPORATION

By:
Name:
Title:

BCC EQUIPMENT LEASING CORPORATION

By:
Name:
Title:

MCDONNELL DOUGLAS OVERSEAS FINANCE CORPORATION

By:
Name:
Title:

BOEING CAPITAL LOAN CORPORATION

By:
Name:
Title:

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SCHEDULE I

SPECIFIED PORTFOLIO ASSETS BEING TRANSFERRED

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Exhibit E

I.              OVERVIEW

The purpose of this policy is to provide guidance on accounting for impairment of certain assets and the implications of asset restructurings under generally accepted accounting principles.

II.            POLICY GUIDELINES

A.            Loans

Recognition of Impairment

A loan is deemed impaired when, based on current information and events*, it is probable (80% or greater likelihood) that GECF will be unable to collect all amounts due (principal and interest) under the contractual terms of the loan agreement. FAS 5 provides the basic guidance for recognition of impairment losses for all receivables.  FAS 114 provides more specific guidance on measurement and disclosure for a subset of the population of loans.  This subset consists of loans that are identified for evaluation and that are individually deemed to be impaired (because it is probable that the creditor will be unable to collect all the contractual interest and principal payments as scheduled in the loan agreement).  It also includes all loans that are restructured in a troubled debt restructuring involving a modification of terms.

Multiple loans with the same customer shall be evaluated separately for purposes of impairment testing and disclosure as either impaired or nonearning.

* Existing “environmental” factors (for example, existing industry, geographical, economic, and political factors) should be considered as part of current information and events.

Measurement of Impairment

Impairment can be measured in 2 ways:

•      Present value of the expected future cash flows discounted at the loan’s effective interest rate. The effective interest rate of a loan is the rate of return implicit in the loan (that is, the contractual interest rate adjusted for any net deferred loan fees or costs, premium, or discount existing at the origination or acquisition of a loan).

•      All available information reflecting past events and current conditions should be considered when developing the estimate of future cash flows.  All available information includes existing “environmental” factors (for example, industry, geographical, economic, and political factors).

•      Estimated costs to sell shall also be included if those costs are expected to reduce the cash flows available to repay the loan.

•      The weight given to the evidence should be commensurate with the extent to which the evidence can be verified objectively.

•      The likelihood of possible outcomes should be considered in developing the best estimate of expected future cash flows.

•      The fair value of the loan’s collateral. If foreclosure is probable, the fair value of the collateral must be used to measure impairment

Refer to the Reserves Policy for additional instructions regarding the calculation of general and specific reserves. (See Exhibit A)

Loan Modifications/Restructures

a.             Determination of Troubled Debt Restructuring

A restructuring of debt is considered a troubled debt restructuring (TDR) under SFAS No. 15 if the creditor, for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider.  The concession may extend from an agreement between the debtor and creditor, or it may be imposed by a law or court.

If the effective interest rate is reduced primarily to reflect a decrease in market rates to maintain a relationship with a debtor that can readily obtain funds from other sources at the current interest rate, a troubled debt restructuring may not be involved.

Accounting for all loan modifications/restructures must be documented in a Memorandum for Record (MFR) and signed off by GECF’s Controller’s Office.

A TDR includes (but not necessarily limited to):

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1.     Transfer from debtor to creditor of receivables from third parties, real estate or other assets to satisfy fully or partially a debt. (includes a transfer from resulting from foreclosure or repossession).

2.     Issuance of equity interest to the creditor

3.     Modification of terms of debt such as any one or combination of the following:

•      Reduction of the stated interest rate for the remaining original life of the debt

•      Extension of the maturity date or dates at a stated interest rate lower than the current market rate for new debt with similar risk

•      Reduction (absolute or contingent) of the fact amount or maturity amount of the debt as stated in the instrument or other agreement.

•      Reduction (absolute or contingent) of accrued interest

Recognition and Measurement of Impairment

Impairment is required to be assessed when GECF becomes aware of the borrower’s financial difficulties.  A loan may be identified as impaired due to a pending restructuring but not require a reserve.

Estimated cash flows may consider a proposed restructuring in determining the amount of the impairment to record.  Cash flows must be discounted at the loan’s original effective interest rate, not the rate provided in the restructured agreement.  If the loan is a variable rate loan, the rate shall be fixed (for purposes of calculating impairment) at the rate in effect at the date the loan meets the impairment recognition criteria noted in (A) above.  Projections of an anticipated rate change may not be made.  Existing FAS 91 capitalized costs and deferred fees are maintained since the loan is not considered a new loan.  Fees received in connection with a troubled debt restructuring shall be applied as a reduction of the recorded investment in the loan and additional FAS 91 costs shall be expensed.

Disclosure of the Loan as Impaired

A loan that has a specific reserve recorded against it under FAS 114 must be disclosed as an impaired loan. A loan that is part of a troubled debt restructuring is considered an impaired loan even if there is no reserve requirement.   If circumstances change that enable release of the reserve or if a portion of the account is written off and the remainder is deemed collectible under FAS 114, it may be removed from the impaired loan schedule provided that the account is considered current based on its original terms.  An impaired loan that has been restructured in a TDR involving modification of terms need not be included in the impaired loan schedule if (a) the restructuring agreement specifies an interest rate equal to or greater than the rate that the creditor was willing to accept at the time of the restructuring for a new loan with comparable risk and (b) the loan is not impaired based on the terms specified by the restructuring agreement

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Disclosure of the Loan as Nonearning

Nonearning loans are those (either principal, interest or both) that are 90 days or more delinquent (or for which collection has otherwise become doubtful).  A loan may be removed from the nonearning schedule provided the loan is current per its original terms or in case of a TDR (a) the restructuring agreement specifies an interest rate equal to or greater than the rate that the creditor was willing to accept at the time of the restructuring for a new loan with comparable risk and (b) the loan is not nonearning based on the terms specified by the restructuring agreement (see exception under Day 2 Accounting for Impaired Loans below).

In cases where repossession is deemed probable and the loan is otherwise nonearning, it may not be removed from the nonearning schedule until we have possession of the collateral.

Reduced earning accounts must be recorded on the nonearning schedule (all times) since collection of the original amount is doubtful.

A loan may be impaired but not listed on the nonearning schedule. This is possible when a lender is not expected to recover the loaned amount per the stipulated terms of the agreement due to a temporary liquidity crisis of the borrower but does not expect to lose their principal or interest.

Day 2 Accounting for Impaired Loans

Income accrual should stop at the earlier of the time at which collection of an account becomes doubtful or the account becomes 90 days delinquent. Interest income on impaired loans is to be recognized as cash is collected.

If a loan is restructured and does not require principal or interest payments for a period of months but interest continues to accrue (so called PIK interest), as a general rule,  no income should be recognized and the loan shall continue to be classified as a nonearning receivable until at least interest payments are received.  However, cash flows resulting from future payments of PIK interest may be considered in determining the reserve requirement under FAS 114.

Loans that have been restructured to a below market interest rate will have a FAS 114 reserve recorded representing the difference between the loan balance and the estimated future cash flows discounted at the loans effective rate.  As payments are made on the

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restructured loan, the valuation allowance may be adjusted so as to produce a yield based on the original interest rate.

Subsequent to the initial measurement of impairment, if there is a significant change in the amount or timing of an impaired loan’s expected future cash flows, impairment shall be recalculated following the same procedures described above.

Troubled Debt Restructuring – Example

At December 31, 2001, GECF and XYZ Company agree to modify the terms of their existing loan agreement because it is unlikely that XYZ Company (the borrower) will be able to make its contractual loan payments during the next few years due to severe cash flow difficulties arising from the closure of a significant production plant.  The restructuring agreement is going to be formally signed between the two parties on January 5, 2002.  The recorded investment in the loan is $12.5 MM and it has a historical effective interest rate, based on the loan’s original contractual interest rate, of 9.5% and is due to mature on December 31, 2005.

Under the terms of the restructured agreement, cash flows of $7.5 MM, $3.75 MM and $3.75 MM are due at the end of 2003, 2004 and 2005 (the original contractual maturity of the loan) respectively.  The payment made at the end of 2003 is intended to represent the aggregate of principal and interest repayments for both 2002 and 2003. At the time of the restructuring, GECF believes it is probable that XYZ will be able to make all of the restructured payments.   The terms of the restructuring also require the borrower to issue preferred stock to GECF in an amount equal to the cash flows forgiven under the restructuring.  However, the preferred stock has negligible value because the borrower has a negative net worth.

Response:

In the example above, there are two points in time to consider.  First, at December 31, 2001, GECF must assess whether the loan is impaired.  At that time, the restructuring agreement is not yet in place, however GECF is aware of the borrower’s economic situation and restructuring discussions are under way and finalization is imminent.  The loan would be impaired if based on current information and events, it is probably that GECF will be unable to collect all amounts due according to the contractual terms of the loan agreement.  As used in FAS 114, all amounts due according to the contractual terms means that both the contractual interest payments and the contractual principal payments of a loan will be collected as scheduled in the loan agreement.

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Under SFAS No. 114, ¶15, “all available evidence should be considered in developing the estimate of expected future cash flows”.  In this case, in making its assessment of impairment, GECF should take into account the expected future cash flows, including any evidence provided to date from the ongoing efforts to restructure the loan.  The loan’s impairment would be calculated based on the difference between the recorded investment and the measure of the impaired loan (which in this example is calculated as the net present value of the cash flows expected to be received, because the loan is not deemed to be collateral dependent).  The impairment charge at December 31, 2001 would be $0.77 MM ($12.5 MM less $11.73MM — the present value of the three cash flows received discounted using the effective interest rate of 9.5%).

The second point in time to consider is January 5, 2002.  At that point, the loan is considered a troubled debt restructuring (TDR).  Based on SFAS No. 15, ¶2, insofar as GECF “for economic or legal reasons related to [XYZ Company’s] financial difficulties grants a concession to [XYZ Company] that it would not otherwise consider”.

Under SFAS No. 114, impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, based on the original contractual rate, not the restructuring agreement.  However, because an impairment measurement was performed at December 31, 2001 based on the expected future cash flows under the restructuring plan, no further impairment is required to be recorded at this point in time.

SFAS No. 15, as amended by SFAS No. 114, requires a creditor to account for a troubled debt restructuring involving a partial satisfaction or modification of terms as prescribed in SFAS No. 114, except that, first, the recorded investment in the loan shall be reduced by the fair value of assets received.  In this case, the preferred stock is deemed to have a negligible fair value; therefore, the recorded investment is not adjusted prior to the impairment charged calculated above.  However, if the preferred stock had value, the recorded investment would have been reduced by the preferred stock’s fair value.  This new value would form the basis for the impairment assessment above.

In the above example, GECF restructured the loan to defer payments, including the payment of interest, into future periods (referred to as “Paid in Kind” (PIK) interest) received interest paid in kind (“PIK”) as it received a lump-sum payment at the end of 2003 representing interest and principal for payments for both 2002 and 2003.  During 2002, interest should not be accrued on this loan and the loan should be classified as non-earning for the year.  Only when payment is received at the end of 2003 should any related interest income be recorded.

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B.            Finance Leases

Recognition of Impairment

There are two components of a finance lease with different impairment provisions as follows:

•      Minimum Lease Payments Receivable (credit risk) – Although not included in the scope of FAS 114, a finance lease is considered impaired when based on current information and events, it is probable (80% or greater likelihood) that GECF will be unable to collect all amounts due under the contractual terms of the lease agreement.

•      Residual Value (asset risk) – The estimated residual value shall be reviewed quarterly by major collateral type and if the review results in a lower estimate than previously established, a determination must be made as to whether the decline in estimated residual value is judged to be other than temporary (controller’s office needs to be notified of the results). A presumption exists that an other than temporary impairment shall have occurred for residual value exposures that are within 5 quarters of the end of the lease term.

Impairment Measurement

Refer to the procedures under Impairment Measurement under Section I (Loans) and below under Troubled Lease Restructurings.  Estimated cash flows must be discounted using the interest rate implicit in the lease.

Additionally, residual impairment is measured as the difference between the revised estimate and the original estimate.  The new estimate shall be substituted for the old and the resulting reduction in the net investment shall be recognized as a loss in the period in which the estimate is changed.  Upward adjustments shall not be made.

Troubled Lease Restucturings

Although finance leases do not meet either the scope of FAS 15 or the scope of FAS 114, we believe the concessions made to the lessee as a result of the lessee’s financial difficulties should be accounted for similarly to a loan (since finance leases are similar in nature to a loan).

A key consideration in analyzing the accounting implications of a lease restructuring is whether the restructuring results in a new lease agreement.  Below are the guidelines for determining a new lease versus a lease modification.

Lease Modification includes:

•      A change in minimum lease payments without an extension or renewal

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•      Action:  Step 1:  Reconsider the classification of the lease as of the original inception date.  Use the revised payments, but keep all other assumptions constant.  Step 2:  If lease classification would have changed, the changes result in a new lease agreement.  Determine classification of the new agreement using current assumptions (may be different from Step 1)

•      Accounting Implications:  Modified lease agreement is a finance lease:  discount the revised cash flows using the original implicit rate.  The decrease in balance is recorded as a valuation allowance.

•      Modified lease agreement is an Operating Lease:  lessor records the asset on the books at the lower of its original cost, present fair value or carrying amount (which would be the lease receivable).  Any difference in value recognized immediately

New Lease includes:

•      Any change that extends the lease term

•      Action:  New lease agreement includes the remaining term of the original lease agreement plus the extension and is reclassified using current assumptions (residual value, economic life, implicit rate, etc.)

•      Accounting Implications:  If new agreement classified as a finance lease:  discount the revised cash flows using the original implicit rate.  The decrease in balance is recorded as a valuation allowance.

•      If the new agreement is classified as an operating lease, lessor records the asset on the books at the lower of its original cost, present fair value or carrying amount (which would be the lease receivable).  Any difference in value recognized immediately.

•      If the modification of provisions of a finance lease results in its classification as an operating lease, residual value insurance may be purchased for purposes of classifying the agreement as a finance lease based on the modified terms.

Disclosure as Nonearning

A lease shall be considered a nonearning asset when payments are delinquent for 90 days or greater (or collection has otherwise become doubtful)

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If a lease is restructured and is classified as a “new” lease agreement under FAS 13, it shall not be included on the Nonearning Schedule.  The terms of a modified lease shall be examined – a modified lease shall be excluded from the Nonearnings Schedule if the modified lease terms are similar to or more favorable than the lease terms the lessor would normally lease at the time of restructuring and also the lease payments are being made according to the restructured agreement.

Disclosure as Impaired

There is no requirement to report finance leases that are considered impaired.

Operating Leases

Impairment Recognition

Assets subject to operating lease shall be subject to impairment testing under FAS 144’s “held and used” model which requires impairment recognition if the carrying amount of the asset is not recoverable and exceeds its fair value.  The carrying amount of an asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset.  This assessment is to be performed at the lowest level of identifiable cash flows that are largely independent of the cash flows of other asset groups.  For purposes of this policy, the customer level will be used to make this assessment.  Therefore, cash flows from multiple leases with the same customer may be grouped together to make this assessment.

Estimates of future cash flows used to test the recoverability of a long-lived asset shall include only the future cash flows (i.e., cash inflows, less associated cash outflows) that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset.

Under FAS 144, we are required to test an asset or group for recoverability whenever circumstances indicate that the entity may not be able to recover the asset’s carrying amount.  For example, such circumstances may include:

•      A significant decrease in market price

•      A significant adverse change in the extent or manner in which the asset is being used or its physical condition

•      A significant adverse change in legal factors or in the business climate that could affect its value or an adverse action or assessment by a regulator

•      A current expectation that it is more likely than not that the asset will be sold or disposed of significantly before the end of its previously estimated useful life.

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The businesses shall make an annual assessment of their operating lease portfolio (including ELTOOL held for use) and report to GECF’s Office of the Controller the results of that assessment (whether impairment testing was necessary on any lease agreements, and if so, the results)

Further, the business shall perform an annual review of the asset’s useful life and the residual value assigned to the asset (based on collateral type).  Any resulting downward adjustments shall be reflected prospectively in depreciation expense.

Impairment Measurement

Impairment is measured as the excess of the carrying amount of the asset over its fair value.  The fair value of a long-lived asset shall be based on quoted market prices.  If no quoted market prices are available, consult with GECF Corporate accounting staff to determine an alternate basis for fair value.

C.            Investments

Impairment Recognition

The accounting model that applies to the investment will be a factor in recognizing impairment.  Most investments are classified under APB Opinion 18 or under FAS 115.

APB Opinion 18

APB 18 applies to nonmarketable equity securities that are accounted for under the cost method and under the equity method.  Paragraph 19h of APB 18 discusses impairment as follows:

A loss in value of an investment which is other than a temporary decline should be recognized.  Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity which would justify the carrying amount of the investment.  A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment.  However, a decline in the quoted market price below the carrying amount or the existence of operating losses is not necessarily indicative of a loss in value that is other than temporary.  All are factors to be evaluated.

Thus, the principal focus of APB 18 is recovery based.  In other words, one needs to determine whether investment recovery is possible within a reasonable period of time.  Cash flow analysis may be performed to determine recoverability:

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•      All available information reflecting past events and current conditions should be considered when developing the estimate of future cash flows.  All available information includes existing “environmental” factors (for example, industry, geographical, economic, and political factors).

•      Estimated costs to sell shall also be included if those costs are expected to reduce the cash flows available to recover the investment.

•      The weight given to the evidence should be commensurate with the extent to which the evidence can be verified objectively.

•      The likelihood of possible outcomes should be considered in developing the best estimate of expected future cash flows.

The determination of a reasonable period of time involves judgment and impairment analyses under APB 18 should be presented to the GECF’s controller’s office.

FAS 115

FAS 115 applies to all investments in debt securities (as distinquished from lending arrangements under FAS 114) and investments in marketable equity securities.  FAS 115 requires use of a fair value model to determine other than temporary impairment.  Marketable equity and debt securities are to be evaluated based on quoted market prices.  Marketable debt securities are further evaluated to determine whether the contractual principal and interest will be collected.

For investments in bonds and other investments with fixed maturity amounts, market declines may be considered temporary unless the evidence indicates that the investments will be disposed of before they mature or the carrying value of the security will not be realized.  There are four criteria that should be considered in the evaluation of potential impairment:

•      The issuer is in default or default appears imminent

•      Market value has declined substantially below cost for reasons other than increases in interest rates in general

•      In order to meet projected cash flow needs or settlement of certain liabilities, the security will likely be disposed of at a price below fair market value

Recovery of value is key when performing an impairment assessment.  For equity securities, this refers to the likelihood of experiencing an increase in price back to the book value recorded.  In the case of debt securities, it refers to the likelihood of receiving all the interest and face value per contract terms.  A reasonable timeframe for recovery is taken to be 18 months.  Where recoverability is in doubt, an other-than-temporary impairment has occurred and the business must write the book value of such an

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investment down to the fair value (which becomes the new book value).  The resulting realized loss is reflected in the earnings of the period it was incurred.

Impairment Measurement

Investments under the APB 18 model shall have their potential impairment measured as the estimated shortfall in the expected cash flows when compared to the recorded investment.  As noted, the model is not a fair value model, therefore, recovery of the investment in a reasonable period of time using undiscounted cash flows is acceptable.

Investments under the FAS 115 model shall have their potential impairment measured as the amount by which the estimated fair value of the investment is below the recorded book value.  Quoted market prices are used for marketable equity and debt securities.  Regarding nonmarketable debt securities, a reasonable estimate of fair value should be made using a discounted cash flow model.  Assumptions should reflect realistic expectations of growth, capital requirements to facilitate that growth as well as a reasonable period in which the investment is expected to be recovered.  Further, the discount rate used should not be the coupon rate on the security, rather it should be the rate that is commensurate with the with the current level of risk given the current environment.  In most instances, if there has been a deterioration in the industry or in the specific business, the discount rate used should be higher than the coupon rate.  Selection of the discount rate is a matter of judgment.

Investments must be assessed quarterly to determine whether impairment has become other than temporary.  Watchlists should be maintained and tollgates should be established and if they are not met, a determination should be made whether impairment should be recalculated based on revised estimates.  An MFR must be completed for all impairment issues and must be submitted to the Controller’s Office at least 2 weeks prior to quarter end so that we have ample time to review the information with Corporate.

D.            Securitizations

Background:

Investments in debt securities that are backed by securitized assets and all retained interests in GE securitizations that are subject to prepayment or credit risk such that GE may not recover substantially all of its recorded investment are required to be accounted for under EITF 99-20.   Under EITF 99-20, 1) Impairment: unrealized losses are deemed to be other-than-temporary (impairment charged to earnings under SFAS No. 115) when an adverse change in the timing or amount of cash flows is deemed to have occurred.  “Other Than Temporary Impairment” losses become a permanent adjustment to the “Amortized Cost” (basis) of the security. 2) Income recognition: determined on a prospective level yield basis.

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Application of the Impairment Test

•      Determine Fair Value of the security

•      Compare the Fair Value to the amortized cost.  For available for sale securities, unrealized gains or losses are recorded on the asset side of the ledger with a corresponding entry to Other Comprehensive Income (OCI Equity), net of tax.  Deferred taxes are provided for the unrealized gains or losses.

•      Determine whether an other than temporary impairment exists.  Are any unrealized losses the result of an adverse change in the timing or amount of cash flows (other than for interest rate resets on plain vanilla variable rate securities)?  If due in part to an adverse change, the entire unrealized loss is taken as a charge against current period earnings, net of tax.  Otherwise, the unrealized loss remains in OCI.

Step 1 – Determine Fair Value of the security (FV)

•      The best estimate of fair value is a price quoted in an actively traded market.  If such a market exists, that price should be used as the fair value.

•      If a price in an actively traded market is not available, alternative methods should be used including obtaining a bid from a broker or dealer that makes a market in this or similar securities.

•      If a credible bid cannot be obtained from a broker/dealer (illiquid issue), then an internal valuation should be done that employs a discounted cash flows approach using market assumptions.  Such a method should use assumptions reasonably expected to be used by a third party willing to purchase the subject security.  The following illustrates steps that might be followed to perform such an internal valuation:

A.  Obtain Market yields for each rating and WAL of security.  This is usually done through an Investment Bank with a Trading Desk and familiarity with the asset type and deal structure. This part of the process is quite subjective and different banks have been known to provide significantly different yields.

B.  Calculate the PV of the current estimated cashflows using the latest assumptions and the yield obtained from the Investment Bank.  For this step, for the Floating Rate Securities, use the current estimate of the floating rate index .

C.  This calculated PV is the estimate of the Fair Value of the security

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Step 2.  Compare the Fair Value to the amortized cost.

Compare the fair value from step 1 to the amortized cost of the security.  Amortized cost is the net book value (excluding unrealized gains or losses) and includes the par value, any purchase/issue premium or discount, any accretion of yield taken to-date (if separately accounted for) and any other-than-temporary impairment previously taken.  Unrealized gains and losses on Available For Sale securities are recorded to OCI.  Unrealized gains are present when the FV is greater than the amortized cost basis (regardless of whether there is an other than temporary impairment, or not), and unrealized losses are present when there is no other than temporary impairment (see Step 3), but the FV is lower than the amortized cost basis.

Step 3 – Determine whether an other than temporary impairment exists

The following computations should be made (excerpted from D+T publication, Securitization Accounting under FASB 140 (2nd Edition, January 2002):

1 ] Calculate the present value of the newly estimated remaining cash flows discounted at the last rate used to recognize accretable yield on the security. Changes in cash flow resulting from resets on plain-vanilla floating rate securities are not taken into account in this test provided the security is not a super-floater or an inverse floater.

2 ] Compare the present value in step 1 to the present value of the previously estimated remaining cash flows discounted at the last rate used to recognize accretable yield on the security [adjusted for cash receipts during the intervening period].

3 ] If the present value has decreased (i.e., step 1 result is less than step 2 result), then an adverse change and an other-than-temporary impairment has occurred.  The EITF 99-20 impairment analysis must be done on a security- by -security basis, not on an overall portfolio basis. This can cause unfortunate income statement results if certain securities are deemed to be impaired, while other securities are appreciating in value.

Income Recognition

•      General rule:  Income is recognized on a level yield basis with prospective adjustments to the book yield at each quarter point.

•      For securities that have been written down in Step 3 (Impairment taken to current period earnings and Cost basis written down to current FV), the yield will be the IRR of the written down cost basis and the current estimate of cash flows (for vanilla floaters these cashflows would be at the current estimated floating rates).  This will equal the estimated current market yield on the securities

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•      For securities that have no impairment charge taken because either they passed the Other-than-temporary Impairment test (the PV of the current estimated cashflows are greater than the PV of the previously estimated cashflows from the current date forwards) or because they have unrealized gains (FV > Amortized Cost basis), the revised book yield will be the IRR calculated using the newly projected cashflows and the current Amortized Cost basis.

Example of application of EITF 99-20

You purchase a B-piece on January 1, 2001 for $106.08.  It has a face amount of $100 and is also entitled to all of the excess interest from the net coupon on the loans over the interest paid to the senior class, subject to reimbursing the senior class for credit losses.

The assumed pre-tax yield at the date of purchase is 10.77% per annum based on an assumed prepayment rate of 5 CPR and assumed losses of 100 basis points per annum on the outstanding principal amount of the loans (the “Base Case”).

As of the end of year 1, there are five alternative scenarios presented in the following table.  The first is tat the base case prepayment, loss and market yield for the B-piece assumptions do not change.  The other scenario involves an increase or decrease in one or more of the assumptions as to prepayments, losses, and market yield for the B-piece.

		Base Case
			Scenarios for Years 2 through 5
			ONE	TWO	THREE	FOUR
1	Prepayment Assumption	5 CPR	7 CPR	7 CPR	3 CPR	3 CPR
2	Credit Loss Assumption	100 bp	200 bp	200 bp	50 bp	50 bp
3	Market Yield for B-piece	10.77%	12%	8%	12%	8%
4	Cash Flows to B-piece
5	Year 1	$15.70	$15.70	$15.70	$15.70	$15.70
6	Year 2	$13.30	$11.19	$11.19	$14.64	$14.34
7	Year 3	$28.08	$31.70	$31.70	$24.51	$24.51
8	Year 4	$52.23	$49.24	$49.24	$54.44	$54.44
9	Year 5	$42.89	$38.52	$38.52	$46.65	$46.65
10	Total Years 1 thru 5	$152.20	$146.35	$146.35	$155.94	$155.64
11	Present value of Yr. 2 thru 5 Cash Flows discounted at accretable yield rate of 10.77%	$101.80	$97.75	$97.75	$103.96	$103.96
12	Fair Value at End of Year 1 (PV of lines 6 thru 9 discounted at market yield in line 3	$101.80	$94.79	$104.94	$100.74	$111.80
13	Interest Income-Year 1 (investment of $106/08 times the base case yield of 10.77%)	$11.43	$11.43	$11.43	$11.43	$11.43
14	Amortized Cost-end of Yr. 1 (initial investment plus interest income less year 1 cash flow	$101.80	$101.80	$101.80	$101.80	$101.80
15	Has there been a decrease in the present value of estimated remaining cash flows in line 11?	NA	YES	YES	NO	NO
16	Is Fair Value (line 12 below Amortized Cost (line 14)?	NO	YES	NO	YES	NO
17	Impairment to be Recorded (if line 15 and 16 are YES then line 14 minus line 12)?	NO	$7.01	NO	NO	NO
18	Adjusted Carrying value at end of Year 1	$101.80	$94.79	$101.80	$101.80	$101.80
19	Revised Yield for Year 2 (IRR of lines 6 thru 9 discounted back to line 18)	10.77%	12.00%	9.17%	11.59%	11.59%
20	Interest Income-Year 2 (line 19 times line 18)	$10.96	$11.38	$9.34	$11.80	$11.80

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* For reverse –engineers only: The deal structure used to generate the cash flows going to the B-piece was a pool of five-year loans with a principal amount of $250 amortizing with five annual payments of $50.  Gross coupon of 12 percent on the outstanding principal (after charge-offs) less servicing fee of 1 percent of the outstanding principal (before charge-offs).  The senior class had a principal amount of $150, an interest rate of 6 percent, and was entitled to 100 percent of all scheduled and unscheduled principal payments and liquidations until retired.

F.             Goodwill

Goodwill will be aggregated and evaluated for impairment at the GECF level.  Individual businesses do not need to perform impairment testing on goodwill.

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EXHIBIT A

Allowance Methodology

GECF generally has two types of loss reserves and related previsions as follows:

1. General reserves;

2. Specific reserves.

The sections that follow detail the methodology employed to calculate each type of reserve.

General Reserves

A general reserve is recorded based upon the loss-to-collections (LTC) ratio of the receivable portfolio. The LTC ratio is calculated as follows:

LTC Ratio =	Losses (last 2 years actual + actual year estimated)
Collections (last 2 years actual + current year estimated)

Losses should be net of any recoveries and collections should be gross collections on outstanding receivables.

The LTC ratio is applied to the current net portfolio balance (less any accounts with specific reserves) to determine the applicable general reserve balance. The required reserve balance is then compared to the general ledger balance and any adjustment made to the general ledger reserve balance has a corresponding entry to loss provisions.  This ratio is periodically updated and is applied to GECF’s portfolio on an individual portfolio basis.

Specific Reserves

A specific reserve is recorded when an individual account is deemed impaired and the finance receivable is greater than $250,000. Ifs specific reserve is required on a finance receivable in a accordance with either SFAS Nos. 5 or 114 the net investment in such finance receivable is deducted from the portfolio balance for purposes of the loss to collection reserve balance as discussed above.

Additionally, when an account becomes 90 days delinquent the account is placed in a non-earning status (NEA) and no income is recognized.

In the event an account becomes 360 days delinquent or more, and a specific reserve has not been recorded, GECF records a general 50% reserve of the outstanding balance.

EXHIBIT F

QUARTERLY GAIN/LOSS STATEMENT

A.            Quarterly Gain/Loss Statement should include for the quarter and on a cumulative basis the following totals for Undisputed Portfolio Gains and Losses:

1.             Current quarter losses

2.             Current quarter gains

3.             Current Quarterly Net Gain or Loss

4.             Cumulative quarterly losses

5.             Cumulative quarterly gains

6.             Cumulative Net Gain or Loss

7.             Net cumulative sharing of gains and losses in accordance with Section 1.9 and Schedule 10 of the Agreement

8.             Net payment due to (from) Boeing Capital

9.             Cumulative payments to (from) Boeing Capital

B.            Quarterly Gain/Loss Statement should include on a quarterly basis the following information regarding Portfolio Losses for each IER/SPRA where a loss is indicated:

1.             All Deemed Losses

2.             All Realized Losses

3.             For all Deemed Losses, indicate the source of the loss and its calculation for:

a.             Redeployed Defaulted Assets

b.             Redeployed Non-defaulted Assets

c.             Insurance losses

d.             Defaulted Assets where a Triggering Event has occurred

4.             For all Deemed Losses, indicate the nature of the Triggering Event.  Losses or adjustment to losses may occur from quarter to quarter and should not be double counted.

5.             For all Realized Losses, indicate the source of loss and its calculation for:

a.             Liquidated Defaulted Assets

b.             Liquidated Non-Defaulted Assets

c.             Assets Held for Sale or Lease

d.             Losses where Stipulated Value used for final determination

e.             Insurance losses

f.              Paper Sale Losses

6.             Realized Losses may have originally been Deemed Losses and should not be double counted and could result in adjustments to previously reported losses.

C.            Quarterly Gain/Loss Statement should include on a quarterly basis the following information regarding Portfolio Gains for each IER/SPRA where a gain is indicated:

1.             All Deemed Gains

2.             All Realized Gains

3.             For all Deemed Gains, indicate the source of the gain and its calculation for:

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a.             Redeployed Defaulted Assets

b.             Redeployed Non-Defaulted Assets

c.             Insurance Gains

4.             For all Realized Gains, indicate the source of the gain and its calculation for:

a.             Liquidated Defaulted Assets

b.             Liquidated Non-Defaulted Assets

c.             Liquidated Held for Sale or Lease Assets

d.             Gains where Stipulated Value used to determine amount of gain

e.             Paper Sales

f.              Insurance gains

5.             Realized Gains may have originally been Deemed Gains and should not be double counted and could result in adjustments to previously reported Gains.

D.            EBO Gains and Imputed Remarketing Costs also should be summarized for the quarter on the Gain/Loss Statement.

E.             Gain/Loss Statement should include description (with supporting materials) of each Paper Sale (to the extent not covered above), Upgrade, Collateral or On-Lease Equipment substitution and Roll-up that occurred during such quarter.

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EXHIBIT G

Form of

NOTICE OF ASSIGNMENT

[Date]

[]

Dear []:

Reference is made to the Equipment Lease Agreement (Lease No. []), dated as of [] between BCC Equipment Leasing Corporation and [], as amended, supplemented or modified from time to time (and together with all Individual Equipment Records executed and delivered pursuant to the terms thereof, the “Lease”).

We hereby give notice to you that BCC Equipment Leasing Corporation has agreed to assign all of its right, title, interest and obligations under the Lease to [name of purchaser to be completed later] (the “Assignee”) and the Assignee has agreed to assume all right, title, interest and obligations as lessor under the Lease.

Notwithstanding the foregoing, all future rent payments and all notices and other information required to be delivered under the Lease shall continue to be given to BCC Equipment Leasing Corporation until further notice from us.

Yours truly,

BCC EQUIPMENT LEASING CORPORATION

By:
Name:
Title:

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Form of

NOTICE OF ASSIGNMENT

[Date]

[Address of Lessee]

Dear [Sir or Madam/Contact Name]:

Reference is made to the [Loan Agreement/Loan and Security Agreement/Aircraft Floorplan Security Agreement/ Promissory Note], dated as of [date] between Boeing Capital Corporation and [name of borrower] (Loan No. [insert 5-digit number], as amended, supplemented or modified from time to time, [and together with the Aircraft Floorplan Standard Terms dated as of [date],](1) the “Loan Agreement”).

We hereby give notice to you that Boeing Capital Corporation has agreed to assign all of its right, title, interest and obligations under the Loan Agreement, including any promissory notes issued pursuant to the Loan Agreement, to [name of purchaser to be completed later] (the “Assignee”) and the Assignee has agreed to assume all right, title, interest and obligations as lender under the Loan Agreement.

Notwithstanding the foregoing, all future payments, including all payments of principal and interest, and all notices and other information required to be delivered under the Loan Agreement shall continue to be delivered to Boeing Capital Corporation until further notice from us.

Yours truly,

BOEING CAPITAL CORPORATION

By:
Name:
Title:

(1) Insert only if main document is the Aircraft Floorplan Security Agreement.

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EXHIBIT H

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this “Agreement”), dated as of May       , 2004, is entered into by and among Boeing Capital Corporation, a Delaware corporation (“Boeing”), and General Electric Capital Corporation, a Delaware corporation (“GECC”).

W I T N E S S E T H:

WHEREAS, GECC is pursuant to a Purchase and Sale Agreement dated as of May        , 2004 (the “Purchase Agreement”) (capitalized terms contained and not defined herein shall have the meanings defined in the Purchase Agreement) purchasing certain assets and assuming certain liabilities related to the Business of Boeing and certain of its affiliates;

WHEREAS, the Purchase Agreement provides that GECC and Boeing shall enter into this Agreement and, in accordance therewith, the parties hereto desire that GECC provide certain services, upon the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be mutually bound hereby, do hereby agree as follows:

1.             SERVICES.  GECC shall provide the services set forth in Exhibit A hereto (the “Services”) for the term set forth therein for each Service.

2.             STANDARD OF CARE.

(a)           Except as otherwise expressly provided in this Agreement (including subsection 2(b)), GECC shall perform the Services with the same diligence and care as if GECC owned the accounts or equipment being serviced hereunder.  Notwithstanding anything herein to the contrary, for purposes of the Citrus World & Warren Assets set forth on Exhibit A, GECC shall have no obligation to act (or refrain from acting), nor shall GECC have any liability for its inactions or acts, respectively, if GECC reasonably determines that such acts or inactions may expose GECC to any liability under or with respect to Environmental Laws howsoever arising.

(b)           GECC and Boeing shall consult from time to time concerning the operational adequacy of the procedures relating to the Services provided by GECC and shall make such modifications as are mutually agreed by them.  Within the foregoing parameters, GECC shall have the right from time to time to alter its practices, policies and procedures and any such alteration may affect the manner in which GECC provides the Services.  GECC undertakes to make reasonable good faith efforts to inform Boeing of material alterations in such practices, policies and procedures and in the manner in which GECC provides the Services.  If at any time during the term of this Agreement, GECC proposes to make modifications to its practices, policies or procedures with respect to any leasing or loan transactions it originates after the date of this Agreement, beyond the foregoing parameters, which enhance or improve the practices, policies or procedures applied by GECC to such transactions, it shall offer to provide such enhanced or improved practices, policies or procedures to Boeing with respect to the Accounts at a price equal to its cost of providing such enhanced or improved practices, policies or procedures to Boeing.  If Boeing declines to accept such enhanced or improved practices,

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policies or procedures, then GECC shall continue to provide the Services in accordance with the practices, policies and procedures used by GECC prior to the time it improved the practices, policies and procedures applicable to its own financing transactions except that GECC shall only be required not to discriminate against Boeing in favor of the Purchased Portfolio Assets.

3.             SERVICES FEES AND COSTS.

(a)           As consideration for the Services to be performed by GECC, Boeing shall pay the charges set forth on Exhibit A.  In addition to the other costs and fees to be paid by Boeing to GECC, Boeing shall pay all reasonable out-of-pocket costs and expenses incurred in connection with, or as a result of, GECC providing the Services.

(b)           GECC shall invoice Boeing for all amounts due and payable hereunder. All payments in respect of such invoices, to the extent not discharged pursuant to Section 3 hereof, shall be made not more than thirty (30) days after receipt by Boeing of any such invoices.

(c)           Upon the reasonable request and with prior written notice, during normal business hours and in such a manner as shall not unduly interfere with or interrupt the operation and conduct of GECC’s other businesses, GECC shall provide representatives of Boeing (including its internal and external auditors) with reasonable access to (i) the books, records, files and papers, whether in hard copy or computer format, used or held for use in the provision of the Services, and (ii) applicable employees of the GECC who provide or manage provision of the Services, to permit an audit of the Services or any out-of-pocket costs required to be reimbursed pursuant to this Agreement.

4.             ACCESS TO RECORDS.  From the date hereof through the date which is the later of (a) the date which is at least 4 years after the termination of the Agreement and (b) the date that the books and records relating to the Services are returned to Boeing upon receipt of a reasonable request by Boeing, GECC will provide Boeing and its representatives, at no additional cost to Boeing, with reasonable access during normal business hours to the books and records relating to the Services provided for the purposes of inspection or the preparation of any Tax or Income Tax returns or information statements.  Such access shall be exercised in such manner as not to interfere unreasonably with GECC’s operations.  Boeing shall be entitled to make copies of, and extracts from, such books and records, at its own cost and expense, in such manner as not to interfere unreasonably with GECC’s operations.   Boeing shall be entitled to access to the books and records relating to the Services provided for the purposes of tax audits.

5.             EARLY TERMINATION.

(a)           Upon fifteen (15) days prior written notice by Boeing to GECC, Boeing shall have the right to terminate any or all specific Services, whereupon GECC shall no longer be obligated to provide such Services.

(b)           In the event Boeing has failed to timely pay any amounts due and owing to GECC under this Agreement or Boeing is otherwise in material default of its obligations under this Agreement, and such failure to pay or material default remains uncured thirty (30) days after GECC has provided written notice thereof to Boeing, then, upon five (5) days prior written

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notice, GECC shall have the right to terminate this Agreement with respect to all of the Services that, as of the time of such termination, are subject to this Agreement.

(c)           In the event (i) GECC has failed to timely pay any amounts due and owing to Boeing under this Agreement or GECC is otherwise in material default of its obligations under this Agreement, and such failure to pay or material default remains uncured thirty (30) days after Boeing has provided written notice thereof to GECC, then, upon five (5) days prior written notice, Boeing shall have the right to terminate this Agreement with respect to all of the Services that, as of the time of such termination, are subject to this Agreement.

(d)           In the event that Boeing transfers ownership of any of the accounts or the equipment that are the subject of the Services to any Person other than an Affiliate of Boeing, GECC shall have no obligation to continue to provide the Services with respect to such transferred account or equipment.

6.             DISCLAIMER OF WARRANTIES.  THE WARRANTIES, CONDITIONS, REPRESENTATIONS, OBLIGATIONS, LIABILITIES AND REMEDIES OF THE PARTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND EACH PARTY HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE OTHER PARTY, AND ANY OTHER RIGHTS, CLAIMS AND REMEDIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY OF THE SERVICES, TRAINING, DATA, DOCUMENTATION OR OTHER THINGS PROVIDED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

A.            ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

B.            ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; OR

C.            ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF GECC (BUT EXCLUDING THE GROSS NEGLIGENCE OR RECKLESS OR WILLFUL MISCONDUCT OF GECC, FOR WHICH NO RIGHTS OF BOEING ARE WAIVED, LIMITED OR DISCLAIMED HEREUNDER HOWSOEVER);

PROVIDED, HOWEVER, THAT THE PARTIES DO NOT WAIVE, LIMIT OR DISCLAIM THEIR RIGHTS TO ENFORCE THE TERMS OF THIS AGREEMENT.

7.             INDEMNIFICATION.

(a)           In consideration for the Services to be performed by GECC hereunder, Boeing shall indemnify and hold harmless GECC (including the directors, officers, employees and agents of GECC) from and against any and all Damages (as defined below) suffered or incurred by GECC resulting from, arising out of, based on or related to GECC’s performance of the Services hereunder (including, without limitation any action taken, or any failure to take any

3

action, by GECC (i) consistent with Boeing’s past practices or (ii) with the authorization or at the instruction, direction or requirement of Boeing) and will promptly reimburse GECC for all Damages as they are incurred in connection with investigating, preparing or defending any action or claim which gives rise to a right of indemnification hereunder; provided, however, that GECC shall not be entitled to indemnification for any Damages to the extent such Damages result from, arise out of, are based upon or relate to GECC’s willful misconduct or GECC’s gross negligence (unless such Damages result from, arise out of, are based upon or relate to any action, or any failure to take any action, by GECC that is (A) consistent with Boeing’s past practices or (B) rendered by GECC as authorized or instructed, directed or required by Boeing, in which case such actions or failures to take any action shall be indemnifiable by Boeing).  Each party to this Agreement shall use its commercially reasonable efforts to cause its employees to cooperate with and assist the other party in connection with any third party claim, action or proceeding for which indemnity is sought hereunder.

(b)           “Damages” means any and all losses (including liquidated damages and Environmental Losses), costs, claims, damages, liabilities, obligations, judgments, equitable relief granted, settlements, awards, demands, offsets, defenses, counterclaims, actions, proceedings, deficiency, fine, penalty or expense, out-of-pocket costs, expenses and attorneys’ fees (including any such reasonable costs, expenses and attorneys’ fees incurred in enforcing any right of indemnification against any indemnitor or with respect to any appeal) and interest and penalties, if any.  “Environmental Losses” means any and all losses, costs, damages, liabilities, obligations, judgments, equitable relief granted, settlements, awards, demands, offsets, defenses, counterclaims, actions, proceedings, deficiency, fine, penalty or expense, out-of-pocket costs, expenses and attorneys’ fees (including any such reasonable costs, expenses and attorneys’ fees incurred in enforcing any right of indemnification against any indemnitor or with respect to any appeal) and interest and penalties, if any, the cost of any Remedial Action (voluntarily or involuntarily incurred) arising under or with respect to any Environmental Law.  “Remedial Action” shall mean any action required by any Governmental Entity or law to (A) clean up, remove, treat or in any other way address any Hazardous Substances; (B) prevent the release of any Hazardous Substances so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (C) perform pre-remedial studies and investigations or post-remedial monitoring and care.

8.             LIMITATION ON LIABILITY.

(a)           Neither GECC nor any of its directors or officers or employees or agents shall have any liability to Boeing or any other Person for any activity taken or for refraining from the taking of any activity (A) consistent with Boeing’s past practices, (B) with the authorization, or at the instruction, direction or requirement, of Boeing, or (C) due to the failure of Boeing to approve any expense or costs hereunder.  GECC and any director, officer, employee or agent of GECC may rely in good faith on any document of any kind prima facie properly executed and submitted by Boeing respecting any matters arising hereunder.

(b)           Other than with respect to GECC’s failure to remit to Boeing money that GECC has collected on Boeing’s behalf, GECC’s total liability under this Agreement is limited to the aggregate amount of the fees and other net amounts paid to GECC hereunder.  Notwithstanding anything else to the contrary set forth herein, GECC shall not have any liability

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to any Person in connection with GECC’s performance of the Services hereunder unless the Person seeking to recover from GECC has proven that in providing the Services, GECC failed at that time to use at least the same diligence and care as that employed by Boeing when the accounts or equipment were owned and/or serviced by Boeing on the date of this Agreement without regard or reference to the diligence and care exercised by GECC with respect to financing transactions owned by it on such date.

(c)           Notwithstanding anything to the contrary set forth in this Agreement, GECC will not be obligated to take any action or fail to take any action that in the reasonable opinion of GECC, upon the advice of its counsel, would cause GECC to violate, or otherwise fail to comply with, any applicable Law or incur any liability to a third Person whether or not Boeing shall have directed, instructed, requested or otherwise purported to require GECC or any of its officers, directors, employees or agents to take any action or fail to take any such action.

9.             POWER OF ATTORNEY; AGENCY.  Boeing hereby constitutes and appoints GECC as its true and lawful agent and attorney in fact, irrevocably, with the power of substitution and delegation and with full power and authority to the extent necessary or appropriate for GECC to perform the Services as contemplated hereby, including the power to make, execute, acknowledge, make oaths as to, publish, deliver, file and/or record certificates, instruments, pleadings, motions, other items undertaken in connection with litigation, bankruptcy or dispute resolution proceeding and documents in the name and on behalf of Boeing.  GECC and Boeing each agree and confirm that (a) they do not intend to create any form of partnership or joint venture with the other party with respect to any of the Services or accounts and equipment serviced hereunder, (b) they will not hold themselves out to the public as a partner with the other party hereto or any other person with respect to any of the Services or accounts and equipment serviced hereunder, (c) they do not have, or intend to form, a joint profit motive with the other party hereto or any other person with respect to any of the Services or accounts and equipment serviced hereunder, (d) they are not authorized to act as, or to hold themselves out as, the agent of or to otherwise bind the other party hereto with respect to any of the Services or accounts and equipment serviced hereunder, (e) unless otherwise required by the Internal Revenue Service or like governmental authority with jurisdiction over income tax matters, they will not file any partnership or other joint income tax return reflecting the other party as a partner or joint venturer with respect to items of income, loss, deduction, or credit attributable to the Services or accounts and equipment serviced hereunder, and (f) they will report all items of income, loss, deduction and credit attributable to the Services or accounts and equipment serviced hereunder on their own tax returns in a manner consistent with the terms of this Agreement.  GECC further agrees and acknowledges that Boeing (w) intends to, and will, exercise its rights and carry out its obligations with respect to its interest in the accounts and equipment serviced hereunder solely with a view to further its own best interests, (x) except as expressly provided herein, has not waived, and does not intend to waive, either (i) their right to encumber, alienate, mortgage, and otherwise control its interest in each of such accounts and equipment or (ii) its right to partition each of such accounts and equipment, (y) is not, and will not be deemed to be, under the control of GECC with respect to any of the Services or accounts and equipment serviced hereunder, and (z) will conduct any and all business with respect to the Services or accounts and equipment serviced hereunder in its own name and not in a joint name or in the name of GECC.

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10.           FORCE MAJEURE.  Neither Party shall have liability for any interruption of Services, delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control or from any act or failure to act of the other Party or any Governmental Authority, or as the result of strikes, lock-outs or other labor difficulties; riot, insurrection or other hostilities; embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays; acts of war or terrorism; or inability to obtain necessary labor, materials or utilities as a result thereof.  In such event, a Party’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.  Each Party will promptly notify the other upon learning of the occurrence of such event of force majeure.  Upon the cessation of the force majeure event, the delayed Party will use all commercially reasonable efforts to resume its performance with all reasonable speed.

11.           MISCELLANEOUS.

(a)           Incorporation by Reference.  The following provisions of the Purchase Agreement are incorporated herein by reference and shall apply to this Agreement in the same manner such provisions apply to the APA:  Sections 12.3, 12.4, 12.6, 12.7(a), 12.7(c), 12.7(d), 12.8, 12.10, 12.11, 12.12, 12.13 12.14, 12.15, 12.16, 12.18, and 12.21.

(b)           Further Assurances:  Each party shall, whenever and as often as reasonably requested to do so by the other party, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the transactions contemplated herein.

(c)           Survival:  Sections 4, 7, 8 and 11 hereof shall survive the termination of this Agreement.

(d)           Confidentiality:  Boeing and GECC each hereby agrees that it shall not, and shall not permit any of its Affiliates to, directly or indirectly, disclose (except as required by Law) or use any confidential information or trade secrets of the other (including, but not limited to, the identity and particular needs of any customer of the other and the methods, techniques, marketing plans and objectives of the other), except (i) disclosure or use of such confidential information or trade secrets that exclusively pertain to the accounts or equipment serviced hereunder in order to fulfill the obligations under this Agreement, (ii) if such information is readily available in the public domain (other than as a result of a breach of this Agreement or (iii) pursuant to applicable Law, it being acknowledged that, except for confidential or proprietary information that is protected from disclosure by the attorney-client privilege or work product doctrine, such confidential or proprietary information does not include the (i) Tax structure or Tax treatment of the transactions contemplated by this Agreement), except as required by applicable Law.  Boeing and GECC each agrees to use the same degree of care (but not less than a reasonable degree of care) in protecting such confidential information or trade secrets of the other as it uses with respect to its own confidential information or trade secrets.  Boeing and GECC each hereby recognizes that a breach of this subsection would result in Damages to GECC or Boeing as the case may be and that GECC or Boeing as the case may be could not adequately be compensated for such Damages by monetary award alone.  Accordingly, the

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parties hereto agree that in the event of any such breach, in addition to any other remedies available to GECC or Boeing at law or otherwise, GECC or Boeing as the case may be shall be entitled to apply to a court of competent jurisdiction for relief by way of preliminary and permanent injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by Boeing or GECC and recover from Boeing or GECC an amount at least equal to all reasonable costs and expenses (including legal fees) incurred by GECC or Boeing as the case may be to enforce any provision of this subsection.

(e)           Ingress and Egress.    Each Party shall grant to the other Party, at all times during the Services Period, subject to the granting Party’s reasonable security requirements, the right to ingress to and egress from the premises of the granting Party for reasonable purposes necessary to the delivery of Services hereunder or the exercise of any right under this Agreement or the performance of any obligations required by this Agreement.

(f)            Authorization.  GECC and Boeing each shall designate individuals who shall be vested with all the requisite power and authority to approve on behalf thereof, and whose express written approval shall be required for, all settlements, extensions, waivers, amendments, terminations or other modifications hereunder, and an alternate in case that individual is not available from time to time.  As of the date hereof, the GECC designees shall be Lauren Pura (203/790-2762) or her successor as Syndications Manager, and in the alternate the Manager, Contracts Administration, each at 44 Old Ridgebury Rd., Danbury, CT 06810, and the Boeing designees shall be                                               and                                              [address].

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date set forth above.

BOEING CAPITAL CORPORATION		GENERAL ELECTRIC CAPITAL CORPORATION

By:		By:
	Name:		Name:
	Title:		Title:

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SERVICING AGREEMENT

EXHIBIT A

[INSERT MATRIX HERE]

The following Services shall be provided solely with respect to the various Serviced Assets as indicated by a ‘Yes’ in the corresponding column/row on the foregoing table.  For avoidance of doubt, with respect to the table caption “Equitable Assignment Failures, Opt-Outs and Unwinds (APA 5.2(d)), the Serviced Assets do not include Assets equitably assigned as of the Final Closing Date as to which neither Buyer nor Sellers exercise their right to refuse equitable assignment pursuant to Section 5.2(d)(i) of the Purchase Agreement, unless and until Buyer exercises its “Unwind” rights pursuant to Section 5.2(d)(iv) of the Purchase Agreement.

(a)           Invoicing.  GECC shall invoice the Obligors as required by the terms of the Financing and Lease Assets for the Serviced Assets.  Invoices shall be issued by GECC, as agent for Boeing, and shall set forth the amount of the rent or other installment, Taxes, late charges, penalties and any other sums which may be due and owing under the applicable account and shall be in a form used by GECC, from time to time, in connection with its own accounts; provided, that such form is reasonably satisfactory to Boeing.

(b)           Taxes.

(i)            Billing & Collecting.  GECC shall (i) invoice each Obligor for sales and use Taxes on a basis consistent with the terms of such Obligor’s account and Boeing’s past practices, and (ii) as directed in writing by Boeing, GECC shall bill each Obligor for personal property Taxes.  In no event shall GECC be required to make any payment of Taxes to any Person (other than to remit to Boeing amounts collected from Obligors in respect of any Taxes), nor shall GECC be liable hereunder to Boeing or any other Person for any amounts not actually received by GECC in respect of such Taxes.

(ii)           Reporting & Filing.    GECC shall timely prepare and file all sales and use Tax Returns and personal property Tax Returns in the name of Boeing as Agent for Boeing as required by the appropriate Governmental Authority with respect to the Serviced Assets and making all payments due thereunder on behalf of Boeing to the extent received from Obligors or Boeing in a manner consistent with GECC’s current practices.  GECC shall prepare and submit to Boeing promptly a complete set of the monthly filings of any such applicable Tax Returns by the tenth Business Day of the following month, but no later than fifteen (15) days following the termination of this Agreement a copy of the Tax Returns, checks and detailed listings of the sales or use Taxes and personal property Taxes collected and remitted by jurisdiction for the Serviced Assets.  GECC shall not be required to remit any payment of Taxes to a Governmental Authority unless and until monies in respect thereof have been received from the applicable Obligor or Boeing.

(c)           Collections.

(i)            Accounts Less than 90 Days Delinquent.  On any account less than 90 days delinquent, GECC shall undertake normal and customary routine collection services with respect to such account, including, without limitation, (A) contacting the

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applicable Obligor by mail (normally within fifteen (15) days of the non-payment of any scheduled payment) seeking collection of past-due payments and (B) contacting the applicable Obligor by telephone (normally within thirty (30) days of non-payment of any scheduled payment) to identify the cause of such non-payment and seek payment of any past-due amounts.

(ii)           Accounts 90 Days Delinquent or More.  For any account 90 days delinquent or more, GECC shall continue the normal and customary routine collection services described in subsection (c)(i) hereof and, upon receipt of Boeing’s written direction, GECC shall undertake additional collection services including, without limitation, one or more of (A) seeking to effect repossession of the Collateral relating to such account, (B) instituting and administering, in the name of Boeing, litigation, collection proceedings and/or foreclosure proceedings with respect to any Collateral relating to such account against the applicable obligor thereunder (including, without limitation, assertion of claims against any vendor, broker or portfolio seller (or any guarantor thereof) against whom Boeing may have rights) and (C) managing outside collection agencies.

(iii)          Bankrupt Obligors.  For any account with respect to which the Obligor thereunder has become a debtor in a case or proceeding under a Debtor Relief Law, GECC shall, upon receipt of Boeing’s written direction, undertake additional services including, without limitation; (A) filing a proof of claim, (B) monitoring the progress of the bankruptcy case or insolvency proceeding (including, without limitation, monitoring the acceptance or rejection of such account by the Obligor), (C) filing motions seeking adequate protection if the Obligor seeks to use or sell the Collateral related to such account and (D) filing motions voting or compromising any claim related to such account.

(d)           Reporting.

(i)            GECC shall provide to Boeing the following reports (certified by an officer, the finance manager or the operations manager of GECC and in a form reasonably satisfactory to Boeing), on a monthly basis summarizing the following activity relating to the Serviced Assets in the prior month: (A) receivables aging (including Taxes), the status of any Serviced Asset over 90 days delinquent, notices received by GECC of bankruptcy or insolvency proceedings involving any of the Obligors and a list of Collateral or On-Lease Equipment repossessed by GECC, (B) cash receipts and any amendments, extensions or terminations of the Serviced Assets and a reconciliation of such activity to the GECC computer facilities, (C) information concerning the type and amount of Taxes collected, reported by Vertex code and allocated to each applicable Serviced Asset, and to the extent contained in GECC’s books and records, such other data and information (including Tax data and information) with respect to the Serviced Assets required by Boeing and its Affiliates for income tax calculation and reporting purposes (including but not limited to depreciation of the

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Collateral and On-Lease Equipment subject to such Serviced Assets), such data and information in each case to be of a type and, subject to subsection 1(d) hereof, in the form previously prepared by GECC, and (D) other reporting services that may be reasonably requested by Boeing and reasonably agreed by GECC.

(ii)           GECC shall not be obligated to provide any reports or information concerning the Serviced Assets to any Person other than Boeing.  All information contained in any report provided to Boeing by GECC pursuant to this Agreement or obtained by Boeing pursuant to this Agreement shall be for the sole use and benefit of Boeing.  GECC shall have no liability to any Person to whom Boeing may disclose such information or report and no such information or report shall be attributed to GECC without the prior written approval of GECC.

(iii)          Notwithstanding anything to the contrary set forth in this Agreement, in no event shall GECC be required to prepare on behalf of Boeing or any Affiliate any Tax returns or information statements required to be filed by Boeing or any Affiliate with any taxing authority of any nation, state, municipality or any political subdivision of any of the foregoing.

(e)           Customer Service.  GECC shall and shall be entitled to provide to Obligors normal and customary routine Obligor services such as responding to requests for information concerning the status of an Obligor’s account and, upon receipt of Boeing’s written direction, GECC shall (i) provide Obligors with payoff figures, (ii) provide Obligors with information as to fair market for purposes of an Obligor’s purchase of property and (iii) respond to an Obligor’s request for information and adjustments concerning Taxes or other payments under an Obligor’s Account.

(f)            Access to Records.  Boeing shall make available to GECC all books and records relating to the accounts and/or the equipment in the possession of, or available to, Boeing.  GECC shall maintain such books and records during any period in which GECC has possession of any such books and records and shall maintain all books and records relating to each Serviced Asset for a period of not less than four (4) years after termination, expiration or discontinuance of the servicing by GECC of such Serviced Asset hereunder.  In the event that GECC thereafter desires to dispose of any of such books and records, GECC shall give Boeing thirty (30) days prior written notice of its intention to do so and within thirty (30) days of the date of such notice, Boeing may, at its own expense, arrange for taking possession of any such books and records.

(g)           Remittance.  All sums received by GECC that are payments in respect of Serviced Assets shall be for the account of Boeing and held by GECC in trust for the benefit of Boeing. GECC shall remit to Boeing all payments received by it in respect of the Serviced Assets, net of (i) any amounts owed to GECC by Boeing under this Agreement, (ii) any amounts due from and uncontested by Boeing under the Purchase Agreement and (iii) any items received by GECC and returned uncollected due to insufficient funds. Remittances shall be made weekly on Wednesday of the week following the week in which payments are received by GECC from Obligors, such remittance to be by wire transfer to Boeing (or its designee) at such accounts as Boeing shall

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have designated in writing to GECC prior to such date and shall include a reference to a specific Serviced Asset with respect to which payment was made.

(h)           Remarketing.  Upon return or repossession of any item of Collateral or On-Lease Equipment, GECC shall, upon receipt of Boeing’s written direction, remarket such equipment in a manner consistent with GECC’s past practices and upon such terms and conditions (including the purchase price and other payment terms) as may be approved by Boeing.  Boeing hereby agrees that GECC may subcontract the remarketing of equipment to a person (the “Remarketer”) on terms agreed to by Boeing (which agreement shall not be unreasonably withheld or delayed) at the sole cost and expense of Boeing, and GECC shall have no liability with respect to the Remarketer’s performance of such remarketing services.

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[The Services indicated below are described in detail on the following pages.]

Serviced Assets	Citrus World & Warren*	Equitable Assignment Failures, Opt-Outs and Unwinds (APA 5.2(d))	Assets Subject to Option Agreements	Zero-Balance Accounts (APA Sch. 1.1(b)(ii))	Irish Assets

Services
a) Invoicing	Yes	Yes	Yes	No	Yes
b) Taxes:	—	—	—	—
i) Billing & Collecting	Yes	Yes	Yes	No	Yes
ii) Reporting & Filing	No	Yes	Yes	No	Yes
c) Collections:	—	—	—	—	—
i) < 90 day collections	Yes	Yes	Yes	No	Yes
ii) > 90 day collection	No***	Yes	Yes	No	Yes
iii) Bankruptcy	No***	Yes	Yes	No	Yes
d) Reporting	Yes	Yes	Yes	No	Yes
e) Customer Service	Yes	Yes	Yes	No	Yes
f) Access to records	Yes	Yes	Yes	No	Yes
g) Remittance of Funds to BCC/Partners	Yes	Yes	Yes	Yes	Yes
h) Remarketing (as requested)	No***	Yes	Yes	Yes	Yes

Term (subject to any extension that may be agreed to by the parties)	Remaining term of Financing & Lease Asset.	18 months from opt-out or unwind.	Until acquisition.	18 months from Final Closing Date.	Earlier of acquisition and 18 months from Final Closing Date.

Fees (in addition to reasonable out-of-pocket expenses)	None.	None, subject to Remarketing Fee of 5% of sales proceeds.	None, subject to Remarketing Fee of 5% of sales proceeds.	None, subject to Remarketing Fee of 5% of sales proceeds.	None, subject to Remarketing Fee of 5% of sales proceeds.

* Services will not include any activities that, in GE’s reasonable discretion, could result in environmental liability.

** Including after termination of the option right or exercise of the unwind rights thereunder.

***  Upon, and in accordance with the terms of, prior written consent of GECC, Boeing may consult with former Boeing employees who are employees of GECC at the time of request.

EXHIBIT I

ANNUAL SPECIALIZED AUDIT STEPS RELATING TO
QUARTERLY GAIN/LOSS STATEMENTS

A.                                   Objective:  Render a written opinion whether the quarterly Gain/Loss Statements for any year are materially in compliance with the Terms and Conditions of the Purchase and Sale Agreement (the “Agreement”), including any adjustments made as a result of the audit steps performed.

B.                                     Minimum Audit Procedures

1.             Quarterly Summaries

a.                                       Trace cumulative totals to prior quarters, support any adjustments to prior periods not appearing on the current Quarterly Summary.

b.                                      Recompute gains or losses for the quarter and cumulative to date.

c.                                       Test the sharing ratio of gains or losses to the sharing ratios included in the Agreement.

d.                                      Recompute the amounts payable or receivable to Boeing Capital et al. (Sellers) and cumulative amounts paid or received.

2.             Quarterly Losses or Gains (for each IER and SPRA listed):

a.                                       Trace current NAV to Buyer’s (GE’S) accounting records as of the default or liquidation date.

b.                                      Trace loss or gain amount to detailed calculations required by the Agreement.  Determine if such calculations are in accordance with the Agreement.

c.                                       Trace any Stipulated Values to written documentation as to agreement of such amount by Boeing Capital or to appraisals by Independent Appraisers.

d.                                      Trace Buyer’s costs of disposition to appropriate cash disbursement or other appropriate accounting records for material amounts.

e.                                       Support all Triggering Events by reference to Defaults, Specific Reserves, Write-Downs or Write-offs or other appropriate support as contemplated by the Agreement.

f.                                         Support material cash received related to disposition proceeds or any payments by or on behalf of Obligors to cash receipt or other appropriate accounting records.

g.                                      For adjustments to NAV as a result of lease or loan restructuring, test such material adjustments for compliance with GE’s accounting policies.

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EXHIBIT J

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (“Agreement”) is entered into as of the    day of May, 2004, by and among Boeing Capital Corporation, a Delaware corporation (“Provider”), and General Electric Capital Corporation, a Delaware corporation (“Recipient”) (each a “Party” and collectively, the “Parties”).

WHEREAS, Recipient is pursuant to a Purchase and Sale Agreement dated as of May    , 2004 (the “APA”) (capitalized terms contained and not defined herein shall have the meanings defined in the APA) purchasing certain assets and assuming certain liabilities related to the Business;

WHEREAS, Recipient is interested in purchasing the Services (as defined below) from Provider during a Services Period (as defined below) from the date hereof;

WHEREAS, Recipient intends to migrate during the Services Period from the Services and systems provided hereunder to services and systems independent of Provider; and

NOW, THEREFORE, the Parties, intending to become legally bound, agree as follows:

1.             SERVICES

1.1                                 Services. Provider hereby agrees to perform certain services as described in Exhibit A (the “Services”) for Recipient for a period commencing on the Initial Closing Date and ending five (5) months following the Final Closing Date (subject to earlier termination pursuant to Section 6.1) (the “Services Period”). The Services listed on Exhibit A may be amended from time to time and upon mutual agreement by the Parties. The Parties agree to conduct reviews at least once a month to ensure a timely completion of all tasks and to conduct an evaluation of the continued need for each Service being provided to Recipient by Provider. The Parties hereby acknowledge that one of the primary purposes of the provision of the Services is to enable Recipient to develop during the Services Period either independently or through relationships with third party vendors, services in addition to and in replacement of all of the Services provided by Provider hereunder.

1.2                                 Standard of Delivery.  In providing the Services, Provider will use commercially reasonable efforts to provide such services consistent with its past practice and at substantially the same level and quality as performed by it for the Business during the twelve-month period immediately preceding the Initial Closing Date.

1.3                                 Consultation/Cooperation.  During the Services Period and upon reasonable request of a Party, during normal business hours and in such a manner as shall not unduly interfere with or disrupt the operation and conduct of the other Party’s other businesses, such Party shall permit the other Party to consult on a reasonable periodic basis with the applicable employees of Provider providing Services or who were involved in Provider’s operation of the Business prior to the Initial Closing Date.  The Parties agree to cooperate as reasonably required to assist Provider in performing the Services.

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2.                CONTRACT PRICE AND PAYMENT SCHEDULE

2.1                                 Contract Price.  Recipient shall pay for the Services an amount equal to the charges for each service rendered as defined in Exhibit A hereto and subject to the terms and conditions defined in Exhibit A hereto.

2.2           Calculation and Payment Schedule.

2.2.1        Invoices.  On a monthly basis, Provider shall invoice Recipient for Services provided under this Agreement. Each monthly statement will identify the categories of Services used based on Exhibit A.

2.2.2        Taxes.  Each Party shall assume the cost of any sales, use, privilege and other sales or similar taxes, but excluding any interest and penalties (“Taxes”), imposed upon that Party as a result of the transactions contemplated hereby.  To the extent any exemptions from such Taxes are available, the Parties shall cooperate to prepare any certificates or other documents necessary to claim such exemptions.

2.2.3        Payment.  Recipient will pay all amounts due pursuant to this Agreement within thirty (30) days after the date of each invoice statement hereunder. If any amounts due hereunder have not been received by the due date, such overdue amounts shall bear interest from the due date at the rate of one percent (1%) per month, or portion thereof, until received.  Recipient shall timely make each payment in the amount invoiced, notwithstanding any dispute in connection with services not covered by such invoice, by wire transfer to an account at a financial institution designated in writing by Provider.

2.2.4        Audit.  Upon the reasonable request and with prior written notice, during normal business hours and in such a manner as shall not unduly interfere with or interrupt the operation and conduct of Provider’s other businesses, Provider shall provide representatives of Recipient (including its internal and external auditors) with reasonable access to (i) the books, records, files and papers, whether in hard copy or computer format, used or held for use in the provision of the Services, and (ii) applicable employees of the Provider who provide or manage provision of the Services, to permit an audit of the Services or any out-of-pocket costs required to be reimbursed pursuant to this Agreement.

3.             FORCE MAJEURE

Neither Party shall have liability for any interruption of Services, delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control or from any act or failure to act of the other Party or any Governmental Authority, or as the result of strikes, lock-outs or other labor difficulties; riot, insurrection or other hostilities; embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays; acts of war or terrorism; or inability to obtain necessary labor, materials or

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utilities as a result thereof.  In such event, a Party’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof.  Each Party will promptly notify the other upon learning of the occurrence of such event of force majeure.  Upon the cessation of the force majeure event, the delayed Party will use all commercially reasonable efforts to resume its performance with all reasonable speed.

4.             WARRANTY

Provider warrants that, at the time of delivery, the Services will be performed as specified in Article 1 of this Agreement.  In the event of any breach of this warranty, Provider will either re-perform the work capable of being reperformed in accordance with the applicable requirements at no charge, or refund the price paid for the nonconforming Service, provided Provider is given written notice of the breach, describing the nonconformity in detail, within ninety (90) days after performance of the nonconforming Service.

5.             DISCLAIMER OF WARRANTIES

5.1           THE WARRANTIES, CONDITIONS, REPRESENTATIONS, OBLIGATIONS, LIABILITIES AND REMEDIES OF THE PARTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND EACH PARTY HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE OTHER PARTY, AND ANY OTHER RIGHTS, CLAIMS AND REMEDIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY OF THE SERVICES, TRAINING, DATA, DOCUMENTATION OR OTHER THINGS PROVIDED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

A.            ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

B.            ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; OR

C.            ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF PROVIDER (BUT EXCLUDING THE GROSS NEGLIGENCE OR RECKLESS OR WILLFUL MISCONDUCT OF PROVIDER, FOR WHICH NO RIGHTS OF RECIPIENT ARE WAIVED, LIMITED OR DISCLAIMED HEREUNDER HOWSOEVER);

PROVIDED, HOWEVER, THAT THE PARTIES DO NOT WAIVE, LIMIT OR DISCLAIM THEIR RIGHTS TO ENFORCE THE TERMS OF THIS AGREEMENT.

5.2           Negotiated Agreement.  Recipient and Provider agree that this Article 5 has been the subject of discussion and negotiation and is fully understood by the Parties, and that this

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Agreement was arrived at in consideration of this Article.

6.             CANCELLATION FOR DEFAULT AND TERMINATION FOR CONVENIENCE

6.1           Termination for Convenience.  Recipient may terminate this Agreement as to any Service under this Agreement by delivering to Provider a fifteen (15) day written Notice of Termination specifying the extent of termination and the effective date.

6.2           Termination of Entire Agreement.  Either Party shall have the right to terminate this Agreement effective upon delivery of notice to the other Party if the other Party: (a) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 15 days or (b) materially defaults in the performance of any of its covenants or obligations contained in this Agreement and such default is not remedied to the nondefaulting Party’s reasonable satisfaction within thirty (30) days following written notice of such default.

6.3           Procedures on Termination.  Following any termination of this Agreement in whole or in part, each Party will cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s business. Termination shall not affect any right to payment for Services provided prior to termination.

6.4           Authorization and Direction.  Notwithstanding anything to the contrary set forth in this Agreement, Provider will not be obligated to take any action or fail to take any action that in the reasonable opinion of Provider, upon the advice of its counsel, would cause Provider to violate, or otherwise fail to comply with, any applicable Law or incur any liability to a third Person whether or not Recipient shall have directed, instructed, requested or otherwise purported to require Provider or any of its officers, directors, employees or agents to take any action or fail to take any such action

7.             INDEMNIFICATION

7.1           In consideration for the Services to be performed by Provider hereunder, Recipient shall indemnify and hold harmless Provider (including the directors, officers, employees and agents of Provider) from and against any and all Damages (as defined below) suffered or incurred by Provider resulting from, arising out of, based on or related to Provider’s performance of the Services hereunder (including, without limitation any action taken, or any failure to take any action, by Provider (i) consistent with Recipient’s past practices or (ii) with the authorization or at the instruction, direction or requirement of Recipient) and will promptly reimburse Provider for all Damages as they are incurred in connection with investigating, preparing or defending any action or claim which gives rise to a right of indemnification hereunder; provided, however, that Provider shall not be entitled to indemnification for any Damages to the extent such Damages result from, arise out of,

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are based upon or relate to Provider’s willful misconduct or Provider’s gross negligence (unless such Damages result from, arise out of, are based upon or relate to any action, or any failure to take any action, by Provider that is (A) consistent with Recipient’s past practices or (B) rendered by Provider as authorized or instructed, directed or required by Recipient, in which case such actions or failures to take any action shall be indemnifiable by Recipient).  Each party to this Agreement shall use its commercially reasonable efforts to cause its employees to cooperate with and assist the other party in connection with any third party claim, action or proceeding for which indemnity is sought hereunder.

7.2           “Damages” means any and all losses (including liquidated damages and Environmental Losses), costs, claims, damages, liabilities, obligations, judgments, equitable relief granted, settlements, awards, demands, offsets, defenses, counterclaims, actions, proceedings, deficiency, fine, penalty or expense, out-of-pocket costs, expenses and attorneys’ fees (including any such reasonable costs, expenses and attorneys’ fees incurred in enforcing any right of indemnification against any indemnitor or with respect to any appeal) and interest and penalties, if any.  “Environmental Losses” means any and all losses, costs, damages, liabilities, obligations, judgments, equitable relief granted, settlements, awards, demands, offsets, defenses, counterclaims, actions, proceedings, deficiency, fine, penalty or expense out-of-pocket costs, expenses and attorneys’ fees (including any such reasonable costs, expenses and attorneys’ fees incurred in enforcing any right of indemnification against any indemnitor or with respect to any appeal) and interest and penalties, if any, the cost of any Remedial Action (voluntarily or involuntarily incurred) arising under or with respect to any Environmental Law.  “Remedial Action” shall mean any action required by any Governmental Entity or law to (A) clean up, remove, treat or in any other way address any Hazardous Substances; (B) prevent the release of any Hazardous Substances so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (C) perform pre-remedial studies and investigations or post-remedial monitoring and care.

8.             LIMITATION ON LIABILITY

8.1           Neither Provider nor any of its directors or officers or employees or agents shall have any liability to Recipient or any other Person for any activity taken or for refraining from the taking of any activity (A) consistent with Recipient’s past practices, (B) with the authorization, or at the instruction, direction or requirement, of Recipient, or (C) due to the failure of Recipient to approve any expense or costs hereunder.   Provider and any director, officer, employee or agent of Provider may rely in good faith on any document of any kind prima facie properly executed and submitted by Recipient respecting any matters arising hereunder.

8.2           Other than with respect to Provider’s failure to remit to Recipient money that Provider has collected on Recipient’s behalf, Provider’s total liability under this Agreement is limited to the aggregate amount of the fees paid to Provider hereunder.

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8.3           Neither Party shall have any obligation or liability to the other with respect to the subject matter hereof, whether arising in contract (including warranty), tort (including active, passive or imputed negligence (but excluding gross negligence or reckless or willful misconduct, for which no rights are waived, limited or disclaimed hereunder howsoever)) or otherwise, for loss of revenue or profit, or for any punitive, incidental, special or consequential damages, whether foreseeable or not.  Claims by either Party against the other for contribution toward third party damage, injury or loss are not waived, limited or disclaimed.

9.             PROPRIETARY INFORMATION

9.1           Definition.  The term “Proprietary Information” means all confidential or proprietary information, including but not limited to code or intellectual property information, which relates to and is disclosed by one Party (the “Originating Party”) to the other (the “Receiving Party”) in connection with this Agreement, it being acknowledged that, except for Proprietary Information that is protected from disclosure by the attorney-client privilege or work product doctrine, such Proprietary Information does not include the (i) Tax structure or Tax treatment of the transactions contemplated by this Agreement), except as required by applicable Law.

9.2           Disclosure and Use.  The Receiving Party shall preserve Proprietary Information received from the Originating Party in confidence and shall refrain from disclosing Proprietary Information to any third party without written authorization from the Originating Party.  Except for software in source code form, these obligations will terminate five (5) years after receipt.  During the term of this Agreement, the Receiving Party shall use Proprietary Information received from the Originating Party solely in connection with the performance of this Agreement. The disclosure and use obligations set forth above shall be considered satisfied by the Receiving Party through the exercise of the degree of care, but in no event less than reasonable care, used to restrict disclosure and use of its own information of like kind and importance.

9.3           Protection of Recipient’s Systems.  Without Recipient’s written permission, Provider agrees to use its commercially reasonable efforts not to access or manipulate Recipient data during the term of this Agreement except as required to perform Provider’s obligations under this Agreement or as agreed in writing between the Parties.

9.4           Injunctive Relief.  Both Parties acknowledge that breach of this Article 9 may cause damage of an irreparable and continuing nature to the Originating Party for which monetary damages may not provide adequate relief.  Therefore, in addition to any monetary damages, the Originating Party is also entitled to seek an injunction, including if applicable, a temporary restraining order, to prohibit continued breach of this Agreement.

9.5         Exceptions.  This Agreement shall not restrict disclosure or use of Proprietary Information that is:

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9.5.1        known to the Receiving Party without restriction when received or thereafter is developed independently by the Receiving Party without reference to Proprietary Information of the Originating Party; or

9.5.2        obtained without restriction from a source other than the Originating Party through no breach of confidence by the Receiving Party; or

9.5.3        in the public domain when received, or thereafter enters the public domain through no fault of the Receiving Party; or

9.5.4        disclosed by the Originating Party to a third party without restriction; or

9.5.5        Required by applicable Law or regulation, provided the Receiving Party notifies the Originating Party of the requirement promptly, and cooperates with the Originating Party (at the request and expense of the Originating Party) in contesting the requirement.

9.6           No Other Rights Granted.  Proprietary Information shall remain the property of the Originating Party.  Except for the rights expressly granted under this Agreement, neither this Agreement nor disclosure of Proprietary Information hereunder shall be construed as granting any right or license under any trade secrets, copyrights, inventions, or patents now or hereafter owned or controlled by either Party.  Nor does this Agreement grant any right or license, or impose any restriction on use of disclosure with respect to information, other than Proprietary Information, disclosed or received by either Party in connection with this Agreement.

9.7           Wind-up Activities.  Upon completion or termination of the Services and unless instructed in writing to do otherwise by the Originating Party, the Receiving Party shall use commercially reasonable efforts to cease use of and return or destroy all of the Proprietary Information, if any, received from the Originating Party.  The Originating Party may request, within sixty (60) days after termination of this Agreement, and the Receiving Party shall provide, written certification of the return or destruction. Notwithstanding the foregoing, each Party may retain one copy of each permanent record of the Proprietary Information disclosed to it under this Agreement solely as a record of the disclosure.  In the event that information not related to the sale or operation of the Business is discovered by the Recipient, the Recipient shall contact Provider for instructions as to the disposition of that information and protect that information at the level of “Proprietary” in accordance with this Article 9.

10.          MISCELLANEOUS

10.1         Ingress and Egress.  Each Party shall grant to the other Party, at all times during the Services Period, subject to the granting Party’s reasonable security requirements, the right to ingress to and egress from the premises of the granting Party for reasonable purposes

7

necessary to the delivery of Services hereunder or the exercise of any right under this Agreement or the performance of any obligations required by this Agreement.

10.2         Further Assurances.  Each Party shall, from time to time after the Closing Date, at the request of any other Party and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer and assumption, and take such other actions, as such other Party may reasonably request to effect the transactions contemplated by this Agreement.

10.3         Power of Attorney; Agency.  Recipient hereby constitutes and appoints Provider as its true and lawful agent and attorney in fact, irrevocably, with the power of substitution and delegation and with full power and authority to the extent necessary or appropriate for Provider to perform the Services as contemplated hereby, including the power to make, execute, acknowledge, make oaths as to, publish, deliver, file and/or record certificates, instruments, pleadings, motions, other items undertaken in connection with litigation, bankruptcy or dispute resolution proceeding and documents in the name and on behalf of Recipient.  Provider and Recipient each agree and confirm that (a) they do not intend to create any form of partnership or joint venture with the other party with respect to any of the Services, (b) they will not hold themselves out to the public as a partner with the other party hereto or any other person with respect to any of the Services, (c) they do not have, or intend to form, a joint profit motive with the other party hereto or any other person with respect to any of the Services, (d) they are not authorized to act as, or to hold themselves out as, the agent of or to otherwise bind the other party hereto with respect to any of the Services, (e) unless otherwise required by the Internal Revenue Service or like governmental authority with jurisdiction over income tax matters, they will not file any partnership or other joint income tax return reflecting the other party as a partner or joint venturer with respect to items of income, loss, deduction, or credit attributable to the Services, and (f) they will report all items of income, loss, deduction and credit attributable to the Services on their own tax returns in a manner consistent with the terms of this Agreement.  Provider further agrees and acknowledges that Recipient will conduct any and all business with respect to the Services in its own name and not in a joint name or in the name of Provider.

10.4         Incorporation by Reference.  The following provisions of the APA are incorporated herein by reference and shall apply to this Agreement in the same manner such provisions apply to the APA:  Sections 12.3, 12.4, 12.6, 12.7(a), 12.7(c), 12.7(d), 12.8, 12.10, 12.11, 12.12, 12.13 12.14, 12.15, 12.16, 12.18, and 12.21.

10.5         Competing Provisions.  The Parties acknowledge and agree that certain provisions of this Agreement may be inconsistent with the provisions of the APA or any of the ancillary agreements contemplated to be executed by the Parties in connection therewith.  To the extent that any provision hereof is inconsistent with the provisions of such other agreements, the provisions of such other agreements shall govern the subject of such inconsistencies in all respects.

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10.6         Survival:  Sections 7, 8, 9 and 10 hereof shall survive the termination of this Agreement.

[The remainder of this page is intentionally left blank.]

9

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Boeing Capital Corporation	General Electric Capital Corporation

By:	By:
Name:	Name:
Title:	Title:

10

EXHIBIT A

SERVICES

11

Exhibit A

TO
TRANSITION SERVICES AGREEMENT

1.       Services.

(a)           Invoicing.

(i)            Provider shall invoice the Obligors as required by the terms of the applicable Purchased Portfolio Assets, including invoices with respect to payments due on or before the date that is 30 days after the end of the Service Period but not including any invoices with respect to payments due after the date that is 30 days after the end of the Service Period.  Invoices shall be in the same format (including billing headers) and, except as provided in (ii), shall direct payments to Provider’s lockboxes, as used by Provider immediately prior to the Closing Date.  No changes shall be made to the invoice formats without the prior written approval of the Buyer.

(ii)           Upon request of Buyer, Provider shall, in connection with its final invoice to an Obligor as Provider hereunder, send a notice to each Obligor in the form provided in advance by Buyer directing such Obligor to remit payments to the lockboxes (or equivalents) designated by the Buyer prior to the date of such notice (the “GE Lockboxes”).  Provider shall send a second notice to an Obligor in the event Provider receives any payment from such Obligor with respect to the applicable Purchased Portfolio Asset after the date of the first notice.

(b)           Collections.

(i)            Purchased Portfolio Assets Less than 60 Days Delinquent.  For any Purchased Portfolio Asset that is less than 60 Days Delinquent, Provider shall undertake normal and customary routine collection services with respect to such Purchased Portfolio Asset, including, without limitation, (A) contacting the applicable Obligor by mail within thirty (30) days of the non-payment of any scheduled payment to seek collection of past-due payments and (B) contacting the applicable Obligor by telephone within sixty (60) days of non-payment of any scheduled payment to seek to identify the cause of such non-payment and collect any past-due amounts.

(ii)           Purchased Portfolio Assets 60 Days Delinquent or Greater.  For any Purchased Portfolio Asset that is 60 Days Delinquent, Provider shall (A) continue the normal and customary routine collection services described in clause (i) above, (B) notify the applicable Owner Representative promptly of such delinquency and (C) upon request, turn over all special servicing of such Purchased Portfolio Asset to the applicable Buyer.

(iii)          Obligors in Bankruptcy.  For any Purchased Portfolio Asset that Provider knows or receives notice that the Obligor thereunder has become a debtor in a case or proceeding under Debtor Relief Laws, Provider shall (A) notify the Buyer promptly of commencement of such proceedings and (B) turn over all further servicing of the related Purchased Portfolio Asset to the Buyer.

(iv)          In no event shall Provider undertake any collection activities with respect to Purchased Portfolio Assets referred to in subsection 1(b)(ii) or subsection 1(b)(iii) other than as provided therein without (A) Provider’s written consent, (B) express written direction of Buyer and (C) additional compensation and indemnification of the Provider.

(c)           Reporting.  Provider shall provide to the Buyer reports in substantially the form, and of the type, set forth on Schedule 1 hereto in the form which the Provider’s current computer programs and/or systems are capable of generating such reports on or before the dates set forth thereon.  In addition, Provider shall provide to the Buyer such other reports on the dates, with the frequency and with the collection information as may be reasonably requested by the Buyer and agreed to by Provider from time to time.  In addition to any other compensation payable hereunder, Buyer shall pay to Provider costs and expenses incurred by Provider in connection with the preparation and delivery of reports that are not typically generated by Provider.

(d)           Administration; Customer Service.

(i)            Basic Customer Service.  Provider shall provide to Obligors normal and customary routine informational customer services (which shall be determined based on the type, kind and quality of customer services provided by Provider for the CFS Portfolio prior to the Initial Closing Date, including telephone etiquette and issue-resolution guidelines) using the toll-free customer services telephone number used in connection with the management of the CFS Portfolio prior to the Closing Date or any new telephone number established by the Buyer.  Such services shall include responding to requests for information concerning the status of an Obligor’s Purchased Portfolio Asset or invoicing information and, subject to receipt by Provider of express written directions from the Buyer pursuant to the Agreement, Provider shall respond to Obligor requests for adjustments concerning Taxes or other Obligor payments under such Obligor’s Purchased Portfolio Asset.

(ii)           Other Inquiries.  Provider shall forward to the Buyer within two (2) Business Days following the receipt by Provider of any Obligor request, whether written or by phone, including, without limitation, a request for a quotation or a request relating to a possible upgrade, equipment return, end of term option negotiation, cancellation, extension, waiver, modification, settlement or restructuring of any Purchased Portfolio Asset or a request for new financing or remarketing of any equipment and Provider shall not, and shall not be obligated to, take any action with respect to any such matter unless expressly directed in writing to do so by the Buyer.

(e)           Purchased Portfolio Asset Updates.  Provider shall process all collections and other updates, modifications, cancellations or restructuring, if any, to the Purchased Portfolio Assets, which modifications, cancellations or restructuring have been approved in writing by the Buyer, on Provider’s operating system.

(f)            Cash Application.  All sums received by Provider after the date hereof that are payments in respect of the Purchased Portfolio Assets shall be applied by Provider to the proper Purchased Portfolio Assets.  Provider shall apply each payment as directed by the Obligor, or if the Obligor does not direct the application of a payment, Provider will use cash application systems and procedures similar to those used by it in connection with the CFS Portfolio immediately prior to the Closing Date, subject to further instruction by Buyer.  Notwithstanding the foregoing, Provider shall not be responsible for reporting or remitting payments made to the GE Lockboxes.

(g)           Remittance to Buyer.  Except as otherwise provided in the Purchase Agreement, all sums received by Provider after the Closing Date that are payments in respect of any Purchased Portfolio Asset shall be for the account of the Buyer and shall be held by Provider in trust for the benefit of the Buyer.  Provider shall remit to the Buyer (or its designee) all payments received by Provider in respect of the CFS Portfolio after the Closing Date.  All payments made by Provider pursuant to the foregoing sentence may be made net of any previously credited uncollectible payments received by Provider (such as checks subsequently returned for insufficient funds) and net of any payments in respect of taxes, which such payments shall be remitted to the appropriate Governmental Authority.  Provider shall be entitled to apply undesignated payments made by an Obligor with respect to multiple contracts or schedules on a pro rata basis but shall not be entitled to set off against amounts to be paid by it to any Buyer pursuant to this Section 2(g), any amount owing to Provider or by any Buyer pursuant to this Agreement, the APA or otherwise.  Remittances shall be made weekly on Wednesday of the week following the week in which payments are received by Provider from Obligors, such remittance to be by wire transfer to the Buyer (or its designee) at such accounts as the Buyer shall have designated in writing to Provider prior to such date and shall include a reference to a specific Purchased Portfolio Asset with respect to which payment was made.

(h)           Mutually Agreed Services.  Provider shall provide such other services to the Buyer with respect to the Purchased Portfolio Assets on such terms and subject to such conditions as may be mutually agreed upon by Provider and Buyer.

(i)            Tax Services.  During the Service Period, Provider shall provide to the Buyer as an agent of Buyer the services with respect to sales, use, personal property and income taxes that are set forth on Schedule 2 hereto and reporting with respect to such services as described on Schedule 3 hereto.

2.       Transition.  Prior to the end of the Service Period, Provider shall provide the Buyer with assistance necessary to permit an orderly transition of the Asset Files and the servicing records regarding the CFS Portfolio to the Buyer, or to a successor service provider designated by the applicable Buyer, such as (i) developing a transition schedule and appropriate interfaces for, and allowing the transfer, in a prompt and timely manner, of documents (to extent required under the APA or data relating to collections or Tax payments (before or during the Service Period)) related to the Purchased Portfolio Assets from the systems owned, controlled or utilized by Provider or its Affiliates with respect to the Purchased Portfolio Assets to the applicable Buyer, (ii) assistance in extracting such data relating to the Purchased Portfolio Assets from Provider’s files and providing documentation adequate to permit data mapping and data extraction and (iii) delivering a conversion data file containing to the extent practicable the information reasonably requested by Buyer within 5 Business Days following the applicable Closing Date and within 5 days after any subsequent data request in writing is received by Provider.

3.       Access to Records.

(a)           During the Service Period, Buyer shall permit and provide Provider access to the information in a format mutually agreed upon by the Parties hereto (electronic or otherwise) with respect to remittances from Obligors received into GE Lockboxes (or equivalent accounts of Buyer) that is reasonably necessary to enable Provider to service the Purchased Portfolio Assets in accordance herewith; provided, however, in no event shall Provider have the right to withdraw any funds from such GE Lockboxes (or equivalent accounts).

(b)           Upon receipt of a request of any Buyer and subject to the terms of the Purchase Agreement, applicable Law and prior notice, Provider shall provide the Buyer with access during regular business hours to those records that constitute Purchased Portfolio Assets or servicing records that are held by Provider and or that are under its control and that are necessary to enable such Buyer to respond to Obligor inquiries or otherwise manage the Purchased Portfolio Assets and other CFS Portfolio Assets that are being serviced under this Agreement.  Buyer shall be entitled to make copies of, and extracts from, such records.  Provider shall, from time to time, designate individuals (and an alternate in case such individuals are not available from time to time) to be the primary contacts with the Buyer for this purpose, and as of the Initial Closing Date such persons shall be                and                 .

(c)           Upon or prior to the end of the Service Period, Provider shall, as soon as reasonably practicable, deliver to the applicable Buyer the Asset Files and all servicing records related to the Purchased Portfolio Assets during the Service Period in the possession or under control of Provider, including those which are reasonably necessary to enable such Buyer to respond to Obligor inquiries or otherwise manage the Purchased Portfolio Assets, with an inventory listing of records delivered.  Provider acknowledges and agrees that from and after the date hereof such records are the property of the Buyer as provided in the APA and other documents and instruments executed and delivered in connection therewith and that Provider holds such records during the Service Period for the benefit of Buyer.

4.       Authorization.  Buyer shall designate individuals who shall be vested with all the requisite power and authority to approve on behalf of the Buyer, and whose express written approval shall be required for, all settlements, extensions, waivers, amendments, terminations or other modifications to any of the Purchased Portfolio Assets, and an alternate in case that individual is not available from time to time.  As of the Initial Closing Date, the designees shall be Ivette Muniz (203/796-2448) and in the alternate, Kate Bartlet (203/796-1458), both at  44 Old Ridgebury Rd., Danbury, CT 06810.

5.       Payment.  Buyer shall pay Provider for the Services in an amount equal to Provider’s costs, which are defined as (i) all out-of-pocket expenses paid by Provider (which may not exceed $2,500 per month without the prior written approval of Buyer), (ii) the monthly salary and health benefit costs for each of Provider’s employees pro rated for the time spent in that month engaged in providing the Services, (iii) 20% of the retention amounts (as set forth on Schedule 4 hereto) paid by Provider to each employee for each month (not to exceed five months) that such employee is engaged in providing the Services, and (iv) a reasonable allocation of overhead costs for each employee pro rated for the time spent engaged in providing the Services.

SCHEDULE 1

REPORTING

	Reports	Frequency	Delivery Date
1.	Cash Received (including Name, Account Number, Total Received, Due date and specific items applied).	and weekly thereafter	and last Business Day of each week thereafter
2.

Suspense Items Report (including Customer Name, Account Number, Total Cash Received, Total Cash Remaining (unapplied), Date Cash Received, Any Comments, Customer Direction as to Application of Cash and if none provided, Copies of Back-up Media)

		Monthly	Fifth Business Day of succeeding month
3

Account Changes/Modifications Report (s) (including Customer Name, Account Number, Date of Modification, Change/Modification, Description, Cash Received (if applicable), Cash Applied and to What Items (if applicable), Back up and System Print Screens Showing Before and After, Copies of any Related Documentation)

		Monthly	Fifth Business Day of succeeding month
4	Delinquency Report	Monthly	Fifth Business Day of succeeding month

SCHEDULE 2

TAXES

A.            Sales and Use Taxes

Solely in connection with the CFS Portfolio and except as otherwise provided in the APA, Provider shall be responsible for:

(1)           Calculating and determining the amount of any sales or use Taxes payable by an Obligor in respect of the Purchased Portfolio Assets and determining when any such amounts should be paid in compliance with all applicable Laws enacted by the appropriate Governmental Authority.

(2)           Timely preparing and filing all relevant Tax Returns or other filings in the name of Provider as Agent for Buyer as required by the appropriate Governmental Authority with respect to the Purchased Portfolio Assets and making all payments due thereunder on behalf of the Buyer in a manner consistent with Provider’s current practices.

(3)           Preparing and submitting to the Buyer promptly a complete set of the monthly filings of any such applicable Tax Returns by the tenth Business Day of the following month, but no later than fifteen (15) days following the termination of this Agreement a copy of the Tax Returns, checks and detailed listings of the sales or use Taxes collected and remitted by jurisdiction for the Purchased Portfolio Assets.

(4)           Upon the reasonable request of the Buyer, during normal business hours and in such a manner as shall not unduly interfere with or disrupt the operation and conduct of Provider’s other businesses, providing the applicable Buyer with supporting documentation and assistance in any sales or use Tax audits of the Purchased Portfolio Assets.

(5)           The Provider shall not be required to remit any payment of Taxes to a Governmental Authority unless and until monies in respect thereof have been received from the applicable Obligor or Buyer.

B.            Personal Property Taxes

Solely in connection with the CFS Portfolio and except as otherwise provided in the APA, Provider shall be responsible for:

1.             Maintaining personal property Tax data with respect to the Purchased Portfolio Assets.  Provider shall provide to the Buyer no later than five (5) Business Days after any assessment date during the Service Period all relevant personal property Tax information on the Purchased Portfolio Assets for Buyer to file a personal property Tax Return.  Buyer will provide Provider with a list of required information that will be needed to file the Tax Return.

2.             Upon the reasonable request of the Buyer, during normal business hours and in such a manner as shall not unduly interfere with or disrupt the operation and conduct of Provider’s other businesses, provide Buyer with supporting documentation and assistance in any personal property Tax audits of the Purchased Portfolio Assets.

C.            Income Tax Reporting

Provider shall be responsible for providing on a monthly basis the following information in respect of any Purchased Portfolio Assets that are classified as leases for federal Income Tax purposes:

•      Assets disposed of during the applicable period

i.      Disposition proceeds

ii.     Dates of dispositions

•      Rental collection per asset

•      Depreciation methods and lives

•      ADR Class

•      Location codes (Vertex) per asset

•      Other pertinent fields to be agreed upon

SCHEDULE 3

TAX REPORT

Buyer

Property Tax Extract File Format as of 12-02-03

Field Length	Field Type	Field Format	Field Name	Field Description & Format
14	Numeric		Asset	Asset/Property Number Unique for Each Property.
8	Numeric	CCYYMMDD	acq_date	Acquisition Date (date seller is using on property tax return for Acquisition Date)
25	Alpha/Numeric		Address1	Asset/Property Location Address 1
25	Alpha/Numeric		Address2	Asset/Property Location Address 2
25	Alpha/Numeric		Address3	Asset/Property Location Address 3
1	Numeric		asset_cat	Default value: 2
4	Alpha		Branch_id	Default value: XXXX
25	Alpha		city_name	Asset/Property Location: City Name
3	Numeric		Cmpny_code	Leave this Field Blank
25	Alpha		cnty_name	Asset/Property Location: County Name
30	Alpha/Numeric		descript	Asset Description
8	Numeric	CCYYMMDD	dispos_dte	Actual Disposition Date of Asset (if none, leave blank)
4	Alpha		div_id	Default value: XXXX
	Numeric		glacctno	Leave this Field Blank
8	Numeric	CCYYMMDD	lease_end	Projected Purchased Portfolio Asset End Date
14	Alpha/Numeric		lease_id	Purchased Portfolio Asset Schedule Number
3	Numeric		lease_term	Service Period of the Original Purchased Portfolio Asset in Days
2	Numeric		lease_type	Default value: 03
1	Numeric		lease_fix	Default Value: 1
25	Alpha/Numeric		cust_addr1	Same as Field Name: address1
25	Alpha/Numeric		cust_addr2	Same as Field Name: address2
25	Alpha/Numeric		cust_city	Same as Field Name: city_name
12			lese_id	If seller has a specific code used for each of its customers property tax location enter that code in this field, otherwise GE to Assign.
30	Alpha/Numeric		cust_name	Customer Name
2	Alpha		cust_state	Asset/Property Location: State
9	Numeric		cust_zip	Asset/Property Location: Zip Code (9 digits with no “-”)
1	Alpha		Make

Default to a “Y” if all assets reportable for property tax purposes, default to a “I” if property has been returned and is in Lessor’s inventory (normally used to identify if a contracts is active for property tax reporting if it is past its projected termination date i.e. renewal, holdover rent etc.).

13.2	Alpha/Numeric		Model	Asset Model Number

Field Length	Field Type	Field Format	Field Name	Field Description & Format
13.2	Numeric		month_rent	Monthly Rent
15	Numeric		eqp_cost	Equipment Cost
3	Numeric		own_class	GE to Map based on Equipment Type
			userfield1	default value (blank)
			userfield2	default value (blank)

15	Alpha/Numeric		glgrp_id	default value VF3945109001003
1	Alpha		taxrptcode	Property Tax Reporting Code: G=Lessor reports and pays tax; C=Customer reports and pays tax; E=Exempt; D=Do not report and pay (i.e. 3rd party reporting and paying as agent); T=Terminated Asset;
13.2	Numeric		rptd_cost	Property Tax Reporting Equipment Cost
20	Alpha/Numeric		serial_no	If motor vehicle, enter VIN here.
30	Alpha/Numeric		bill_name	Same as cust_name field
2	Numeric		user_state	Two digit numeric state code (GE will map this to their coding-leave blank)
9	Numeric		Zip	Same as cust_zip field
8	Numeric	CCYYMMDD	lease_date	Same as acq_date field
			userfield3	default value (blank)
6	Alpha		Usefield5	default value SGLINV
Additional fields:
50	Alpha/Numeric		equip_type	Equipment Type Name i.e. computer, trucks, trailers, copier, telephone etc. (GE will map this to the numeric coding for equipment type)

Note:  Add any other fields your system contains that will be helpful in reporting this equipment for property tax purposes.

SCHEDULE 4

RETENTION PAYMENTS

Name	Total Retention Payment

[***to be completed by Boeing***]

EXHIBIT K

PURCHASE OPTION AGREEMENT

THIS PURCHASE OPTION AGREEMENT (this “Agreement”) is dated as of             , 2004 by and between BCC EQUIPMENT LEASING CORPORATION, a Delaware corporation (the “Seller”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Buyer”).

WHEREAS, the Seller is the holder of a 13% beneficial interest in Bethlehem Steel Corp 2000 Equipment Trust No. 1, as referenced in Trust Supplement No. 3, dated September 29, 2000, under and pursuant to the Master Trust Agreement, dated as of April 14, 1999, between the CIT Group/Equipment Financing, Inc., as Trustor and Beneficiary, and First Security Bank, National Association, as Owner Trustee, and the Lease Participation Agreement dated as of September 29, 2000 among Bethlehem Steel Corporation, as Lessee, The CIT Group/Equipment Financing, Inc., Transamerica Equipment Financial Services Corporation, Safeco Credit Company, Inc. and MDFC Equipment Leasing Corporation, as Owner Participants, and First Security Bank, National Association, as Owner Trustee (such 13% beneficial interest, the “Bethlehem Interest”; such Trust Supplement No. 3 and such Master Trust Agreement, collectively, the “Bethlehem Trust Agreement”; and such Lease Participation Agreement, the “Bethlehem Lease Agreement”);

WHEREAS, the Seller is the holder of a 12.684% partnership interest in Cylinder Head Line Partnership, consisting of a portion of the “Seller’s Interest” as referenced in the Participation Agreement, dated as of August 26, 2002, by and between Transamerica Equipment Financial Services Corporation and Seller, and the Participation Agreement, dated as of August 27, 2002, by and between UPS Capital Corporation, a Delaware corporation, and Seller (such 12.684% partnership interest, the “Cylinder Head Interest”; and such Participation Agreements, the “Cylinder Head Agreements”);

WHEREAS, the Seller and the Buyer are among the parties to that certain Purchase and Sale Agreement dated as of May    , 2004 (the “Purchase Agreement”) (each capitalized term used in this Agreement which is not defined herein shall have the meaning ascribed to such term in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to grant to the Buyer the rights provided for under this Agreement with respect to the Bethlehem Interest and the Cylinder Head Interest (collectively, the “Seller Interests”, and each individually, a “Seller Interest”) as a condition precedent to the Buyer’s obligation to close under the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1

SECTION 1            PURCHASE OPTION

1.1           Purchase Option.  The Seller hereby grants to the Buyer the right to purchase from the Seller (the “Purchase Option”) on March 21, 2005 (the “Purchase Date”) all (but not less than all) of the Seller’s right, title and interest in, to and under either or both of the Seller Interests in accordance with and subject to the terms and conditions of this Section 1.

1.2           Exercise of Purchase Option.

(a)   If the Buyer elects to exercise the Purchase Option with respect to one or more of the Seller Interests, the Buyer shall deliver written notice of such election (a “Buyer Election Notice”) to the Seller during the period beginning sixty (60) days prior to the Purchase Date and ending thirty (30) days prior to the Purchase Date (the “Buyer Exercise Period”) indicating which of the Seller Interests it is electing to purchase.

(b)   Any Buyer Election Notice shall be delivered to the Seller in the manner and at the address for notices for the Seller set forth in Section 12.3 of the Purchase Agreement.

(c)   The Purchase Option will become null and void with respect to a Seller Interest if the Buyer does not include such Seller Interest in a Buyer Election Notice during the Buyer Election Period or if the Purchase Option Closing (as defined below) does not occur with respect to such Seller Interest on the Purchase Date.  The Purchase Option shall be deemed to be null and void ab initio (i) as to the Bethlehem Interest in the event that either Buyer or Seller has elected in writing, pursuant to Section 5.2(d)(i) of the Purchase Agreement, to refuse an equitable assignment of the Specified Financing and Lease Asset or Equity Asset that consists of an interest in the same underlying asset or entity as the Bethlehem Interest (the “Related Bethlehem Asset”), and (ii) as to the Cylinder Head Interest in the event that either Buyer or Seller has elected in writing, pursuant to Section 5.2(d)(i) of the Purchase Agreement, to refuse an equitable assignment of the Specified Financing and Lease Asset or Equity Asset that consists of an interest in the same underlying asset or entity as the Cylinder Head Interest (the “Related Cylinder Head Asset”).

1.3           Purchase Price.  If the Buyer exercises the Purchase Option with respect to a Seller Interest in accordance with this Section 1, the purchase price payable by the Buyer for such Seller Interest (the “Purchase Price”) shall be the greater of (i) the Applicable NAV for such Seller Interest as of March 1, 2005, as determined pursuant to the Purchase Agreement, or (ii) the amount that would have been received with respect to such Seller Interest (A) in the case of the Bethlehem Interest, upon a sale for fair market value (determined as provided hereinbelow) of all assets held pursuant to the Bethlehem Trust Agreement, including all related assets held in any separate trust thereunder for the benefit of any Person other than Seller, and the application and distribution of all proceeds of such a sale in accordance with the Bethlehem Trust Agreement, and (B) in the case of the Cylinder Head Interest, upon a sale for fair market value (determined as provided hereinbelow) of all assets held pursuant to the Cylinder Head Agreements and the application and distribution of all proceeds of such a sale in accordance with the Cylinder Head Agreements.  For this purpose, “fair market value” is the amount that would be established by a willing buyer and a willing seller, operating at arms-length in an open and unrestricted market, where the buyer was under no compulsion to buy and the seller was under no compulsion to sell

2

and both parties were reasonably knowledgeable of the relevant facts (the “Fair Market Value”), and shall be determined as follows:

(a)   Within ten (10) Business Days after the date of a Buyer Election Notice, the Seller shall notify the Buyer in writing of the Seller’s determination of the then current Fair Market Value of each Seller Interest to which the Buyer Election Notice relates.

(b)   Within five (5) Business Days after the date of such notice, the Buyer shall notify the Seller in writing as to whether the Buyer accepts or rejects the Seller’s determination of Fair Market Value.

(c)   If the Buyer and the Seller are unable to agree upon the Fair Market Value with respect to such Seller Interest, the Fair Market Value of such Seller Interest shall be determined by a nationally recognized appraiser selected by the Buyer and reasonably acceptable to the Seller (the “Appraiser”).

(d)   The Fair Market Value established by the Appraiser with respect to such Seller Interest shall be binding upon both the Buyer and the Seller.

1.4           Closing of Purchase Option.  The closing of the Purchase Option (the “Purchase Option Closing”) with respect to each Seller Interest that the Buyer elects to purchase shall take place at 10:00 a.m. New York time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 on the Purchase Date or such other date as the Buyer and the applicable Sellers shall mutually agree.  On the Purchase Date, the Buyer shall deliver to the Seller, the Purchase Price with respect to such Seller Interests, in cash, and the Seller shall deliver to the Buyer the certificates (if any) representing such Seller Interests (if any), free of any liens or encumbrances (other than (i) Portfolio Asset Permitted Encumbrances, determined as though each Seller Interest were a Portfolio Asset, (ii) restrictions imposed by the Bethlehem Trust Agreement, the Bethlehem Lease Agreement or the Cylinder Head Agreement, and (iii) restrictions imposed by applicable securities Law), together with such powers, transfer tax stamps, assignment agreements and other documentation and certificates reasonably required by the Buyer to effect the transfer of all of the Seller’s right, title and interest in, to and under such Seller Interests.  In addition, (i) the Seller shall deliver to the Buyer the certificate of a duly authorized officer of the Seller, certifying that the representations and warranties set forth in Section 2.2(a) are true and correct as of the Purchase Date, and (ii) the Buyer and the Seller shall execute and deliver such documents and instruments to each other, and to such other Persons, as are required under the Bethlehem Trust Agreement (including Section 8.1 thereof), the Bethlehem Lease Agreement (including Section 6.01 thereof) and the Cylinder Head Agreements (including Sections 9 thereof as though Seller were the “Participant” referred to therein) and otherwise reasonably required under applicable Law in order to consummate the assignment, sale, purchase, and delivery of the Seller Interests to the Buyer on the Purchase Date.

1.5           Certain Unwind Rights.

(a)           If Buyer elects to cause an Unwind of Equitable Assignment as to an equitable assignment of the Related Bethlehem Asset pursuant to Section 5.2(d)(iv) of the Purchase Agreement, then (i) if the Purchase Option with respect to the Bethlehem Interest shall

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not have been exercised at the time Buyer so elects to cause such Unwind of Equitable Assignment as to the Related Bethlehem Asset, then the Purchase Option shall be deemed to be null and void with respect to the Bethlehem Interest when Buyer so elects to cause an Unwind of Equitable Assignment as to the Related Bethlehem Asset, and (ii) if the Purchase Option with respect to the Bethlehem Interest shall have been exercised at the time Buyer so elects to cause such Unwind of Equitable Assignment of the Related Bethlehem Asset, then (A) the parties shall take all necessary steps to provide Seller with all of the benefits of the Bethlehem Interest, and to relieve Buyer of all Assumed Liabilities thereunder, from and after the date Buyer provides Sellers with written notice of its election to cause the Unwind of Equitable Assignment as to the Related Bethlehem Asset, (B) within ten (10) Business Days following receipt of Buyer’s written notice to cause the Unwind of Equitable Assignment as to the Related Bethlehem Asset, Seller shall pay to Buyer the then Applicable NAV of the Bethlehem Interest as of the date of Buyer’s election to cause the Unwind of Equitable Assignment as to the Related Bethlehem Asset (the Applicable NAV to be determined in the same manner as though the Bethlehem Interest had been a Specified Financing and Lease Asset or Equity Asset), and (C) the Bethlehem Interest shall thereupon become subject to the Servicing Agreement.

(b)           If Buyer elects to cause an Unwind of Equitable Assignment as to an equitable assignment of the Related Cylinder Head Asset pursuant to Section 5.2(d)(iv) of the Purchase Agreement, then (i) if the Purchase Option with respect to the Cylinder Head Interest shall not have been exercised at the time Buyer so elects to cause such Unwind of Equitable Assignment as to the Related Cylinder Head Asset, then the Purchase Option shall be deemed to be null and void with respect to the Cylinder Head Interest when Buyer so elects to cause an Unwind of Equitable Assignment as to the Related Cylinder Head Asset, and (ii) if the Purchase Option with respect to the Cylinder Head Interest shall have been exercised at the time Buyer so elects to cause such Unwind of Equitable Assignment of the Related Cylinder Head Asset, then (A) the parties shall take all necessary steps to provide Seller with all of the benefits of the Cylinder Head Interest, and to relieve Buyer of all Assumed Liabilities thereunder, from and after the date Buyer provides Sellers with written notice of its election to cause the Unwind of Equitable Assignment as to the Related Cylinder Head Asset, (B) within ten (10) Business Days following receipt of Buyer’s written notice to cause the Unwind of Equitable Assignment as to the Related Cylinder Head Asset, Seller shall pay to Buyer the then Applicable NAV of the Cylinder Head Interest as of the date of Buyer’s election to cause the Unwind of Equitable Assignment as to the Related Cylinder Head Asset (the Applicable NAV to be determined in the same manner as though the Cylinder Head Interest had been a Specified Financing and Lease Asset or Equity Asset), and (C) the Cylinder Head Interest shall thereupon become subject to the Servicing Agreement.

SECTION 2  REPRESENTATIONS AND WARRANTIES; COVENANTS

2.1           Representations and Warranties of the Buyer.  The Buyer represents and warrants that as of the date hereof:

(a)   it is a corporation, duly organized, validly existing and in good standing under the laws of the Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

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(b)   it is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the property owned or leased by it or the activities conducted by it requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on the ability of the Buyer to perform its obligations hereunder);

(c)   (i) it has the necessary and appropriate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer, (iii) no other action on the part of the Buyer or any other person or entity, whether pursuant to the organizational documents of the Buyer or by law or otherwise, are necessary to authorize the Buyer to enter into this Agreement or to consummate the transactions contemplated hereby, (iv) this Agreement has been duly executed and delivered by the Buyer and (v) this Agreement is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies); and

(d)   neither the execution, delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) requires any filing or registration with, notification to, permission of or any action or order by any governmental or regulatory authority with respect to the Buyer except any such filing, registration, notification or permission that has been or will be obtained at the time of the consummation of the transactions contemplated hereby, (ii) (A) violates or will violate any order, writ, injunction, judgment, decrees or award or (B) to the knowledge of the Buyer, violates or will violate or conflict with any law, in either case, of any governmental or regulatory authority to which the Buyer or any of its properties or its businesses are subject as of the date hereof, (iii) violates or will violate, or conflicts with or will conflict with any provision of, or constitutes a default under, the certificate of incorporation or bylaws of the Buyer or (iv)(A) conflicts with, violates, breaches or constitutes a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, requires any consent under, or gives rise to a right to terminate, amend, accelerate, suspend, revocate or cancel any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Buyer is a party or by which its properties may be bound or (B) will cause, or give any person grounds to cause, an acceleration (with notice or lapse of time or both) of the maturity of, or will increase, any liability or obligation of such party and in the case of either clause (iv)(A) or (iv)(B) above, which conflict, violation, breach, default, liability or obligation, individually or in the aggregate, has or would have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

2.2           Representations and Warranties of the Seller.  The Seller represents and warrants that as of the date hereof:

(a)   the Seller (i) is the direct owner, beneficially and of record, of the Seller Interests and (ii) has not made any assignment, pledge, hypothecation or transfer of, and has not created, or permitted to exist, any security interest in or other Encumbrance on, the Seller Interests;

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(b)   the Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(c)   the Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the property owned or leased by it or the activities conducted by it requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on the ability of the Seller to perform its obligations hereunder);

(d)   (i) the Seller has the necessary and appropriate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller, (iii) no other corporate action on the part of the Seller or any other person or entity, whether pursuant to the certificate of incorporation or bylaws of the Seller or by law or otherwise, are necessary to authorize the Seller to enter into this Agreement or to consummate the transactions contemplated hereby, (iv) this Agreement has been duly executed and delivered by the Seller and (v) this Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies); and

(e)   neither the execution, delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) requires any filing or registration with, notification to, permission of or any action or order by any governmental or regulatory authority with respect to the Seller except any such filing, registration, notification or permission that has been or will be obtained at the time of the consummation of the transactions contemplated hereby, (ii) (A) violates or will violate any order, writ, injunction, judgment, decrees or award or (B) to the knowledge of the Seller, violates or will violate or conflict with any law, in either case, of any governmental or regulatory authority to which the Seller or any of its properties or its businesses are subject as of the date hereof, (iii) violates or will violate, or conflicts with or will conflict with any provision of, or constitutes a default under, the certificate of incorporation or bylaws of the Seller or (iv)(A) conflicts with, violates, breaches or constitutes a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, requires any consent under, or gives rise to a right to terminate, amend, accelerate, suspend, revoke or cancel any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Seller is a party or by which its properties may be bound or (B) will cause, or give any person grounds to cause, an acceleration (with notice or lapse of time or both) of the maturity of, or will increase, any liability or obligation of such party and in the case of either clause (iv)(A) or (iv)(B) above, which conflict, violation, breach, default, liability or obligation, individually or in the aggregate, has or would have a material adverse effect on the ability of the Seller party to perform its obligations hereunder.

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2.3           Restriction on Transfer.  Until after expiration of the Buyer Election Period (determined without regard to any extension thereof), Seller shall not make any sale or exchange (within the meaning of Section 708(b)(1)(B) of the Code) of a Seller Interest or any interest therein.

2.4           Consents.  The Seller agrees that to the extent that the consents of any third parties are required prior to the transfer by the Seller of the Seller Interests, the Seller will obtain such consent on or prior to the Purchase Date; provided, the sole consequences under this Agreement of the failure of Seller so to obtain such consents shall be the application (to the extent relevant under the circumstances) of the provisions of the last sentence of Section 1.2(c) of this Agreement and Section 1.5 of this Agreement.  Until expiration of the Buyer Exercise Period, if Seller’s agreement, approval, consent or vote would have been required immediately before the Initial Closing with respect to an action by or concerning the Related Bethlehem Asset, the Related Cylinder Head Asset, or the underlying assets thereof, then Buyer shall obtain Seller’s consent with respect to agreement, approval, consent or vote by Buyer with respect to such action in Buyer’s capacity as holder of an interest in the Related Bethlehem Asset or the Related Cylinder Head Asset; provided, Seller shall not unreasonably withhold or delay such consent, and Seller shall exercise this right to grant or deny such consent in good faith and reasonably in light of the relative economic positions of the parties.

SECTION 3            MISCELLANEOUS.

3.1           Confidentiality.  The terms of Section 5.5 of the Purchase Agreement and the terms of the Confidentiality Agreement (including the exclusion, except for items protected from disclosure by the attorney-client privilege or work product doctrine, of information relating to the Tax structure or Tax treatment of the transactions contemplated, by this Agreement) are hereby incorporated by reference and both the Buyer and the Seller agree to be bound thereby as if such terms were set forth herein in their entirety.

3.2           Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

3.3           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.

3.4           Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed given or delivered when delivered in the manner and to the address set forth in Section 12.3 of the Purchase Agreement or to such other place and with such other copies as either party may designate as to itself by written notice to the others.  Any failure by any party to deliver copies of any notice shall not, in itself, affect the validity of such notice if otherwise properly made to the other party.

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3.5           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  Except as provided in this Section 3.5, neither Seller nor Buyer may assign its rights under this Agreement.  Either the Seller (subject to compliance by Seller with Section 2.3) or the Buyer may, without consent, assign its rights hereunder to one or more of its Affiliates, and Buyer may, without consent, assign its rights hereunder to, (a)  in the case of the Bethlehem Interest, any purchaser of an interest in the Bethlehem Steel Corp. 2000 Equipment Trust No. 1 that the Buyer owned at any time prior to the Purchase Date, or (b) in the case of the Cylinder Head Interest, any purchaser of an interest in the Cylinder Head Line partnership that the Buyer owned at any time prior to the Purchase Date.

3.6           Specific Performance.  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

3.7           Amendments.  This Agreement may not be amended, modified or supplemented without the prior written consent of all the parties hereto.

3.8           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

3.9           Governing Law.  This Agreement and all Disputes or controversies arising hereunder or with respect to the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of New York (excluding principles of conflicts of law that would apply the law of another jurisdiction).

3.10         Expenses.  Except as expressly provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

(Signatures on following page)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BCC EQUIPMENT LEASING CORPORATION

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

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Draft

PURCHASE OPTION AGREEMENT

THIS PURCHASE OPTION AGREEMENT (this “Agreement”) is dated as of                  , 2004 by and between BCC EQUIPMENT LEASING CORPORATION, a Delaware corporation (the “Seller”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Buyer”).

WHEREAS, the Seller is a member in Portland Tube Facility, L.L.C., a Delaware limited liability company (the “Company”);

WHEREAS, Seller and Heller Financial Leasing, Inc., a Delaware corporation (“Heller”), are parties to that certain Portland Tube Facility, L.L.C. Limited Liability Company Agreement, dated as of March 30, 2000 (the “LLC Agreement”);

WHEREAS, Seller holds a membership interest in the Company as referenced in the LLC Agreement;

WHEREAS, the Seller and the Buyer are among the parties to that certain Purchase and Sale Agreement dated as of May    , 2004 (the “Purchase Agreement”) (each capitalized term used in this Agreement which is not defined herein shall have the meaning ascribed to such term in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to grant to the Buyer the rights provided for under this Agreement as a condition precedent to the Buyer’s obligation to close under the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.                                                                                         PURCHASE OPTION

A.            Purchase Option.  The Seller hereby grants to the Buyer the right to purchase from the Seller (the “Purchase Option”) on the Purchase Date (as hereinafter defined) all (but not less than all) of the Seller’s right, title and interest in, to and under a 1% membership interest in the Company as referenced in the LLC Agreement (the “Seller Interest”), in accordance with and subject to the terms and conditions of this Section 1.

B.            Exercise of Purchase Option.

1.     If the Buyer elects to exercise the Purchase Option with respect to the Seller Interest, the Buyer shall deliver written notice of such election (a “Buyer Election Notice”) to the Seller during the period beginning sixty (60) days prior to the Purchase Date and ending thirty (30) days prior to the Purchase Date (the “Buyer Exercise Period”).

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2.     Any Buyer Election Notice shall be delivered to the Seller in the manner and at the address for notices for the Seller set forth in Section 12.3 of the Purchase Agreement.

3.     The Purchase Option will become null and void if the Buyer does not provide a Buyer Election Notice during the Buyer Election Period or if the Purchase Option Closing (as defined below) does not occur with respect to the Seller Interest on the Purchase Date.  The Purchase Option shall be deemed to be null and void ab initio as to the Seller Interest in the event that either Buyer or Seller has elected in writing, pursuant to Section 5.2(d)(v) of the Purchase Agreement, to refuse an equitable assignment of the Specified Financing and Lease Asset or Equity Asset that consists of an interest in the Company (such Specified Financing and Lease Asset or Equity Asset, herein the “Related Asset”).

3.11         Purchase Date.  The “Purchase Date” shall be that calendar day which is the first business day following the date that is one year plus 60 days after the date upon which the Buyer consummated the purchase from Seller of the Related Asset, provided that if, following the purchase of the Related Asset, the Buyer retains the right to elect to cause an Unwind of Equitable Assignment as to an equitable assignment of the Related Asset pursuant to Section 5.2(d)(iv) of the Purchase Agreement, then the Purchase Date shall be the calendar day that is the first business day that is 60 days after the date upon which such right terminates (but in no event earlier than the day determined under this Section 1.3 without regard to this proviso).

3.12         Purchase Price.  If the Buyer exercises the Purchase Option with respect to the Seller Interest in accordance with this Section 1, the purchase price payable by the Buyer for the Seller Interest (the “Purchase Price”) shall be the greater of (i) the Applicable NAV for the Seller Interest, as determined pursuant to the Purchase Agreement, as of the Purchase Date or (ii) the amount that would have been received with respect to the Seller Interest upon a dissolution and liquidation of the Company following a sale of all the assets of the Company at the fair market value (determined as provided hereinbelow) and the application and distribution of all proceeds of such a sale upon such dissolution and liquidation in accordance with the LLC Agreement.  For this purpose, “fair market value” is the amount that would be established by a willing buyer and a willing seller, operating at arms-length in an open and unrestricted market, where the buyer was under no compulsion to buy and the seller was under no compulsion to sell and both parties were reasonably knowledgeable of the relevant facts (the “Fair Market Value”), and shall be determined as follows:

(a)   Within ten (10) Business Days after the date of a Buyer Election Notice, the Seller shall notify the Buyer in writing of the Seller’s determination of the then current Fair Market Value of the Seller Interest.

(b)   Within five (5) Business Days after the date of such notice, the Buyer shall notify the Seller in writing as to whether the Buyer accepts or rejects the Seller’s determination of Fair Market Value.

(c)   If the Buyer and the Seller are unable to agree upon the Fair Market Value with respect to such Seller Interest, the Fair Market Value of such Seller Interest shall be determined by a nationally recognized appraiser selected by the Buyer and reasonably acceptable to the Seller (the “Appraiser”).

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(d)   The Fair Market Value established by the Appraiser with respect to such Seller Interest shall be binding upon both the Buyer and the Seller.

C.            Closing of Purchase Option.  The closing of the Purchase Option (the “Purchase Option Closing”) with respect to the Seller Interest shall take place at 10:00 a.m. New York time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 on the Purchase Date or such other date as the Buyer and the applicable Sellers shall mutually agree.  On the Purchase Date, the Buyer shall deliver to the Seller, the Purchase Price with respect to the Seller Interest, in cash, and the Seller shall deliver to the Buyer the certificate (if any) representing the Seller Interest, free of any liens or encumbrances (other than (i) Portfolio Asset Permitted Encumbrances, determined as though the Seller Interest were a Portfolio Asset, (ii) restrictions imposed by the LLC Agreement, and (iii) restrictions imposed by applicable securities Law), together with such powers, transfer tax stamps, assignment agreements and other documentation and certificates reasonably required by the Buyer to effect the transfer of all of the Seller’s right, title and interest in, to and under the Seller Interest.  In addition, (i) the Seller shall deliver to the Buyer the certificate of a duly authorized officer of the Seller, certifying that the representations and warranties set forth in Section 2.2(a) are true and correct as of the Purchase Date, and (ii) the Buyer and the Seller shall execute and deliver such documents and instruments to each other, and to such other Persons, as are required under the LLC Agreement and otherwise reasonably required under applicable Law in order to consummate the assignment, sale, purchase, and delivery of the Seller Interest to the Buyer on the Purchase Date.

D.            Relationship to Unwind Rights.  If Buyer elects to cause an Unwind of Equitable Assignment as to an equitable assignment of the Related Asset pursuant to Section 5.2(d)(iv) of the Purchase Agreement and the Purchase Option with respect to the Seller Interest shall not have been exercised at the time Buyer so elects to cause such Unwind of Equitable Assignment, then the Purchase Option shall be deemed to be null and void when Buyer so elects to cause an Unwind of Equitable Assignment as to the Related Asset.  The right of Buyer to elect to cause an Unwind of Equitable Assignment as to an equitable assignment of the Related Asset pursuant to Section 5.2(d)(iv) of the Purchase Agreement shall be deemed to have terminated and be null and void upon any exercise of the Purchase Option.

II.                  REPRESENTATIONS AND WARRANTIES; COVENANTS

3.13         Representations and Warranties of the Buyer.  The Buyer represents and warrants that as of the date hereof:

(a)   it is a corporation, duly organized, validly existing and in good standing under the laws of the Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(b)   it is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the property owned or leased by it or the activities conducted by it requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on the ability of the Buyer to perform its obligations hereunder);

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(c)   (i) it has the necessary and appropriate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer, (iii) no other action on the part of the Buyer or any other person or entity, whether pursuant to the organizational documents of the Buyer or by law or otherwise, are necessary to authorize the Buyer to enter into this Agreement or to consummate the transactions contemplated hereby, (iv) this Agreement has been duly executed and delivered by the Buyer and (v) this Agreement is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies); and

(d)   neither the execution, delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) requires any filing or registration with, notification to, permission of or any action or order by any governmental or regulatory authority with respect to the Buyer except any such filing, registration, notification or permission that has been or will be obtained at the time of the consummation of the transactions contemplated hereby, (ii) (A) violates or will violate any order, writ, injunction, judgment, decrees or award or (B) to the knowledge of the Buyer, violates or will violate or conflict with any law, in either case, of any governmental or regulatory authority to which the Buyer or any of its properties or its businesses are subject as of the date hereof, (iii) violates or will violate, or conflicts with or will conflict with any provision of, or constitutes a default under, the certificate of incorporation or bylaws of the Buyer or (iv)(A) conflicts with, violates, breaches or constitutes a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, requires any consent under, or gives rise to a right to terminate, amend, accelerate, suspend, revocate or cancel any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Buyer is a party or by which its properties may be bound or (B) will cause, or give any person grounds to cause, an acceleration (with notice or lapse of time or both) of the maturity of, or will increase, any liability or obligation of such party and in the case of either clause (iv)(A) or (iv)(B) above, which conflict, violation, breach, default, liability or obligation, individually or in the aggregate, has or would have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

A.            Representations and Warranties of the Seller.  The Seller represents and warrants that as of the date hereof:

(e)   the Seller (i) is the direct owner, beneficially and of record, of the Seller Interest and (ii) has not made any assignment, pledge, hypothecation or transfer of, and has not created, or permitted to exist, any security interest in or other Encumbrance on, the Seller Interest;

(f)    to the knowledge of the Seller, the Seller Interest has been duly authorized and validly issued;

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(g)   the Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(h)   the Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the property owned or leased by it or the activities conducted by it requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on the ability of the Seller to perform its obligations hereunder);

(i)    (i) the Seller has the necessary and appropriate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller, (iii) no other corporate action on the part of the Seller or any other person or entity, whether pursuant to the certificate of incorporation or bylaws of the Seller or by law or otherwise, are necessary to authorize the Seller to enter into this Agreement or to consummate the transactions contemplated hereby, (iv) this Agreement has been duly executed and delivered by the Seller and (v) this Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies); and

(j)    neither the execution, delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) requires any filing or registration with, notification to, permission of or any action or order by any governmental or regulatory authority with respect to the Seller except any such filing, registration, notification or permission that has been or will be obtained at the time of the consummation of the transactions contemplated hereby, (ii) (A) violates or will violate any order, writ, injunction, judgment, decrees or award or (B) to the knowledge of the Seller, violates or will violate or conflict with any law, in either case, of any governmental or regulatory authority to which the Seller or any of its properties or its businesses are subject as of the date hereof, (iii) violates or will violate, or conflicts with or will conflict with any provision of, or constitutes a default under, the certificate of incorporation or bylaws of the Seller or (iv)(A) conflicts with, violates, breaches or constitutes a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, requires any consent under, or gives rise to a right to terminate, amend, accelerate, suspend, revoke or cancel any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Seller is a party or by which its properties may be bound or (B) will cause, or give any person grounds to cause, an acceleration (with notice or lapse of time or both) of the maturity of, or will increase, any liability or obligation of such party and in the case of either clause (iv)(A) or (iv)(B) above, which conflict, violation, breach, default, liability or obligation, individually or in the aggregate, has or would have a material adverse effect on the ability of the Seller party to perform its obligations hereunder.

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B.            Restriction on Transfer.  Until after expiration of the Buyer Election Period (determined without regard to any extension thereof), Seller shall not make any sale or exchange (within the meaning of Section 708(b)(1)(B) of the Code) of the Seller Interest or any interest therein.

C.            Consents.  The Seller agrees that to the extent that the consents of any third parties are required prior to the transfer by the Seller of the Seller Interest, the Seller will obtain such consent on or prior to the Purchase Date; provided, the sole consequences under this Agreement of the failure of Seller so to obtain such consents shall be (i) the adjustment in calculation of when the Purchase Date falls pursuant to Section 1.3 of this Agreement and the corresponding extension of the Buyer Exercise Period as defined in Section 1.2(a) of this Agreement, and (ii) the application  (to the extent relevant under the circumstances) of the provisions of the last sentence of Section 1.2(c) of this Agreement and Section 1.6 of this Agreement.

III.                                                                                 MISCELLANEOUS.

A.            Confidentiality.  The terms of Section 5.5 of the Purchase Agreement and the terms of the Confidentiality Agreement (including the exclusion, except for items protected from disclosure by the attorney-client privilege or work product doctrine, of information relating to the Tax structure or Tax treatment of the transactions contemplated, by this Agreement) are hereby incorporated by reference and both the Buyer and the Seller agree to be bound thereby as if such terms were set forth herein in their entirety.

B.            Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

C.            Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.

D.            Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed given or delivered when delivered in the manner and to the address set forth in Section 12.3 of the Purchase Agreement or to such other place and with such other copies as either party may designate as to itself by written notice to the others.  Any failure by any party to deliver copies of any notice shall not, in itself, affect the validity of such notice if otherwise properly made to the other party.

E.             Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  Except as provided in this Section 3.5, neither Seller nor Buyer may assign its rights under this Agreement.  Either Seller (subject to compliance by Seller with Section 2.3) or Buyer may, without consent, assign its rights hereunder to one or more of its

6

Affiliates.  Buyer may, without consent, assign its rights hereunder to any purchaser of an interest in the Company that the Buyer owned at any time prior to the Purchase Date.

F.             Specific Performance.  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

G.            Amendments.  This Agreement may not be amended, modified or supplemented without the prior written consent of all the parties hereto.

H.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

I.              Governing Law.  This Agreement and all Disputes or controversies arising hereunder or with respect to the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of New York (excluding principles of conflicts of law that would apply the law of another jurisdiction).

J.             Expenses.  Except as expressly provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

(Signatures on following page)

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BCC EQUIPMENT LEASING CORPORATION

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

8

Draft

PURCHASE OPTION AGREEMENT

THIS PURCHASE OPTION AGREEMENT (this “Agreement”) is dated as of                    , 2004 by and between BCC EQUIPMENT LEASING CORPORATION, a Delaware corporation (the “Seller”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Buyer”).

WHEREAS, the Seller is a partner in MDFC/Mitsui Leasing Partnership, a California general partnership (the “Partnership”);

WHEREAS, Seller and Mitsui Leasing (U.S.A.) Inc., a                       corporation (“Mitsui”), are parties to that certain MDFC/Mitsui Leasing Partnership General Partnership Agreement, dated as of March 31, 1995, between MDFC Equipment Leasing Corporation and Mitsui (the “Partnership Agreement”);

WHEREAS, Seller holds a partnership interest in the Partnership as referenced in the Partnership Agreement;

WHEREAS, the Seller and the Buyer are among the parties to that certain Purchase and Sale Agreement dated as of May    , 2004 (the “Purchase Agreement”) (each capitalized term used in this Agreement which is not defined herein shall have the meaning ascribed to such term in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to grant to the Buyer the rights provided for under this Agreement as a condition precedent to the Buyer’s obligation to close under the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

IV.                                                                                 PURCHASE OPTION

A.            Purchase Option.  The Seller hereby grants to the Buyer the right to purchase from the Seller (the “Purchase Option”) on the Purchase Date (as hereinafter defined) all (but not less than all) of the Seller’s right, title and interest in, to and under a 1% partnership interest in the Partnership, as referenced in the Partnership Agreement (the “Seller Interest”), in accordance with and subject to the terms and conditions of this Section 1.

B.            Exercise of Purchase Option.

1.     If the Buyer elects to exercise the Purchase Option with respect to the Seller Interest, the Buyer shall deliver written notice of such election (a “Buyer Election Notice”) to the Seller during the period beginning sixty (60) days prior to the Purchase Date and ending thirty (30) days prior to the Purchase Date (the “Buyer Exercise Period”).

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2.     Any Buyer Election Notice shall be delivered to the Seller in the manner and at the address for notices for the Seller set forth in Section 12.3 of the Purchase Agreement.

3.     The Purchase Option will become null and void if the Buyer does not provide a Buyer Election Notice during the Buyer Election Period or if the Purchase Option Closing (as defined below) does not occur with respect to the Seller Interest on the Purchase Date.  The Purchase Option shall be deemed to be null and void ab initio as to the Seller Interest in the event that either Buyer or Seller has elected in writing, pursuant to Section 5.2(d)(i) of the Purchase Agreement, to refuse an equitable assignment of the Specified Financing and Lease Asset or Equity Asset that consists of an interest in the Company (such Specified Financing and Lease Asset or Equity Asset, herein the “Related Asset”).

3.14         Purchase Date.  The “Purchase Date” shall be that calendar day which is the first business day following the date that is one year plus 60 days after the date upon which the Buyer consummated the purchase from Seller of the Related Asset, provided that if, following the purchase of the Related Asset, the Buyer retains the right to elect to cause an Unwind of Equitable Assignment as to an equitable assignment of the Related Asset pursuant to Section 5.2(d)(iv) of the Purchase Agreement, then the Purchase Date shall be the calendar day that is the first business day that is 60 days after the date upon which such right terminates (but in no event earlier than the day determined under this Section 1.3 without regard to this proviso).

C.            Purchase Price.  If the Buyer exercises the Purchase Option with respect to the Seller Interest in accordance with this Section 1, the purchase price payable by the Buyer for the Seller Interest (the “Purchase Price”) shall be the greater of (i) the Applicable NAV for the Seller Interest, as determined pursuant to the Purchase Agreement, as of the Purchase Date or (ii) the amount that would have been received with respect to the Seller Interest upon a dissolution and liquidation of the Partnership following a sale of all the assets of the Partnership at the fair market value (determined as provided hereinbelow) and the application and distribution of all proceeds of such a sale upon such dissolution and liquidation in accordance with the Partnership Agreement.  For this purpose, “fair market value” is the amount that would be established by a willing buyer and a willing seller, operating at arms-length in an open and unrestricted market, where the buyer was under no compulsion to buy and the seller was under no compulsion to sell and both parties were reasonably knowledgeable of the relevant facts (the “Fair Market Value”), and shall be determined as follows:

(a)   Within ten (10) Business Days after the date of a Buyer Election Notice, the Seller shall notify the Buyer in writing of the Seller’s determination of the then current Fair Market Value of the Seller Interest.

(b)   Within five (5) Business Days after the date of such notice, the Buyer shall notify the Seller in writing as to whether the Buyer accepts or rejects the Seller’s determination of Fair Market Value.

(c)   If the Buyer and the Seller are unable to agree upon the Fair Market Value with respect to such Seller Interest, the Fair Market Value of such Seller Interest shall be determined by a nationally recognized appraiser selected by the Buyer and reasonably acceptable to the Seller (the “Appraiser”).

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(d)   The Fair Market Value established by the Appraiser with respect to such Seller Interest shall be binding upon both the Buyer and the Seller.

D.            Closing of Purchase Option.  The closing of the Purchase Option (the “Purchase Option Closing”) with respect to the Seller Interest shall take place at 10:00 a.m. New York time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 on the Purchase Date or such other date as the Buyer and the applicable Sellers shall mutually agree.  On the Purchase Date, the Buyer shall deliver to the Seller, the Purchase Price with respect to the Seller Interest, in cash, and the Seller shall deliver to the Buyer an assignment of the Seller Interest, free of any liens or encumbrances (other than (i) Portfolio Asset Permitted Encumbrances, determined as though the Seller Interest were a Portfolio Asset, (ii) restrictions imposed by the Partnership Agreement or the California Uniform Partnership Act of 1994, as amended, and (iii) restrictions imposed by applicable securities Law), together with such powers, transfer tax stamps, assignment agreements and other documentation and certificates reasonably required by the Buyer to effect the transfer of all of the Seller’s right, title and interest in, to and under the Seller Interest.  In addition, (i) the Seller shall deliver to the Buyer the certificate of a duly authorized officer of the Seller, certifying that the representations and warranties set forth in Section 2.2(a) are true and correct as of the Purchase Date, and (ii) the Buyer and the Seller shall execute and deliver such documents and instruments to each other, and to such other Persons, as are required under the Partnership Agreement and otherwise reasonably required under applicable Law in order to consummate the assignment, sale, purchase, and delivery of the Seller Interest to the Buyer on the Purchase Date.

E.             Relationship to Unwind Rights.  If Buyer elects to cause an Unwind of Equitable Assignment as to an equitable assignment of the Related Asset pursuant to Section 5.2(d)(iv) of the Purchase Agreement and the Purchase Option with respect to the Seller Interest shall not have been exercised at the time Buyer so elects to cause such Unwind of Equitable Assignment, then the Purchase Option shall be deemed to be null and void when Buyer so elects to cause an Unwind of Equitable Assignment as to the Related Asset.  The right of Buyer to elect to cause an Unwind of Equitable Assignment as to an equitable assignment of the Related Asset pursuant to Section 5.2(d)(iv) of the Purchase Agreement shall be deemed to have terminated and be null and void upon any exercise of the Purchase Option.

V.                  REPRESENTATIONS AND WARRANTIES; COVENANTS

3.15         Representations and Warranties of the Buyer.  The Buyer represents and warrants that as of the date hereof:

(a)   it is a corporation, duly organized, validly existing and in good standing under the laws of the Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(b)   it is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the property owned or leased by it or the activities conducted by it requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on the ability of the Buyer to perform its obligations hereunder);

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(c)   (i) it has the necessary and appropriate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer, (iii) no other action on the part of the Buyer or any other person or entity, whether pursuant to the organizational documents of the Buyer or by law or otherwise, are necessary to authorize the Buyer to enter into this Agreement or to consummate the transactions contemplated hereby, (iv) this Agreement has been duly executed and delivered by the Buyer and (v) this Agreement is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies); and

(d)   neither the execution, delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) requires any filing or registration with, notification to, permission of or any action or order by any governmental or regulatory authority with respect to the Buyer except any such filing, registration, notification or permission that has been or will be obtained at the time of the consummation of the transactions contemplated hereby, (ii) (A) violates or will violate any order, writ, injunction, judgment, decrees or award or (B) to the knowledge of the Buyer, violates or will violate or conflict with any law, in either case, of any governmental or regulatory authority to which the Buyer or any of its properties or its businesses are subject as of the date hereof, (iii) violates or will violate, or conflicts with or will conflict with any provision of, or constitutes a default under, the certificate of incorporation or bylaws of the Buyer or (iv)(A) conflicts with, violates, breaches or constitutes a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, requires any consent under, or gives rise to a right to terminate, amend, accelerate, suspend, revocate or cancel any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Buyer is a party or by which its properties may be bound or (B) will cause, or give any person grounds to cause, an acceleration (with notice or lapse of time or both) of the maturity of, or will increase, any liability or obligation of such party and in the case of either clause (iv)(A) or (iv)(B) above, which conflict, violation, breach, default, liability or obligation, individually or in the aggregate, has or would have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

A.            Representations and Warranties of the Seller.  The Seller represents and warrants that as of the date hereof:

(e)   the Seller (i) is the direct owner, beneficially and of record, of the Seller Interest and (ii) has not made any assignment, pledge, hypothecation or transfer of, and has not created, or permitted to exist, any security interest in or other Encumbrance on, the Seller Interest;

(f)    to the knowledge of the Seller, the Seller Interest has been duly authorized and validly issued;

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(g)   the Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(h)   the Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the property owned or leased by it or the activities conducted by it requires it to be so qualified (except where the failure to so qualify would not have a material adverse effect on the ability of the Seller to perform its obligations hereunder);

(i)    (i) the Seller has the necessary and appropriate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Seller, (iii) no other corporate action on the part of the Seller or any other person or entity, whether pursuant to the certificate of incorporation or bylaws of the Seller or by law or otherwise, are necessary to authorize the Seller to enter into this Agreement or to consummate the transactions contemplated hereby, (iv) this Agreement has been duly executed and delivered by the Seller and (v) this Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies); and

(j)    neither the execution, delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) requires any filing or registration with, notification to, permission of or any action or order by any governmental or regulatory authority with respect to the Seller except any such filing, registration, notification or permission that has been or will be obtained at the time of the consummation of the transactions contemplated hereby, (ii) (A) violates or will violate any order, writ, injunction, judgment, decrees or award or (B) to the knowledge of the Seller, violates or will violate or conflict with any law, in either case, of any governmental or regulatory authority to which the Seller or any of its properties or its businesses are subject as of the date hereof, (iii) violates or will violate, or conflicts with or will conflict with any provision of, or constitutes a default under, the certificate of incorporation or bylaws of the Seller or (iv)(A) conflicts with, violates, breaches or constitutes a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, requires any consent under, or gives rise to a right to terminate, amend, accelerate, suspend, revoke or cancel any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Seller is a party or by which its properties may be bound or (B) will cause, or give any person grounds to cause, an acceleration (with notice or lapse of time or both) of the maturity of, or will increase, any liability or obligation of such party and in the case of either clause (iv)(A) or (iv)(B) above, which conflict, violation, breach, default, liability or obligation, individually or in the aggregate, has or would have a material adverse effect on the ability of the Seller party to perform its obligations hereunder.

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B.            Restriction on Transfer.  Until after expiration of the Buyer Election Period (determined without regard to any extension thereof), Seller shall not make any sale or exchange (within the meaning of Section 708(b)(1)(B) of the Code) of the Seller Interest or any interest therein.

C.            Consents.  The Seller agrees that to the extent that the consents of any third parties are required prior to the transfer by the Seller of the Seller Interest, the Seller will obtain such consent on or prior to the Purchase Date; provided, the sole consequences under this Agreement of the failure of Seller so to obtain such consents shall be (i) the adjustment in calculation of when the Purchase Date falls pursuant to Section 1.3 of this Agreement and the corresponding extension of the Buyer Exercise Period as defined in Section 1.2(a) of this Agreement, and (ii) the application  (to the extent relevant under the circumstances) of the provisions of the last sentence of Section 1.2(c) of this Agreement and Section 1.6 of this Agreement.

VI.                                                                                 MISCELLANEOUS.

A.            Confidentiality.  The terms of Section 5.5 of the Purchase Agreement and the terms of the Confidentiality Agreement (including the exclusion, except for items protected from disclosure by the attorney-client privilege or work product doctrine, of information relating to the Tax structure or Tax treatment of the transactions contemplated, by this Agreement) are hereby incorporated by reference and both the Buyer and the Seller agree to be bound thereby as if such terms were set forth herein in their entirety.

B.            Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

C.            Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.

D.            Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and shall be deemed given or delivered when delivered in the manner and to the address set forth in Section 12.3 of the Purchase Agreement or to such other place and with such other copies as either party may designate as to itself by written notice to the others.  Any failure by any party to deliver copies of any notice shall not, in itself, affect the validity of such notice if otherwise properly made to the other party.

E.             Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  Except as provided in this Section 3.5, neither Seller nor Buyer may assign its rights under this Agreement.  Either Seller (subject to compliance by Seller with Section 2.3) or Buyer may, without consent, assign its rights hereunder to one or more of its

6

Affiliates.  Buyer may, without consent, assign its rights hereunder to any purchaser of an interest in the Partnership that the Buyer owned at any time prior to the Purchase Date.

F.             Specific Performance.  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

G.            Amendments.  This Agreement may not be amended, modified or supplemented without the prior written consent of all the parties hereto.

H.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

I.              Governing Law.  This Agreement and all Disputes or controversies arising hereunder or with respect to the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of New York (excluding principles of conflicts of law that would apply the law of another jurisdiction).

J.             Expenses.  Except as expressly provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

(Signatures on following page)

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BCC EQUIPMENT LEASING CORPORATION

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

8

Exhibit L

Data Tape Fields

Data File:	CFS Port Data Tape Incl 1.3 and 1.4 Sch. - 4.30.04 Sent 5.21.04.xls

Tab:	Entire Port excluding notes	FL	CSA	PmtFactor Templ. Navistar Float	Sec Dep	04-2004 Altered Cash Flows	04-2004 Notes Proj	04-2004 Altered Cash Flows
OL
FL-FA Short Case
OL-FA Short Case
FL FA Long Case
OL FA Long Case

Fields:	Schedule	LeaseSchedule	LeaseSchedule	Payment Factor Adjustment	ACCT NO	CustContSch	CustContSch	CustContSch
	Customer	Customer	Customer	Original Payment Factor	CUSTOMER	CustNm	CustNm	CustNm
	Start Date	Product	Product	IER	1ST DEP REC’D	LstInvIntCalcDetails	ExpDate	LstInvintCalcDetails
	Term Date	Start Date	Start Date	OEC BCC’s Prorata Share	LEASE NO	AssetCost	FixFloat	AssetCost
	Lease Term	Term Date	Term Date	BCC Portion	AMOUNT	dtProjEff	Spread	dtProjEff
	Product	Trans Date	Trans Date	Treasury Index		cIntAmt	AllinRate	cIntAmt
	Purchase Option	Pmt	Pmt			cPrinAmt	RecType	cPrinAmt
	EQ Type	Book RV	Purchase Option			cTotalAmt	dtProjEff	cTotalAmt
	Funding Amount	Purchase Option	NAV			EOM NAV	Interest	EOM NAV
	NAV	Adj NAV	Adj NAV			430 NAV	Principal	430 NAV
	Adj NAV	NAV	Adv/Arr			Adj Interest	430 NAV	Adj Interest
	Book RV	Adv/Arr	Non-Earning			Adjust Princ	430 Adj NAV	Adjust Princ

	EBO Date	Non-Earning	Past Due Amount			Adj Tot Pmt	Index	Adj Tot Pmt
	EBO Amount	Past Due Amount	Special Credits Comment
	Restructure and partnership Comments	Tax Life
	NOTE	Tax Depr

Data File:	Adjusted Work Out 5.22.04.xls

Tab:	Souhtern Bulk CSA Revised CF	Federal Mogul Revised CF	SKY King Revised CF

Fields:	LeaseSchedule	LeaseSchedule	LeaseSchedule
	Customer	Customer	Customer
	Product	Product	4/30/04 NAV
	Start Date	Start Date	PMT (columns F to CH for rows 3 to 11)
	Term Date	Term Date
	Trans Date	Trans Date
	Pmt	Pmt
	Purchase Option	Book RV
	NAV	Purchase Option
	Adv/Arr	Adj NAV
	Non-Earning	NAV
	Past Due Amount	Adv/Arr
	Special Credits Comment	Non-Earning
Past Due Amount
Tax Life
Tax Depr

ADDENDUM TO EXHIBIT L

PORTFOLIO INFORMATION EXCEPTIONS/LIMITATIONS

A.                                   Sellers make no representation or warranty with respect to the following Portfolio Information reflected on the data tape file named “CFS Port Data Tape Incl 1.3 and 1.4 Sch. – 4.30.04 sent 5.21.04.xls” (identified by Tab and/or Column reference):

Tab:  CSA*

The cash flows for Neuvant are being rebooked in May via restructure and will be depicted as described in footnote on tab:  Entire Port. Excl Notes.  IERs are 0032566-101-107 payment column H.  IER 0034541-001.  (Southern Bulk) data is superseded by data file “Adjusted Workout 5.22.04.xls”

Tab:  FL FA Long Case

Cash flows which reflect follow on long case rents subject to float

IER 0041018-001 row 6788 to 6848

IER 0041018-002 row 6910 to 6970

IER 0041029-001 row 7032 to 7092

IER 0041029-002 row 7154 to 7214

IER 0041030-001 row 7276 to 7336

All numbers in payment column H

Tab:  Sky King Revised CF*

Superseded by file “Adjusted Workout 5.22.04.xls”.  The assumptions regarding cash flows at such Tab have been based on the applicable obligor(s) making non-contractual payments or exercising purchase and/or options.  No assurance can be made that such payments will be made or made in the time frame indicated or that such options will be exercised

Tab:  Federal Mogul Revised CF*

Superseded by file “Adjusted Workout 5.22.04.xls”

Tab:  04-2004 Altered Cash Flows*

All cash flows shown in Columns L, M, and N are estimates.  The assumptions regarding cash flows at such Tab have been based on the applicable obligors making non-contractual payments or exercising purchase and/or options.  No assurance can be made that such payments will be made or made in the time frame indicated or that such options will be exercised

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Tab:  PmtFactor Templ. Navistar Float

Treasury yield depicted in row 3, column B

Tab:  Sec Dep

Data Tape not updated.  Updated deposits shown in Schedule 3.2 (g)(ii) to the Purchase and Sale Agreement dated May 24, 2004 (the “P&SA”)

Tab: 1.3 Nav @ 4-30

Data Tape not updated.  Updated in Schedule 1.3 attached to P&SA

Tab: 1.4 Allocation

Data Tape not updated.  Updated in Schedule 1.4 attached to P&SA

B.                                     Sellers make no representation or warranty with respect to the following Portfolio Information reflected on the data tape file named “Adjusted Workout 5.22.04.xls” (identified by Tab and/or Column reference):

Tab:  Federal Mogul Revised CF*

Unsigned restructure.  No representation (other than with respect to the assumptions to the extent described below in footnote *) regarding cash flows as Federal Mogul has not signed restructured agreement.  Payments shown in Column I.  The adjusted NAV supercedes the adjusted NAV in “CFS Port Data Tape Incl. 1.3 and 1.4 Sch. – 4.30.04 sent 5.21.04.xls” by $2.9 million write-down which is depicted in Column AO

Tab:  Sky King Revised CF*

Cash flows after 12/05 located in columns Z through CG

Tab:  Southern Bulk Revised CSA CF*

Cash flows in Column H

C.                                     Sellers make no representation or warranty with respect to the expected payment date or collectability of past due amounts referenced (and to the extent specifically set forth) in the Data Tape

*  Sellers represent that the assumptions used in deriving this information are reasonable under the applicable circumstances and are consistent with Sellers’ historical practices in the ordinary course of business

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